As filed with the U.S. Securities and Exchange Commission on October 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alta Equipment Group Inc.

(Exact name of registrant as specified in our charter)

Delaware	5084	83-2583782
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13211 Merriman Road

Livonia, Michigan 48150

(248) 449-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Greenawalt

Chief Executive Officer

13211 Merriman Road

Livonia, Michigan 48150

(248) 449-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Hoover

Jude M. Sullivan

Howard & Howard Attorneys PLLC

450 West 4th Street

Royal Oak, Michigan 48067

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.0001 par value per share	650,000	7.91	$5,141,500.00	$560.94

(1)

In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically increased to cover the additional common shares in accordance with Rule 416(a) under the Securities Act.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s common stock on October 21, 2020, as reported on The New York Stock Exchange.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 26, 2020

PRELIMINARY PROSPECTUS

Alta Equipment Group Inc.

Secondary Offering of

650,000 Shares of Common Stock

This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 650,000 shares of our common stock, par value $0.0001 per share (“common stock”) issued to the selling securityholders in connection with the consummation of the Howell Acquisition.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution” beginning on page 102 of this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “ALTG.” On October 21, 2020, the last reported sale price of our common stock was $7.74 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2020

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

i

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. The selling securityholders may use the shelf registration statement to sell up to an aggregate of 650,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the selling securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On February 14, 2020 (the “Closing Date”), Alta Equipment Group Inc. (formerly known as B. Riley Principal Merger Corp.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Alta Equipment Holdings, Inc., a Michigan corporation (“Alta Holdings”), pursuant to the Agreement and Plan of Merger, dated as of December 12, 2019 (the “Merger Agreement”), by and among the Company, BR Canyon Merger Sub Corp., a Michigan corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Alta Holdings and Ryan Greenawalt. The transactions contemplated by the Merger Agreement are referred to herein as the “business combination.”

Upon the consummation of the business combination, Merger Sub merged with and into Alta Holdings, with Alta Holdings surviving the merger in accordance with the Michigan General Corporation Law as a wholly owned subsidiary of the Company. In connection with the closing of the business combination (the “Closing”), the Company changed its name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” Unless

the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Alta Holdings and its subsidiaries, after the Closing, and “BRPM” refers to the registrant prior the Closing.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains some of our trademarks, service marks and trade names, including, among others, Alta. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

INDUSTRY AND MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the selling securityholders have independently verified the accuracy or completeness of this information. Some data is also based on our good faith estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements relating to the benefits of the business combination and our acquisitions; the future financial performance of the Company following the business combination; and changes in the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company relating to the business combination and related transactions; (2) the ability to maintain the listing of the Company’s shares of common stock on the New York Stock Exchange following the business combination; (3) the ability to recognize the anticipated benefits of the business combination and our acquisitions, which may be affected by, among other things, competition, the ability of the Company business to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties described in this prospectus under “Risk Factors” or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “BRPM,” “Alta,” the “Company,” “we,” “us” or “our” refer to Alta Equipment Group Inc. and its subsidiaries unless the context requires otherwise.

In this prospectus, unless otherwise stated or unless the context otherwise requires:

“Audit Committee” means the audit committee of the Company’s board of directors.

“BRPM” means B. Riley Principal Merger Corp. prior to the consummation of the business combination.

“business combination” means the acquisitions and transactions contemplated by the Merger Agreement.

“Charter” means the third amended and restated certificate of incorporation of the Company.

“Closing” means the closing of the business combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means the common stock of the Company, par value $0.0001 per share.

“Compensation Committee” means the compensation committee of the Company’s board of directors.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Howell” means Howell Tractor and Equipment, LLC, an Illinois limited liability company.

“Howell Acquisition” means the acquisition of substantially all of the assets of Howell pursuant to the Howell Acquisition Agreement.

“Howell Acquisition Agreement” means the asset purchase, dated October 15, 2020, between and among a subsidiary of the Company, Howell, Lanigan Holdings LLC and Lanigan Partners, LTD.

“Incentive Plan” means the Alta Equipment Group Inc. 2020 Omnibus Incentive Plan.

“IPO” or “initial public offering” means the Company’s initial public offering of units consummated on April 11, 2019.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“LIBOR” means the London Interbank Offered Rate.

“NYSE” means The New York Stock Exchange.

“PIPE” means a private investment in a public entity.

“private placement” means the private sale of the private placement units simultaneously with the closing of the IPO.

“private placement shares” means the shares of common stock in the private placement units issued in the private placement.

“private placement units” means the 462,500 units at $10.00 per private placement unit purchased by the Sponsor simultaneously with the closing of the IPO, each of which consists of one share of common stock and one-half of one private placement warrant.

“private placement warrants” means the warrants in the private placement units issued in the private placement.

“public stockholder” means a holder of Alta’s public shares.

“public warrants” means the 7,187,500 redeemable warrants sold as part of the units in the IPO.

“Rule 144” means Rule 144 under the Securities Act.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“special meeting” means the special meeting in lieu of the 2020 annual meeting of stockholders of BRPM.

“Sponsor” means the Company’s former sponsor, B. Riley Principal Sponsor Co., LLC.

“transfer agent” means Continental Stock Transfer & Trust Company.

“trust account” means the trust account established in connection with the IPO.

“units” means the units of the Company, each consisting of one share of common stock and one-half of one redeemable warrant of the Company, with each such public warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share.

“warrants” means the private placement warrants and public warrants.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Business

We own and operate one of the largest integrated equipment dealership platforms in the U.S. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. We engage in five principal business activities in these equipment categories: (i) new equipment sales; (ii) used equipment sales; (iii) parts sales; (iv) repair and maintenance services; and (v) equipment rentals.

We have operated as an equipment dealership for 35 years and have developed a branch network that includes 51 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, New York, Virginia and Florida. We offer our customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More recently, with the acquisition of PeakLogix, we have entered the warehouse design and system integration sector, which we believe has natural synergies with our material handling business and positions us to take advantage of the macroeconomic trend in e-commerce.

Within our territories, we are the exclusive distributor of new equipment and replacement parts on behalf of our Original Equipment Manufacturer (“OEM”) partners. We and our regional subsidiaries enjoy long-standing relationships with leading industrial and construction equipment OEMs, including Hyster-Yale Materials Handling, Inc. (“Hyster-Yale”), AB Volvo (“Volvo”), and JCB Co., Ltd. (“JCB”), among more than 30 others. We are consistently recognized by OEMs as a top dealership partner, identified as a top dealership partner and have been identified as a nationally recognized Hyster-Yale dealer, and multi-year recipient of the Volvo Dealer of the Year award.

We are committed to providing our customers with a best-in-class equipment dealership experience. Our customers are principally focused on equipment reliability and up-time, and our teams of skilled technicians and commitment to service are key to establishing and maintaining long-term customer relationships, representing a critical competitive advantage. Parts and service are also our most predictable and profitable businesses, with the dealership model structured to drive aftermarket parts and service revenue. Through our new and used equipment sales and our sale of rental fleet, we populate our exclusive territories with serviceable equipment. As the field population ages, we capitalize on aftermarket parts and service sales through the equipment maintenance cycle.

We have experienced significant organic and acquisition-led growth since 2008, completing over 20 acquisitions in that timeframe. We expect that acquisition activity will accelerate now that the business combination has been completed, as OEM partners support us as a consolidator by granting us new exclusive territories or by consenting to our acquisition of existing dealers. On May 1, 2019, we successfully acquired Northland Industrial Truck Co., Inc. (“NITCO”) to become the exclusive dealer of Hyster-Yale and JCB equipment in the New England states. Concurrently with the closing of the business combination on February 14. 2020, we consummated the acquisition of each of Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”). Liftech is the Hyster-Yale and JCB dealer in Upstate New York and Vermont, and Flagler is the Volvo dealer in Florida and portions of Georgia. Since the closing of the business combination, we have consummated acquisitions of PeakLogix, Inc. (“PeakLogix”) a national material handling systems integrator, Hilo Equipment and Services (“Hilo”) the exclusive dealer of Hyster-Yale in New York City, and Martin Implement Sales, Inc. (“Martin”) a premium equipment distributor in the Chicago metropolitan area. Recently, we have also announced that the Company entered into a definitive agreement to acquire Howell Tractor (“Howell”) which is expected to close in the fourth quarter of 2020.

Corporate Information

We are a Delaware corporation and formerly, under the name “B. Riley Principal Merger Corp.,” had the business purpose to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. On February 14, 2020, in connection with the consummation of the business combination, we changed our name to “Alta Equipment Group Inc.” Our principal executive offices are located at 13211 Merriman Road, Livonia, Michigan 48150, and our telephone number is (248) 449-6700. Our corporate website address is www.altaequipment.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Our common stock is traded on the NYSE under the symbol “ALTG.” Our public warrants are quoted on the NYSE under the symbol “ALTG.WS.”

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

The Offering

Securities Offered	This prospectus relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 650,000 shares of our common stock issued to the selling securityholders in connection with the consummation of the Howell Acquisition.

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Shares outstanding prior to the offering	As of October 14, 2020, we had 38,180,109 shares of our common stock issued and outstanding (assuming the exercise for cash of all outstanding warrants to purchase 8,668,750 shares of our common stock).

Shares outstanding after the offering	38,830,109 shares of our common stock (assuming the exercise for cash of all outstanding warrants to purchase 8,668,750 shares of our common stock).

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of common stock by the selling securityholders.

Ticker symbols	Our common stock is traded on the NYSE under the symbol “ALTG.” Our public warrants are quoted on the NYSE under the symbol “ALTG WS.”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 102.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to the Company’s Business and Industry

The Company’s business could be adversely affected by declines in construction and industrial activities, or a downturn in the economy in general, which could lead to decreased demand for equipment, depressed equipment rental rates and lower sales prices, resulting in a decline in the Company’s revenues, gross margins and operating results.

The Company’s equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activities, or the economy in general, may lead to a decrease in the demand for equipment or depress rental rates and the sales prices for the Company’s equipment. the Company’s business may also be negatively impacted, either temporarily or long-term, by:

•	a reduction in spending levels by customers;

•	unfavorable credit markets affecting end-user access to capital;

•	adverse changes in federal, state and local government infrastructure spending;

•	an increase in the cost of construction materials;

•	adverse weather conditions or natural disasters which may affect a particular region;

•	a prolonged shutdown of the U.S. government;

•	an increase in interest rates; or

•	terrorism or hostilities involving the United States.

Unfavorable conditions or disruptions in the capital and credit markets may adversely impact business conditions and the availability of credit.

Disruptions in the global capital and credit markets as a result of an economic downturn, economic uncertainty, changing or increased regulation, reduced alternatives or failures of significant financial institutions could adversely affect the Company’s customers’ ability to access capital and could adversely affect the Company’s access to liquidity needed for business in the future. Additionally, unfavorable market conditions may depress demand for the Company’s products and services or make it difficult for the Company’s customers to obtain financing and credit on reasonable terms. Unfavorable market conditions also may cause more of the Company’s customers to be unable to meet their payment obligations to the Company, increasing delinquencies and credit losses. If the Company is unable to manage credit risk or customer risk adequately, the Company’s credit losses could increase above historical levels and the Company’s operating results would be adversely affected. the Company’s suppliers may also be adversely impacted by unfavorable capital and credit markets, causing disruption or delay of product availability. These events could negatively impact the Company’s business, financial position, results of operations and cash flows.

The Company’s inability to forecast trends accurately may adversely impact the Company’s business and financial condition.

An economic downturn or economic uncertainty makes it difficult for the Company to forecast trends, which may have an adverse impact on the Company’s business and financial condition. Uncertainty regarding future equipment product demand could cause the Company to maintain excess equipment inventory and increase the Company’s equipment inventory carrying costs. Alternatively, this forecasting difficulty could cause a shortage of equipment for sale or rental that could result in an inability to satisfy demand for the Company’s products and a loss of market shares.

The Company’s substantial indebtedness could adversely affect the Company’s financial condition.

The Company has, and will continue to have, a significant amount of indebtedness outstanding. The Company’s indebtedness may result in important consequences, such as:

•	increasing the Company’s vulnerability to general adverse economic, industry and competitive conditions;

•

requiring the Company to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limiting the Company’s flexibility in planning for, or reacting to, changes in the Company’s business and the industry in which it operates;

•	placing the Company at a competitive disadvantage compared to its competitors that have less debt; and

•	limiting the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes.

The Company expects to use cash flow from operations and borrowings under its credit facilities to meet its current and future financial obligations, including funding its operations, debt service and capital expenditures. The Company’s ability to make these payments depends on the Company’s future performance, which will be affected by financial, business, economic and other factors, many of which the Company cannot control. The Company’s business may not generate sufficient cash flow from operations in the future, which could result in the Company’s being unable to repay indebtedness, or to fund other liquidity needs. If the Company does not have enough capital, it may be forced to reduce or delay its business activities and capital expenditures, sell assets, obtain additional debt or equity capital or restructure or refinance all or a portion of its debt. The Company cannot make any assurances that it will be able to accomplish any of these alternatives on terms acceptable to it, or at all. In addition, the Company’s current and future credit arrangements may limit the Company’s ability to pursue any of these alternatives.

The Company may not be able to generate sufficient cash to service all of the Company’s indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

The Company’s ability to make scheduled debt payments depends on its financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond the Company’s control. The Company cannot make assurances that we will maintain a level of cash flows from operating activities sufficient to permit it to pay scheduled payments of principal and interest on the Company’s indebtedness. In the absence of adequate operating performance, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations. The Company may not be able to consummate those dispositions, and any proceeds it does receive from a disposition may not be adequate to meet any debt service obligations then due.

If the Company’s cash flows and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance its indebtedness.

The agreements governing credit facilities restrict the Company’s business and its ability to engage in certain corporate and financial transactions.

The agreements governing the credit facilities contain certain covenants that, among other things, restrict or limit the Company’s and its restricted subsidiaries’ ability to:

•	incur more debt;

•	pay dividends and make distributions;

•	make investments;

•	repurchase stock;

•	create liens;

•	enter into transactions with affiliates;

•	enter into sale and lease-back transactions;

•	merge or consolidate; and

•	transfer and sell assets.

Events beyond the Company’s control can affect its ability to meet these financial conditions tests and to comply with other provisions governing the Company’s credit facilities. The Company’s failure to comply with obligations under the agreements may result in an event of default. A default, if not cured or waived, may permit acceleration of this indebtedness and the Company’s other indebtedness. The Company may not be able to remedy these defaults. If the Company’s indebtedness is accelerated, it may not have sufficient funds available to pay the accelerated indebtedness and may not have the ability to refinance the accelerated indebtedness on terms favorable to the Company or at all.

The Company’s business could be hurt if it is unable to obtain additional capital as required, resulting in a decrease in the Company’s revenues and profitability. In addition, the Company’s inability to refinance its indebtedness on favorable terms, or at all, could materially and adversely affect the Company’s liquidity and its ongoing results of operations.

The cash that the Company generates from its business, together with cash that it may borrow, if credit is available, may not be sufficient to fund the Company’s capital requirements. The Company may require additional financing to obtain capital for, among other purposes, purchasing equipment, completing acquisitions, establishing new locations and refinancing existing indebtedness. Any additional indebtedness that the Company incurs will make it more vulnerable to economic downturns and limit the Company’s ability to withstand competitive pressures. Moreover, the Company may not be able to obtain additional capital on acceptable terms, if at all. If it is unable to obtain sufficient additional financing in the future, the Company’s business could be adversely affected by reducing its ability to increase revenues and profitability.

In addition, the Company’s ability to refinance indebtedness will depend in part on the Company’s operating and financial performance, which, in turn, is subject to prevailing economic conditions and to financial, business, legislative, regulatory and other factors beyond the Company’s control. In addition, prevailing interest rates or other factors at the time of refinancing could increase the Company’s interest expense. A refinancing of the Company’s indebtedness could also require it to comply with more onerous covenants and further restrict the Company’s business operations. the Company’s inability to refinance the Company’s indebtedness or to do so upon attractive terms could materially and adversely affect the Company’s business, prospects, results of operations, financial condition and cash flows, and make it vulnerable to adverse industry and general economic conditions.

The Company’s revenue and operating results may fluctuate, which could result in a decline in the Company’s profitability and make it more difficult for the Company to grow its business.

The Company’s revenue and operating results may vary from quarter to quarter any by season. Periods of decline could result in an overall decline in profitability and make it more difficult for the Company to make payments on its indebtedness and grow the Company’s business. We expect the Company’s quarterly results to fluctuate in the future due to a number of factors, including:

•	general economic conditions in the markets where we operate;

•	the cyclical nature of the Company’s customers’ business, particularly the Company’s construction customers;

•	seasonal sales and rental patterns of the Company’s construction customers;

•	changes in the size of the Company’s rental fleet and/or in the rate at which it sells its used equipment from the fleet;

•	changes in corporate spending or changes in government spending for infrastructure projects;

•	changes in interest rates and related changes in the Company’s interest expense and the Company’s debt service obligations;

•	the effectiveness of integrating acquired businesses and new start-up locations; and

•	timing of acquisitions and new location openings and related costs.

In addition, the Company incurs various costs when integrating newly acquired businesses or opening new start-up locations, and the profitability of a new location is generally expected to be lower in the initial months of operation.

The Company may not be able to identify or complete transactions with attractive acquisition candidates. Future acquisitions may result in significant transaction expenses and the Company may involve significant costs. The Company may experience integration and consolidation risks associated with future acquisitions.

An important element of the Company’s growth strategy is to selectively pursue on an opportunistic basis acquisitions of additional businesses, in particular rental companies that complement the Company’s existing business and footprint. The success of this element of the Company’s growth strategy depends, in part, on selecting strategic acquisition candidates at attractive prices and effectively integrating their businesses into the Company’s own, including with respect to financial reporting and regulatory matters. The Company cannot assure you that it will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions, including financing alternatives.

The Company may not have sufficient management, financial and other resources to integrate and consolidate any future acquisitions. Any significant diversion of management’s attention or any major difficulties encountered in the integration of the businesses the Company acquire could have a material adverse effect on the Company’s business, financial condition or results of operations, which could decrease the Company’s profitability and make it more difficult for the Company to grow its business. Among other things, these integration risks could include:

•	the loss of key employees;

•	the disruption of operations and business;

•	the retention of the existing clients and the retention or transition of customers and vendors;

•	the integration of corporate cultures and maintenance of employee morale;

•	inability to maintain and increase competitive presence;

•	customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from the Company’s regular operations;

•	integration of financial reporting and regulatory reporting functions; and/or

•	potential unknown liabilities.

In addition, general economic conditions or unfavorable capital and credit markets could affect the timing and extent to which the Company can successfully acquire or integrate new businesses, which could limit the Company’s revenues and profitability.

The Company is subject to competition, which may have a material adverse effect on the Company’s business by reducing the Company’s ability to increase or maintain revenues or profitability.

The equipment rental and retail distribution industries are highly competitive and the equipment rental industry is highly fragmented. Many of the markets in which the Company operates are served by a large number of competitors, ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. Some of the Company’s competitors have significantly greater financial, marketing and other resources than the Company does, and may be able to reduce rental rates or sales prices. The Company may encounter increased competition from existing competitors or new market entrants in the future, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may not be able to facilitate its growth strategy by identifying and opening start-up locations, which could limit the Company’s revenues and profitability.

An element of the Company’s growth strategy is to selectively identify and implement start-up locations in order to add new customers. The success of this element of the Company’s growth strategy depends, in part, on identifying strategic start-up locations. The Company cannot be sure that it will be able to identify attractive start-up locations, and opening start-up locations may involve significant costs and limit the Company’s ability to expand its operations.

The Company may not have sufficient management, financial and other resources to successfully operate new locations. Any significant diversion of management’s attention or any major difficulties encountered in the locations that the Company opens in the future could have a material adverse effect on the Company’s business, financial condition or results of operations, which could decrease the Company’s profitability and make it more difficult for the Company to grow its business.

The Company purchases a significant amount of its equipment from a limited number of manufacturers. Termination of one or more of the Company’s relationships with any of those manufacturers could have a material adverse effect on the Company’s business, as it may be unable to obtain adequate or timely rental and sales equipment.

The Company purchases most of its rental and sales equipment from leading, nationally-known original equipment manufacturers. Approximately 58% of the Company’s rental and sales equipment is purchased from four major manufacturers (Yale, Hyster, Volvo, and JCB). Although the Company believes that it has alternative sources of supply for the rental and sales equipment it purchases in each of its core product categories, termination of one or more of the Company’s relationships with any of these major suppliers could have a material adverse effect on the Company’s business, financial condition or results of operations if it were unable to obtain adequate or timely rental and sales equipment.

The Company’s suppliers of new equipment may appoint additional distributors, sell directly or unilaterally terminate the Company’s distribution agreements, which could have a material adverse effect on the Company’s business due to a reduction of, or inability to increase, the Company’s revenues.

The Company is a distributor of new equipment and parts supplied by leading, nationally-known suppliers. Under the Company’s distribution agreements with these suppliers, manufacturers generally retain the right to appoint additional dealers and sell directly to national accounts and government agencies. The Company has distribution agreements with the Company’s equipment suppliers, it operates under the Company’s established course of dealing with the suppliers and is subject to applicable state laws regarding such relationships. In most instances, the suppliers may appoint additional distributors, elect to sell to customers directly or unilaterally terminate distribution agreements with the Company at any time without cause. Any such actions could have a material adverse effect on the Company’s business, financial condition and results of operations due to a reduction of, or an inability to increase, the Company’s revenues.

The cost of new equipment that the Company sells or purchases for use in its rental fleet may increase and in some cases, the Company may not be able to procure new equipment on a timely basis due to supplier constraints.

The cost of new equipment from manufacturers that the Company sells or purchases for use in its rental fleet may increase as a result of increased raw material costs, including increases in the cost of steel, which is a primary material used in most of the equipment the Company uses, or due to increased regulatory requirements, such as those related to emissions. These increases could materially impact the Company’s financial condition or results of operations in future periods if the Company is not able to pass such cost increases through to the Company’s customers.

The Company’s rental fleet is subject to residual value risk upon disposition.

The market value of any given piece of rental equipment could be less than its depreciated value at the time it is sold. The market value of used rental equipment depends on several factors, including: the market price for new equipment of a like kind; wear and tear on the equipment relative to its age; worldwide and domestic demands for used equipment; the supply of used equipment on the market; and general economic conditions.

Any significant decline in the selling prices for used equipment could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

The Company incurs maintenance and repair costs associated with its rental fleet equipment that could have a material adverse effect on its business in the event these costs are greater than anticipated.

As the Company’s fleet of rental equipment ages, the cost of maintaining such equipment, if not replaced within a certain period of time, generally increases. Determining the optimal age for the Company’s rental fleet equipment is based on subjective estimates made by the Company’s management team. The Company’s future operating results could be adversely affected because the Company’s maintenance and repair costs may be higher than estimated and market values of used equipment may fluctuate.

Security breaches and other disruptions in the Company’s information technology systems, including the Company’s customer relationship management system, could limit the Company’s capacity to effectively monitor and control its operations, compromise its or its customers’ and suppliers’ confidential information or otherwise adversely affect the Company’s operating results or business reputation.

The Company’s information technology systems, some of which are managed by third parties, facilitate the Company’s ability to monitor and control the Company’s operations and adjust to changing market conditions, including processing, transmitting, storing, managing and supporting a variety of business processes, activities and information. Further, as the Company pursues its growth strategy it is also expanding and improving its information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. Any disruption in any of these systems, including the Company’s customer management system, or the failure of any of these systems to operate as expected could, depending on the magnitude of the problem, adversely affect the Company’s operating results by limiting the Company’s capacity to effectively monitor and control the Company’s operations and adjust to changing market conditions.

The Company collects and stores sensitive data, including proprietary business information and the proprietary business information of the Company’s customers and suppliers, in data centers and on information technology networks, including cloud-based networks. The secure operation of these information technology networks and the processing and maintenance of this information is critical to the Company’s business operations and strategy. Despite security measures and business continuity plans, the Company’s information technology networks and infrastructure may be vulnerable to damage, disruptions or shutdowns due to attacks by cyber criminals or breaches due to employee error or malfeasance or other disruptions during the process of upgrading or replacing computer software or hardware, power outages, computer viruses, telecommunication or utility failures, terrorist acts or natural disasters or other catastrophic events. The growing use and rapid evolution of technology, including mobile devices, has heightened the risk of unintentional data breaches or leaks. The occurrence of any of these events could compromise the Company’s networks, and the information stored there could be accessed, publicly disclosed, lost or stolen. In addition, the Company may need to invest additional resources to protect the security of the Company’s systems or to comply with evolving privacy, data security, cybersecurity and data protection laws applicable to the Company’s business.

Any failure to effectively prevent, detect and/or recover from any such access, disclosure or other loss of information, or to comply with any such current or future law related thereto, could result in legal claims or proceedings, liability or regulatory penalties under laws protecting the privacy of personal information, disrupt operations, and damage the Company’s reputation, which could adversely affect the Company’s business.

Fluctuations in fuel costs or reduced supplies of fuel could harm the Company’s business.

The Company could be adversely affected by limitations on fuel supplies or significant increases in fuel prices that result in higher costs to the Company for transporting equipment from one branch to another branch or one region to another region. A significant or protracted disruption of fuel supplies could have an adverse effect on the Company’s financial condition and results of operations.

The Company is dependent on key personnel. A loss of key personnel could have a material adverse effect on the Company’s business, which could result in a decline in the Company’s revenues and profitability.

The Company’s success is dependent, in part, on the experience and skills of the Company’s management team. Competition for top management talent within the Company’s industry is generally significant. If the Company is unable to fill and keep filled all of the Company’s senior management positions, or if the Company loses the services of any key member of the Company’s senior management team and is unable to find a suitable replacement in a timely manner, the Company may be challenged to effectively manage its business and execute its strategy.

If the Company fails to maintain an effective system of internal controls, the Company may not be able to accurately report financial results or prevent fraud.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. Any inability to provide reliable financial reports or prevent fraud could harm the Company’s business. If the Company fails to maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, the Company could be subject to regulatory scrutiny, civil or criminal penalties or stockholder litigation.

In addition, failure to maintain effective internal controls could result in financial statements that do not accurately reflect the Company’s financial condition or results of operations. There can be no assurance that the Company will be able to maintain a system of internal controls that fully complies with the requirements of the Sarbanes-Oxley Act or that the Company’s management and independent registered public accounting firm will continue to conclude that the Company’s internal controls are effective.

The Company is exposed to various risks related to legal proceedings or claims that could adversely affect the Company’s operating results. The nature of the Company’s business exposes it to various liability claims, which may exceed the level of the Company’s insurance coverage resulting in the Company not being fully protected.

The Company is a party to lawsuits in the normal course of the Company’s business. Litigation in general can be expensive, lengthy and disruptive to normal business operations. Moreover, the results of complex legal proceedings are difficult to predict. Responding to lawsuits brought against the Company, or legal actions that the Company may initiate, can often be expensive and time-consuming. Unfavorable outcomes from these claims and/or lawsuits could adversely affect the Company’s business, results of operations, or financial condition, and the Company could incur substantial monetary liability and/or be required to change its business practices.

The Company’s business exposes it to claims for personal injury, death or property damage resulting from the use of the equipment it rents or sells and from injuries caused in motor vehicle accidents in which the Company’s delivery and service personnel are involved and other employee related matters. Additionally, the Company could be subject to potential litigation associated with compliance with various laws and governmental regulations at the federal, state or local levels, such as those relating to the protection of persons with disabilities, employment, health, safety, security and other regulations under which the Company operates.

The Company carries comprehensive insurance, subject to deductibles, at levels it believes are sufficient to cover existing and future claims made during the respective policy periods. However, the Company may be exposed to multiple claims, and, as a result, could incur significant out-of-pocket costs before reaching the deductible amount which could adversely affect the Company’s financial condition and results of operations. In addition, the cost of such insurance policies may increase significantly upon renewal of those policies as a result of general rate increases for the type of insurance the Company carries as well as the Company’s historical experience and experience in the Company’s industry. Although the Company has not experienced any material losses that were not covered by insurance, the Company’s existing or future claims may exceed the coverage level of the Company’s insurance, and such insurance may not continue to be available on economically reasonable terms, or at all. If the Company is required to pay significantly higher premiums for insurance, is not able to maintain insurance coverage at affordable rates or if it must pay amounts in excess of claims covered by the Company’s insurance, the Company could experience higher costs that could adversely affect the Company’s financial condition and results of operations.

Labor disputes could disrupt the Company’s ability to serve its customers and/or lead to higher labor costs.

The Company has approximately 363 employees who are covered by a collective bargaining agreement and approximately 1,566 employees who are not represented by unions or covered by collective bargaining agreements. Various unions periodically seek to organize certain of the Company’s nonunion employees. Union organizing efforts or collective bargaining negotiations could potentially lead to work stoppages and/or slowdowns or strikes by certain of the Company’s employees, which could adversely affect the Company’s ability to serve its customers. Further, settlement of actual or threatened labor disputes or an increase in the number of the Company’s employees covered by collective bargaining agreements can have unknown effects on the Company’s labor costs, productivity and flexibility.

The Company has operations throughout the United States, which exposes it to multiple federal, state and local regulations. Changes in applicable law, regulations or requirements, or the Company’s material failure to comply with any of them, can increase the Company’s costs and have other negative impacts on the Company’s business.

The Company’s 51 branch locations in the United States are located in 11 different states, which exposes it to different federal, state and local regulations. These laws and requirements address multiple aspects of the Company’s operations, such as worker safety, consumer rights, privacy, employee benefits and more, and can often have different requirements in different jurisdictions. Changes in these requirements, or any material failure by the Company’s branches to comply with them, could increase the Company’s costs, affect its reputation, limit its business, drain management’s time and attention or otherwise, generally impact its operations in adverse ways.

The Company could be adversely affected by environmental and safety requirements, which could force it to increase significant capital and other operational costs and may subject it to unanticipated liabilities.

The Company’s operations, like those of other companies engaged in similar businesses, require the handling, use, storage and disposal of certain regulated materials. As a result, the Company is subject to the requirements of federal, state and local environmental and occupational health and safety laws and regulations. The Company is subject to potentially significant civil or criminal fines or penalties if it fails to comply with any of these requirements. The Company has made and will continue to make capital and other expenditures in order to comply with these laws and regulations, but the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on the Company’s business, financial condition and results of operations.

Environmental laws also impose obligations and liability for the cleanup of properties affected by hazardous substance spills or releases. These liabilities can be imposed on the parties generating or disposing of such substances or the operator of the affected property, often without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances. Accordingly, the Company may become liable, either contractually or by operation of law, for remediation costs even if a contaminated property is not currently owned or operated by the Company, or if the contamination was caused by third parties during or prior to the Company’s ownership or operation of the property. Given the nature of the Company’s operations (which involve the use of petroleum products, solvents and other hazardous substances for fueling and maintaining the Company’s equipment and vehicles), there can be no assurance that prior site assessments or investigations have identified all potential instances of soil or groundwater contamination. Future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities, which may be material.

Changes in U.S. trade policies could significantly reduce the volume of imported goods into the United States, which may materially reduce truck freight volume in the United States and the Company’s sales.

The current presidential administration and members of the U.S. Congress have made public statements indicating possible significant changes in U.S. trade policy and have taken certain actions that may impact U.S. trade, including imposing tariffs on certain goods imported into the United States. Any changes in U.S. trade policy could trigger retaliatory actions by affected countries, resulting in “trade wars,” in increased costs for goods imported into the United States, which may reduce customer demand for these products if the parties having to pay those tariffs increase their prices, or in trading partners limiting their trade with the United States. If these consequences are realized, the volume of economic activity in the United States, including trucking freight volume, may be materially reduced. Such a reduction may materially and adversely affect the Company’s sales and the Company’s business. Further, the realization of these matters may increase the Company’s cost of goods and, if those costs cannot be passed on to the Company’s customers, the Company’s business and profits may be materially and adversely affected.

The impact of the COVID-19 outbreak, or similar global health concerns, could negatively impact our operations, supply chain and customer base.

The Company’s financial condition and results of operations has been adversely affected and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19. We face various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the global outbreak of COVID-19.

The impact of the COVID-19 pandemic has created significant volatility in the global economy and led to reduced economic activity. On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic and recommended containment and mitigation measures. Subsequent to this characterization international, federal, state, and local public health and governmental authorities have taken extraordinary measures to contain and combat the outbreak and spread of COVID-19. These actions include travel restrictions, local quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to drastically reduce or cease customary operations.

The pandemic has resulted, and may continue to result, in significant economic disruption that has and may likely continue to adversely affect our business.

In mid-March, the Company started to see a slowdown in its business activity, initially and primarily in the automotive industry and in the state of Michigan due to its customers being impacted by the COVID-19 pandemic. This slowdown reached its most acute level midway through the second quarter. In mid-May as state and local officials began easing quarantine and “stay at home” orders we saw an increase in business activity levels that continued to trend positively through the remainder of the second quarter. While the Company expects its business activity to continue to stabilize as of the time of this filing, we are unable to predict the exact impact the COVID-19 pandemic will have on our business over the long-term. COVID-19’s impact on our second-half 2020 financial results and beyond will depend on future developments, such as the duration and scope of the outbreak and the potential for future “shelter in place” orders that could impact our employees, customers and suppliers. Although we’ve seen improvements in business activity as a result of the easing of various restrictions, we expect our full year 2020 results to be adversely affected by COVID-19. Specifically, if there is a resurrection of the “stay at home” restrictions in the second half of 2020, our business and financial performance would likely be negatively impacted.

Nevertheless, we are able to address our continuing response to the pandemic, and how COVID-19 may impact our results and financial condition going forward. Based on business conditions as of the date of this filing, the Company believes it has sufficient liquidity to fund operations for the foreseeable future so long as business conditions and economic activity remain at current levels. However, if there are future “shelter in place” orders or similar measures taken in the geographies where we operate and the demand for our products and services is adversely impacted, we may take additional actions to further reduce costs and/or seek additional financing.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling securityholders.

MARKET FOR OUR SECURITIES

Our common stock is traded on the NYSE under the symbol “ALTG.” Our public warrants are traded on the NYSE under the symbol “ALTG.WS.”

At October 14, 2020, there were 34 holders of record of our common stock and 19 holders of record of our warrants.

DIVIDEND POLICY

We have not paid any cash dividends to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring stock dividends in the foreseeable future.

THE BUSINESS COMBINATION

This section describes the material provisions of the certain agreements entered into in connection with the business combination, but does not purpose to describe all of the terms of such agreements. The following summary is qualified in its entirety by reference to the complete text of such agreements, copies of which are included as exhibits to the registration statement of which this prospectus is a part.

Summary of the Business Combination

Upon the consummation of the business combination on February 14, 2020, Merger Sub merged with and into Alta Holdings, with Alta Holdings surviving the merger in accordance with the Michigan General Corporation Law as a wholly owned subsidiary of the Company. In connection with the Closing, the Company changed its name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.” Unless the context otherwise requires, the “Company” refers to the registrant and its subsidiaries, including Alta and its subsidiaries, after the Closing, and “BRPM” refers to the registrant prior the Closing.

On February 11, 2020, the business combination was approved by the stockholders of BRPM at the special meeting. The business combination was completed on February 14, 2020. In connection with the business combination, 1,049,036 shares of the Company’s common stock were redeemed at a per share price of approximately $10.14. Upon the Closing, the Company had 29,511,359 shares of common stock outstanding, 16,884,213 of which were held by non-affiliates of the Company.

The aggregate consideration for the business combination was $403,000,000, consisting of (i) BRPM’s pay off of Alta’s existing gross debt in the amount of $314 million, (ii) approximately $13 million in cash to Alta Holdings’ existing shareholders and (iii) an aggregate of 7,600,000 shares of common stock valued at $10.00 per share issued to the Holders.

Immediately prior to the closing, pursuant to the forward purchase agreement, dated as of April 8, 2019, by and between the Company and BRPI, the Company issued to BRPI 2,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $25,000,000, plus 1,250,000 warrants.

Immediately prior to the Closing, pursuant to the Subscription Agreements, the Company (i) issued to the PIPE investors an aggregate of 3,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $35,000,000, plus an additional 178,947 inducement shares, and (ii) transferred to the PIPE investors an aggregate of 1,275,000 inducement warrants. In connection therewith, the Sponsor forfeited 178,947 shares of common stock to the Company for cancellation for no consideration and BRPI and the Sponsor transferred an aggregate of 1,275,000 warrants to the Company for no consideration.

In addition, immediately prior to the Closing, the Sponsor forfeited to the Company for cancellation for no consideration an aggregate of 1,470,855 additional shares of common stock.

Related Agreements

Registration Rights Agreement

In connection with the Closing, on February 14, 2020, the Company and Ryan Greenawalt, Robert Chiles, Anthony Colucci, Craig Brubaker, Alan Hammersley, Richard Papalia, Paul Ivankovics and Jeremy Cionca (collectively, the “Holders”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company committed to register for resale and did register for resale under the Securities Act of 1933, all of the shares of common stock that the Holders received pursuant to the Merger Agreement (collectively, the “Registrable Securities”). The Registrable Securities were registered for resale on a Form S-1 Registration Statement declared effective April 3, 2020.

Credit Agreements

On February 3, 2020, the Company entered into:

(i)

a Fifth Amended and Restated ABL First Lien Credit Agreement among the Company, Alta, Alta Enterprises, LLC, a Michigan limited liability company (“Alta Enterprises”), Alta Construction Equipment Illinois, LLC, a Michigan limited liability company (“Alta Construction IL”), Alta Heavy Equipment Services, LLC, a Michigan limited liability company (“Alta Heavy Equipment”), Alta Industrial Equipment Michigan, LLC, a Michigan limited liability company (“Alta Industrial MI”), Alta Construction Equipment, L.L.C., a Michigan limited liability company (“Alta Construction”), Alta Industrial Equipment Company, L.L.C., a Michigan limited liability company (“Alta Industrial Equipment”), NITCO, LLC, a Michigan limited liability company (“NITCO LLC”), Alta Construction Equipment Florida, LLC, a Michigan limited liability company (“Alta Construction FL”), the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “ABL Credit Agreement” and the facility thereunder, the “ABL Facility”);

(ii)

a Note Purchase Agreement, among the Company, Alta, Alta Enterprises, Alta Construction IL, Alta Heavy Equipment, Alta Industrial MI, Alta Construction, Alta Industrial Equipment, NITCO, Alta Construction FL, the purchasers party thereto, and U.S. Bank National Association, as Administrative Agent (the “Second Lien Note Purchase Agreement” and the loans thereunder, the “Second Lien Facility”); and

(iii)

a Fifth Amended and Restated Floor Plan First Lien Credit Agreement among the Company, Alta, Alta Enterprises, Alta Construction IL, Alta Heavy Equipment, Alta Industrial MI, Alta Construction, Alta Industrial Equipment, NITCO, Alta Construction FL, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Floor Plan Credit Agreement” and the facility thereunder, the “Floor Plan Facility”).

ABL Credit Agreement

The ABL Facility is an asset-based revolving loan facility that provides for borrowings of up to the lesser of $300 million or the borrowing base, in each case less outstanding loans and letters of credit. The ABL Credit Agreement became effective on February 14, 2020 (the date of such effectiveness, the “ABL Effective Date”). The ABL Facility has an expiration date of February 13, 2025.

Amounts outstanding, if any, under the ABL Facility bear interest at a rate per annum equal to, at the borrower’s option, either (i) (0.50)% from the ABL Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on March 31, 2020 and then thereafter, (0.25)% to (0.75)% subject to a pricing grid set forth in the ABL Credit Agreement (depending on the average quarterly availability) plus a CB Floating Rate (as defined in the ABL Credit Agreement) or (ii) 2.00% from the ABL Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on March 31, 2020 and then thereafter, 1.75% to 2.25% subject to a pricing grid set forth in the ABL Credit Agreement (depending on the average quarterly availability) plus the Adjusted LIBO Rate (as defined in the ABL Credit Agreement). Unused amounts under the ABL Facility incur an unused line fee of 0.25% per annum, payable in full on a quarterly basis.

The ABL Credit Agreement also contains financial covenants with respect to the Total Leverage Ratio (as defined in the ABL Credit Agreement), the First Lien Leverage Ratio (as defined in the ABL Credit Agreement), Second Lien Note Coverage Ratio (as defined in the ABL Credit Agreement) and a minimum Consolidated EBITDA (as defined in the ABL Credit Agreement) of $79 million for the fiscal year ended December 31, 2019. In addition, the ABL Credit Agreement requires us to maintain a fixed charge coverage ratio that is tested whenever excess availability (as defined in the ABL Credit Agreement) falls below a certain level. The fixed charge coverage ratio (as defined in the ABL Credit Agreement) requires the borrower to maintain a minimum ratio of Consolidated EBITDA (as defined in the ABL Credit Agreement) to the amount of its fixed charges for the twelve consecutive months prior to the date on which the ratio is tested.

Second Lien Note Purchase Agreement

The Second Lien Facility provides for borrowings in the amount of either $155 million or $165 million, as selected by the Company on the Second Lien Effective Date (as defined below). The Second Lien Facility became effective on February 14, 2020 (the date of such effectiveness, the “Second Lien Effective Date”). The Second Lien Facility has an expiration date of August 13, 2025.

Amounts outstanding under the Second Lien Facility bear interest at a rate per annum equal to, at the Company’s option, either (i) 7.00% plus the CB Floating Rate (as defined in the Second Lien Note Purchase Agreement) or (ii) 8.00% plus the Adjusted LIBO Rate (as defined in the Second Lien Note Purchase Agreement).

The Second Lien Note Purchase Agreement also contains financial covenants with respect to the Total Leverage Ratio (as defined in the Second Lien Note Purchase Agreement), the First Lien Leverage Ratio (as defined in the Second Lien Note Purchase Agreement), Book Value Ratio (as defined in the Second Lien Note Purchase Agreement) and a minimum Consolidated EBITDA (as defined in the Second Lien Note Purchase Agreement) of $79 million for the fiscal year ended December 31, 2019. In addition, the Second Lien Note Purchase Agreement requires us to maintain a fixed charge coverage ratio that is tested whenever “Availability” (as defined in the Second Lien Note Purchase Agreement) under the ABL Facility falls below a certain level. The fixed charge coverage ratio (as defined in the Second Lien Note Purchase Agreement) requires us to maintain a minimum ratio of Consolidated EBITDA (as defined in the Second Lien Note Purchase Agreement) to the amount of our fixed charges for the twelve consecutive months prior to the date on which the ratio is tested.

Floor Plan First Lien Credit Agreement

The Floor Plan Facility is an asset-based revolving loan facility related to the floor plan equipment that provides for borrowings of up to the lesser of $40 million or the borrowing base, in each case, less outstanding loans and letters of credit. The Floor Plan Credit Agreement became effective on February 14, 2020 (the date of such effectiveness, the “Floor Plan Effective Date”). The Floor Plan Facility has an expiration date of February 13, 2025.

Amounts outstanding, if any, under the Floor Plan Facility bear interest at a rate per annum equal to, at the borrower’s option, either (i) 0.25% from the Floor Plan Effective Date until delivery of a financial certificate evidencing Total Leverage Ratio (as defined in the Floor Plan Credit Agreement) with respect to the fiscal quarter ending on June 30, 2020 and then thereafter, (0.50)% to 0.50% subject to a pricing grid set forth in the Floor Plan Credit Agreement (depending on the Total Leverage Ratio (as defined in the Floor Plan Credit Agreement) plus an CB Floating Rate (as defined in the Floor Plan Credit Agreement)) or (ii) 2.75% from Floor Plan Effective Date until delivery of a financial certificate evidencing the average quarterly availability with respect to the fiscal quarter ending on June 30, 2020 and then thereafter, 2.00% to 3.00% subject to a pricing grid set forth in the Floor Plan Credit Agreement (depending on the Total Leverage Ratio as defined in the Floor Plan Credit Agreement) plus the Adjusted LIBO Rate (as defined in the Floor Plan Credit Agreement). Unused amounts under the Floor Plan Facility incur an unused line fee of 0.20% to 0.40% per annum, payable in full on a quarterly basis subject to a pricing grid set forth in the Floor Plan Credit Agreement.

The Floor Plan Credit Agreement also contains financial covenants with respect to the Total Leverage Ratio (as defined in the Floor Plan Credit Agreement), the First Lien Leverage Ratio (as defined in the Floor Plan Credit Agreement), Second Lien Note Coverage Ratio (as defined in the Floor Plan Credit Agreement) and a minimum Consolidated EBITDA (as defined in the Floor Plan Credit Agreement) of $79 million for the fiscal year ended December 31, 2020. In addition, the Floor Plan Credit Agreement requires us to maintain a fixed charge coverage ratio that is tested whenever excess availability, as defined in the Floor Plan Credit Agreement, falls below a certain level. The fixed charge coverage ratio (as defined in the Floor Plan Credit Agreement) requires us to maintain a minimum ratio of Consolidated EBITDA (as defined in the Floor Plan Credit Agreement) to the amount of our fixed charges for the twelve consecutive months prior to the date on which the ratio is tested.

Credit Agreements

The ABL Credit Agreement, the Second Lien Note Purchase Agreement and the Floor Plan Credit Agreement (collectively, the “Credit Agreements”) contain various customary covenants that limit or prohibit the Company’s ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay certain dividends on its capital stock or redeem, repurchase, retire or make distributions in respect of its capital stock or subordinated indebtedness or make certain other restricted payments; (iii) make certain loans, acquisitions, capital expenditures or investments; (iv) sell certain assets, including stock of its subsidiaries; (v) enter into certain sale and leaseback transactions; (vi) create or incur certain liens; (vii) consolidate, merge, sell, transfer or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) engage in certain business activities.

A violation of the covenants under any of the Credit Agreements may result in default or an event of default under the ABL Facility, Second Lien Loan Facility, or the Floor Plan Facility, as applicable (together, the “Facilities”). Upon the occurrence of an event of default under one or both of the Credit Agreements, the requisite lenders could elect to declare all amounts of such indebtedness outstanding to be immediately due and payable and terminate any commitments to extend further credit.

If the Company is unable to repay those amounts, the lenders under the applicable Credit Agreement may proceed against the collateral granted to them to secure such indebtedness. Substantially all of the Company’s assets are pledged as collateral under the Credit Agreements. If the lenders accelerate the repayment of borrowings, such acceleration would have a material adverse effect on its business, financial condition, results of operations or cash flows. Furthermore, cross-default provisions in the Credit Agreements provide that any default under any Credit Agreement or other significant debt agreements could trigger a cross-default under the ABL Credit Agreement, Second Lien Note Purchase Agreement or the Floor Plan Credit Agreement, as applicable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. This discussion contains “forward-looking statements” reflecting Alta’s current expectations, estimates and assumptions concerning events and financial trends that may affect its future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus, particularly in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. Alta assumes no obligation to update any of these forward-looking statements.

Recent Developments

The impact of the COVID-19 pandemic has created significant volatility in the global economy and led to reduced economic activity. On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic and recommended containment and mitigation measures. Subsequent to this characterization international, federal, state, and local public health and governmental authorities have taken extraordinary measures to contain and combat the outbreak and spread of COVID-19. These actions include travel restrictions, local quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to drastically reduce or cease customary operations.

The pandemic has resulted, and may continue to result, in significant economic disruption that has and may likely continue to adversely affect our business.

In mid-March, the Company started to see a slowdown in its business activity, initially and primarily in the automotive industry and in the state of Michigan due to its customers being impacted by the COVID-19 pandemic. This slowdown reached its most acute level midway through the second quarter. In mid-May as state and local officials began easing quarantine and “stay at home” orders we saw an increase in business activity levels that continued to trend positively through the remainder of the second quarter. While the Company expects its business activity to continue to stabilize, as of the time of this filing, we are unable to predict the exact impact the COVID-19 pandemic will have on our business over the long-term. COVID-19’s impact on our second-half 2020 financial results and beyond will depend on future developments, such as the duration and scope of the outbreak and the potential for future “shelter in place” orders that could impact our employees, customers and suppliers. Although we’ve seen improvements in business activity as a result of the easing of various restrictions, we expect our full year 2020 results to be adversely affected by COVID-19. Specifically, if there is a resurrection of the “stay at home” restrictions in the second half of 2020, our business and financial performance would likely be negatively impacted.

Nevertheless, we are able to address our continuing response to the pandemic, and how COVID-19 may impact our results and financial condition going forward. Based on business conditions as of the date of this filing, the Company believes it has sufficient liquidity to fund operations for the foreseeable future so long as business conditions and economic activity remain at current levels. However, if there are future “shelter in place” orders or similar measures taken in the geographies where we operate and the demand for our products and services is adversely impacted, we may take additional actions to further reduce costs and/or seek additional financing.

Remote Work Arrangements

In late March 2020, in compliance with the directives of government authorities in the state and local geographic areas in which we have operations, we adjusted our operations to permit virtually all of our sales and back office employees to work remotely. In late second quarter of 2020, we began phasing in a return to more normalize working conditions as state or local governments began lifting restrictions. Despite the lifting of certain restrictions, Alta continues to adhere to government issued guidelines and promote a clean and safe environment in all of its branch locations. Certain non-revenue producing business functions continue to work via remote work arrangements which have been designed to allow for the continued operation of our business while allowing employees to work virtually.

Liquidity

Although we were deemed an “essential” business in all of our geographies, many of our customers were drastically impacted by COVID-19 in the second quarter of 2020, which led to an adverse effect on the Company’s financial performance in the quarter.

Despite the relative reduction in revenues in the second quarter and in order to preserve our liquidity, our senior executive officers volunteered to accept pay reductions, we implemented an employee furlough program and took various other cost savings measures to prioritize preserving our liquidity position. We believe the measures we took were prudent and successful in helping to preserve our liquidity position. As of the date of this filing, given current business conditions, we believe we have sufficient liquidity to fund our operations as we work through the COVID-19 recovery. Our Board of Directors and management team continues to monitor and evaluate the continuing impacts of the COVID-19 pandemic on our business and operations, to the extent business conditions regress from current levels we may take additional actions to further reduce costs and/or seek additional financing to bolster our liquidity position.

Safety Protocols

We have established new safety protocols intended to help protect the health and safety of our workforce as many of them have continued to provide services to our customers in the field or within our branch infrastructure during the COVID-19 outbreak. The protocols comport with state and local guidelines and include, requiring face mask use in our facilities, providing additional personal protective equipment when job requirements do not permit following social distancing guidelines and rigorous facility cleaning protocols.

Business Description

The Company owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. We engage in five principal business activities in these equipment categories:

(i)	new equipment sales;

(ii)	used equipment sales;

(iii)	parts sales;

(iv)	repair and maintenance services; and

(v)	equipment rentals.

We have operated as an equipment dealership for over 35 years and have developed a branch network that includes 51 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, New York, Virginia and Florida. We offer our customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More recently, with the acquisition of PeakLogix, we have entered the warehouse design and system integration sector, which we believe has natural synergies with our material handling business and positions us to take advantage of the macroeconomic trend in e-commerce.

Within our territories, we are the exclusive distributor of new equipment and replacement parts on behalf of our OEM partners. We and our regional subsidiaries enjoy long-standing relationships with the leading industrial and construction equipment OEMs, including Hyster-Yale, Volvo, and JCB, among more than 30 others. We are consistently recognized by OEMs as a top dealership partner and have been identified as a nationally recognized Hyster-Yale dealer and multi-year recipient of the Volvo Dealer of the Year award.

Business Segments

We have two reportable segments: Industrial Equipment and Construction Equipment. Our segments are determined based on management structure, which is organized based on types of products sold and geographic areas, as described in the following paragraph. The operating results for each segment are reported separately to our Chief Executive Officer (our chief operating decision maker) to make decisions regarding the allocation of resources, to assess our operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in Michigan, Illinois, Indiana, as well as parts of the northeastern United States including Massachusetts, Maine, Connecticut, New Hampshire, New York, Vermont, Rhode Island, and Virginia. The Industrial Equipment segment is made up of the legal entities Alta Industrial Equipment Michigan, LLC, Alta Industrial Equipment Company, LLC, NITCO, LLC, PeakLogix LLC and Alta Industrial Equipment New York, LLC. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in Michigan, Indiana, Illinois and Florida. The Construction Equipment segment is made up of the legal entities Alta Construction Equipment, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services LLC and Alta Construction Equipment Florida, LLC.

Alta Equipment Group Inc., Alta Equipment Holdings, Inc. and Alta Enterprises, LLC (individually or as sometimes collectively referred to as “Corporate”) are the holding companies for the legal entities noted above that make up each segment. In addition to being a holding company, Alta Enterprises, LLC also holds corporate debt, debt extinguishment fees, deferred taxes, income tax provision, transaction costs associated with the reverse recapitalization, and has minor activity all together.

Acquisitions

C&M Dahlen Inc.

We entered into an asset purchase agreement on April 13, 2018 to purchase the assets of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite”). Elite is a provider of field service, preventative maintenance, weld-bore repair, welding and fabrication, component rebuilding, and in-shop repairs in the Spring Grove, Illinois area. The acquisition took place to expand our construction segment in Illinois. Total consideration paid amounted to $4.6 million.

Northland Industrial Truck Co., Inc.

On May 1, 2019, we purchased the assets of Northland Industrial Truck Co., Inc. for a total purchase price of $65.6 million. In connection with the purchase, NITCO LLC was created. The acquisition expands our business into the New England market providing Alta a growth platform on the East Coast of the United States. The acquisition adds a best-in-class full-service materials handling and construction equipment dealer with operations in Massachusetts, Connecticut, New Hampshire and Maine.

FlaglerCE Holdings, LLC

On February 14, 2020, we acquired all the assets of Flagler for a total purchase price of $75.8 million, which was paid out of funds from the closing of the reverse recapitalization. The acquisition expands our heavy equipment segment into the Florida construction market, scales our relationship with a major OEM and provides an opportunity for us to deploy our aftermarket strategies in a robust construction market.

Liftech Equipment Companies, Inc.

On February 14, 2020, we acquired all the assets of Liftech for a total purchase price of $18.4 million, which was paid out of funds from closing of the reverse recapitalization. The acquisition primarily expands our materials handling segment into the upstate New York market, scales our relationship with a major OEM and provides an opportunity for Alta to drive market share with allied products in the region.

PeakLogix, Inc.

On June 12, 2020, we acquired all the assets of PeakLogix for a total cash purchase price of $5.7 million, which was paid out of available funds. Additional consideration includes $1.0 million in an unsecured one-year promissory note at 6% and earn-out payment of a minimum $2.0 million up to $3.7 million to be paid out to former owners based on meeting certain financial targets through-out the 5-year earn-out period. The acquisition is consistent with our growth strategy in materials handling business and expands our geographic footprint.

Hilo Equipment & Services

On July 1, 2020, we acquired all the assets of Hilo, a distributor of material handling equipment with three branches in the New York City metro area. Under the terms of the agreement, the purchase price at close was $17.3 million in cash, including certain new floorplan inventory and potential earn out payments of $1.0 million tied to post closing performance of the Hilo business. The acquisition aligns with our growth strategy by expanding our distribution footprint with best-in-class OEMs and strategic presence in the New York City area gives us a major market foothold and strengthens our overall coverage of the Northeastern United States.

Martin Implement Sales, Inc.

On September 1, 2020, we acquired all the assets of Martin, a premium equipment distributor with three branches in the Chicago metro area. The purchase price at close was $10.9 million in cash, net of floorplan eligible new inventories, approximating $5.0 million. This acquisition adds an exceptional equipment distributor and enhances our growth in the Illinois construction market and broadens our best-in-class product portfolio and service capabilities.

Financial Statement Components

Our revenues and related costs are primarily derived from sale or rental of equipment and related activities, and consist of:

New Equipment Sales. We sell new heavy construction and industrial equipment and are a leading regional distributor for over 30 nationally recognized equipment manufacturers, including Hyster, Yale, Volvo, and JCB. Our new equipment sales operation is a primary source of new customers for the rental, parts and services business. The majority of our new equipment sales is predicated on exclusive distribution agreements we have with best-in-class OEMs. The sale of new equipment to customers, while profitable, acts as a means of generating equipment field population and activity for our higher-margin aftermarket revenue streams, specifically service and parts. We also provide material handling and warehouse design and system implementation solutions.

Used Equipment Sales. We sell used equipment which is typically equipment that has been taken in on trade from a customer that is purchasing new equipment, equipment coming off a third-party lease arrangement, or equipment that has been designated for disposal and has been transferred to our used inventory from our rental fleet. Used equipment sales made in our territories, like new equipment sales, generate parts and services business for us, as well.

Parts Sales. We sell replacement parts to customers and supply parts to our own rental fleet. Our in-house parts inventory is extensive such that we are able to provide timely service support to our customers. The majority of our parts inventory is made up of OEM replacement parts for those OEM’s with which we have exclusive dealership agreements to sell new equipment.

Service Support. We provide maintenance and repair services for customer-owned equipment and to our own rental fleet. In addition to repair and maintenance on an as needed or scheduled basis, we provide ongoing preventative maintenance services and warranty repairs for our customers. We have committed substantial resources to training our technical service employees and have a full-scale services infrastructure that we believe differentiates us from our competitors. Approximately half of our employees are skilled service technicians. Training, paid time off, and other non-billable costs of maintaining our expert technicians flow through this department in addition to the direct customer-billable labor.

Equipment Rentals. We rent heavy construction, aerial, industrial, and compact equipment to our customers on a daily, weekly and monthly basis. Our rental fleet, which we believe to be well maintained has an original acquisition cost (which we define as the cost originally paid to manufacturers plus any capitalized costs) of $361.4 million. The original acquisition cost of our rental fleet excludes the value of assets associated with the guaranteed purchase obligations. In addition to being a core business, our rental business also creates cross-selling opportunities for us in our sales and product support activities.

Rental Equipment Sales. We also sell rental equipment from our rental fleet. Customers often have options to purchase equipment after or before rental agreements have matured. Rental equipment sales, like new and used equipment sales, generate customer-based equipment field population within our territories and ultimately high-margin parts and services revenue for us.

General and Administrative expenses. These costs are made up of three main components: personnel costs, operational costs, and occupancy costs. Personnel costs are made up of hourly and salaried wages for administrative employees, including incentive compensation, and employee benefits, including medical benefits. Operational costs include marketing activities, costs associated with deploying and leasing our service vehicle fleet, information technology, office and shop supplies, general corporate costs, depreciation on non-sales and rental related assets, and intangible amortization. Occupancy costs are made up of all expenses related to office and administrative working space, including rent, utilities, property taxes, and building insurance.

Other Income (Expense). This section of the financial statements is mostly made up of interest expense and other miscellaneous items that result in income or expense. Interest expense is mostly driven by manufacturer floor plan arrangements, a working capital line-of-credit, and a second lien notes payable. Manufacturer floor plans payable are financing arrangements for new, used inventory and rental equipment. Also included in this section of the financials are non-recurring costs, in particular expenses associated with the extinguishment of debt.

Results of Operations

Three and six months ended June 30, 2020 compared to three and six months ended June 30, 2019

Consolidated Results

	Three months ended June 30,		Increase (Decrease) 2020 versus 2019		Six months ended June 30,		Increase (Decrease) 2020 versus 2019
	2020	2019			2020	2019
Revenues:
New and used equipment sales	$95.1	$61.2	$33.9	55.4%	$177.3	$106.0	$71.3	67.3%
Parts sales	28.1	20.6	7.5	36.4%	56.8	37.1	19.7	53.1%
Service revenue	28.4	22.7	5.7	25.1%	58.6	39.9	18.7	46.9%
Rental revenue	26.0	22.1	3.9	17.6%	51.2	39.1	12.1	30.9%
Rental equipment sales	14.5	9.3	5.2	55.9%	28.7	16.1	12.6	78.3%

Net revenue	$192.1	$135.9	$56.2	41.4%	$372.6	$238.2	$134.4	56.4%

Cost of revenues:
New and used equipment sales	83.5	53.5	30.0	56.1%	155.9	93.2	62.7	67.3%
Parts sales	19.4	13.6	5.8	42.6%	39.0	24.5	14.5	59.2%
Service revenue	11.0	8.1	2.9	35.8%	22.4	14.3	8.1	56.6%
Rental revenue	4.5	3.6	0.9	25.0%	9.4	7.1	2.3	32.4%
Rental depreciation and amortization	15.0	10.7	4.3	40.2%	27.9	19.2	8.7	45.3%
Rental equipment sales	12.4	7.8	4.6	59.0%	24.6	13.8	10.8	78.3%

Cost of revenue	$145.8	$97.3	$48.5	49.8%	$279.2	$172.1	$107.1	62.2%

Gross profit	$46.3	$38.6	$7.7	19.9%	$93.4	$66.1	$27.3	41.3%

General and administrative expenses	43.7	32.8	10.9	33.2%	94.8	58.1	36.7	63.2%
Depreciation and amortization expense	1.7	0.7	1.0	142.9%	2.7	1.3	1.4	107.7%

Total general and administrative expenses	45.4	33.5	$11.9	35.5%	97.5	59.4	$38.1	64.1%

Income (loss) from operations	$0.9	$5.1	$(4.2)	(82.4)%	$(4.1)	$6.7	$(10.8)	(161.2)%

Other income (expense)
Interest expense, floor plan payable — new equipment	(0.3)	(0.8)	0.5	(62.5)%	(1.3)	(1.5)	0.2	(13.3)%
Interest expense — other	(5.4)	(4.2)	(1.2)	28.6%	(10.3)	(8.0)	(2.3)	28.8%
Other income	0.3	0.3	—	—	0.7	0.6	0.1	16.7%
Loss on extinguishment of debt	—	—	—	NA	(7.6)	—	(7.6)	NA

Total other income (expense)	$(5.4)	$(4.7)	$(0.7)	14.9%	$(18.5)	$(8.9)	$(9.6)	107.9%

(Loss) income before taxes	$(4.5)	$0.4	(4.9)	(1225.0)%	$(22.6)	$(2.2)	(20.4)	927.3%

Income tax benefit	(0.4)	—	(0.4)	NA	(1.5)	—	(1.5)	NA

Net (loss) income	$(4.1)	$0.4	$(4.5)	(1125.0)%	$(21.1)	$(2.2)	$(18.9)	859.1%

Consolidated	Percent of Revenue Three months ended June 30,		Percent of Revenue Six months ended June 30,
	2020	2019	2020	2019
Revenues:
New and used equipment sales	49.5%	45.0%	47.6%	44.5%
Parts sales	14.6%	15.2%	15.2%	15.6%
Service revenue	14.8%	16.7%	15.7%	16.8%
Rental revenue	13.5%	16.3%	13.7%	16.4%
Rental equipment sales	7.5%	6.8%	7.7%	6.8%

Net revenue	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
New and used equipment sales	43.5%	39.4%	41.8%	39.1%
Parts sales	10.1%	10.0%	10.5%	10.3%
Service revenue	5.7%	6.0%	6.0%	6.0%
Rental revenue	2.3%	2.6%	2.5%	3.0%
Rental depreciation and amortization	7.8%	7.9%	7.5%	8.1%
Rental equipment sales	6.5%	5.7%	6.6%	5.8%

Cost of revenue	75.9%	71.6%	74.9%	72.3%

Gross profit	24.1%	28.4%	25.1%	27.7%

Revenues:    Consolidated revenues increased by $56.2 million, or 41.4%, to $192.1 million for the three months ended June 30, 2020 as compared to the same period last year. The largest drivers of this period over period increase were the acquisitions of NITCO, Flagler, Liftech and PeakLogix occurring in May 2019, February 2020, February 2020 and June 2020, respectively. All revenue streams increased as a result of these acquisitions.

Consolidated revenues increased by $134.4 million, or 56.4%, to $372.6 million for the six months ended June 30, 2020 as compared to the same period last year. All revenue streams increased as a result of the NITCO, Flagler, Liftech and PeakLogix acquisitions that was closed in May 2019, February 2020, February 2020 and June 2020, respectively. The acquisitions collectively contributed in approximately $61.0 million to the new and used equipment sales year over year. New and used equipment additionally included approximately 10.0% organic increase year over year due to increased sales volume within our existing markets. Organically, parts and service revenues both declined as a result of the impact from COVID-19 in both Industrial and Construction segments.

	Three months ended June 30,			Six months ended June 30,
	2020	2019	Change	2020	2019	Change
Consolidated	GP%	GP%	GP%	GP%	GP%	GP%
New and used equipment sales	12.2%	12.6%	(0.4)%	12.1%	12.1%	(0.0)%
Parts sales	31.0%	34.0%	(3.0)%	31.3%	34.0%	(2.6)%
Service revenue	61.3%	64.3%	(3.0)%	61.8%	64.2%	(2.4)%
Rental revenue	25.0%	35.3%	(10.3)%	27.1%	32.7%	(5.6)%
Rental equipment sales	14.5%	16.1%	(1.6)%	14.3%	14.3%	—

Consolidated gross profit	24.1%	28.4%	(4.3)%	25.1%	27.7%	(2.7)%

Gross profit (GP):

The consolidated gross profit for the three months ended June 30, 2020 was 24.1%, a 4.3% decline from the 28.4% for the same period in 2019. A decline in rental revenue gross margin was the main driver in the overall depressed margin. The combination of reduced quarter-over quarter utilization of our rental fleet, due to COVID-19 and the fixed depreciation expense on certain product categories of our rental fleet led to this reduction in gross margin. Additionally, parts and service gross margins decreased as a whole, in part due to the relative sales mix between the Construction and Industrial segments. The Construction segment, which includes Flagler in the second quarter of 2020, whose parts and service margins are typically lower than those of Industrial, was a larger portion of our product support revenues quarter-over-quarter, resulting in an overall lower margin on higher sales volumes. It should be noted that cost savings measures in the form of employee furloughs allowed the service department, in the second quarter of 2020, to maintain a gross margin percentage in line with historic levels.

The consolidated gross profit for the six months ended June 30, 2020 was 25.1%, a 2.7% decline from the 27.7% for the same period in 2019. The decrease in gross margins were largely driven by the same issues as described above for the reduction in the second quarter of 2020 gross margin when compared with the second quarter of 2019.

General and Administrative expenses: Consolidated general and administrative (G&A) expenses increased by $10.9 million to $43.7 million for the three months ended June 30, 2020 compared to the same period last year. This increase was primarily attributable to the recent acquisitions of Flagler, Liftech in the first quarter and PeakLogix in the second quarter. It should be noted that cost savings measures in the form of executive compensation reductions, decreases in employee health care costs and fringe benefits, employee furloughs and a reduction in vehicle related costs allowed for significant reductions in G&A in the second quarter when compared to historic levels.

Consolidated general and administrative (G&A) expenses increased by $36.7 million to $94.8 million for the six months ended June 30, 2020 compared to the same period last year. This increase was mainly driven by the impact of recent acquisitions along with the prior year NITCO acquisition and $7.6 million of transaction costs associated with activities directly attributable to the reverse recapitalization. Outside of the reverse recapitalization and acquisition activities, G&A expenses also increased in support of enterprise-wide growth.

Other Income (expense): Consolidated other expense increased by $0.7 million compared to the same period last year. This change was mainly due to higher borrowings associated with financing the reverse recapitalization and related acquisition activities, partially offset by lower average effective interest rate.

Consolidated other expense increased by $9.6 million compared to the same period last year. The year over year change was primarily attributable to the $7.6 million loss on debt extinguishment. The change in interest expense was primarily attributable to higher borrowings associated with financing the reverse recapitalization and related acquisition activities, partially offset by lower average effective interest rate.

Provision for income taxes: Income tax benefit for the three months ended June 30, 2020 was $0.4 million compared to $0 for the three months ended June 30, 2019. This benefit was the result of the level of pre-tax loss for the second quarter of 2020.

Income tax benefit for the six months ended June 30, 2020 was $1.5 million compared to $0 for the six months ended June 30, 2019. This benefit was the result of the level of pre-tax loss for the period from February 14, 2020 to June 30, 2020.

Industrial Equipment Results:

	Three months ended June 30,		Increase (Decrease) 2020 versus 2019		Six months ended June 30,		Increase (Decrease) 2020 versus 2019
	2020	2019			2020	2019
Revenues:
New and used equipment sales	$51.7	$35.3	$16.4	46.5%	$94.0	$56.8	$37.2	65.5%
Parts sales	12.0	12.4	(0.4)	(3.2)%	27.0	21.4	5.6	26.2%
Service revenue	17.8	16.4	1.4	8.5%	38.4	28.2	10.2	36.2%
Rental revenue	10.5	9.0	1.5	16.7%	22.0	14.9	7.1	47.7%
Rental equipment sales	3.1	1.8	1.3	72.2%	8.3	1.8	6.5	361.1%

Net revenue	$95.1	$74.9	$20.2	27.0%	$189.7	$123.1	$66.6	54.1%
Cost of revenues:
New and used equipment sales	44.7	31.0	13.7	44.2%	81.1	50.2	30.9	61.6%
Parts sales	7.8	7.7	0.1	1.3%	17.2	13.3	3.9	29.3%
Service revenue	6.3	6.0	0.3	5.0%	13.9	10.4	3.5	33.7%
Rental revenue	1.8	1.4	0.4	28.6%	3.8	2.6	1.2	46.2%
Rental depreciation and amortization	4.6	3.5	1.1	31.4%	9.1	5.7	3.4	59.6%
Rental equipment sales	2.2	1.3	0.9	69.2%	6.5	1.3	5.2	400.0%

Cost of revenue	$67.4	$50.9	$16.5	32.4%	$131.6	$83.5	$48.1	57.6%
Gross profit	$27.7	$24.0	$3.7	15.4%	$58.1	$39.6	$18.5	46.7%
General and administrative expenses	22.2	20.3	1.9	9.4%	49.0	33.9	15.1	44.5%
Depreciation and amortization expense	0.8	0.5	0.3	60.0%	1.5	1.0	0.5	50.0%

Total general and administrative expenses	$23.0	$20.8	$2.2	10.6%	$50.5	$34.9	$15.6	44.7%
Income from operations	$4.7	$3.2	$1.5	46.9%	$7.6	$4.7	$2.9	61.7%
Other income (expense)
Interest expense, floor plan payable – new equipment	(0.2)	(0.5)	0.3	(60.0)%	(0.8)	(0.8)	—	—
Interest expense — other	(1.2)	(0.6)	(0.6)	100.0%	(2.1)	(1.2)	(0.9)	75.0%
Other income	0.3	0.3	—	—	0.4	0.4	—	—

Total other income (expense)	$(1.1)	$(0.8)	$(0.3)	37.5%	$(2.5)	$(1.6)	$(0.9)	56.3%

Net income	$3.6	$2.4	$1.2	50.0%	$5.1	$3.1	$2.0	64.5%

	Percent of Revenue		Percent of Revenue
Industrial Equipment	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
New and used equipment sales	54.4%	47.1%	49.6%	46.1%
Parts sales	12.6%	16.6%	14.2%	17.4%
Service revenue	18.7%	21.9%	20.2%	22.9%
Rental revenue	11.0%	12.0%	11.6%	12.1%
Rental equipment sales	3.3%	2.4%	4.4%	1.5%
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenues:
New and used equipment sales	47.0%	41.4%	42.8%	40.8%
Parts sales	8.2%	10.3%	9.1%	10.8%
Service revenue	6.6%	8.0%	7.3%	8.4%
Rental revenue	1.9%	1.9%	2.0%	2.1%
Rental depreciation and amortization	4.8%	4.7%	4.8%	4.6%
Rental equipment sales	2.3%	1.7%	3.4%	1.1%
Cost of revenue	70.9%	68.0%	69.4%	67.8%
Gross profit	29.1%	32.0%	30.6%	32.2%

Revenues: Industrial Equipment segment revenues increased by 27.0% to $95.1 million for the three months ended June 30, 2020 as compared to the same period last year. Overall, revenue streams were up as a result of the NITCO, Liftech and PeakLogix acquisitions in May 2019, February 2020 and June 2020, respectively. While we experienced an acute reduction in customer demand from the global COVID-19 pandemic early on in the quarter, specifically in parts, service and rental, this was offset by our ability to effectively reduce labor costs and a measured ramp up in our business operations later in the quarter.

Industrial Equipment segment revenues increased by 54.1% to $189.7 million for the six months ended June 30, 2020 as compared to the same period last year. All revenue streams increased year-over-year primarily due to the acquisitions of NITCO, Liftech and PeakLogix in May 2019, February 2020 and June 2020, respectively. The new and used equipment sales grew mainly as a result of the recent acquisitions while maintaining steady organic growth. It should be noted that the majority of our new equipment sales in our Industrial Equipment segment is sold out of a backlog that is generated several months prior to its delivery and sale. This factor helped to maintain new equipment sales level throughout the second quarter of 2020 as the segment endured COVID-19.

Gross profit (GP):

	Three months ended June 30,			Six months ended June 30,
	2020	2019	Change	2020	2019	Change
Industrial Equipment	GP%	GP%	GP%	GP%	GP%	GP%
New and used equipment sales	13.5%	12.2%	1.4%	13.7%	11.6%	2.1%
Parts sales	35.0%	37.9%	(2.9)%	36.3%	37.9%	(1.6)%
Service revenue	64.6%	63.4%	1.2%	63.8%	63.1%	0.7%
Rental revenue	39.0%	45.6%	(6.5)%	41.4%	44.3%	(2.9)%
Rental equipment sales	29.0%	27.8%	1.3%	21.7%	27.8%	(6.1)%
Segment gross profit	29.1%	32.0%	(2.9)%	30.6%	32.2%	(1.5)%

Industrial Equipment gross profit margins for the three months ended June 30, 2020 declined 2.9% to 29.1% compared to the same period in 2019. A decline in rental revenue gross margin was the main driver in the overall depressed margin. The combination of reduced quarter-over quarter utilization of our rental fleet, due to

COVID-19 and the fixed depreciation expense on our Industrial rental fleet led to this reduction in gross margin. Overall, new and used equipment sales, and parts and service margins remained relatively stable for the Industrial segment. It should be noted that cost savings measures in the form of employee furloughs allowed the service department in the Industrial segment, in the second quarter of 2020, to maintain a gross margin percentage in line with historic levels.

Industrial Equipment gross profit margins for the six months ended June 30, 2020 declined 1.5% to 30.6% compared to the same period in 2019 for the aforementioned reasons.

General and administrative expenses: Industrial Equipment general and administrative (G&A) expenses increased by 9.4% to $22.2 million for the three months ended June 30, 2020 as compared to the same period last year. This increase was primarily due to the inclusion of the G&A from the Industrial segment acquisitions, NITCO, Liftech and PeakLogix.

Industrial Equipment general and administrative (G&A) expenses increased by 44.5% to $49.0 million for the six months ended June 30, 2020 as compared to the same period last year. This increase was primarily due to the inclusion of the G&A from the Industrial segment acquisitions, NITCO, Liftech and PeakLogix. It should be noted that cost savings measures in the form of executive compensation reductions, decreases in employee health care costs and fringe benefits, employee furloughs and a reduction in vehicle related costs in the Industrial segment allowed for significant reductions in G&A in the second quarter such that the segment was able to fully offset the second quarter reduction in parts, service and rental gross margin due to COVID-19, when compared with first quarter of 2020.

Other Income (expense): Industrial Equipment other expense increased by $0.3 to ($1.1) million for the three months ended June 30, 2020 as compared to the same period last year. The majority of the quarter-over- quarter increase was the result of the addition of debt related to the NITCO and Liftech acquisitions, as their assets were financed via our line of credit and floorplan financing facilities.

Industrial Equipment other expense increased by $0.9 million to ($2.5) million for the six months ended June 30, 2020 as compared to the same period last year. The majority of the year-over-year increase was the result of the addition of debt related to the NITCO and Liftech acquisitions, as their assets were financed via our line of credit and floorplan financing facilities.

Construction Equipment Results

	Three months ended June 30,		Increase (Decrease) 2020 versus 2019		Six months ended June 30,		Increase (Decrease) 2020 versus 2019
	2020	2019			2020	2019
Revenues:
New and used equipment sales	$43.4	$25.9	$17.5	67.6%	$83.3	$49.2	$34.1	69.3%
Parts sales	16.1	8.2	7.9	96.3%	29.8	15.7	14.1	89.8%
Service revenue	10.6	6.3	4.3	68.3%	20.2	11.7	8.5	72.6%
Rental revenue	15.5	13.1	2.4	18.3%	29.2	24.2	5.0	20.7%
Rental equipment sales	11.4	7.5	3.9	52.0%	20.4	14.3	6.1	42.7%

Net revenue	$97.0	$61.0	$36.0	59.0%	$182.9	$115.1	$67.8	58.9%
Cost of revenues:
New and used equipment sales	38.7	22.5	16.2	72.0%	74.8	43.0	31.8	74.0%
Parts sales	11.7	6.0	5.7	95.0%	21.8	11.2	10.6	94.6%
Service revenue	4.7	2.0	2.7	135.0%	8.5	3.9	4.6	117.9%
Rental revenue	2.7	2.3	0.4	17.4%	5.6	4.5	1.1	24.4%
Rental depreciation and amortization	10.4	7.2	3.2	44.4%	18.8	13.5	5.3	39.3%
Rental equipment sales	10.2	6.5	3.7	56.9%	18.1	12.5	5.6	44.8%

Cost of revenue	$78.4	$46.5	$31.9	68.6%	$147.6	$88.6	$59.0	66.6%
Gross profit	$18.6	$14.5	$4.1	28.3%	$35.3	$26.5	$8.8	33.2%
General and administrative expenses	18.9	12.1	6.8	56.2%	35.5	23.4	12.1	51.7%
Depreciation and amortization expense	0.9	0.2	0.7	350.0%	1.2	0.3	0.9	300.0%

Total general and administrative expenses	$19.8	$12.3	$7.5	61.0%	$36.7	$23.7	$13.0	54.9%
(Loss) income from operations	$(1.2)	$2.2	$(3.4)	(154.5)%	$(1.4)	$2.8	$(4.2)	(150.0)%
Other income (expense)
Interest expense, floor plan payable – new equipment	(0.1)	(0.3)	0.2	(66.7)%	(0.5)	(0.7)	0.2	(28.6)%
Interest expense – other	(2.6)	(1.6)	(1.0)	62.5%	(4.6)	(3.2)	(1.4)	43.8%
Other income	0.1	0.1	—	—	0.3	0.2	0.1	50.0%

Total other income (expense)	$(2.6)	$(1.8)	$(0.8)	44.4%	$(4.8)	$(3.7)	$(1.1)	29.7%

Net (loss) income	$(3.8)	$0.4	$(4.2)	(1050.0)%	$(6.2)	$(0.9)	$(5.3)	588.9%

	Percent of Revenue		Percent of Revenue
Construction Equipment	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
New and used equipment sales	44.7%	42.5%	45.5%	42.7%
Parts sales	16.6%	13.4%	16.3%	13.6%
Service revenue	10.9%	10.3%	11.0%	10.2%
Rental revenue	16.0%	21.5%	16.0%	21.0%
Rental equipment sales	11.8%	12.3%	11.2%	12.4%
Net revenue	100.0%	100.0%	100.0%	100.0%
Cost of revenues:
New and used equipment sales	39.9%	36.9%	40.9%	37.4%
Parts sales	12.1%	9.8%	11.9%	9.7%
Service revenue	4.8%	3.3%	4.6%	3.4%
Rental revenue	2.8%	3.8%	3.1%	3.9%
Rental depreciation and amortization	10.7%	11.8%	10.3%	11.7%
Rental equipment sales	10.5%	10.7%	9.9%	10.9%
Cost of revenue	80.8%	76.2%	80.7%	77.0%
Gross profit	19.2%	23.8%	19.3%	23.0%

Revenues: Construction Equipment segment revenues increased by 59.0% to $97.0 million for the three months ended June 30, 2020 as compared to the same period last year. This increase was mainly attributable to the Flagler acquisition that occurred in the first quarter of 2020. Organically, we experienced an increase in the sale of equipment, parts and service, despite the global COVID-19 pandemic influencing the majority of the second quarter of 2020. Organic rental revenues and utilization suffered early in the quarter as several major jobsites were closed or delayed related to COVID-19. As of the date of this filing our rental utilization continues to lag pre-COVID levels.

Construction Equipment segment revenues increased by 58.9% to $182.9 million for the six months ended June 30, 2020 as compared to the same period last year. This change was primarily attributable to the positive impact from the acquisition of Flagler business earlier in the year. Organically, we experienced an increase in the sale of equipment, parts and service, despite the global COVID-19 pandemic beginning in latter portion of the first quarter and extending through the majority of the second quarter of 2020. Organic rental revenues were pacing with the prior year before the impact of COVID-19 caused utilization to suffer as a result of major jobsite closures or delays across the geographies.

Gross profit (GP):

	Three months ended June 30,			Six months ended June 30,
	2020	2019	Change	2020	2019	Change
Construction Equipment	GP%	GP%	GP%	GP%	GP%	GP%
New and used equipment sales	10.8%	13.1%	(2.3)%	10.2%	12.6%	(2.4)%
Parts sales	27.3%	26.8%	0.5%	26.8%	28.7%	(1.8)%
Service revenue	55.7%	68.3%	(12.6)%	57.9%	66.7%	(8.7)%
Rental revenue	15.5%	27.5%	(12.0)%	16.4%	25.6%	(9.2)%
Rental equipment sales	10.5%	13.3%	(2.8)%	11.3%	12.6%	(1.3)%
Segment gross profit	19.2%	23.8%	(4.6)%	19.3%	23.0%	(3.7)%

Construction Equipment gross profit decreased by 4.6% to 19.2% in the three months ended June 30, 2020 from 23.8% compared to the same period in 2019. A decline in rental revenue gross margin was the main driver in the overall depressed margin. The combination of reduced quarter-over-quarter utilization of our rental fleet, due to COVID-19 and the fixed depreciation expense on certain product categories of our rental fleet led to this reduction in gross margin. Additionally, service gross margins decreased quarter-over-quarter because of the acquisition of Flagler in the first quarter of 2020, where the mix of service revenue is more heavily weighted toward lower-margin warranty work and best practices in the service department continue to evolve.

Construction Equipment gross profit decreased by 3.7% to 19.3% in the six months ended June 30, 2020 from 23.0% compared to the same period in 2019. This decline in gross margins were largely driven by the same issues as described above for the reduction in the second quarter of 2020 gross margin when compared with the same period in 2019.

General and Administrative expenses: Construction Equipment general and administrative (G&A) expenses increased by $6.8 million to $18.9 million for the three months ended June 30, 2020 as compared to the same period in 2019. The quarter over quarter change was mainly due to the contribution of the Flagler acquisition. It should be noted that cost savings measures in the form of decreases in employee health care costs and fringe benefits, employee furloughs and a reduction in marketing and travel related costs in the Construction segment allowed for reductions in G&A in the second quarter such that the segment was able to partially offset the impacts of COVID-19 on revenue and gross profit.

Construction Equipment general and administrative (G&A) expenses increased by $12.1 million to $35.5 million for the six months ended June 30, 2020 as compared to the same period in 2019. This increase was mainly attributable to the inclusion of Flagler, as well as the operational costs associated with growing various territories.

Other Income (expense): Construction Equipment other expense increased by $0.8 million to ($2.6) million for the three months ended June 30, 2020 as compared to the same period in 2019. This change was primarily driven by interest expense associated with the Flagler acquisition, as its assets were financed via our line of credit and floorplan financing facilities.

Construction Equipment other expense increased to ($4.8) million for the six months ended June 30, 2020 as compared to ($3.7) the same period in 2019. This change was primarily driven by interest expense associated with the Flagler acquisition, as its assets were financed via our line of credit and floorplan financing facilities.

Year ended December 31, 2019 compared with year ended December 31, 2018

Consolidated Results

	Percent of Revenue
	Years ended December 31,		Years ended December 31,		Increase (Decrease)2019 versus 2018
	2019	2018	2019	2018
Revenues:
New and used equipment sales	$244.6	$181.7	43.9%	44.0%	$62.9	34.6%
Parts sales	82.7	61.3	14.8	14.8	21.4	34.9
Service revenue	92.7	61.6	16.6	14.9	31.1	50.5
Rental revenue	95.2	74.1	17.1	17.9	21.1	28.5
Rental equipment sales	42.2	34.3	7.6	8.3	7.9	23.0

Net revenue	$557.4	$413.0	100.0%	100.0%	$144.4	35.0%
Cost of revenues:
New and used equipment sales	215.4	158.1	38.6	38.3	57.3	36.2
Parts sales	54.1	40.6	9.7	9.8	13.5	33.3
Service revenue	34.6	24.2	6.2	5.9	10.4	43.0
Rental revenue	17.5	15.1	3.1	3.7	2.4	15.9
Rental depreciation and amortization	47.3	34.4	8.5	8.3	12.9	37.5
Rental equipment sales	36.4	30.5	6.5	7.4	5.9	19.3

Cost of revenue	$405.3	$302.9	72.7%	73.3%	$102.4	33.8%
Gross profit	$152.1	$110.1	27.3%	26.7%	$42.0	0.6%
General and administrative expenses	137.6	92.0	24.7	22.2	45.6	49.6
Non-operating depreciation and amortization	2.8	2.3	0.5	0.6	0.5	21.7

Total general and administrative expenses	$140.4	$94.3	25.2%	22.8%	$46.1	48.9%
Income from operations	$11.7	$15.8	2.1%	3.8%	$(4.1)	(25.9)%
Other income (expense)
Interest Expense, Floor plan payable – New Equipment	(2.9)	(1.9)	(0.5)	(0.5)	(1.0)	52.6
Interest Expense – Other	(17.6)	(13.2)	(3.2)	(3.2)	(4.4)	33.3
Other income	1.3	1.2	0.2	0.3	0.1	8.3
Change in fair market of warrants	(27.9)	(0.4)	(5.0)	(0.1)	(27.5)	6,875

Total other expense	$(47.1)	$(14.3)	(8.4)%	(3.5)%	$(32.8)	229.4%

Net income (loss)	$(35.4)	$1.5	(6.4)%	0.4%	$(36.9)	(2,460.0)%

Revenues: Consolidated revenues increased by $144.4 million, or 35.0%, to $557.4 million for the period ended December 31, 2019 as compared to the same period last year. The largest drivers of this increase period over period were the acquisitions of NITCO in May 2019 and consolidated full period results from the acquisition of Elite in April 2018. All revenue streams increased as a result of these acquisitions. New and used equipment especially benefited from the NITCO acquisition, having added $47.7 million to new and used revenue as a result of the transaction. New and used equipment additionally benefited from increased sales volume in existing markets. Parts and service increases continued to be driven by an increased demand for maintenance on aging equipment previously sold to our customers. Service revenue increases were additionally driven by Elite’s strong service business. Both new and used equipment sales and rental revenue decreased as a percentage of revenue because of a shift in sales mix to parts and service sales. As a percentage of revenue, service revenues also increased relative to other revenue streams due to the aforementioned reasons.

Gross profit (GP):

	Years ended December 31,		GP% Change
	2019	2018
Consolidated:	GP%	GP%
New and used equipment sales	11.9%	13.0%	(1.1)%
Parts sales	34.6%	33.8%	0.8%
Service revenue	62.7%	60.7%	2.0%
Rental revenue	31.9%	33.2%	(1.3)%
Rental equipment sales	13.7%	11.1%	2.6%
Consolidated gross profit	27.3%	26.7%	0.6%

Consolidated gross profit increased by 0.6% from 26.7% in the period ended December 31, 2018 to 27.3% in the same period in 2019. Parts and service revenue streams benefited from follow-on demand resulting from increased growth in equipment sales from prior years accompanied with realizing cost efficiencies. New and used equipment margins fell slightly due to product mix, as our new equipment sales grew rapidly but have slightly lower margins than our used equipment sales. Rental equipment sales margins benefited from growing rental sales and stabilizing costs associated with Alta’s expansion in Illinois and economies of scale realized in existing markets within the Construction Equipment segment.

General and Administrative expenses: Consolidated general and administrative (G&A) expenses increased by 48.9% to $140.4 million for the period ended December 31, 2019 as compared to the same period last year. This increase was primarily attributable to the NITCO acquisition and consolidated full period results of Elite in 2019 relative to 2018. Outside of acquisition activity, G&A expenses also increased to support enterprise-wide growth.

Other Income (expense): Consolidated other expense increased by $32.8 million compared to the same period last year. This change was primarily due to the change in the fair market value of warrants by $27.9 million triggered by the B. Riley transaction and higher year over year interest expense. The increase in interest expense was due to increased floorplan interest rates, increased utilization, and greater borrowings associated with financing acquisition activity.

	Percent of Revenue
	Years ended December 31,		Years ended December 31,		Increase (Decrease) 2019 versus 2018
	2019	2018	2019	2018
Revenues:
New and used equipment sales	$151.1	$92.5	48.4%	45.7%	$58.6	63.4%
Parts sales	50.1	34.7	16.0	17.2	15.4	44.4
Service revenue	66.8	44.4	21.4	21.9	22.4	50.5
Rental revenue	38.3	29.8	12.3	14.7	8.5	28.5
Rental equipment sales	6.0	0.9	1.9	0.4	5.1	566.7

Net revenue	$312.3	$202.3	100.0%	100.0%	$110.0	54.4%
Cost of revenues:
New and used equipment sales	131.8	80.2	42.2	39.6	51.6	64.3
Parts sales	31.1	22.0	10.0	10.9	9.1	41.4
Service revenue	24.6	17.0	7.9	8.4	7.6	44.7
Rental revenue	6.1	6.6	2.0	3.3	(0.5)	(7.6)
Rental depreciation	14.8	9.5	4.7	4.7	5.3	55.8
Rental equipment sales	4.4	0.9	1.4	0.4	3.5	388.9

Cost of revenue	$212.8	$136.2	68.1%	67.3%	$76.6	56.2%
Gross profit	$99.5	$66.1	31.9%	32.7%	$33.4	(0.8)%
General and administrative expenses	81.5	52.2	26.1	25.8	29.3	56.2
Non-operating depreciation and amortization	2.2	1.8	0.7	0.9	0.4	22.2

Total general and administrative expenses	$83.7	$54.0	26.8%	26.7%	$29.7	55.1%
Income from operations	$15.8	$12.1	5.0%	6.0%	$3.7	30.3%
Other income (expense)
Interest Expense, Floor plan payable – New Equipment	(1.6)	(0.9)	(0.5)	(0.4)	(0.7)	77.8
Interest Expense – Other	(3.0)	(2.2)	(1.0)	(1.1)	(0.8)	36.4
Other income	0.4	0.5	0.1	0.2	(0.1)	(20.0)
Change in fair market of warrants	—	—	—	—	—	—

Total other expense	$(4.2)	$(2.6)	(1.3)%	(1.3)%	$(1.6)	61.5%

Net income	$11.6	$9.5	3.7%	4.7%	$2.1	21.7%

Revenues: Industrial Equipment segment revenues increased by 54.4 % to $312.3 million for the period ended December 31, 2019 as compared to the same period last year. All revenue streams were increased primarily due to the acquisition of NITCO in May 2019. The NITCO acquisition had the largest effects on new and used equipment sales, having accounted for $47.7 million of the $58.6 million increase, and service revenue, having accounted for $19.1 million of the $22.4 million increase. The NITCO acquisition also effected the majority of the increase in parts, rental, and rental equipment sales, having accounted for at least 78% of the increase in each respective revenue stream. Service revenue additionally benefited from increased demand and higher billing rates. The high growth in new and used equipment sales due to the aforementioned reasons drove its percentage of revenue to increase higher than other revenue streams. The NITCO acquisition was the primary driver of the $5.1 million increase in rental equipment sales over the same period in 2018.

Gross profit (GP):

	Years ended December 31,		GP% Change
	2019	2018
Industrial Equipment:	GP%	GP%
New and used equipment sales	12.8%	13.3%	(0.5)%
Parts sales	37.9%	36.6%	1.3%
Service revenue	63.2%	61.7%	1.5%
Rental revenue	45.4%	46.0%	(0.5)%
Rental Equipment Sales	26.7%	0.0%	26.7%
Segment gross profit	31.9%	32.7%	(0.8)%

Industrial Equipment gross profit remained relatively stable, moving from 32.7% in the period ended December 31, 2018 to 31.9% in the same period in 2019. Every major revenue stream’s margin increased year-over-year except for new and used equipment and rental revenue. New and used equipment margins fell slightly due to product mix, as our new equipment sales grew rapidly but had slightly lower margins than our used equipment sales. Since new and used equipment is our largest revenue source, this caused the segment to show a slight softness in margin. Rental revenue margins remained relatively stable and were impacted primarily by depreciation of rental fleet, which is highly correlated to the relative age of the Industrial rental fleet. Parts and service revenue streams benefited from follow-on demand resulting from increased growth in equipment sales from prior years. The NITCO acquisition significantly improved the profitability of our Industrial segment, especially in the new and used equipment revenue stream.

General and administrative expenses: Industrial Equipment general and administrative (G&A) expenses increased by 55.1% to $83.7 million for the year ended December 31, 2019 as compared to the same period last year. This increase was primarily due to the NITCO acquisition. Excluding NITCO, general and administrative costs grew in a similar manner to revenue growth, as G&A costs as a percentage of revenue remained stable at 26.8% and 26.7% for 2019 and 2018. NITCO’s G&A expense as a percentage of revenue was fairly consistent with the Industrial Equipment segment as a whole, with NITCO’s G&A expense being at 27.1% of NITCO revenue compared to the segment’s G&A expense being at 26.8% of the segment revenue.

Other Income (expense): Industrial Equipment other expense increased to ($4.2) million for the period ended December 31, 2019 as compared to the same period last year. This was primarily due to interest expense increasing by ($1.5) million to ($4.6) million. The majority of this increase was the addition of debt related to the NITCO acquisition, as its assets were financed via our line of credit and floorplan financing facilities.

Construction Equipment Results

	Percent of Revenue
	Years ended December 31,		Years ended December 31,		Increase (Decrease) 2019 versus 2018
	2019	2018	2019	2018
Revenues:
New and used equipment sales	$93.5	$89.2	38.1%	42.3%	$4.3	4.8%
Parts sales	32.6	26.6	13.3	12.6	6.0	22.6
Service revenue	25.9	17.2	10.6	8.2	8.7	50.6
Rental revenue	56.9	44.3	23.2	21.0	12.6	28.4
Rental equipment sales	36.2	33.4	14.8	15.9	2.8	8.4

Net revenue	$245.1	$210.7	100.0%	100.0%	$34.4	16.3%
Cost of revenues:
New and used equipment sales	83.6	77.9	34.1	37.0	5.7	7.3
Parts sales	23.0	18.6	9.4	8.8	4.4	23.7
Service revenue	10.0	7.2	4.1	3.4	2.8	38.9
Rental revenue	11.4	8.5	4.7	4.0	2.9	34.1
Rental depreciation	32.5	24.9	13.3	11.8	7.6	30.5
Rental equipment sales	32.0	29.6	13.1	14.0	2.4	8.1

Cost of revenue	$192.5	$166.7	78.5%	79.1%	$25.8	15.5%
Gross profit	$52.6	$44.0	21.5%	20.9%	$8.6	0.6%
General and administrative expenses	51.2	39.5	20.9	18.8	11.7	29.5
Non-operating depreciation and amortization	0.6	0.5	0.2	0.2	0.1	20.0

Total general and administrative expenses	$51.8	$40.0	21.1%	19.0%	$11.8	29.4%
Income from operations	$0.8	$4.0	0.3%	1.9%	$(3.2)	(79.0)%
Other income (expense)
Interest Expense, Floor plan payable – New Equipment	(1.3)	(1.0)	(0.5)	(0.5)	(0.3)	30.0
Interest Expense – Other	(6.5)	(5.0)	(2.7)	(2.4)	(1.5)	30.0
Other income	0.9	0.7	0.4	0.3	0.2	28.6
Change in fair market of warrants	—	—	—	—	—	—

Total other expense	$(6.9)	$(5.3)	(2.8)%	(2.5)%	$(1.6)	30.2%

Net income (loss)	$(6.1)	$(1.3)	(2.5)%	(0.6)%	$(4.8)	366.2%

Revenues: Construction Equipment segment revenues increased by 16.3% to $245.1 million for the period ended December 31, 2019 as compared to the same period last year. This increase was primarily attributable to having full period results of the Elite acquisition in April 2018, an increased market presence in Illinois, and an increased ability to provide equipment and services to union labor-based projects. Parts and service increases continued to be driven by an increased demand for maintenance on aging equipment previously sold to our customers. Parts and service revenues also continued to increase as a percentage of total revenue as a result of Elite’s service-centric business and as previously sold equipment is requiring service and parts. New and used equipment sales and rental revenue as a percentage of revenue declined as a result of the aforementioned increase in service and parts revenue related to the Elite acquisition and the segment’s continued organic growth in those departments as revenue mix continued to shift towards service and parts.

Gross profit (GP):

	Years ended December 31,		GP% Change
	2019	2018
Construction Equipment:	GP%	GP%
New and used equipment sales	10.6%	12.7%	(2.1)%
Parts sales	29.4%	30.1%	(0.6)%
Service revenue	61.4%	58.1%	3.3%
Rental revenue	22.8%	24.6%	(1.8)%
Rental equipment sales	11.6%	11.4%	0.2%
Segment gross profit	21.5%	20.9%	0.6%

Construction Equipment gross profit increased by 0.6% from 20.9% in the period ended December 31, 2018 to 21.5% in the same period in 2019. This increase was primarily attributable to the shift of sales mix to higher margin parts, service, and rental revenue streams and realizing operating efficiencies in new and existing markets. New and used equipment sales margins were down versus the same period last year as the segment realized lower margins on used equipment sales in the fourth quarter of 2019. Rental equipment sales margins remained relatively consistent period over period.

General and Administrative expenses: Construction Equipment general and administrative (G&A) expenses increased by 29.4% to $51.8 million for the period ended December 31, 2019 as compared to the same period last year. The majority of this increase was attributable to consolidating the full period results of Elite, the increased market presence in Illinois, costs associated with service fleet vehicles to support increased technician headcount and higher employee benefit costs related to union labor as compared to partial period results in the prior period.

Other Income (expense): Construction Equipment other expense increased to ($6.9) million for the period ended December 31, 2019 as compared to the same period last year. This was primarily due to interest expense increasing by 30.0% to ($7.8) million. The increase in interest expense was due to increased interest rates and utilization of our working capital line of credit and floor plan facilities to support the Elite acquisition and the segments continued organic growth and need for capital resources.

Liquidity and capital resources

Six months ended June 30, 2020 compared with six months ended June 30, 2019 Cash Flows

Cash Flow from Operating Activities. Cash flows from operating activities include net income adjusted for non-cash items and the effects of changes in working capital. For the six months ended June 30, 2020, operating activities resulted in net cash used in operations of $54.1 million. Our reported net loss of $21.1 million, when adjusted for non-cash income and expense items, such as depreciation and amortization, former debt extinguishment, and the share-based payments, provided net cash inflows of $6.9 million. Changes in working capital included a $80.5 million increase in inventories, $15.3 million in net payments on manufacturer floor plans, and a $1.2 million cash outflow in prepaid expense and other assets. Cash flows from operating activities were positively impacted by a $28.7 million increase in proceeds from the sale of rental equipment, a $3.2 million favorable change in accounts receivable, and a $4.1 million cash inflows from accounts payable, accrued expenses, customer deposits, and other liabilities.

For the six months ended June 30, 2019, the cash used in our operating activities was $7.7 million. Our reported net loss of $2.2 million, when adjusted for non-cash income and expense items, such as depreciation and amortization, paid-in-kind interest, and provision for losses on accounts receivable, provided positive cash flows of $21.0 million. Cash used in operating activities included $36.7 million cash outflows in inventories, an increase in accounts receivable by $8.2 million, a $5.9 million in net payments on manufacturer floor plans, a $1.6 million cash outflows in prepaid expense and other assets, and a $0.7 million use of cash in other liabilities.

This was partially offset by $16.1 million of sources of cash from the sale of rental equipment, $8.3 million favorable changes in accounts payable, accrued expenses, customer deposits, and other current liabilities.

Cash Flow from Investing Activities. For the six months ended June 30, 2020, our cash used in investing activities was $123.4 million. This was mainly due to $98.0 million use of cash as a result of the Flagler, Liftech and PeakLogix acquisitions and $25.5 million for purchases of rental equipment and non-rental property and equipment.

For the six months ended June 30, 2019, our cash used in investing activities was $80.9 million. The acquisition of NITCO totaled $65.7 million and purchases of rental equipment and non-rental property and equipment totaled $15.2 million.

Cash Flow from Financing Activities. For the six months ended June 30, 2020, cash provided by financing activities was $183.9 million. The favorable impact was mainly due to $175.7 million proceeds from the completion of the reverse recapitalization. Net proceeds under long-term debt and lines of credit were $149.4 and $117.8 million, respectively. Additionally, proceeds from disgorgement of short swing profits was $1.6 million. This was partially offset by payments related to the extinguishment of former debt, a line of credit and redemption of former shareholders’ notes payable all of which totaled $221.6 million, an extinguishment of a warrant liability of $29.6 million, expenditures of debt issuance costs of $2.7 million, repurchases of common stock of $2.9 million and a $3.1 million payment on long term debt and capital lease obligations. Additionally, $0.7 million net payments on the floor plans with an unaffiliated source (i.e. a non-vendor) were also made.

For the six months ended June 30, 2019, cash provided by financing activities was $87.1 million. Net proceeds under our lines of credit and floor plans with an unaffiliated source (i.e. a non-vendor) for the six months ended June 30, 2019 were $50.3 million and $25.1 million, respectively. Additionally, net proceeds under long-term debt amounted to $15.2 million partially offset by payments on long term debt of $3.5 million.

Year ended December 31, 2019 compared with year ended December 31, 2018 Cash Flows

Cash Flow from Operating Activities. Cash flows from operating activities include net income adjusted for non-cash items and the effects of changes in working capital. For the year ended December 31, 2019, operating activities resulted in net cash used in operations of $5.5 million. Our reported net loss of $35.4 million, when adjusted for non-cash income and expense items, such as depreciation and amortization, paid-in-kind interest, provision for losses on accounts receivable, and the change in the fair value of the warrants, provided positive cash flows of $52.6 million. These cash flows from operating activities were offset by cash outflows attributable to a $23.2 million increase in accounts receivable, a $35.8 million increase in inventories, and a $2.0 million increase in prepaid expenses and other assets. Cash flows from operating activities were positively impacted by a net $18.8 million increase in accounts payable, accrued expenses, customer deposits, and other current liabilities, and a $0.6 million increase in liabilities associated with sale contracts containing guaranteed purchase obligations and other liabilities. Additionally, net payments on manufacturer floor plans decreased cash flows by $16.5 million.

For the year ended December 31, 2018, the cash used in our operating activities was $3.6 million. Our reported net income of $1.5 million, when adjusted for non-cash income and expense items, such as depreciation and amortization, paid-in-kind interest, and provision for losses on accounts receivable, provided positive cash flows of $46.4 million. These cash flows from operating activities were offset by cash outflows attributable to a $14.0 million increase in accounts receivable and a $64.2 million increase in inventories and rental fleet, along with a $5.2 million decrease in accounts payable, accrued expenses, customer deposits, and other current liabilities, and a net $1.9 million decrease in liabilities associated with sale contracts containing guaranteed purchase obligations and other liabilities. Additionally, net proceeds from manufacturer floor plans increased cash flows by $33.9 million.

Cash Flow from Investing Activities. For the year ended December 31, 2019, our cash used in investing activities was $87.8 million. The acquisition of NITCO totaled $65.6 million and purchases of rental and non-rental equipment totaled approximately $22.3 million.

For the year ended December 31, 2018, our cash used in investing activities was $39.4 million. The acquisition of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service totaled $4.7 million and purchases of rental and non-rental equipment totaled $34.6 million.

Cash Flow from Financing Activities. For the year ended December 31, 2019, cash provided by financing activities was $91.8 million. Net proceeds under our lines of credit and floor plans with an unaffiliated source (i.e. a non-vendor) for the year ended December 31, 2019 were $44.7 million and $40.1 million, respectively. Additionally, net proceeds under long-term debt amounted to $8.0 million, partially offset by payments on capital lease obligations of $0.9 million.

For the year ended December 31, 2018, cash provided by financing activities was $44.4 million. Net proceeds under our lines of credit and floor plans with an unaffiliated source (i.e. a non-vendor) for the year ended December 31, 2018 were $14.7 million and $18.4 million, respectively. Additionally, net proceeds under long-term debt amounted to $12.3 million partially offset by payments on capital lease obligations of $0.7 million.

Sources of Liquidity

The Company reported $6.4 million in cash for the six months ended June 30, 2020.

In conjunction with the reverse recapitalization, effective February 14, 2020, the Company amended and restated its credit facility with its first lien lender by entering into the Fifth Amended and Restated ABL First Lien Credit Agreement (“Amended and Restated Credit Agreement” and the facility thereunder, the “ABL Facility”) by and among Alta Equipment Group Inc. and the other credit parties named therein, the lenders named therein, JP Morgan Chase Bank, N.A., as Administrative Agent, and the syndication agents and documentation agent named therein.

In connection with the Amended and Restated Credit Agreement, the Company amended and restated its floor plan facility with its first lien lender by entering into the Fifth Amended and Restated Floor Plan First Lien Credit Agreement (“Floor Plan Credit Agreement”) by and among Alta Equipment Group Inc. and the other credit parties named therein, the lender JP Morgan Chase Bank, N.A., as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

The Amended and Restated Credit Agreement, among other things, (i) moved the $85 million floor plan financing facility of the Fourth Amended and Restated First Lien Credit Agreement out of syndication and into the Floor Plan Credit Agreement, (ii) increased the total aggregate amount of allowed indebtedness of all floor plans from $220 million to $225 million, (iii) increased the revolving line of credit borrowing capacity from $110 million to $300 million, and (iv) modified financial covenants (as defined in the Amended and Restated Credit Agreement.

The Floor Plan Credit Agreement, among other things, (i) modified the floor plan financing facility with the Company’s first lien lender from $85 million to $40 million, and (ii) modified financial covenants (as defined in the Floor Plan Credit Agreement).

Line of Credit and Floor Plan First Lien Lender

The Company has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered new and used equipment inventory and rental equipment. The revolving line of credit has a maximum borrowing capacity of $300 million and interest cost is the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or the CB Floating Rate, depending on the borrowing. As of June 30, 2020, the Company had an outstanding revolving line of credit balance of $110.8 million, excluding unamortized debt issuance costs.

The Company has a floor plan financing facility with its first lien lender to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $40 million. At June 30, 2020, the Company had an outstanding balance on their first lien lender floor plan facility of $29.0 million, excluding unamortized debt issuance costs.

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

OEM captive lender and suppliers’ floor plans payable are financing arrangements for new and used inventory and rental equipment. We have such arrangements with several OEM captive lenders and suppliers each with borrowing capacities ranging from $10 million to $82.0 million. Certain floor plans provide for a five to twelve-month interest only or deferred payment period. In addition, these floor plan agreements provide for interest or principal free terms at the supplier’s discretion. The Company routinely sells equipment that is financed under OEM captive lender floor plans prior to the original maturity date of the financing agreement. The related OEM captive lender floor plans payable is then paid at the time the equipment being financed is sold.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $525 million. The total amount outstanding was $275.9 million, exclusive of debt issuance and deferred financings costs of $1.6 million.

Term Loan

In connection with the reverse recapitalization, the Company entered into a new Note Purchase Agreement (the “Term Loan”) dated as of February 3, 2020, for the purposes of, among other things, (i) financing the reverse recapitalization, (ii) financing the acquisition of Flagler and Liftech, and (iii) providing for the repayment and refinance of a portion of the Company’s prior existing debt.

Effective February 14, 2020, the Company entered into a Note Purchase Agreement which comprised of a term loan in an aggregate principal amount of $155.0 million with its second lien lender through syndication, with an initial maturity date of August 2025. In connection with the new Note Purchase Agreement, the Company retired its existing term loan facility. The term loan is payable in quarterly installments of $1.9 million plus interest at LIBOR plus 8%. As of June 30, 2020, the effective interest rate was 9.8%. The loan is collateralized by substantially all assets of the Company.

Cash Requirements Related to Operations

Our principal sources of liquidity have been from cash provided by our service-related operations and the sales of new, used and rental fleet equipment along with rentals of such equipment, proceeds from the issuance of debt, and borrowings available under our lines of credit and floor plans. Our principal uses of cash have been to fund operating activities and working capital (including new and used equipment inventories), purchases of rental fleet equipment and property and equipment, fund payments due under lines of credit and flooring plans payable, fund acquisitions, and meet debt service requirements. In the future, we may pursue additional strategic acquisitions and seek to open new start-up locations. We anticipate that the above described uses will be the principal demands on our cash and availability under our lines of credit in the future.

The amount of our future capital expenditures will depend on a number of factors including general economic conditions and growth prospects. Our gross rental fleet capital expenditures for the six months ended

June 30, 2020 was approximately $78.8 million, including $55.5 million of transfers from new and used inventory to rental fleet. This gross rental fleet capital expenditure was offset by sales proceeds of rental equipment of approximately $28.7 million for the six months ended June 30, 2020 as our business model is to sell lightly used inventory to customers from our rental fleet so as to increase field population in our geographies. In response to changing economic conditions, we have the flexibility to modify our capital expenditures, especially as it relates to rental fleet.

To service our debt, we will require a significant amount of cash. Our ability to pay interest and principal on our indebtedness, will depend upon our future operating performance and the availability of borrowings under the lines of credit and/or other debt and equity financing alternatives available to us, which will be affected by prevailing economic conditions and conditions in the global credit and capital markets, as well as financial, business and other factors, some of which are beyond our control. Based on our current level of operations and given the current state of the capital markets, we believe our cash flow from operations, available cash, and available borrowings under the lines of credit will be adequate to meet our future liquidity needs for the foreseeable future. As of June 30, 2020, we had $171.4 million of available borrowings under the revolving line of credit and floor plans.

We cannot provide absolute assurance that our future cash flow from operating activities will be sufficient to meet our long-term obligations and commitments. If we are unable to generate sufficient cash flow from operating activities in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness, selling material assets or operations, or seeking to raise additional debt or equity capital. Given current economic and market conditions, including the significant disruptions in the global capital markets, we cannot assure investors that any of these actions could be affected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing debt agreements, as well as any future debt agreements, contain or may contain restrictive covenants, which may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

Critical accounting policies

In the preparation of consolidated financial statements prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we are required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and the related disclosures. While we believe the estimates and judgments we use in preparing our consolidated financial statements are appropriate, they are subject to future events and uncertainties regarding their outcome and, therefore, actual results may materially differ from these estimates. We consider the following items in the consolidated financial statements to require significant estimation or judgment. See Note 2 to our consolidated financial statements for the year ended December 31, 2019 and for the period ended June 30, 2020 for a summary of our significant accounting policies.

Revenue Recognition

Revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the business expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain the benefits from the goods or services. The majority of our sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. For agreements with multiple performance obligations, which are infrequent, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements, we generally allocate sales price to each distinct performance obligation based on the observable selling price.

We enter into various equipment sale transactions with certain customers, whereby customers purchase equipment from us and then lease the equipment to a third party. In some cases, we provide a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. We are precluded from recognizing a sale of equipment if it guarantees to repurchase the sold equipment back or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. Rather, these transactions are accounted for in accordance with ASC 840, Lease Accounting (“Topic 840”).

We also enter into various rental agreements whereby owned equipment is rented to customers. Revenue from the majority of rental agreements is recognized over the term of the agreement in accordance with Topic 840. A rental contract includes rates for daily, weekly or monthly use, and rental revenues are earned on a daily basis as rental contracts remain outstanding. Because the rental contracts can extend across multiple reporting periods, the Company records unbilled rental revenues and deferred rental revenues at the end of each reporting period. Unbilled rental revenues are included as a component of “Accounts receivable” on the Consolidated Balance Sheets. Rental equipment is also purchased by customers outright (“rental conversions”). Rental revenue and revenue attributable to rental conversions, are recognized in “Rental revenue” and “Rental equipment sales” on the Consolidated Statements of Operations, respectively.

Lease liability, with respect to the aforementioned sale transactions, represents the net proceeds upon the equipment’s initial transfer. These amounts, excluding the guaranteed residual value, are recognized into rental revenue on a pro-rata basis over the leased contract period up to the first exercise date of the guarantee.

Periodic and ad-hoc maintenance service revenue is recognized upon completion of the service and the agreement of terms with the customer. Revenue from guaranteed maintenance contracts is recognized over the contract period in proportion to the costs expected to be incurred in performing services under the contract, typically three to five years.

Payment terms vary by the type and location of the customer and the products or services offered. Generally, the time between when revenue is recognized, and payment is due is not significant. We do not evaluate whether the selling price includes a financing interest component for contracts that are less than a year, or if payment is expected to be received less than a year after the good or service has been provided. Sales and other taxes collected from customers and remitted to government authorities are accounted for on a net basis and, therefore, excluded from revenue. Shipping and handling costs are treated as fulfillment costs and are included in cost of revenue.

Useful lives of Rental Equipment and Property and Equipment

We depreciate rental equipment and property and equipment over their estimated useful lives. The useful life of rental equipment is determined based on our estimate of the period the asset will generate revenues. We periodically review the assumptions used in calculating rates of depreciation. We may be required to change these estimates based on changes in our industry or other changes in circumstances. If these estimates change in the future, we may be required to recognize increased or decreased depreciation expense for these assets. The amount of depreciation expense we record is highly dependent upon the estimated useful lives assigned to each category of equipment.

Generally, we assign the following useful lives to the below categories of Property and Equipment:

Estimated Useful Life
Transportation equipment	1 –10 years
Machinery and equipment	2 –20 years
Office equipment	3 –10 years
Computer equipment	3 –10 years
Leasehold improvements	2 –15 years

Evaluation of Goodwill Impairment

Goodwill is tested for impairment annually or more frequently if an event or circumstance indicates that an impairment loss may have been incurred. Application of the goodwill impairment test requires judgment, including: the identification of reporting units; assignment of assets and liabilities to reporting units; assignment of goodwill to reporting units; determination of the fair value of each reporting unit; and an assumption as to the form of the transaction in which the reporting unit would be acquired by a market participant (either a taxable or nontaxable transaction).

We estimate the fair value of our reporting units (which are our reportable segments) using a market approach based on the enterprise value (market capitalization plus interest-bearing liabilities) and operating metrics (e.g., EBITDA) of companies engaged in the same or similar line of business. We believe this approach, which requires fewer subjective assumptions than alternative methods, yields the most appropriate evidence of fair value.

We review goodwill for impairment utilizing a one-step process in which we compare the fair value of each of our reporting units’ net assets to the respective carrying value of net assets. If the carrying value of a reporting unit’s net assets is less than its fair value, then we do not recognize an impairment. If the carrying amount of a reporting unit’s net assets is greater than its fair value, we recognize a goodwill impairment for the amount of the excess of the net assets over the fair value.

Financial Accounting Standards Board (“FASB”) guidance permits entities to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test.

In connection with our goodwill impairment tests that were conducted as of December 31, 2019 and 2018, we bypassed the qualitative assessment for each reporting unit and proceeded directly to the first step of the goodwill impairment test. We estimated the fair values of our reporting units based on financial information on companies that we deemed were comparable to our business. We made judgments the comparability of publicly traded companies engaged in similar businesses and based our judgments on factors such as size, growth rates, profitability, and risk.

We used EBITDA multiples based on either the last twelve months or for the next twelve months for each of our reporting units (depending upon the maturity of the reporting unit) to estimate fair value using a market approach. A decrease in our EBITDA could materially affect the determination of the fair value and could result in an impairment charge to reduce the carrying value of goodwill, which could be material to our financial position and results of operations.

Our goodwill impairment testing as of December 31, 2019 indicated that all of our reporting units had estimated fair values which exceeded their respective carrying amounts. Our goodwill impairment testing as of December 31, 2018 indicated that all of our reporting units had estimated fair values which exceeded their respective carrying amounts.

After evaluating and weighing all relevant events and circumstances, as of June 30, 2020, the Company concluded there was no triggering event for a goodwill impairment test.

Off Balance Sheet Transactions

As of June 30,2020, and December 31, 2019, we did not have any “off-balance-sheet arrangements”, as defined in Item 303(a)(4)(ii) of Regulation S-K.

BUSINESS

Introduction

BRPM, a blank check company, was incorporated as a Delaware corporation on October 30, 2018. On November 14, 2018, GA International Services Corp. (“GA International”), a California corporation, owned by Great American Group, LLC (“Great American”), a wholly owned subsidiary of B. Riley Financial, merged into BRPM. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. BRPM was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Until the consummation of the business combination, we did not engage in any operations nor generate any revenue.

On April 11, 2019, we consummated our IPO of 14,375,000 units. Each unit consisted of one share of common stock and one-half warrant. Each whole warrant entitled the holder thereof to purchase one share of common stock at a price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $143,750,000.

On February 14, 2020, we consummated the business combination. 1,049,036 shares of common stock were redeemed at a per share price of approximately $10.14 in connection with the stockholder vote to approve the business combination. Following the business combination, Alta Holdings became our indirect subsidiary.

Alta Business Overview

We own and operate one of the largest integrated equipment dealership platforms in the U.S. Through our branch network, we sell, rent, and provide parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other industrial and construction equipment. We engage in five principal business activities in these equipment categories:

(i)	new equipment sales;

(ii)	used equipment sales;

(iii)	parts sales;

(iv)	repair and maintenance services; and

(v)	equipment rentals.

We have operated as an equipment dealership for over 35 years and have developed a branch network that includes 51 total locations in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, New York, Virginia and Florida. We offer our customers a one-stop-shop for most of their equipment needs by providing sales, parts, service, and rental functions under one roof. More recently, with the acquisition of PeakLogix, we have entered the automated equipment installation and system integration sector, which we believe has natural synergies with our material handling business and positions us to take advantage of the macroeconomic trend in e-commerce.

Within our territories, we are the exclusive distributor of new equipment and replacement parts on behalf of our OEM partners. We and our regional subsidiaries enjoy long-standing relationships with the leading industrial and construction equipment OEMs, including Hyster-Yale, Volvo, and JCB, among more than 30 others. We are consistently recognized by OEMs as a top dealership partner and have been identified as a nationally recognized Hyster-Yale dealer and multi-year recipient of the Volvo Dealer of the Year award.

We are committed to providing our customers with a best-in-class equipment dealership experience. Our customers are principally focused on equipment reliability and up-time, and our teams of skilled technicians and commitment to service are key to establishing and maintaining long-term customer relationships, representing a critical competitive advantage. Parts and service are also our most predictable and profitable businesses, with the dealership model structured to drive aftermarket parts and service revenue. Through our new and used equipment sales and our sale of rental fleet, we populate our exclusive territories with serviceable equipment. As the field population ages, we capitalize on aftermarket parts and service sales through the equipment maintenance cycle.

We have experienced significant organic and acquisition-led growth since 2008, completing over 20 acquisitions in that timeframe. We expect that acquisition activity will accelerate now that the business combination has been completed, as OEM partners support us as a consolidator by granting us new exclusive territories or by consenting to our acquisition of existing dealers. On May 1, 2019, we successfully acquired Northland Industrial Truck Co., Inc. (“NITCO”) to become the exclusive dealer of Hyster-Yale and JCB equipment in the New England states. Concurrently with the closing of the business combination on February 14. 2020, we consummated the acquisition of each of Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”). Liftech is the Hyster-Yale and JCB dealer in Upstate New York and Vermont, and Flagler is the Volvo dealer in Florida and portions of Georgia. Since the closing of the business combination, we have consummated acquisitions of PeakLogix, Inc. (“PeakLogix”) a national material handling systems integrator, Hilo Equipment and Services (“Hilo”) the exclusive dealer of Hyster-Yale in New York City, and Martin Implement Sales, Inc. (“Martin”) a premium equipment distributor in the Chicago metropolitan area. Recently, we have also announced that the Company entered into a definitive agreement to acquire Howell Tractor (“Howell”) which is expected to close in the fourth quarter of 2020.

Products and Services

New Equipment Sales. We sell new industrial and construction equipment and are a leading dealer for over 30 nationally recognized OEMs. Our new equipment sales generate customers for our parts sales and service operations, which grow with an expanding equipment field population in our territories.

Used Equipment Sales. We sell used equipment, primarily from equipment trade-ins from our new and returning customers. Used equipment sales, like new equipment sales, generate parts and services business for us.

Parts Sales. We are the exclusive distributor of OEM parts in its territories. Our in-house parts inventory is extensive, enabling us to provide timely service support to its customers.

Service Support. We provide maintenance and repair services for our customers’ equipment and to our own rental fleet. In addition to repair and maintenance on an as-needed or scheduled basis, we provide ongoing maintenance services and warranty repairs for our customers. We have committed substantial resources to recruiting and retaining skilled technicians, including partnerships with technical and trade schools near each of our construction branch locations. We believe that our service capabilities differentiate us from our competitors.

Equipment Rentals. We rent industrial and construction equipment to our customers. We view our rental fleet as an important component of our one-stop-shop model, and customers rely on our rental equipment when flexing up utilization on a project or when customer-owned equipment is being serviced. Our rental fleet consists of approximately 5,600 pieces of equipment having an original acquisition cost — which we define as the cost originally paid to manufacturers — of approximately $267.3 million and an average age of approximately 39 months. Our rental business also supports the rent-to-sell strategy, in which we sell equipment from our rental fleet to customers who prefer to purchase slightly used equipment. As with new and used equipment sales, the rent-to-sell solution generates parts and service revenue as equipment is sold into our territories.

Industry Background

The industry for industrial and construction equipment is driven by a broad range of economic factors and trends, including the ongoing transition of consumer preferences toward online retail and the associated warehousing and logistics requirements, non-residential construction trends, and general construction machinery demand. In addition, regional factors have an impact, particularly where equipment dealerships have territorial exclusivity with OEM partners.

As a one-stop-shop equipment dealership platform, we sell, rent, and provide parts and services support. We believe this gives us a competitive advantage over our single channel competitors and traditional equipment rental houses, which typically have limited parts and service offerings and which may have difficulty expanding due to the infrastructure, training, and relationships necessary to support a growing population of equipment in a designated territory.

OEMs have pushed for consolidation in their dealership networks, and we believe that we will remain one of the few natural consolidators in our industry. We are one of a very limited number of public equipment dealerships and we believe that our public currency will be a significant advantage when competing for acquisition targets. Furthermore, many equipment dealerships are family-owned operations, and retiring management teams have struggled to develop succession plans. We are a recognized consolidator in the industry, and many incumbent dealership owners have approached our management about potential sale transactions as a result. We believe that these dynamics will contribute to a growing acquisition pipeline at attractive valuation levels.

Competitive Strengths

We believe that the following attributes are important to our ability to compete effectively and to achieve our financial objectives:

Integrated Dealership Platform Providing One-Stop-Shop to Customers. Our integrated equipment sales, service, and rental platform provide a one-stop-shop for a highly diverse group of customers, enabling us to profitably double our revenue over 2015–2019 time period, pro forma for completed acquisitions. Through our 51 dealership locations, we believe that we are the leading provider of industrial and construction equipment and aftermarket parts and service support in our territories.

Superior Parts and Services Operations Supporting Customer Relationships. We provide parts and service to our customers 24 hours a day, 365 days a year. Our parts and service capabilities support customers in maximizing equipment uptime, which we believe is the key consideration when an equipment customer is selecting among competing product offerings. Critically, the aftermarket parts and service businesses provide us with a predictable, high-margin revenue source that is relatively insulated from the business cycle.

Ability to Attract and Retain Skilled Technical Employees. We believe that we provide best-in-class parts and service support to our customers, and the ability to attract and retain skilled technicians is critical to aftermarket performance. We have partnered with trade and technical schools near many of our branches, and these relationships provide us with a pipeline of skilled employees. To retain employees, we offer attractive benefits, clean facilities with the most advanced diagnostic software, modern tools, and OEM parts. Above all, we view our technicians as key contributors to future success, and we accord respect to our skilled technicians.

Leading Dealer for Equipment Manufacturers. We are a leading U.S. dealer for over 30 nationally recognized industrial and heavy construction OEMs, including Hyster-Yale, Volvo, and JCB. Our primary dealer agreements grant us exclusivity for new equipment and replacement part sales in our territories. The OEM relationships also promote our acquisition strategy, as the OEMs prefer to partner with fewer, financially stronger dealerships and view us as a prominent consolidator.

High-Quality Rental Fleet for Rent-to-Sell and Rent-to-Rent Programs. Equipment rental is complementary to our new and used equipment sales and is an important component of our one-stop-shop model. Rental operations are fully aligned with our dealership strategy, as the rent-to-sell solution provides another sales channel to populate our territories with equipment, generating high-margin parts and service revenue. In addition, existing equipment customers rely on us rental fleet when facing short-term equipment utilization spikes and when customer equipment is being serviced.

Experienced Management Team. Our senior management team is led by Chief Executive Officer Ryan Greenawalt and Chief Financial Officer Anthony Colucci, each of whom has substantial experience in the equipment distribution industry. Our senior leadership is well known and highly respected in the industry, with Ryan Greenawalt serving on the Hyster-Yale Dealer Council. Industry relationships provide a meaningful portion of our acquisition pipeline, as incumbent dealership owners frequently approach our management at OEM meetings and industry trade shows to discuss a sale to us.

Business Strategy

We employ the following business strategies:

Leverage the Field Population of Equipment in Our Territories to Grow Parts and Service Revenue. We actively populate our territories with new and used equipment, which in turn generate predictable, high-margin parts and service revenue. For example, we followed the strategy developed in Michigan when we expanded into the Chicago construction equipment market in 2018, growing the field population of equipment through our new, used, and rent-to-sell sales channels upon market entry. As a result, we expect near-term benefit from increasing aftermarket parts and service revenue driven by the equipment maintenance cycle.

Recruit Skilled Technicians to Expand the Parts and Service Operations. We depend on our teams of technicians to provide customers with best-in-class parts and service support, and we have developed a multifaceted strategy to recruit skilled mechanics. Critically, our partnerships with technical schools and community colleges provide consistent access to new technicians. For example, we provide floor space and equipment at our Detroit location to the Detroit Training Center (“DTC”), and many of DTC’s top graduates go on to employment at one of our facilities in Michigan. In addition, we regularly hire mechanics away from independent rental or service businesses in our markets, where a lack of access to OEM parts and diagnostic tools make servicing increasingly sophisticated equipment difficult. We intend to replicate this strategy as we acquire additional dealership territories.

Pursue Strategic Acquisitions. Our management team has successfully completed over 20 acquisitions. We also expect to accelerate our acquisition strategy now that the business combination has been completed. We have two primary areas of focus when pursuing acquisitions:

•

Territory In-Fill. Within our existing territories, we pursue acquisitions that provide new customer relationships and pools of skilled technicians, such as regional rental houses or independent service businesses. These acquisitions advance the parts and service strategy by simultaneously increasing the field population within the existing territory and expanding the number of skilled technicians to generate predictable, high-margin service revenue.

•

Territorial Expansion. Our geographic footprint has grown through acquisition, from our original Michigan lift truck territory to a leading equipment dealer in the Midwest and New England. In selecting additional territories for acquisition, we prioritize geographically contiguous markets that can be improved by our systems and processes and/or markets with a high density of equipment users. The acquisition of the greater Chicago Hyster-Yale territory provides an example in which both strategic priorities were achieved, as our Michigan processes were introduced in the new territory, improving business performance and operating leverage, while the acquisition provided access to one of the largest industrial equipment markets in the U.S.

History

Through our predecessor companies, we have been in the equipment sales, service, and rental business for approximately 35 years. Alta Holdings was formed in 1984 as Yale Materials Handling-Michigan, Inc. and was

initially an industrial forklift distributor. We were originally owned and operated by Steven Greenawalt, current Chief Executive Officer Ryan Greenawalt’s father. Ryan Greenawalt returned to the Company in a senior management capacity in 2008, following professional experience in financial services. Under Ryan Greenawalt’s leadership, we broadened our industrial equipment offering, expanded into construction equipment distribution, and launched an acquisition strategy that has resulted in over 20 successful transactions. In 2017, Ryan Greenawalt executed a buy-out of his father and other family members, becoming the sole indirect holder of common LLC membership interests.

Prior to the business combination, our business was conducted through Alta Enterprises, LLC and its operating subsidiaries. Alta Enterprises, LLC is a subsidiary of Alta Holdings.

On May 1, 2019, we acquired the assets and business of NITCO. NITCO brought us into the industrial and construction equipment market in Massachusetts, Maine, Connecticut, New Hampshire, Vermont, and Rhode Island. Our NITCO Division’s primary OEM partners are Hyster-Yale for industrial equipment and JCB for construction equipment. We expect the NITCO Division to be our platform for continued expansion, particularly in industrial equipment, along the Northeast Coast.

Our acquisitions of Liftech and Flagler enhance our presence in Upstate New York, Vermont, Florida and portions of Georgia. With the acquisition of PeakLogix, we have entered the warehouse design and system integration sector, which is consistent with our growth strategy in materials handling business and expands our geographic footprint. Our acquisition of Hilo aligns with our growth strategy by expanding our distribution footprint and presence in the New York City area which gives us a major market foothold and strengthens our overall coverage of the northeastern United States. The acquisition of Martin Implement added an exceptional equipment distributor and enhances our growth in the Illinois construction market and broadens our product portfolio and service capabilities.

Customers

We serve customers in our territories in Michigan, Illinois, Indiana, Massachusetts, Maine, Connecticut, New Hampshire, New York, Florida, Georgia, Vermont, Rhode Island and Virginia. Our primary customer end markets include diversified manufacturing, wholesale/retail, construction, automotive, municipal/government, and medical. Our customers vary from small, single machine owners to large contractors and industrial and commercial companies that are national OEM accounts. In 2019, no single customer accounted for more than 2% of our total revenues. Our top ten customers combined accounted for approximately 8% of our total revenues in 2019.

Floorplan Financing

We maintain equipment inventory within our dealer platform necessary to meet our customers’ needs. Inventory levels fluctuate throughout the year and tend to increase ahead of the start of the spring construction season.

New equipment inventory is primarily financed with OEM floorplan facilities with an initial promotional period that is highly subsidized or interest-free. OEMs provide this financing to enable dealers to carry equipment in anticipation of customer orders and to increase market share. In many cases we sell the equipment financed by its floorplan facilities before the expiration of the promotional period. We view floorplan financing on new equipment inventory that is less than a year old as a component of our working capital, and do not consider floorplan financing on new equipment as part of our corporate indebtedness.

Sales and Marketing

We have two distinct sales forces aligned around equipment type: industrial and construction. We believe maintaining separate sales forces for equipment allows our sales teams to effectively meet the demands of different types of customers while understanding sales strategies tailored to the equipment type. We have a commission-based compensation program for our sales forces.

We provide extensive training, including frequent factory and in-house training by OEM representatives regarding the operational features to further develop our sales team’s knowledge and experience. This training is essential, as our sales personnel regularly call on customers’ job sites, often assisting customers in assessing their immediate and ongoing equipment needs.

We utilize a customized Enterprise Resource Planning (“ERP”) tool, called e-Emphasys, which provides sophisticated customer relationship management functionality. e-Emphasys was designed for heavy equipment dealerships and was expanded to include our broad product portfolio, including industrial equipment. We believe that this comprehensive customer and sales tool enhances our territory management by increasing the productivity of our sales teams and by tracking equipment service history to advance our customer support goals.

While our specialized, well-trained sales force strengthens our customer relationships and fosters customer loyalty, we also promote our business through marketing and advertising, including industry publications, direct mail campaigns, television and radio and our website at www.altaequipment.com and www.nitco-lift.com. The information contained on such websites is not a part of this prospectus and is not deemed incorporated by reference into this prospectus or any other public filing made with the SEC.

Suppliers

We purchase a significant amount of equipment and parts from the 30+ manufacturers with whom we have distribution agreements. We purchased approximately 43% of our new equipment, rental fleet, and replacement parts from two major OEMs (Hyster-Yale and Volvo) during the year ended December 31, 2019. We are the exclusive OEM replacement part distributor within our territories, allowing us to provide superior service support to our customers on an aftermarket basis.

Information Technology Systems

Among other metrics, our information systems track rental inventory utilization statistics, maintenance and repair costs, returns on investment for specific equipment types and detailed operational and financial information for each piece of equipment. Our integrated services platform enables us to closely monitor our performance and our business. Our point-of-sale system enables us to link all of our facilities, permitting universal access to real-time data concerning equipment located at the individual facility locations and the rental status and maintenance history for each piece of equipment. Our information technology systems include such features as on-line contract generation, automated billing, applicable sales tax computation and automated rental purchase option calculation. Our customer relationship management system provides sales and customer information, available rental fleet and inventory information, a quote system and other organizational tools to assist its sales forces. We maintain an extensive customer database which allows us to monitor the status and maintenance history of our customers’ owned-equipment and enables us to more effectively provide parts and services to meet their needs. Our critical systems run on servers and other equipment that is current technology and is readily available from reputable suppliers and serviceable through existing maintenance agreements.

Product Warranties

Product warranties for new equipment and parts are provided by our OEM partners. The term and scope of these warranties vary greatly by supplier and by product. The OEMs pay us for repairs it performs to equipment under warranty in its territories.

Seasonality

Within our existing territories, equipment sales cycles peak during the spring season and extend through the summer.

Parts and services activities are less affected by changes in demand caused by seasonality and are highly predictable based on historical maintenance and service trends as equipment ages.

The demand for our rental equipment tends to be lower in the winter months, and equipment rental performance will generally correlate to the levels of current construction activities, so the severity of weather conditions can have a temporary impact.

Competition

The industrial and construction equipment sales and distribution industry is competitive and remains fragmented, with large numbers of competitors operating on a regional or local scale. Within our territories, our competitors range from multi-location, regional operators to single-location dealers of competing equipment brands. For industrial equipment, our Hyster-Yale partner primarily competes with Toyota Industries Corporation (Toyota and Raymond brands), and Crown Equipment Corporation. Products that compete with the equipment manufactured by Volvo, our key construction OEM partner, are manufactured primarily by Caterpillar Inc., Deere and Company, and Komatsu Ltd.

Competition among equipment dealers, whether they offer industrial or construction equipment or both, is primarily based on customer service, including repair and maintenance service provided by the dealer, reputation of the OEM and dealer, quality and design of the products, and price. In our experience, reliability and up-time are the key considerations for customers in selecting industrial and construction equipment, and we believe that our focus on parts and service support has helped us win and maintain customer business. In contrast, price is not typically a customer’s key point of differentiation in selecting among competing equipment, as OEM partners often provide pricing flexibility in order to drive market share.

Environmental and Safety Regulations

Our facilities and operations are subject to comprehensive and frequently changing federal, state and local environmental and occupational health and safety laws. These laws regulate, among other things, the handling, storage, use and disposal of hazardous materials and wastes and, if any, the associated cleanup of properties affected by pollutants, air quality (emissions) and wastewater. We do not currently anticipate any material adverse effect on our business or financial condition or competitive position as a result of our compliance with such requirements. We will continue to take necessary steps to comply with environmental requirements, but we do not expect to incur material capital or other expenditures for environmental controls or compliance.

In the future, federal, state or local governments could enact new or more stringent laws or issue new or more stringent regulations concerning environmental and worker health and safety matters or effect a change in their enforcement of existing laws or regulations, that could affect our operations. There can be no assurance that we, or various environmental regulatory agencies, will not discover previously unknown environmental non-compliance or contamination, for which we could be held liable. It is possible that changes in environmental and worker health and safety laws or liabilities from newly-discovered non-compliance or contamination could have a material adverse effect on our business, financial condition and results of operations.

Employees

As of June 30, 2020, we had approximately 1,705 employees. Of these employees, 600 are hourly and salaried corporate and administrative personnel, and 632 are skilled technicians paid on an hourly basis. A collective bargaining agreement relating to 15 of our locations covers approximately 353 of our employees. We believe our relations with our employees are good, and we have never experienced a work stoppage.

Generally, the total number of employees does not significantly fluctuate throughout the year. However, acquisition activity may increase the number of our employees. Fluctuations in the level of our business activity could require some staffing level adjustments in response to actual or anticipated customer demand.

In late March 2020, in compliance with the directives of government authorities in the state and local geographic areas in which we have operations, we adjusted our operations to permit virtually all of our sales and back office employees to work remotely. In late second quarter of 2020, we began phasing in a return to more normalize working conditions as state or local governments began lifting restrictions. Despite the lifting of certain restrictions, Alta continues to adhere to government issued guidelines and promote a clean and safe environment in all of its branch locations. Certain non-revenue producing business functions continue to work via remote work arrangements which have been designed to allow for the continued operation of our business while allowing employees to work virtually.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 14, 2020 (the “Closing Date”), the Company consummated its acquisition of Alta Holdings pursuant to the Merger Agreement.

In connection with the Closing, the Company changed its name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.”

On February 11, 2020, the business combination was approved by the stockholders of the Company at the special meeting. The business combination was completed on February 14, 2020. In connection with the business combination, 1,049,036 shares of the Company’s common stock were redeemed at a per share price of approximately $10.14. Upon the Closing, the Company had 29,511,359 shares of common stock outstanding, 16,884,213 of which were held by non-affiliates of the Company.

For purposes of the unaudited pro forma condensed combined financial information, the aggregate consideration for the business combination was $403,000,000, consisting of (i) the Company’s pay off of Alta Holdings’ existing gross debt in the amount of $314 million, (ii) approximately $13 million in cash to Alta Holdings’ existing shareholders and (iii) an aggregate of 7,600,000 shares of common stock valued at $10.00 per share issued to Alta Holdings’ equity holders, which include Mr. Greenawalt (the “Holders”). The Company’s existing gross debt includes the fair value of warrants issued in 2017, the terms of which contained a limited call right exercisable by the Company upon consummation of a qualifying change in control event.

Immediately prior to the closing, pursuant to the forward purchase agreement, the Company issued to BRPI 2,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $25,000,000, plus 1,250,000 warrants.

Immediately prior to the Closing, pursuant to subscription agreements (the “Subscription Agreements”) with institutional and accredited investors (the “PIPE investors”), the Company (i) issued to the PIPE investors an aggregate of 3,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $35,000,000, plus an additional 178,947 shares of common stock (the “inducement shares”), and (ii) transferred to the PIPE investors an aggregate of 1,275,000 warrants (the “inducement warrants”). In connection therewith, the Sponsor forfeited 178,947 shares of common stock to the Company for cancellation for no consideration and BRPI and the Sponsor transferred an aggregate of 1,275,000 warrants to the Company for no consideration.

In addition, immediately prior to the Closing, the Sponsor forfeited to the Company for cancellation an aggregate of an additional 1,470,855 shares of common stock or no consideration.

Introduction

The following unaudited pro forma condensed combined financial statements of the Company present the combination of the financial information of the Company, Alta Holdings, NITCO, and Flagler, adjusted to give effect to the business combination, the equity financing provided by the forward purchase agreement, the subscription agreements with the PIPE investors and the backstop agreement (collectively, the “equity financing”), and the debt financing (as defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

In connection with the business combination and as a condition under the Merger Agreement, the Company entered into credit agreements on February 3, 2020, which were effective upon the closing of the business combination (the “debt financing”), for the purpose of financing the repayment of Alta Holdings’ existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the business combination and general corporate expenditures. The credit facilities are comprised of a second lien note purchase agreement in an aggregate principal amount of $155 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million, with $115 million drawn on upon consummation of the business combination.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the business combination, equity financing and debt financing occurred on December 31, 2019. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives pro forma effect to the business combination, equity financing and debt financing as if it had been completed on January 1, 2019.

In addition, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives pro forma effect to the acquisition by Alta Holdings of NITCO that closed on May 1, 2019 as if it had been completed on January 1, 2019.

Further, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives pro forma effect to the acquisition by Alta Holdings of Flagler that closed on February 14, 2020 as if such acquisition had been completed on January 1, 2019, while the following unaudited pro forma condensed combined balance sheet as of December 31, 2019 gives pro forma effect to such acquisition as if they had been completed on December 31, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with the Company’s, Alta Holdings’, NITCO’s and Flagler’s audited financial statements and related notes incorporated elsewhere in this prospectus, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The business combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Alta Holdings has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	Ryan Greenawalt, the sole owner and CEO of Alta Holdings, has the largest minority interest of the combined company,

•	Ryan Greenawalt serves as CEO and as a member of the board of directors of the combined company, together with two individuals designated by him,

•	Alta Holdings’ senior management will comprise the senior management of the combined company,

•	The relative size of Alta Holdings compared to the Company; and

•	Alta Holdings’ operations will comprise the ongoing operations of the combined company.

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Alta is the accounting acquirer in the Business Combination. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Alta issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

The Company paid off the existing gross debt of Alta (approximately $314 million), and Alta’s equity holders, which include Greenawalt, received aggregate consideration with a value equal to $89 million, which consisted of (i) $13 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share.

In the Business Combination, Merger Sub merged with and into Alta, the separate corporate existence of Merger Sub ceased, and Alta became a wholly-owned subsidiary of BPRM. Upon the Closing, the Company changed its name to “Alta Equipment Group Inc.”

Financing for the Business Combination and for related transaction expenses consisted of:

(i)

$135.1 million of proceeds from the Company’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of any redemption of shares of Class A common stock in connection with the Business Combination;

(ii)	$25 million of proceeds from the forward purchase agreement with BRPI;

(iii)	$35 million of proceeds from the subscription agreements with the PIPE investors;

(iv)	Amounts drawn under the credit facilities received in the debt financing; and

(v)	$76 million of rollover equity from the Holders.

The unaudited pro forma condensed combined financial information has been prepared after giving effect to the Business Combination, and the redemption rights exercised by the Company’s public stockholders, where 1,049,036 public shares were redeemed.

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

December 31, 2019

	Historical as of December 31, 2019	Alta Pro Forma December 31, 2019
(in millions)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined(A)	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	0.6	4.0	35.0	(1)	64.6			25.3
			25.0	(2)		135.1	(3)
						(52.3)	(4)
						(15.8)	(5)
						(13.0)	(6)
						(93.3)	(7)
Accounts receivable, net	—	111.7	—		111.7			111.7
Inventories, net	—	168.5	—		168.5			168.5
Prepaid expenses and other Current Assets	0.2	6.5	—		6.7			6.7

Total current assets	0.8	290.7	60.0		351.5	(39.3)		312.2
PROPERTY AND EQUIPMENT, NET		249.2			249.2			249.2
OTHER ASSETS
Cash held in Trust Account	146.0	—			146.0	(146.0)	(3)	—
Goodwill	—	31.4	—		31.4	—		31.4
Intangible assets, net	—	3.0	—		3.0	—		3.0
Other assets	—	2.0	—		2.0	17.4	(7)	19.4
Total other assets	146.0	36.4	—		182.4	(128.6)		53.8

TOTAL ASSETS	146.8	576.3	60.0		783.1	(167.9)		615.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Income taxes payable	0.3	—	—		0.3	—		0.3
Lines of credit and floor plans	—	307.1	—		307.1	(84.0)	(4)	223.1
Current portion of long-term debt	—	7.1	—		7.1	0.3	(4)	7.4
Accounts payable	0.1	39.4	—		39.5	—		39.5
Deferred revenue	—	—	—		—	—		—
Customer deposits	—	7.2	—		7.2	—		7.2
Accrued expenses	1.5	19.5	—		21.0	(6.0)	(5)	15.0
Other current liabilities	—	9.3	—		9.3	—		9.3

Total current liabilities	1.9	389.6	—		391.5	(89.7)		301.8

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

December 31, 2019 — (Continued)

	Historical as of December 31, 2019	Alta Pro Forma December 31, 2019
(in millions)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined(A)	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
LONG-TERM LIABILITIES
Long-term debt, net of current portion	—	86.5	—		86.5	68.5	(4)	155.0
Capital lease obligations, net of current portion	—	1.4	—		1.4	—		1.4
Buyback residual obligations, net of current portion	—	0.7	—		0.7	—		0.7
Lease Liability, net of current portion	—	3.7	—		3.7	—		3.7
Guaranteed Purchase Obligation, net of current portion	—	9.0	—		9.0	—		9.0
Deferred tax liabilities	—	—	—		—	5.0	(8)	5.0
Other Non-Current Liabilities	—	3.1	—		3.1	—		3.1
Warrant liability	—	29.6	—		29.6	(29.6)	(4)	(0.0)

Total long-term liabilities	—	134.0	—		134.0	43.9		177.9
TOTAL LIABILITIES	1.9	523.6	—		525.5	(45.8)	—	479.7

Common stock	139.9	—	—		139.9	(11.0)	(3)	128.9

STOCKHOLDERS’ EQUITY (DEFICIT)
Additional paid-in capital	5.0	75.9	35.0	(1)	140.9	(5.0)	(8)	47.0
			25.0	(2)		(13.0)	(6)
	—	—	—		—	(75.9)	(7)	—
Retained earnings (deficit)	—	(23.2)	—		(23.2)	(7.4)	(4)	(40.4)
	—		—		—	(9.8)	(5)
Members’ equity	—	—	—		—	—		—

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	144.9	52.7	60.0		257.6	(122.1)		135.5

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	146.8	576.3	60.0		783.1	(167.9)		615.2

(A)	Refer to Note 3(a) for lower-lever pro forma balance sheet adjustments made to Alta and Note 4(a) for pro forma balance sheet adjustments referenced above.

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2019

	Historical as of December 31, 2019	Alta Pro Forma December 31, 2019
(in millions, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined(A)	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
New, used and rental equipment sales	—	425.5	425.5	—		425.5
Parts sales	—	119.4	119.4	—		119.4
Service revenue	—	116.3	116.3	—		116.3
Rental Revenue	—	118.4	118.4	—		118.4

Total Revenue	—	779.6	779.6	—		779.6
Cost of revenues:
New, used and rental equipment sales	—	375.5	375.5	—		375.5
Parts sales	—	81.3	81.3	—		81.3
Service revenue	—	45.1	45.1	—		45.1
Rental revenue	—	20.2	20.2	—		20.2
Rental depreciation	—	62.8	62.8	—		62.8

Total Cost of revenue	—	584.9	584.9	—		584.9
Gross profit	—	194.7	194.7	—		194.7
General and administrative expenses	1.9	177.0	178.9	(6.0)	(1)	172.9
Depreciation and amortization expense	—	4.0	4.0	—		4.0

Total general and administrative expenses	1.9	181.0	182.9	(6.0)		176.9
Income from operations	(1.9)	13.7	11.8	6.0		17.8

Other income (expense)
Interest income (expense)	2.2	(22.6)	(20.4)	0.6	(2)	(19.8)
Other income	—	2.2	2.2	—		2.2
Change in fair market value of warrants	—	(27.9)	(27.9)	—		(27.9)

Total other expense	2.2	(48.3)	(46.1)	0.6		(45.5)
Benefit (Provision) for income taxes	(0.3)	—	(0.3)	7.4	(3)	7.1

Net income (loss)	0.0	(34.6)	(34.6)	14.0		(20.6)

Weighted average common shares outstanding — basic and diluted	2,961,370				(4)	29,511,359
Net income (loss) per share — basic and diluted	(0.56)				(4)	(0.70)

(A)	Refer to Note 3(e) for lower-lever pro forma statement of operations adjustments made to Alta and Note 4(b) for pro forma statement of operations adjustments referenced above.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Company’s historical results reflect the audited condensed balance sheet as of December 31, 2019 and unaudited condensed statement of operations for the period ended December 31, 2019 under GAAP. NITCO’s historical results reflect the unaudited condensed statement of operations for the 4-months ended February 28, 2019. As the acquisition with NITCO closed on May 1, 2019, Alta’s December 31, 2019 statement of operations includes the operations of NITCO for the 8-months ended December 31, 2019. Therefore, in order to provide a full twelve-months of operations, the four months ended February 28, 2019 has been included. As NITCO has a different fiscal year end (October 31st), the period from March 1, 2019 through April 30, 2019 is excluded from the pro forma condensed combined statements of operations. An unaudited condensed consolidated balance sheet is not reflected in the pro forma condensed combined balance sheet as the transaction with Alta closed on May 1, 2019 and is therefore reflected in Alta’s consolidated balance sheet as of December 31, 2019.

On February 14, 2020, Alta acquired Flagler. The historical results of Flagler were derived from the audited consolidated statements of income for the year ended December 31, 2019 and consolidated balance sheet as of December 31, 2019 included elsewhere in this registration statement.

Description of the Business Combination

As previously mentioned, Alta Equipment Group Inc. consummated its previously announced acquisition of Alta, on February 14, 2020, pursuant to the Merger Agreement, by and among the Merger Sub, Alta and Ryan Greenawalt. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Under applicable accounting standards, Alta will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, the accounting for the transaction is similar to that of a capital infusion to Alta. Net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded.

The following table sets forth the net assets of the Company as of December 31, 2019 (in millions):

Cash	$0.6
Prepaid expenses and other current assets	0.2
Cash held in Trust Account	146.0
Income taxes payable	(0.3)
Accounts payable	(0.1)
Accrued expenses	(1.5)

Net assets acquired	$144.9

For purposes of the unaudited pro forma condensed combined financial information, the table below represents the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (in millions)
Sources		Uses
BRPM Cash Held in Trust(1)	135.1	Paydown of Existing Debt(6)	314.0
BRPI Forward Purchase Agreement(2)	25.0	Cash to Existing Alta Shareholders(7)	13.0
Existing Alta Shareholders Roll(3)	76.0	Shares to Existing Alta Shareholders(3)	76.0
PIPE(4)	35.0	Alta Acquisitions(8)	93.3
New Term Loan(5)	155.0	Transaction fees and expenses(9)	23.9
Draw on New ABL(5)	115.0	Excess cash(10)	20.9

Total Sources	541.1	Total Uses	541.1

(1)	Represents the amount of the restricted investments and cash held in the Trust account upon consummation of the Business Combination.
(2)

Represents the forward purchase agreement entered into with BRPI to provide for the purchase by it (or its designees) of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25 million in a price placement to close concurrently with the closing of the Business Combination. The proceeds from the sale of the forward purchase units were used as part of the consideration to the holders in the Business Combination, to pay expenses in connection with the Business Combination and for working capital in the post-business combination company. The forward purchase was intended to provide the Company with a minimum funding level for the Business Combination.

(3)	Represents the amount attributable to the existing shareholders of Alta.
(4)	Represents the issuance, in a private placement consummated concurrently with the closing, of up to 3,678,947 shares of common stock.
(5)	Represents proceeds from the refinancing of the Company’s existing indebtedness upon closing of the Business Combination.
(6)

Represents the amount of existing debt and warrants that the combined Company paid down upon closing of the Business Combination that will allow for adequate cash to remain on the balance sheet for funding of operations and working capital needs.

(7)	Represents the amount of cash paid to the existing Alta Shareholder and key executives as part of the payout of the awards associated with the long-term equity linked incentive plan.
(8)	Represents the total cost of Alta’s February 2020 acquisitions, including Flagler. At closing, the total cost of the acquisitions was $93.3 million.
(9)	Represents the total fees and expenses incurred as part of the acquisition at the closing of the Business Combination.
(10)

Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the Business Combination. Note that the Company will have ample liquidity on its ABL facility to meet the operating cash requirements of the business (total borrowing capacity remaining of $185 million).

Basis of the Pro Forma Presentation

As a result of the consummation of the Business Combination, the Company will adopt Alta’s accounting policies. Similarly, Flagler will adopt Alta’s accounting policies. Alta may identify differences between the accounting policies of the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2 — Reclassifications to Historical Financial Information of the Company

Certain balances and transactions presented in the historical financial statements of the Company included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

Reclassifications to historical financial information of NITCO and Flagler to conform to the presentation of Alta are included in Notes 3 and 4 below.

The Company’s Balance Sheet Reclassifications as of December 31, 2019
(in millions)	As per Financial Statements	Reclassification	As Reclassified
Accounts payable and accrued expenses	1.6	(1.6)	—
Accounts payable	—	0.1	0.1
Accrued expenses	—	1.5	1.5

The Company’s Statement of Operations Reclassifications for the Twelve-months ended December 31, 2019
(in millions)	As per Financial Statements	Reclassification	As Reclassified
General and administrative expenses		1.9	1.9
Operating costs	1.9	(1.9)	—

Note 3 — Reclassifications and Adjustments to Historical Information of Alta Equipment Holdings, Inc. for period ended December 31, 2019

(a)	Pro forma balance sheet of Alta Equipment Holdings, Inc. combined

The following table provides the pro forma balance sheet of Alta Equipment Holdings, Inc. as of December 31, 2019 as if Flagler had been acquired on December 31, 2019. As NITCO was acquired by Alta effective May 1, 2019, they are included within the Alta amounts as of December 31, 2019.

ALTA EQUIPMENT HOLDINGS, INC. PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2019
(in millions, except share and per share amounts)	Alta Equipment Holdings, Inc.	Flagler Pro Forma(1)	Alta Equipment Holdings, Inc. Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	—	4.0	4.0
Accounts receivable, net	101.2	10.5	111.7
Inventories, net	137.2	31.3	168.5
Prepaid expenses and other current assets	5.7	0.8	6.5

Total current assets	244.1	46.6	290.7

PROPERTY AND EQUIPMENT, NET	196.5	52.7	249.2

OTHER ASSETS
Goodwill	8.6	22.8	31.4
Intangible assets, net	3.0	—	3.0
Other assets	2.0	—	2.0

Total other assets	13.6	22.8	36.4

TOTAL ASSETS	454.2	122.1	576.3

CURRENT LIABILITIES
Lines of credit and floor plans	272.7	34.4	307.1
Current portion of long-term debt	7.1	—	7.1
Accounts payable	31.1	8.3	39.4
Customer deposits	7.2	—	7.2
Accrued expenses	16.0	3.5	19.5
Other current liabilities	9.3	—	9.3

Total current liabilities	343.4	46.2	389.6

LONG-TERM LIABILITIES
Long-term debt, net of current portion	86.5	—	86.5
Capital lease obligations, net of current portion	1.4	—	1.4
Buyback residual obligations, net of current portion	0.7	—	0.7
Lease Liability, net of current portion	3.7	—	3.7
Guaranteed purchase obligation, net of current portion	9.0	—	9.0
Other Non-Current Liabilities	3.1	—	3.1
Warrant liability	29.6	—	29.6

Total long-term liabilities	134.0	—	134.0

STOCKHOLDERS’ (DEFICIT) EQUITY
Additional paid-in capital	—	75.9	75.9
Retained earnings (deficit)	(23.2)	—	(23.2)
Members’ equity	—	—	—

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(23.2)	75.9	52.7
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	454.2	122.1	576.3

(1)	Refer to Note 3(b) for reclassification of Flagler historical information and pro forma adjustments.

(b)	Reclassifications and pro forma adjustments of Flagler

	Flagler
(in millions, except share and per share amounts)	Flagler Reclassified(1)	Pro Forma		Flagler Pro Forma(3)
ASSETS
CURRENT ASSETS
Cash	4.0	—		4.0
Accounts receivable, net	12.2	(1.7	)(2)	10.5
Inventories, net	31.3	—		31.3
Prepaid expenses and other current assets	0.8	—		0.8

Total current assets	48.3	(1.7)		46.6

PROPERTY AND EQUIPMENT, NET	52.7	—		52.7

OTHER ASSETS
Goodwill		22.8	(4)	22.8

Total other assets	—	22.8		22.8
TOTAL ASSETS	101.0	21.1		122.1

CURRENT LIABILITIES
Note payable — related party	0.3	(0.3	)(2)	—
Lines of credit and floor plans	79.2	(44.8	)(3)	34.4
Current portion of long-term debt	9.0	(9.0	)(3)	—
Current portion of capital lease payable	0.1	(0.1	)(3)
Accounts payable	8.9	(0.6	)(2)	8.3
Deferred revenue	0.3	(0.3	)(2)	—
Accrued expenses	3.5	—		3.5

Total current liabilities	101.3	(55.1)		46.2

LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	0.8	(0.8	)(3)	—
Capital lease obligations, net of current portion	0.2	(0.2	)(3)	—
Other liabilities	2.9	(2.9	)(2)	—

Total long-term liabilities	3.9	(3.9)		—

STOCKHOLDERS’ (DEFICIT) EQUITY
Additional paid-in capital	—	54.8	(3)	75.9
Retained earnings (deficit)	—	21.1	(2)
Members’ equity	(4.2)	4.2	(2)	—

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(4.2)	80.1		75.9

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	101.0	21.1		122.1

(1)

Reflects adjustments for balances presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications	As reclassified
PROPERTY AND EQUIPMENT, NET	3.1	49.6	52.7
Rental equipment, net	49.6	(49.6)	—

(2)

Reflects assets not acquired and liabilities not assumed as part of the acquisition by Alta. As such, the historical financials are adjusted to reflect their removal of the related Balance Sheet impact upon consummation of the acquisition.

(3)

The decrease to debt and other financing liabilities reflects the effects of extinguishment of Flagler’s outstanding debt related to the acquisition by Alta. See Alta pro forma adjustments in Note 4(a) for related impact on the debt re-financing upon consummation of the acquisition.

(4)

Recognition of the estimated goodwill resulting from the transaction. The goodwill estimate is based upon the Flagler net assets acquired as of December 31, 2019. The goodwill amount will be adjusted based upon the acquired Flagler net assets as of February 14, 2020.

(e) Pro	forma statement of operations of Alta Equipment Holdings, Inc.

The following table provides the pro forma statement of operations of Alta Equipment Holdings, Inc. for the year ended December 31, 2019 as if NITCO and Flagler had been acquired on January 1, 2019. NITCO was acquired by Alta effective May 1, 2019. Flagler was acquired on February 14, 2020. The pro forma results do not include any anticipated cost synergies or other effects of the integration of these entities into Alta.

	Alta Equipment Holdings, Inc.				NITCO (11/1/18 – 2/28/19) NITCO Pro Forma(b)	Flagler Pro forma(c)	Alta Equipment Group, Inc. Pro Forma Combined
(Amounts in millions)	Alta Balance	Alta Pro Forma		Alta Pro Forma(a)
Revenues:
New, used and rental equipment sales	286.8	—		286.8	24.5	114.2	425.5
Parts sales	82.7	—		82.7	6.5	30.2	119.4
Service revenue	92.7	—		92.7	8.3	15.3	116.3
Rental Revenue	95.2	—		95.2	5.9	17.3	118.4

Net revenue	557.4	—		557.4	45.2	177.0	779.6
Cost of revenues:
New, used and rental equipment sales	251.8	—		251.8	21.7	102.0	375.5
Parts sales	54.1	—		54.1	3.7	23.5	81.3
Service revenue	34.6	—		34.6	2.0	8.5	45.1
Rental revenue	17.5	—		17.5	0.6	2.1	20.2
Rental depreciation	47.3	—		47.3	3.5	12.0	62.8

Cost of revenue	405.3	—		405.3	31.5	148.1	584.9
Gross profit	152.1	—		152.1	13.7	28.9	194.7
General and administrative expenses	137.6	(0.3	)(1)	137.3	12.5	27.2	177.0
Depreciation and amortization expense	2.8	—		2.8	0.2	1.0	4.0

Total general and administrative expenses	140.4	(0.3)		140.1	12.7	28.2	181.0
Income from operations	11.7	0.3		12.0	1.0	0.7	13.7
Other income (expense)
Interest income (expense)	(20.5)	—	(2)	(21.5)	(0.2)	(0.9)	(22.6)
		(1.0	)(3)
Other income	1.3	—		1.3	0.4	0.5	2.2
Other expense	—	—		—	—	—	—
Gain on sale of assets	—	—		—	—	—	—
Change in fair market value of warrants	(27.9)	—		(27.9)	—	—	(27.9)

Total other expense	(47.1)	(1.0)		(48.1)	0.2	(0.4)	(48.3)
Provision for income taxes	—	—		—	—	—	—

Net income (loss)	(35.4)	(0.7)		(36.1)	1.2	0.3	(34.6)

(a)	Refer to Note 3(f) for pro forma adjustments made to Alta.
(b)	Refer to Note 3(g) for reclassification of NITCO historical information and pro forma adjustments.
(c)	Refer to Note 3(h) for reclassification of Flagler historical information and pro forma adjustments.

(f)	Pro-forma statement of operations adjustments of Alta

(1)

Reflects adjustments made to eliminate non-recurring transaction costs previously recognized in the historical financial statements related to acquisitions and transactions completed prior to the Business Combination between the Company and Alta.

(2)

Reflects an adjustment to amortization expense resulting from the increase in debt issuance costs associated with the Company’s May 1, 2019 increase in borrowing capacity to partially finance the acquisition of NITCO. The $32K amortization expense above reflects four months of amortization expense as the Statement of Operations already includes the amortization expense recorded for the period May 1, 2019 through December 31, 2019.

(3)

Reflects an adjustment to interest expense resulting from the interest on the increased borrowing capacities of debt to partially finance the acquisition of NITCO. The additional interest expense of $979K recognized above reflects four months of interest expense as the Statement of Operations already includes interest expense recorded for the period May 1, 2019 through December 31, 2019. As this is variable rate debt with interest rates of LIBOR plus an applicable margin, a 1/8 change in the interest rate would result in a $122K change of interest expense being recognized.

(g)	Pro-forma statement of operations adjustments of NITCO (November 1, 2018 — February 28, 2019)

The NITCO transaction closed on May 1, 2019. Therefore, NITCO’s results of operations from May 1, 2019 to December 31, 2019 are included in Alta’s Statement of Operations for the period ended December 31, 2019. Due to NITCO’s fiscal year-end of October 31, 2018, the period from March 1, 2019 to April 30, 2019 is excluded from the pro forma statement of operations results. NITCO’s total revenue for this period was $22.8 million. The below represents the pro forma statement of operations adjustments for NITCO for the four months ended February 28, 2019.

	NITCO (11/1/18 – 2/28/19)
(Amounts in millions)	NITCO Reclassified(1)	Pro Forma		NITCO Pro Forma(2)
Revenues:
New, used and rental equipment sales	24.5	—		24.5
Parts sales	6.5	—		6.5
Service revenue	8.3	—		8.3
Rental Revenue	5.9	—	(2)	5.9

Net revenue	45.2	—		45.2

Cost of revenues:
New, used and rental equipment sales	21.7	—		21.7
Parts sales	3.7	—		3.7
Service revenue	2.0	—		2.0
Rental revenue	0.6	—	(2)	0.6
Rental depreciation	3.5	—	(2)	3.5

Cost of revenue	31.5	—		31.5
Gross profit	13.7	—		13.7

General and administrative expenses	12.4	0.1	(2)	12.5
Depreciation and amortization expense	0.1	0.1	(4)	0.2

Total general and administrative expenses	12.5	0.2		12.7
Income from operations	1.2	(0.2)		1.0
Other income (expense)	(0.6)	0.1	(2)	(0.2)
Interest income (expense)	—	0.3	(3)	—
Other income	0.4	—		0.4

Total other expense	(0.2)	0.4		0.2
Provision for income taxes	—	—		—

Net income	1.0	0.2		1.2

(1)

Reflects reclassifications for balances and transactions presented in historical financial statements of NITCO included within the audited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

	As per Financial Statements	Reclassifications	NITCO Total
Revenues:
New/allied revenue	22.0	(22.0)	—
Used revenue	6.0	(6.0)	—
New, used and rental equipment sales	—	24.5	24.5
Rental revenue	2.9	3.0	5.9
Cost of revenues:
New/allied revenue	18.3	(18.3)	—
Used revenue	3.4	(3.4)	—
New, used and rental equipment sales	—	21.7	21.7
Rental COGS	2.8	(2.2)	0.6
Rental depreciation	—	3.5	3.5
General and administrative expenses:
General and administrative expenses:	13.8	(1.4)	12.4
Depreciation expense	—	0.1	0.1

(2)

Reflects adjustments for rental income ($34K) and costs associated with real estate property (total of $122K across the captions) that was not acquired as a part of the Alta transaction. Additionally, these pro-forma adjustments are related to interest expense on a loan to a stockholder ($8K) and the inclusion of rent expense ($72K) for the lease of the Northland facility from the previous owners that was entered into upon consummation of the transaction. As such, the historical financials are adjusted for the related impact.

(3)

Reflects an adjustment to interest expense resulting from the interest on the new debt to partially finance the acquisition of NITCO. The adjustment was calculated by adding the $285K additional interest expense that would be recognized on the new debt, less the $542K of interest expense associated with the debt that was paid down as part of the refinance, for a net total $256K reduction in interest expense. As this is variable rate debt with an interest rate of LIBOR plus an applicable margin, a 1/8 change in the interest rate would result in a change of $35K of interest expense being recognized.

(4)

Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation. This adjustment reflects four months of amortization expense, as the Statement of Operations for the year-ended December 31, 2019 already includes amortization expense from the acquisition date of May 1, 2019 to December 31, 2019.

(h)	Pro-forma statement of operations adjustments of Flagler

	Flagler
(Amounts in millions, except for per share information)	Flagler Reclassified(1)	Pro Forma		Flagler Pro forma(4)
Revenues:
New, used and rental equipment sales	114.2	—		114.2
Parts sales	30.2	—		30.2
Service revenue	15.3	—		15.3
Rental Revenue	17.3	—		17.3

Net revenue	177.0	—		177.0
Cost of revenues:
New, used and rental equipment sales	102.0	—		102.0
Parts sales	23.5	—		23.5
Service revenue	8.5	—		8.5
Rental revenue	2.1	—		2.1
Rental depreciation	12.0	—		12.0

Cost of revenue	148.1	—		148.1
Gross profit	28.9	—		28.9
General and administrative expenses	27.3	(0.1	)(3)	27.2
Depreciation expense	1.0	—		1.0

Total general and administrative expenses	28.3	(0.1)		28.2
Income from operations	0.6	0.1		0.7

Other income (expense)
Interest income (expense)	(5.4)	5.4	(2)	(0.9)
		(0.9	)(2)
Other income	0.5	—		0.5
Other expense
Gain on sale of assets	0.3	(0.3	)(3)	—
Total other expense	(4.6)	4.2		(0.4)
Provision for income taxes	—	—		—

Net income	(4.0)	4.3		0.3

(1)

Reflects adjustments for balances and transactions presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Equipment and parts sales	144.4	(144.4)	—
New and used equipment sales	—	114.2	114.2
Parts sales	—	30.2	30.2
Equipment and parts sales	125.5	(125.5)	—
New and used equipment sales	—	102.0	102.0
Parts sales	—	23.5	23.5
Rental COGS	14.1	(12.0)	2.1
Rental depreciation	—	12.0	12.0

General and administrative expenses:
General and administrative expenses	28.3	(1.0)	27.3
Depreciation expense	—	1.0	1.0

(2)

Reflects adjustments for the removal of interest expense recognized related to outstanding indebtedness not assumed as part of the Alta acquisition. The remaining interest expense reflects interest expense associated with showroom ready and subsidized debt that was assumed as part of the transaction.

(3)

Reflects adjustments for the cash surrender value of life insurance and the gain on the sale of assets not acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

Note 4 — Pro Forma Adjustments

(a)         Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019 (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(1)	Private Investment in Public Entity (PIPE) — Represents the issuance, in a private placement of equity, of 3,678,947 (3,500,000 shares of common stock and 178,947 inducement shares).

(2)

Reflects proceeds from the forward purchase agreement entered into by the Company with the BRPI to provide for the purchase of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25 million. These proceeds from the sale of the forward purchase units were used as part of the consideration to the holders to pay expenses in connection with the Business Combination and will be used for working capital in the post-business combination company, and was intended to provide the Company with a minimum funding level for the Business Combination.

(3)	Reflects the release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination. Approximately $11 million was redeemed by shareholders.

(4)

Reflects the pay down of the Company’s existing indebtedness as it relates to the revolving line of credit, the syndicate and OEM floor plan facilities, the note payable with the senior lien holder, the term loan with the first lien lender, the subordinated debt, and settlement of the Company’s outstanding warrant liability. These pay downs are off-set by showroom ready and subsidized debt, unamortized debt issuance costs and debt discounts on the existing debt, as well as original issue discounts and fees on the new term loan entered into as part of the refinance. This is reflected in the table below (in millions):

Lines of credit and floor plan debt refinance adjustment	Amount
Total debt pay down of Syndicate floor plan, OEM floor plan facilities and Chase Revolver	$(198.0)
Less: Unamortized debt issuance fees to lines of credit and floor plans	0.4
Proceeds from new revolver facility	115.0
Debt issuance fees related to the new ABL facility	(1.4)

Net debit to lines of credit and floor plans	$(84.0)

Long-term debt, net of current portion adjustment	Amount
Debt pay down from senior lien holder, subordinated debt and the first lien lender	$(75.7)
Less: unamortized debt issuance costs and fees	2.4
Net reduction of existing debt	(73.2)
Proceeds from LT portion of new term loan, net of current portion(b)	147.3
Off-set by original issue discount, net of current portion of new second lien lender	(5.6)

Net proceeds from long-term portion of new revolver facility	$141.7

Net credit to Long-term debt of new revolver facility, net of current portion	$68.5

Current portion of LT debt adjustment	Amount
Current portion of debt pay down from senior lien holder, subordinated debt and the first lien lender	$(7.1)
less: Unamortized debt issuance fees of previous loan	1.0
Proceeds from current portion of new term loan(b)	7.8
Off-set by unamortized debt issuance fees associated with the new term loan	(1.4)

Net credit to the Current portion of LT debt	$0.3

Warrant liability adjustment	Amount
Settlement of Warrant liability(a)	$(29.6)

Cash and cash equivalents	Amount
Total debt pay down of Syndicate floor plan, OEM floor plan facilities and Chase Revolver	$(198.0)
Proceeds from new revolver facility	113.6
Debt pay down from senior lien holder, subordinated debt and the first lien lender	(75.7)
Proceeds from LT portion of new term loan, net of current portion(b)	141.7
Current portion of debt pay down from senior lien holder, subordinated debt and the first lien lender	(7.1)
Proceeds from current portion of new term loan(b)	6.4
Settlement of Warrant liability(a)	(29.6)
Prepayment penalty for early extinguishment of Goldman note payable	(3.6)

Total Cash and cash equivalents pro forma adjustment	$(52.3)

Beginning Retained Earnings	Amount
Unamortized debt issuance fees related to lines of credit and floor plans	$0.4
Unamortized debt issuance fees related to second lien holder, subordinated debt and first lien lender, non-current	2.4
Unamortized debt issuance fees related to second lien holder, subordinated debt and first lien lender, current	1.0
Prepayment penalty for early extinguishment of Goldman note payable	3.6

Total Beginning Retained Earnings pro forma adjustment	$7.4

Additional paid-in capital	Amount
Debt issuance fees related to the new ABL facility	$(1.4)
Off-set by original issue discount, net of current portion of new second lien lender	(5.6)
Off-set by unamortized debt issuance fees associated with the new term loan	(1.4)

Total Additional paid in-capital pro forma adjustment	$(8.4)

(a)

Represents the fair value for the settlement of warrants issued to a senior lender. The company initially recorded the warrants based on the fair value at the date of grant. The valuation methodology employed was primarily a market-based approach using participants in the industry of industrial and heavy equipment retailing, wholesaling, and rental and consistent with those presented in the letter of intent with the Company. The warrants include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction.

(b)	Current portion of LT debt is calculated utilizing the new term loan maturity of 66 months with mandatory payments at 1.25% on a quarterly basis.
(c)	There is a 5% prepayment penalty on the outstanding balance of the Goldman debt (approximately $3.6M), which is reflected in the pay down of debt.

(5)

Reflects the payment of the estimated acquisition-related transaction costs (see Note 1 — Use of proceeds). These costs are not included as a component of consideration to be transferred, but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash for costs paid at closing, with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(6)

Represents the payout and re-investment of the awards associated with the Long-Term Equity Linked Incentive Plan to certain members of Alta’s management and a stock redemption payment to Alta’s stockholder. These awards fully vest upon a qualifying event (i.e. a change in control of the Company), which was recognized upon closing of the Business Combination. The awards are expected to be settled by a 25% cash payout, 25% in restricted stock awards (RSA’s) and 50% in restricted stock units (RSU’s) vesting over a four-year period. The $13 million cash payment will be reflected as an expense to the Company’s operations in the period immediately following the consummation of the Business Combination. Additionally, there is expected to be stock based compensation expense recognized over the four-year vesting period of the RSA’s and RSU’s totaling $8.64 million in the Company’s operations post-Business Combination.

(7)

Reflects the total expected cost associated with acquisitions on February 14, 2020, including the acquisition of Flagler. The $93.3M reflects the acquisition of Flagler and another acquisition that did not meet the significance criteria for disclosure purposes in the pro forma financial statements under Regulation S-X. The amount allocated to the other acquisition is reflected in Other Assets.

(8)

Reflects adjustments made for applicable deferred taxes associated with the Business Combination. The deferred tax liability was calculated using an assumed marginal rate of 26.63%, based on Alta Enterprises, LLC 2018 federal and state filing profile.

(b)	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2019 are as follows:

(1)	Reflects adjustments made to eliminate non-recurring transaction costs specifically incurred by the Company and Alta as part of the Business Combination recorded in the 2019 Statement of Operations.

These expenses were excluded from the pro forma statement of operations as they meet the directly attributable and factually supportable criteria.

(2)

Reflects the adjustment to interest expense associated with the pay down and refinancing of the Company’s existing indebtedness upon consummation of the Business Combination (see note 4 under 4(a)). The decreased interest expense of $1 million reflects 12-months of interest expense on the new revolver and term loan less the interest expense associated with the debt paid down (net of showroom ready and subsidized debt), as well as the amortization of debt issuance costs and debt discounts. As the Company drew down $115 million of their $300 million available revolver, total borrowing availability at close was $185 million. The revolver credit agreement states that interest expense is calculated for average quarterly availability greater than $100 million at LIBOR + 175 bps. As there is greater than $100 million of borrowing available, the interest expense was calculated utilizing the LIBOR rate as of February 28, 2020 + 175 bps. The interest expense on the term loan (‘note purchase agreement’) is calculated by: 7% plus CB floating rate or 8% plus the adjusted LIBOR rate (as selected by the Company). The pro forma rate below reflects the 8% plus the adjusted LIBOR rate. Therefore, interest expense on the new term loan was calculated utilizing the February 28, 2020 LIBOR rate + 8%.

Interest expense adjustment for period ended December 31, 2019	Amount
Interest expense on new debt agreements entered into	$(18.5)
Less: Interest expense from debt pay down, net of showroom ready and subsidized interest expense	20.4
Less: amortization of debt discounts on costs	0.8
Less: amortization of debt discount	(0.2)
Amortization of debt issuance fees on new revolver loan and capitalized deferred transaction costs	(0.4)
Amortization of debt issuance costs and related fees on new term loan	(1.4)

Pro forma adjustment to Interest Exp.	$0.7

As this is variable rate debt, a 1/8% increase or decrease in interest rates would result in a $2.3 million change in interest expense recognized.

(3)

Reflects adjustments related to the addition of a tax provision as prior to the Business Combination, Alta was previously a limited liability corporation, which is generally not a tax paying entity for federal or state income tax purposes. The marginal tax rate used was based on the 2018 federal and state filing profile of Alta Enterprises, LLC. The pro forma calculation assumes an effective rate equal to the marginal tax rate.

(4)	Reflects pro forma net loss per share based on 29,511,359 total shares outstanding upon consummation of the Business Combination.

MANAGEMENT

Executive Officers and Board of Directors

The following persons are our executive officers and directors.

Name	Age	Position
Ryan Greenawalt	46	Chief Executive Officer and Chairman
Anthony J. Colucci	42	Chief Financial Officer
Daniel Shribman	35	Director
Zachary E. Savas	57	Director
Andrew Studdert	64	Director
Katherine E. White	53	Director

Ryan Greenawalt, 46, joined Alta Holdings in December 2008 and has served as our Chief Executive Officer since December 2017. Mr. Greenawalt leads our executive leadership team and is responsible for corporate strategy, operations, and corporate development. He has led our acquisition activities since joining the Company, expanding our geographic footprint, and entering new end markets. Mr. Greenawalt returned to the equipment industry after a career in financial services from 2002 to 2008. He has a BA from the University of Michigan, Ann Arbor and holds an MBA from the Eli Broad College of Business at Michigan State University.

Anthony J. Colucci, 42, joined Alta Holdings in 2015 as our Chief Financial Officer. Mr. Colucci leads and is responsible for our finance and accounting function. He has been a central figure in our M&A and capital raising activities since joining the Company. Previously, Mr. Colucci served as a Director of Corporate and Business Development at Blue Cross Blue Shield of Michigan from December 2013 to February 2014. Prior to that, Mr. Colucci worked with UHY Advisors Inc. from January 2004 to December 2013. At UHY Advisors Inc., Mr. Colucci focused on valuation, corporate finance, and financial consulting projects. Mr. Colucci is a licensed CPA in the state of Michigan. Mr. Colucci has a BA in Economics from Alma College and an MBA from Western Michigan University.

Daniel Shribman, 35, served as the Chief Financial Officer of BRPM from its inception until the closing of the business combination and has served as our director since the closing of the business combination. Mr. Shribman has served as President of B. Riley Principal Investments, since September 2018 and Chief Investment Officer of B. Riley Financial since September 2019. Mr. Shribman brings 12 years of experience in both public and private equity to the company. Prior to joining B. Riley Principal Investments, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, a special situation asset manager with over $15 billion in assets under management, from 2010 to 2018. During Mr. Shribman’s tenure at Anchorage, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity, and majority owned private equity. Mr. Shribman worked in close collaboration with management teams and boards to maximize shareholder value in the form of both operational turnarounds, capital markets financings and communication and capital deployment initiatives. Prior to Anchorage, Mr. Shribman worked at Tinicum Capital Partners, a private equity firm, and in the restructuring advisory group at Lazard Freres. Mr. Shribman holds an MA in Economics and History from Dartmouth. We believe that Mr. Shribman is qualified to serve as a member of our board of directors because of his extensive experience in corporate finance.

Zachary E. Savas, 57, has served as our director since the closing of the business combination. Mr. Savas has served as President of Cranbrook Partners & Co., a private company engaged in active ownership of businesses since 2001, and, from 1991 to 2001, a boutique advisory firm primarily providing merger and acquisition and corporate finance services for both public and private companies. He has also served as President of Production Spring, LLC, a manufacturer of metal fasteners for the automotive industry, from 2002 - 2016. He was a founder and Chairman of Fire Catt, LLC, a fire hose testing business since October 2006 and has served as its Chief Executive Officer since January 2010. He has served as a manager and board member of Vexor Technology, LLC, an industrial waste services and alternative fuel company, from 2016 - 2020. In addition, Mr. Savas has served as Chairman of Lewis IG, Inc., an information technology business since July 2004, President of Rislov Foundation, a charitable organization, since November 2003 and Managing Member of Peponides Associates LLC, an investment vehicle for real estate, stocks and private companies, since January 2000. Mr. Savas has sat on numerous private company boards and was lead director of Tecumseh Products Company from September 2009 to January 2014. Mr. Savas began his career at Citicorp in Mergers and Acquisitions in 1985 and graduated with high distinction from the University of Michigan Ross School of Business with a BBA in 1985, concentrating in finance and accounting. We believe that Mr. Savas is qualified to serve as a member of our board of directors because of his extensive corporate advisory experience and his experience in the industrial sector.

Andrew Studdert, 64, has served as our director since the closing of the business combination. Mr. Studdert is currently the founder of Andrew P. Studdert & Associates, a private consultancy, focusing on finance, operations, technology, network security, and crisis management, that he established in 1994. From 2004 to April 2017, Mr. Studdert served as the Chairman and Chief Executive Officer of NES Rentals Holdings, Inc., a heavy equipment rental company, which was sold to United Rentals, Inc. (NYSE: URI) in April 2017. From 1999 to 2002, Mr. Studdert served as Chief Operating Officer and Executive Vice President of UAL Corporation and of its subsidiary, United Airlines (Nasdaq: UAL), during which time he lead the company through the 9/11 crisis. Mr. Studdert also served as Senior Vice President, Fleet Operations from 1997 to 1999 and Chief Information Officer of United Airlines from 1995 to 1997. Mr. Studdert has served on the board of directors of Target Hospitality Corp. (Nasdaq: TH) since 2019 and Cramo OYJ (HEL: CRA1V) from 2019 through its sale in 2020. Mr. Studdert holds a BA in History from San Francisco State University. We believe that Mr. Studdert is qualified to serve as a member of our board of directors because of his experience serving on public company boards and his extensive knowledge of the industrial equipment and equipment rental space.

Katherine E. White, 54, has served as our director since the closing of the business combination. Ms. White is currently a Professor of Law at the Wayne State University Law School. Ms. White is a member of and has served as chair of the University of Michigan Board of Regents and chair of the Finance and Audit Committee of the University of Michigan. Ms. White has been a member of the Old National Bancorp (Nasdaq: ONB) board of directors since 2015. In addition, Ms. White is a Brigadier General in the U.S. Army National Guard, currently serving as the Deputy Commander of the 46 Military Police Command in Lansing, MI. She was also appointed by the Secretary of Agriculture to the U.S. Department of Agriculture’s Plant Variety Protection Office Advisory Board in 2004 and served until May 2020. From 2000 to 2002, she was appointed by the Secretary of Commerce to serve on the United States Patent and Trademark Office Patent Public Advisory Committee. From 1995 to 1996, Ms. White was a judicial law clerk to the Honorable Randall R. Rader, Circuit Judge (ret.), U.S. Court of Appeals for the Federal Circuit. Ms. White received a B.S.E. degree in Electrical Engineering and Computer Science from Princeton University, a J.D. degree from the University of Washington, a LL.M. degree from the George Washington University Law School, and a Master’s degree in Strategic Studies from the U.S. Army War College. She is a Fulbright Senior Scholar (Germany), a White House Fellow (2001 – 2002) and a registered patent attorney. We believe that Ms. White is qualified to serve as a member of our board of directors because of her long tenure with the U.S. government and military serving in advisory and operational roles and her previous experience on public company boards.

Board Composition

Our business affairs are managed under the direction of our board of directors.

Our Charter provides that the number of directors, which is currently fixed at five members, may be increased or decreased from time to time by a resolution of our board of directors. Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The directors hold their offices for a term of two years or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. The term of office of our first class of directors, consisting of Mr. Shribman and Ms. White, will expire at our annual meeting of stockholders in 2021. The term of office of the second class of directors, consisting of Messrs. Greenawalt, Savas and Studdert, will expire at the annual meeting of stockholders in 2022.

Director Independence

Our board of directors consists of five directors, three of whom qualify as independent within the meaning of the independent director guidelines of the NYSE. Messrs. Savas and Studdert and Ms. White are “independent directors” as defined in the rules of the NYSE and applicable SEC rules.

The NYSE rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an executive officer or employee of a listed company or any other individual having a relationship which, in the opinion of a listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

Our board of directors is comprised of the following committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zachary E. Savas	Andrew Studdert	Zachary E. Savas*
Andrew Studdert*	Katherine E. White*	Andrew Studdert
Katherine E. White		Katherine E. White

•	Denotes chairman

Audit Committee

Our audit committee oversees the Company’s corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of the Company’s quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team in accordance with requirements established by the SEC;

•

is responsible for reviewing the Company’s financial statements and the Company’s management’s discussion and analysis of financial condition and results of operations to be included in the Company’s annual and quarterly reports to be filed with the SEC;

•	reviews the Company’s critical accounting policies and estimates; and

•	reviews the audit committee charter and the committee’s performance at least annually.

The members of the audit committee are Messrs. Savas and Studdert and Ms. White, with Mr. Studdert serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. All of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to audit committee membership. Mr. Studdert qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors has adopted a written charter for the audit committee.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee:

•	reviews and recommends corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations;

•	recommends to our board of directors the issuance of stock options and other awards under our stock plans; and

•	reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of the compensation committee are Mr. Studdert and Ms. White, with Ms. White serving as the chair of the committee. The members of the Company’s compensation committee are independent under the applicable rules of the NYSE, and each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has adopted a written charter for the compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing the Company’s corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.

The members of the nominating and corporate governance committee are Messrs. Savas and Studdert and Ms. White, with Mr. Savas serving as the chair of the committee. Each of the members of the Company’s nominating and corporate governance committee is an independent director under the applicable rules of the NYSE relating to nominating and corporate governance committee independence.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We expect that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this registration statement.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

B. Riley Financial is the ultimate parent company of BRFBR, the Sponsor and BRPI. Kenneth Young, the Chief Executive Officer of BRPM and a member of its board, is the President of B. Riley Financial and the Chief Executive Officer of BRPI. Bryant Riley, a member of BRPM’s board, is the Chairman and Co-Chief Executive Officer of B. Riley Financial. Daniel Shribman, one of our directors and Chief Financial Officer of BRPM, is the President of BRPI and the Chief Investment Officer of B. Riley Financial.

Founder Shares and Subscription Agreements

In connection with our initial formation in 2012, a wholly-owned subsidiary of B. Riley Financial which is the parent of our Sponsor was issued all of our outstanding equity. On November 19, 2018, prior to the consummation of the IPO, we conducted a 1:3,593,750 stock split and reclassification of our common stock, resulting in our sole stockholder owning 3,593,750 founder shares. On March 12, 2019, 20,000 founder shares were transferred to each of Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, our then-independent directors, at their par value, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to our Sponsor. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO. Up to 468,750 founder shares were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised so that our initial stockholders would maintain ownership of founder shares representing 20% of our common stock after the IPO excluding the private placement shares underlying the private placement units. As the underwriters exercised their over-allotment option in full, such shares were not forfeited.

The initial stockholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of one year after the completion of a business combination or earlier if, subsequent to a business combination, (i) the last reported closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, subject to certain limited exceptions.

In connection with our entry into the subscription agreements with the PIPE investors, the Sponsor forfeited 178,947 founder shares to us for cancellation upon consummation of the business combination. Upon the consummation of the business combination, the Sponsor forfeited an additional 1,470,855 founder shares to us for cancellation.

Two affiliates of B. Riley Financial, BRCPOF and BRPI, are PIPE investors and purchased $6,850,000 and $1,000,000, respectively, of our shares of common stock at a price of $10.00 per share, or 685,000 and 100,000 shares, respectively. BRPI did not receive any incentive shares or warrants in respect of its subscription.

Promissory Note

On August 22, 2018, BRPM issued a promissory note to the Sponsor (the “Promissory Note”), pursuant to which BRPM borrowed an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing, unsecured and due on the earlier of May 30, 2019 or the completion of the IPO. The Promissory Note was repaid upon the consummation of the IPO.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor or certain of BRPM’s officers and directors could have, but were not obligated to, loan BRPM any additional funds as may be required (“Working Capital Loans”), which would be repaid only upon the completion of a business combination. If BRPM did not complete a business combination, BRPM could have used a portion of any funds held outside the trust account to repay the Working Capital Loans; however, no proceeds from the trust account were to be used for such repayment. Up to $1,500,000 of such Working Capital Loans were convertible into private placement-equivalent units at a price of $10.00 per unit at the option of the lender. Such units would have been identical to the private placement units, including as to exercise price, exercisability and exercise period of the underlying warrants. There were no Working Capital Loans outstanding as of Closing.

Private Placement Securities

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 462,500 private placement units at $10.00 per private placement unit ($4,650,000 in the aggregate). Each private placement unit consisted of one share of Class A common stock and one-half of one private placement warrant. Each whole private placement warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share. The proceeds from the private placement units were added to the proceeds from the IPO held in the trust account.

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provided for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. In connection with the closing of the business combination and the subscription agreements with the PIPE investors, BRPI or its designees transferred 1,275,000 forward purchase warrants to us for no consideration.

IPO Registration Rights Agreement

The holders of the forward purchase units (and underlying securities), founder shares, private placement units, private placement shares, private placement warrants, shares of common stock underlying the private placement warrants, and securities that could have been issued upon conversion of working capital loans have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, our sponsor may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

Pursuant to the business combination marketing agreement entered into upon the closing of the IPO by BRPM and BRFBR, upon closing of the business combination we paid BRFBR a fee of $5,031,250 in consideration of services provides in connection with marketing and completing our business combination, or 3.5% of the gross proceeds of the IPO.

Placement Agent Engagement

We engaged BRFBR to act as our sole placement agent in connection with the issuance of our securities to the PIPE investors. BRFBR did not receive a fee for acting as placement agent. We reimbursed BRFBR for its fees relating to the private placement.

Lease Agreements

Lease Agreement, dated May 15, 2018, by and between R3 Real Estate Holdings, LLC (“R3,” an entity in which Greenawalt has a 33.33% interest through his revocable living trust) and Alta Construction Equipment Illinois, LLC. The monthly rent is $14,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Ottawa, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and Alta Industrial Equipment Michigan, LLC (“AIEM”). The monthly rent is $19,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Lansing, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Greenawalt, LLC (an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt) and AIEM. The monthly rent is $61,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Livonia, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom, L.L.C. (“Wixom,” an entity which is controlled by Greenawalt’s father, Steven Greenawalt, and in which Greenawalt has (i) a 12.5% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee, and (ii) a 6% interest through his revocable living trust) and AIEM. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Battle Creek, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Kentwood, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Muskegon, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $16,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Romulus, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $7,187.50, subject to adjustment from time to time as set forth in the lease. The leased property is located in Saginaw, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $23,100, subject to adjustment from time to time as set forth in the lease. The leased property is located in Sterling Heights, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and AIEM. The monthly rent is $8,855, subject to adjustment from time to time as set forth in the lease. The leased property is located in Zeeland, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Alta Industrial Real Estate Company, L.L.C. (“AIREC,” an entity which is controlled by Ryan Greenawalt’s father, Steven Greenawalt, and in which Ryan Greenawalt has a 25% indirect interest pursuant to his status as a beneficiary of an irrevocable trust which owns such entity, for which trust Steven Greenawalt is the trustee) and Alta Construction Equipment, LLC (“ACE”). The monthly rent is $34,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in New Hudson, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Burton, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Detroit, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between Wixom and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Byron Township, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Traverse City, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between R3 and ACE. The monthly rent is $7,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Gaylord, Michigan and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $13,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Montgomery, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $26,500, subject to adjustment from time to time as set forth in the lease. The leased property is located in Itasca, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated December 22, 2017, by and between AIREC and ACE. The monthly rent is $18,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in Calumet City, Illinois and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Property Lease Agreement, dated March 20, 2015, by and between LMG Holdings, L.L.C. (an entity which is controlled by Ryan Greenawalt’s mother, Lucia Greenawalt) and AIEM. The monthly rent is $10,000, subject to adjustment from time to time as set forth in the lease. The leased property is located in South Bend, Indiana and the parties believe the lease amount and other terms of the lease are comparable to similar commercial leases in the same geographic area.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee Charter, the Audit Committee has the responsibility to review related party transactions.

EXECUTIVE COMPENSATION

BRPM

The following disclosure concerns the compensation of BRPM’s officers and directors for the fiscal years ended December 31, 2019 and 2018 (i.e., pre-business combination).

Prior to the consummation of the business combination, none of BRPM’s executive officers or directors received any cash compensation for services rendered to us. Our Sponsor, executive officers, directors, and their respective affiliates, were reimbursed for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination. Our audit committee reviewed on a quarterly basis all payments that were made to our Sponsor, executive officers, directors and our or their affiliates. We note that some of BRPM’s executive officers had economic interests in our Sponsor.

Alta Holdings

The following disclosure covers the material components of the compensation for Alta Holdings’ principal executive officer and its other most highly compensated executive officer, who are referred to in this section as “named executive officers,” for the fiscal year ended December 31, 2019 (i.e., pre-business combination). This section should be read in conjunction with Alta Holdings’ financial statements and related notes appearing elsewhere in this prospectus, along with the section entitled “Certain Relationships and Related Party Transactions.” Compensation information included in the following section is presented in actual dollar amounts. This section provides information in accordance with the scaled SEC disclosure rules available to “emerging growth companies.”

As of the fiscal year ended December 31, 2019, Alta Holdings had two named executive officers, as follows:

•	Ryan Greenawalt, Alta’s Chief Executive Officer

•	Anthony Colucci, Alta’s Chief Financial Officer

Summary Compensation Table

The following table presents summary information regarding the total compensation paid to, earned by and awarded to each of Alta Holdings’ named executive officers for 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Ryan Greenawalt, Chief Executive Officer	2019	$515,000	$100,000	$53,360	$668,360

Anthony Colucci, Chief Financial Officer	2019	$230,661	$165,000	$17,047	$412,708

Employment Agreements

We do not have an employment agreement in place with Mr. Greenawalt and we do not currently contemplate entering into an employment agreement with Mr. Greenawalt.

We have entered into an employment agreement with Mr. Colucci, which agreement sets forth certain terms and conditions of employment, including base salary, employee benefits and restrictive covenants.

Employment Agreement with Mr. Colucci.

During December 2017, Alta Holdings entered into an employment agreement with Mr. Colucci pursuant to which he serves as our Chief Financial Officer. Under the terms of the agreement, which has an initial term of five years with annual renewals thereafter, Mr. Colucci is initially entitled to (i) an annual base salary of $200,000, (ii) a signing bonus of $300,000 and (iii) participate in Alta’s health insurance, retirement plan and other employee benefits, we also maintain, at our own cost, his disability insurance policy and provide an annual car allowance of $7,796. Mr. Colucci is eligible for a discretionary annual bonus as may be authorized by our board of directors from time to time.

If Mr. Colucci is terminated for any reason, he is entitled to his accrued but unpaid salary and benefits and, unless he is terminated for cause or Mr. Colucci terminates his employment without good reason (each as defined in the employment agreement), any unpaid bonus earned for any fiscal year preceding the year in which Mr. Colucci’s employment is terminated.

Mr. Colucci’s employment agreement also includes confidentiality, assignment of developments, non-competition, non-interference, non-solicitation (of employees, consultants and customers) and non-disparagement provisions. The non-competition, non-interference and non-solicitation provisions generally extend for two years after termination of Mr. Colucci’s employment with us. The confidentiality and non-disparagement provisions extend indefinitely.

Equity Compensation

Other than with respect to Mr. Colucci, prior to the consummation of the business combination Alta Holdings did not have formal equity compensation agreements or arrangements in place. Alta Holdings and Mr. Colucci were parties to an equity linked incentive agreement entered into pursuant to the terms and conditions of the Alta Enterprises, LLC Amended and Restated Equity Linked Incentive Plan. Pursuant to the terms of the agreement, Mr. Colucci was entitled to receive a lump sum payment in the event of a change in control of Alta Enterprises, LLC in an amount equal to the value of the number of vested equity linked incentive units in his account times the equity linked incentive unit value, plus an amount equal to the value of the equity linked incentive appreciation rights in his account times the equity linked incentive appreciation right value, subject to certain adjustments or forfeitures as provided under the plan. In connection with and contingent upon the closing of the business combination, we terminated the plan and the agreement and terminated the 1,568,627 equity linked incentive units and 784,314 equity linked incentive appreciation rights granted to Mr. Colucci thereunder. In consideration of the termination of the plan and Mr. Colucci’s rights thereunder, and Mr. Colucci’s continued employment with Alta Holdings through the closing of the business combination, within 30 days after the date of the closing of the business combination, Mr. Colucci was entitled to a single payment of $325,000, less applicable taxes and withholdings, and 32,500 shares of common stock of the Company issued as part of the consideration under the Merger Agreement.

In connection with the consummation of the business combination, our 2020 Incentive Plan was adopted by the stockholders, employees of Alta Holdings, including the named executive officers, are entitled to participate in the plan. The Incentive Plan is described below.

Health and Retirement Benefits

We provide medical, dental, vision, life insurance and disability benefits to all eligible employees. Our named executive officers are eligible to participate in these benefits on the same basis as all other employees. We also provide, at our own expense, additional disability coverage to certain key employees, including Mr. Greenawalt and Mr. Colucci.

We maintain a 401(k) savings plan that allows participants, including our named executive officers, to defer cash compensation up to the maximum deferral under applicable IRS guidelines. We offer a discretionary 401(k) matching contribution of $.35/$1.00 of participant contribution, up to 8% of employee wages, and may make additional discretionary profit sharing contributions. In 2019, we provided a full-year matching contribution equal to 35% of the first 8% of compensation deferred by each participant and an end-of-year matching contribution, for the prior year, equal to 10% of each participant’s deferral, limited to the first 8% of compensation. Eligible employees begin to participate on the first of the month after completion of eligibility requirements.

Director Compensation

Outside directors who are not employees of the Company are compensated or have expenses reimbursed as follows:

•

$25,000 Annual cash fee, paid in four installments of $6,250 in January, April, July and October. The Chairperson of the Audit Committee shall receive an additional $25,000 annual cash fee; the Chairperson of the Compensation Committee shall receive an additional $20,000 annual cash fee; and the Chairperson of the Corporate Governance and Nominating Committee shall receive an additional $20,000 annual cash fee. Payment of the fee for serving as chairperson is also made in cash in four equal installments in January, April, July and October.

•

Directors who are not employees of the Company receive annual grants of restricted stock units with an award value of $100,000, with the grant being made on April 15 of each year. Subject to a director’s election to defer the receipt of restricted stock units to the director’s termination of service as a director, or such other date agreed to by the Company and the director, the restricted stock units for any year shall vest on the date of the annual meeting of the Company’s stockholders in the following year. Other than for calendar year 2020, for which the per share value was established as $10,00 per share, the number of restricted stock units to be issued is determined by dividing (x) $100,000, by (y) the volume weighted average trading price for the Company’s common stock for the final ten (10) trading days of the fiscal quarter immediately preceding the issuance.

•	The Company shall reimburse each director for any reasonable expenses incurred by such director in connection with the performance of such director’s services to the Company.

The Company’s compensation committee determines the annual compensation to be paid to the members of our board of directors and may at its election revise or replace the compensation policy described above.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of October 14, 2020 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable upon exercise of warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of common stock of the Company is based on 29,511,359 shares of common stock issued and outstanding as of October 14, 2020.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Common Stock
Ryan Greenawalt	7,300,000	24.74%
Anthony J. Colucci(2)	32,500	*
Daniel Shribman(6)	279,592	0.95%
Zachary E. Savas(3)	35,691	*
Andrew Studdert(4)	14,276	*
Katherine E. White(6)	—	—
All Executive Officers and Directors as a Group (six individuals)	7,662,059	25.95%
Greater than 5% Stockholders

B. Riley Financial, Inc.(5)	5,366,787	18.18%

*	Less than 1%.
(1)

This information is based on 29,511,359 shares of common stock outstanding at October 14, 2020. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 13211 Merriman Road, Livonia, Michigan 48150.

(2)	Does not include RSUs that vest over four years and are convertible into 65,000 shares of common stock.
(3)	Comprised of 26,316 shares of common stock and warrants to purchase 9,375 shares of common stock. Does not include RSUs convertible into 10,000 shares of common stock.
(4)	Comprised of 10,526 shares of common stock and warrants to purchase 3,750 shares of common stock. Does not include RSUs convertible into 10,000 shares of common stock.

(5)

Comprised of 4,978,212 shares of common stock and 348,575 warrants. Represents securities held directly by B. Riley Principal Sponsor Co., LLC, the Sponsor, B. Riley Principal Investments, LLC, or BRPI, B. Riley FBR, Inc., or BRFBR, and BRC Partners Opportunity Fund, LP, or BRCPOF. B. Riley Financial is the sole member of the managing member of the Sponsor and BRPI is a wholly-owned subsidiary of B. Riley Financial. B. Riley Financial has voting and dispositive power over the securities held by the Sponsor, BRPI, BRFBR and BRCPOF. The business address of B. Riley Financial, Inc. is 299 Park Avenue, 21st Floor, New York, NY 10171.

(6)	Does not includes RSUs convertible into 10,000 shares of common stock.

DESCRIPTION OF SECURITIES

The following description of our securities is a summary and is not complete. We urge you to read in their entirety our Charter, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

The Charter authorizes the issuance of 201,000,000 shares of capital stock, consisting of (x) 200,000,000 authorized shares of common stock and (y) 1,000,000 authorized shares of preferred stock, par value $0.0001 per share. As of March 23, 2020, there were 29,511,359 shares of common stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of the Company’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Charter or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Dividends

Holders of common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of the Company.

Preemptive or Other Rights

The Company’s stockholders have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Election of Directors

The Company’s board of directors is classified into two classes, designated as Class I and Class II. The directors first elected to Class I will hold office for a term expiring at the first annual meeting of stockholders following the consummation of the business combination; and the directors first elected to Class II will hold office for a term expiring at the second annual meeting of stockholders following the consummation of the business combination. At each succeeding annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the second year following the year of their election.

Preferred Stock

The Company’s Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management. The Company has no preferred stock outstanding at the date hereof. Although the Company does not currently intend to issue any shares of preferred stock, the Company cannot assure you that we will not do so in the future.

Capital Structure Prior to the Business Combination

The following is a summary of BRPM’s authorized share capital prior to the business combination. On the effective date of the business combination, the Company’s issued and outstanding shares of Class B common stock converted into 3,593,750 shares of common stock, subject to adjustment, in accordance with the terms of the Charter. In addition, each of BRPM’s outstanding whole warrants entitles the holder thereof to purchase one share of common stock in accordance with its terms.

Public Units

Each unit consists of one share of common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share.

Private Placement Units

Each private placement unit consists of one share of common stock and one-half of one private placement warrant.

Common Stock

We provided our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the trust account deposits (which interest will be net of taxes payable), divided by the number of then-outstanding public shares, or $10.14 per share. Our initial stockholders entered into a letter agreement with us, pursuant to which they agreed to waive their redemption rights with respect to their founder shares, private placement shares and any public shares purchased in our IPO or in the aftermarket, in connection with the business combination. Our other directors and officers entered into letter agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after our IPO. Permitted transferees of our initial stockholders, officers and directors were subject to the same obligations.

Pursuant to the BRPM Charter, we had until October 11, 2020 to complete our initial business combination. If we were unable to complete our business combination by that date (or such later date as our stockholders may have approved in accordance with the BRPM Charter), we would have had to: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the trust account deposits (which interest would have been net of taxes payable, and less up to $100,000 to pay dissolution expenses), divided by the number of then-outstanding public shares, which redemption would have completely extinguished our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There were no redemption rights or liquidating distributions with respect to our warrants, which would have expired worthless if we failed to complete our business combination by October 11, 2020.

Private Placement Shares

The shares of common stock underlying the private placement units are identical to shares of common stock that underlie the public units, except that the private placement shares were not transferable, assignable or salable until 30 days after the completion of our initial business combination subject to certain exceptions.

Founder Shares

The founder shares are identical to the shares of common stock included in the units sold in the IPO, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) the Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they agreed (A) to waive their redemption rights with respect to any founder shares, private placement shares and any public shares held by them in connection with the completion of the initial business combination, (B) to waive their redemption rights with respect to their founder shares, private placement shares and public shares in connection with a stockholder vote to approve an amendment to the BRPM Charter to modify the substance or timing of BRPM’s obligation to redeem 100% of its public shares if we did not complete our initial business combination within 18 months from the closing of the IPO and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares held by them if we failed to complete our initial business combination within 18 months from the closing of the IPO, although they would have been entitled to liquidating distributions from the trust account with respect to any public shares they held if we failed to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that automatically converted into shares of our common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described herein, and (iv) are entitled to registration rights. Our Sponsor, officers and directors agreed pursuant to the letter agreement to vote any founder shares or any public or private placement shares held by them in favor of our initial business combination.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below. The warrants will expire on February 14, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless the Company has declared effective a registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement), subject to the Company satisfying its obligations described below with respect to registration. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Notwithstanding the above, if the shares of common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last reported closing price of the Company’s common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and a current prospectus relating to those shares of common stock is available throughout the 30-day trading period referred to above.

The Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Company calls the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Company’s management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If the Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls the warrants for redemption and our management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their forward purchase and private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.9% (or such other amount as specified by the holder) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (ii) one (1) minus the quotient of (a) the price per share of common stock paid in such rights offering divided by (b) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends, (iii) to satisfy the redemption rights of the holders of shares of common stock in connection with a proposed initial business combination, (iv) as a result of the repurchase of shares of common stock by the Company if the proposed initial business combination is presented to the stockholders of the Company for approval, or (v) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

Additionally, if the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for capital raising purposes in connection with the closing of the business combination (excluding any issuance of securities under the forward purchase agreement), at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the business combination, and (z) the volume weighted average trading price of the common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the business combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) were not transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain exceptions, and they will not be redeemable by the Company so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Dividends

The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of our board of directors at such time. Further, if the Company incurs any indebtedness, our ability to declare dividends may be limited by restrictive covenants the Company may agree to in connection therewith.

Registration Rights Agreement

The holders of the shares issued pursuant to the Merger Agreement, forward purchase shares, forward purchase warrants, founder shares, private placement units, private placement shares, private placement warrants and shares of common stock underlying the private forward purchase warrants and placement warrants have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement. These securities were registered for resale on a Form S-1 Registration Statement declared effective April 3, 2020.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Company’s Charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of the Company for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of the Company for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding (as of the date of this prospectus, there were 29,511,359 shares of our common stock outstanding); or

•	the average weekly reported trading volume of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Since we are no longer a shell company, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the completion of the initial business combination.

SELLING SECURITYHOLDERS

This prospectus also relates to the resale or distribution from time to time by the selling securityholders named in this prospectus or their permitted transferees of up to 650,000 shares of our common stock issued to the selling securityholders in connection with the consummation of the Howell Acquisition.

The term “selling securityholders” includes the securityholders listed in the table below and their permitted transferees.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock of each selling securityholder, the number of shares of our common stock that may be sold by each selling securityholder under this prospectus and that each selling securityholder will beneficially own after this offering.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We may amend or supplement this prospectus from time to time in the future to update or change this selling securityholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

Shares of common stock

	Beneficial Ownership Before the Offering		Shares to be Sold in Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%
Lanigan Holdings LLC	650,000	1.7%	650,000	1.7%	—	—

(1)	Based on 29,511,359 shares of common stock and 8,668,746 warrants outstanding as of October 14, 2020.

Material Relationships with the Selling Securityholders

None. The Company agreed to register the common stock owned by the selling securityholders in connection with the consummation of the Howell Acquisition.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests in shares of our common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock or interests in shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a Plan of Distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common, which we refer to herein as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Howard & Howard Attorneys PLLC, Royal Oak, Michigan.

EXPERTS

The consolidated balance sheets of Alta Equipment Holdings, Inc. as of December 31, 2019, and the related consolidated statements of operations, statements of stockholders’ equity and cash flows for the year ended December 31, 2019, have been audited by UHY LLP, independent certified public accounting firm, as stated in their report which is included herein. Such consolidated financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of Alta Equipment Holdings, Inc. as of December 31, 2018, and the related consolidated statements of operations, statements of stockholders’ equity and cash flows for the year ended December 31, 2018, have been audited by George Johnson & Company, independent certified public accounting firm, as stated in their report which is included herein. Such consolidated financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of B. Riley Principal Merger Corp. as of December 31, 2019 and 2018, and the related statements of operations, statements of changes in stockholder’s equity and cash flows for the years ended December 31, 2019 and 2018, have been audited by Marcum LLP, independent certified public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Northland Industrial Truck Co., Inc. as of December 31, 2018 and 2017 and as of April 30, 2019, and the related statements of operations, statements of stockholders’ equity and cash flows for the years ended December 31, 2018 and 2017 and the period ended April 30, 2019, have been audited by O’Connor & Drew, P.C., independent certified public accounting firm, as stated in their report which is included herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheets of FlaglerCE Holdings, LLC and Subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, statements of changes in members’ deficit and cash flows for the years ended December 31, 2019 and 2018, included in this Prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.altaequipment.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Alta Equipment Holdings, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alta Equipment Holdings, Inc. and Subsidiaries (the Company) as of December 31, 2019, and the related consolidated statements of stockholder’s (deficit) equity, operations, and cash flows for the year ended December 31, 2019, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers, (Topic 606), effective January 1, 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019.

/s/ UHY LLP

Sterling Heights, Michigan

March 25, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 13, 2019

To the Board of Directors and Stockholders

Alta Equipment Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alta Equipment Holdings, Inc. and Subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of stockholders’ equity, income, and cash flows for each of the years in the two-year period ended December 31, 2018, as well as the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2018 and 2017, and the consolidated results of its operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

CERTIFIED PUBLIC ACCOUNTANTS

Detroit, Michigan

We have served as the Company’s auditor since 2019.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in millions, except share and per share amounts)	December 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash	$—	$1.5
Accounts receivable, net	101.2	65.9
Inventories, net	137.2	109.7
Prepaid expenses and other current assets	5.7	3.3

Total current assets	244.1	180.4
PROPERTY AND EQUIPMENT, NET	196.5	152.5
OTHER ASSETS
Goodwill	8.6	7.6
Intangible assets, net	3.0	0.1
Other assets	2.0	2.0

Total other assets	13.6	9.7

TOTAL ASSETS	$454.2	$342.6

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Lines of credit	$72.5	$27.7
Floor plan payable — new equipment	87.7	68.3
Floor plan payable — used and rental equipment	112.5	108.6
Current portion of long-term debt	7.1	8.0
Accounts payable	31.1	22.5
Customer deposits	7.2	2.8
Accrued expenses	16.0	8.3
Other current liabilities	9.3	5.0

Total current liabilities	343.4	251.2
LONG-TERM LIABILITIES
Long-term debt, net of current portion	86.5	70.1
Capital lease obligations, net of current portion	1.4	1.2
Buyback residual obligations, net of current portion	0.7	—
Guaranteed purchase obligation, net of current portion	9.0	1.7
Lease liability, net of current portion	3.7	0.9
Other liabilities	3.1	3.6
Warrant liability	29.6	1.7

TOTAL LIABILITIES	$477.4	$330.4
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.01 par value, 300,000 shares authorized; 18,980 issued and outstanding at December 31, 2019 and 2018	—	—
Retained earnings (deficit)	(23.2)	12.2

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(23.2)	12.2

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$454.2	$342.6

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years ended December 31,
(in millions, except share and per share amounts)	2019	2018
Revenues:
New and used equipment sales	$244.6	$181.7
Parts sales	82.7	61.3
Service revenue	92.7	61.6
Rental revenue	95.2	74.1
Rental equipment sales	42.2	34.3

Net revenue	$557.4	$413.0
Cost of revenues:
New and used equipment sales	215.4	158.1
Parts sales	54.1	40.6
Service revenue	34.6	24.2
Rental revenue	17.5	15.1
Rental depreciation	47.3	34.4
Rental equipment sales	36.4	30.5

Cost of revenue	$405.3	$302.9
Gross profit	$152.1	$110.1
General and administrative expenses	137.6	92.0
Depreciation and amortization expense	2.8	2.3

Total general and administrative expenses	140.4	94.3
Income from operations	$11.7	$15.8
Other income (expense)
Interest expense, floor plan payable — new equipment	(2.9)	(1.9)
Interest expense — other	(17.6)	(13.2)
Other income	1.3	1.2
Change in fair market value of warrants	(27.9)	(0.4)

Total other income (expense)	$(47.1)	$(14.3)

Net income (loss)	$(35.4)	$1.5

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

(amounts in millions, except share amounts)	Common Stock		Additional Paid-in Capital	Retained Earnings	Total Stockholder’s Equity (Deficit)
	Number of Shares	Amount
Balance at January 1, 2018	18,980	—	—	$10.7	$10.7
Net income (loss)				1.5	1.5

Balance at December 31, 2018	18,980	—	—	12.2	12.2
Net income (loss)				(35.4)	(35.4)

Balance at December 31, 2019	18,980	—	—	$(23.2)	$(23.2)

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period Ended December 31,
(amounts in millions)	2019	2018
OPERATING ACTIVITIES
Net income (loss)	$(35.4)	$1.5
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	50.1	37.1
Inventory obsolescence	0.8	0.5
Gain on sale of assets	(0.1)	(0.1)
Provision for bad debt	1.8	1.3
Paid-in-kind interest	6.5	4.7
Interest expense — debt issuance costs	0.8	0.8
Interest expense — debt discount	0.2	0.2
Change in fair value of warrants	27.9	0.4
Changes in:
Accounts receivable	(23.2)	(14.0)
Inventories	(35.8)	(64.2)
Prepaid expenses and other assets	(2.0)	1.4
Proceeds from floor plans with manufacturers	213.9	209.3
Payments under floor plans with manufacturers	(230.4)	(175.4)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	18.8	(5.2)
Leases and other liabilities	0.6	(1.9)

Net cash used in operating activities	$(5.5)	$(3.6)
INVESTING ACTIVITIES
Proceeds from the sale of assets	0.1	0.3
Expenditures for property and equipment	(22.3)	(34.6)
Expenditures for acquisitions, net of cash acquired	(65.6)	(4.7)
Net activity on notes and land contract receivable	—	(0.4)

Net cash used in investing activities	$(87.8)	$(39.4)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(0.1)	(0.3)
Proceeds from lines of credit	182.7	20.2
Payments under lines of credit	(138.0)	(5.5)
Proceeds from floor plans with unaffiliated source	119.8	72.5
Payments under floor plans with unaffiliated source	(79.7)	(54.1)
Proceeds from issuance of long-term debt	20.0	20.4
Payments on long-term debt	(12.0)	(8.1)
Payments on capital lease obligations	(0.9)	(0.7)

Net cash provided by financing activities	$91.8	$44.4

NET CHANGE IN CASH	(1.5)	1.4
Cash, Beginning of year	1.5	0.2
Cash, End of year	$(0.0)	$1.5
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$13.2	$8.8

Non-cash investing and financing activities:
Equipment acquired through capital lease	$0.1	$0.5

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Alta Equipment Holdings, Inc. is the holding company for Alta Holding Partnership, LLC. Alta Holding Partnership, LLC is the holding company for Alta Enterprises, LLC.

Alta Enterprises, LLC is the holding company for Alta Industrial Equipment Michigan, LLC; Alta Industrial Equipment Company, LLC; Alta Construction Equipment, LLC; Alta Construction Equipment IL, LLC; Alta Heavy Equipment Services, LLC; and NITCO, LLC (collectively, the “Company”). The Company is engaged in the retail sale, service, and rental of lift trucks and construction equipment in the states of Michigan, Illinois, and Indiana as well as the Northeastern part of the United States.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements include the consolidated accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany transactions and balances have been eliminated in the preparation of the consolidated financial statements. Certain amounts in the prior year have been reclassified to conform with the presentation in the current year.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company records trade accounts receivables at sales value and establishes specific reserves for certain customer accounts identified as known collection problems due to insolvency, disputes or other collection issues. The amounts of the specific reserves estimated by management are based on the following assumptions and variables: the customer’s financial position, age of the customer’s receivables and changes in payment schedules. In addition to the specific reserves, management establishes a non-specific allowance for doubtful accounts by applying specific percentages to the different receivable aging categories (excluding the specifically reserved accounts). The percentage applied against the aging categories increases as the accounts become further past due. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts.

Credit risk can be negatively impacted by adverse changes in the economy or by disruptions in the credit markets. However, the Company believes that credit risk with respect to trade accounts receivable is somewhat mitigated by the Company’s credit evaluation procedures. Although generally no collateral is required, when feasible, mechanics’ liens are filed and personal guarantees are signed to protect the Company’s interests.

Concentration of Supplier Risk

The Company purchases a significant portion of their inventory and related equipment and rental fleet from two vendors. The Company purchased approximately 43% and 48% of total purchases from these vendors for the years ended December 31, 2019 and 2018, respectively. Although no change in suppliers is anticipated, the occurrence of such a change could cause a possible loss of sales and adversely affect operating results.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable/Allowance of Doubtful Accounts

The Company records their accounts receivable at invoiced amounts less an allowance for doubtful accounts. On a periodic basis, the Company evaluates their accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on the history of past write-offs and collections and current credit conditions. At December 31, 2019 and 2018, the Company has recorded an allowance for doubtful accounts in the amount of $4.4 million and $3.1 million, respectively. Generally, the Company does not require collateral for its accounts receivable.

A receivable is considered past due if payments have not been received by the Company for 30 days. At that time, the Company will review all past due accounts and determine what action to take. Certain accounts are turned over to collection, while the Company places liens on others. Accounts will be written off if the accounts are still considered uncollectible at the end of the year. Finance charges associated with late payments of $0.7 million and $0.3 million were recognized as income for the years ended December 31, 2019 and 2018, respectively. Generally, the Company does not accrue interest on past due receivables.

Inventory Valuation

Inventories are stated at the lower of cost or net realizable value. Cost is determined by specific identification for equipment and a weighted-average method for parts. Net realizable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation. Included in new and used inventory is equipment that has either been previously leased or is currently on short-term lease to customers that has been classified as inventory and is available for sale. The Company transfers equipment between inventory and rental fleet based on the expected use of the equipment. This inventory is carried at the cost of the equipment less any accumulated depreciation. At December 31, 2019 and 2018, the Company recorded a reserve for slow moving parts, tires and used equipment inventory in the amount of $1.9 million and $1.4 million, respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The Company capitalizes expenditures for equipment, leasehold improvements, and rental fleet. Expenditures for repairs, maintenance, and minor renewals are expensed as incurred. Expenditures for betterments and major renewals that significantly extend the useful life of the asset are capitalized in the period incurred.

When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the balance sheet, with any resulting gain or loss being reflected in income from operations.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company assigns useful lives to property and equipment categories as follows:

Estimated Useful Life
Transportation equipment	1 – 10 years
Machinery and equipment	2 – 20 years
Office equipment	3 – 10 years
Computer equipment	3 – 10 years
Leasehold improvements	2 – 15 years

Intangible Assets

Intangible assets with a finite life consist of customer relationships, non-compete agreements, and tradenames and are carried at cost less accumulated amortization. The estimated useful lives of the definite lived intangible assets are as follows:

Estimated Useful Life
Customer relationships	5 – 10 years
Non-compete agreements	2 – 5 years
Tradenames	5 – 10 years

Depreciation and Amortization

For financial reporting purposes, depreciation of property and equipment is determined on a straight-line basis over the estimated useful lives of the assets at acquisition. Depreciation on rental fleet, construction equipment and equipment in inventory leased to customers are depreciated either on a straight-line basis over the term of the lease or as a percentage of rental revenue. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the remaining term of the lease, whichever is shorter.

Depreciation and amortization expense related to non-operational property and equipment and rental fleet is recognized in “general administrative expenses” and “cost of revenues”, respectively, in the Consolidated Statements of Operations.

The Company amortizes the cost of identified intangible assets on a straight-line basis over the expected period of benefit. Amortization expense related to intangible assets is recognized in “general and administrative expenses” in the Consolidated Statements of Operations.

Impairment of Long-lived Assets

The Company evaluates long-lived assets, such as property and equipment and intangible assets subject to amortization, for impairment annually and whenever events or changes in circumstances indicate that the carrying value of any asset group may not be recoverable.

If the estimated future cash flow (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. When reviewing long-lived assets for impairment, the Company groups long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The Company did not identify any impairment of long-lived assets for the years ended December 31, 2019 and 2018.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Goodwill

Pursuant to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill is recorded as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired.

The Company evaluates goodwill for impairment at least annually, or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. Impairment of goodwill is evaluated at the reporting unit level. A reporting unit is defined as an operating segment (i.e. before aggregation or combination), or one level below an operating segment (i.e. a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component.

The Company may first assess qualitative factors to determine whether it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative goodwill impairment test. If a quantitative impairment test is performed, the fair value of the reporting unit is estimated using a market approach based on published earnings multiples of comparable entities with similar operations and economic characteristics as well as acquisition multiples paid in recent transactions. The Company elected not to perform a qualitative assessment of goodwill impairment but performed the quantitative impairment test as of December 31, 2019 and 2018. Based on the results of the test, there was no goodwill impairment.

Deferred Financing Costs and Debt Discount

Deferred financing costs include legal, accounting and other direct costs incurred in connection with the issuance and amendments thereto, of the Company’s debt and line of credit. These costs are amortized over the terms of the related debt using the straight-line method which approximates amortization using the effective interest method.

Debt discount and premium is the difference between the price paid to an issuer for the new issue and the prices (below and above, respectively) at which the securities are initially offered to investors or lenders. The amortization expense of deferred financing costs and debt premium and accretion of discounts are included in interest expense as an overall cost of the related financings and are amortized using the straight-line method which approximates amortization using the effective interest method. Such costs are presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount.

Deferred financing costs and debt discounts with an original cost of $5.8 million and $5.4 million at December 31, 2019 and 2018, respectively, and accumulated amortization of $1.9 million and $1.1 million at December 31, 2019 and 2018, respectively, have been deferred. Amortization of these deferred costs was $1.0 million during each of the years ended December 31, 2019 and 2018 and is included in interest expense in the accompanying Consolidated Statements of Operations.

Deferred Transaction Costs

The Company capitalizes certain transaction costs, which primarily consist of direct incremental legal, accounting and other fees relating to the merger transaction (see Note 22 for further discussion). The transaction

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

costs will be offset against proceeds of the reverse recapitalization in periods following the consummation of the merger. As of December 31, 2019, there was $0.7 million deferred as prepaid expenses and other current assets, and no amounts were deferred at December 31, 2018.

Revenue Recognition

Revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the business expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain the benefits from the goods or services. The majority of the Company’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. For agreements with multiple performance obligations, which are infrequent, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements, the Company generally allocates sales prices to each distinct performance obligation based on the observable selling price.

The Company enters into various equipment sales transactions with certain customers, whereby customers purchase equipment from the Company and then lease the equipment to a third party. In some cases, the Company provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. The Company is precluded from recognizing a sale of equipment if it guarantees to repurchase the sold equipment back or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. Rather, these transactions are accounted for in accordance with ASC 840, Lease Accounting (“Topic 840”).

Lease liability, with respect to the aforementioned sale transactions, represents the net proceeds upon the equipment’s initial transfer. These amounts, excluding the guaranteed residual value, are recognized into rental revenue on a pro-rata basis over the leased contract period up to the first exercise date of the guarantee. At December 31, 2019 and 2018, the total lease liability relating to these various equipment sale transactions amounted to $5.5 million and $2.0 million respectively. The Company also recognized a liability for its guarantee to repurchase the equipment at the residual amounts of $12.5 million and $2.6 million as of December 31, 2019 and 2018, respectively. The increase from December 31, 2018 to December 31, 2019 is attributable to the acquisition of Northland Industrial Truck Co, Inc. See Note 19 for further detail.

The Company also enters into various rental agreements whereby owned equipment is leased to customers. Revenue from the majority of rental agreements is recognized over the term of the agreement in accordance with Topic 840. A rental contract includes rates for daily, weekly or monthly use, and rental revenues are earned on a daily basis as rental contracts remain outstanding. Because the rental contracts can extend across multiple reporting periods, the Company records unbilled rental revenues and deferred rental revenues at the end of each reporting period. Unbilled rental revenues are included as a component of “Accounts receivable” on the Consolidated Balance Sheets. Rental equipment is also purchased outright (“rental conversions”). Rental revenue and revenue attributable to rental conversions, are recognized in “Rental revenue” and “Rental equipment sales” on the Consolidated Statements of Operations, respectively.

Revenue from periodic maintenance service sales is recognized upon completion of the service. Revenue from guaranteed maintenance contracts is recognized over the contract period in proportion to the costs expected to be incurred in performing services under the contract, typically three to five years.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Payment terms vary by the type and location of the customer and the products or services offered. Generally, the time between when revenue is recognized, and payment is due is not significant. The Company does not evaluate whether the selling price includes a financing interest component for contracts that are less than a year, or if payment is expected to be received less than a year after the good or service has been provided. Sales and other taxes collected from customers and remitted to government authorities are accounted for on a net basis and, therefore, excluded from revenue. Shipping and handling costs are treated as fulfillment costs and are included in cost of revenue.

Costs to obtain contracts, such as sales commissions, are expensed as incurred given that the terms of the contracts are generally less than one year.

Under bill-and-hold arrangements, revenue is recognized when all configuration work is complete and the equipment has been set aside for final shipment, at which point the Company has determined control has been transferred.

The Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (‘‘Topic 606”) for the year ended December 31, 2019, effective January 1, 2019. See Note 4 for further discussion.

Deferred Revenue

Deferred revenue with respect to service sales represents the unearned portion of fees related to guaranteed maintenance contracts for customers covering equipment purchased. These amounts are recognized based on an estimated rate at which the services are provided over the life of the contract. The Company also recognizes deferred revenue related to rental agreements. Total deferred revenue relating to both service sales agreements and rental agreements for the years ended December 31, 2019 and 2018 was $4.7 million and $5.0 million, respectively.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing costs for the years ended December 31, 2019 and 2018 were $2.7 million and $1.4 million, respectively.

Income Taxes

The Company has been organized as an S Corporation under the Internal Revenue Code, which generally is not a tax paying entity for federal or state income tax purposes. Instead, the stockholder is liable for individual federal and state income taxes on their share of the Company’s taxable income. Accordingly, no provision for federal corporate income taxes has been reflected in the consolidated financial statements. The Company distributes cash in proportion to the stockholder’s quarterly estimated tax amount.

Warrants

The Company has issued warrants, which allow the warrant holders to purchase one share of common units at a specific price for a specified period of time. The Company records the warrants issued based on the fair value at the date of grant and are re-measured at each balance sheet date. The fair value of warrants classified as liabilities at the date of grant is estimated using a market approach.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting standards establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The FASB fair value measurement guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three broad levels of the fair value hierarchy are as follows:

•	Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities

•	Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly

•	Level 3 — Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Business Combinations

The assets acquired, liabilities assumed, and contingent purchase consideration are recorded at fair value on the acquisition date. These estimates are inherently uncertain and are subject to refinement. Management develops estimates based on assumptions as part of the purchase price allocation process to value the assets acquired and liabilities assumed as of the acquisition date. As a result, during the preliminary purchase price measurement period, which may be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. After the preliminary purchase price measurement period, the Company will record adjustments to the assets acquired or liabilities assumed in operating expenses in the period in which the adjustments were determined.

Segment Reporting

The Company has determined in accordance with ASC 280, Segment Reporting (“Topic 280”), that it has two reportable segments: 1) Industrial Equipment and 2) Construction Equipment. These segments are based upon how the Company allocates resources and assesses performance. See Note 21 regarding segment information.

New Accounting Pronouncements

Recent Accounting Pronouncements Adopted in 2019

Revenue from Contracts with customers (Topic 606)

In May 2014, the FASB issued Topic 606. Entities may adopt Topic 606 retrospectively to each prior reporting period presented (full retrospective method) or with a cumulative effect adjustment recognized to retained earnings at the date of adoption (modified retrospective method). The Company adopted this standard for its annual period ended December 31, 2019 with an effective date of January 1, 2019 using the modified retrospective method for all contracts not completed as of the date of adoption. The adoption of Topic 606 did

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

not result in a cumulative effect adjustment to retained earnings within the Consolidated Financial Statements. The comparative information has not been restated and continues to be reported under ASC Topic 605, Revenue Recognition (“Topic 605”).

Statement of Cash Flows Classification (Topic 230)

In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments, which aims to eliminate the diversity in the presentation of certain cash receipts and cash payments presented and classified in the statement of cash flows. The guidance addresses the following specific cash flow issues: (1) debt prepayment or debt extinguishment costs, (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, (3) contingent consideration payments made after a business combination, (4) proceeds from the settlement of insurance claims, (5) proceeds from settlement of corporate-owned life insurance policies, including bank-owned life insurance policies, (6) distributions received from equity method investees, (7) beneficial interests in securitization transitions and (8) separately identifiable cash flows and application of predominance principle. The Company adopted this guidance effective January 1, 2019 and it had no impact to the condensed consolidated statement of cash flows for the periods presented.

Business Combinations (Topic 805)

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). ASU 2017-01 clarifies the definition of a business when evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects several areas of accounting, including acquisitions, disposals, goodwill and consolidation. This standard is effective for annual periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. The Company adopted ASU 2017-01 effective January 1, 2019. The adoption of this guidance did not impact the consolidated financial statements and related disclosures.

Intangibles — Goodwill and Other (Topic 350)

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), requiring an entity to no longer perform a hypothetical purchase price allocation to measure goodwill impairment. Instead, impairment will be measured using the difference between the carrying amount and the fair value of the reporting unit. This standard is effective for annual and interim periods beginning after December 15, 2022. Entities may early adopt the guidance for goodwill impairment tests with measurement dates after January 1, 2017. The Company adopted ASU 2017-04 effective January 1, 2019. The adoption of this guidance did not impact the consolidated financial statements and related disclosures.

Pronouncements Not Yet Adopted

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is still assessing the impact Topic 842 will have on future revenue. The new accounting standard is effective for the annual reporting period ended December 31, 2021 with an effective date of January 1, 2021, and the interim reporting periods beginning January 1, 2022. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements as well as the available transition methods.

Financial Instruments — Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This standard prescribes an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which is intended to result in the more timely recognition of losses. Under the CECL model, entities will estimate credit losses over the entire contractual term of the instrument from the date of initial recognition of the financial instrument.

Measurement of expected credit losses is to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. ASU 2016-13 is effective for the annual reporting period beginning on or after December 15, 2022. The Company believes ASU 2016-13 will only have applicability to the Company’s receivables from revenue transactions, or trade receivables, except those arising from rental revenues as ASU 2016-13 does not apply to receivables arising from operating leases. The Company is currently evaluating whether the new guidance, while limited to our non-operating lease trade receivables, will have an impact on the consolidated financial statements or existing internal controls.

Fair Value Measurement (Topic 820)

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement, which amends the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement. This ASU modifies disclosure requirements for fair value measurements by removing, modifying or adding certain disclosures. The amendments in this update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. Early adoption is permitted upon issuance of this update. Entities are permitted to early adopt any removed or modified disclosures upon issuance of the update and delay adoption of the additional disclosures until their effective date. The future impact of this guidance will depend on the nature of the Company’s activities.

NOTE 3 — CORRECTION OF IMMATERIAL ERRORS

During the fourth quarter of 2019, the Company identified errors in accounting for revenues and cost of revenues resulting in an immaterial correction of errors in previously issued consolidated financial statements. Each of these errors affected periods beginning prior to 2018 through December 31, 2019. In accordance with Staff Accounting Bulletin (SAB) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — CORRECTION OF IMMATERIAL ERRORS (cont.)

Misstatements when Quantifying Misstatements in Current Year Financial Statements, management evaluated the materiality of the errors from qualitative and quantitative perspectives, and concluded that while the errors did not, individually or in the aggregate, result in a material misstatement of the previously issued consolidated financial statements, correcting these errors in the fourth quarter ended December 31, 2019 would have been material to that quarter.

Due to the immaterial nature of the error corrections, the Company has recorded the net cumulative effect of these adjustments of $0.1 million for periods prior to 2018 as increase in the previously reported January 1, 2018 retained earnings of $10.6 million, resulting in a revised January 1, 2018 retained earnings of $10.7 million.

The adjustments cumulatively impacted the following balance sheet items as of December 31, 2018:

(In millions)	As Reported	Adjustment	As Corrected
Accounts receivable, net	$64.8	$1.1	$65.9
Property and equipment, net	153.0	(0.6)	152.4
Total assets	342.0	0.5	342.5
Deferred revenue	4.1	0.9	5.0
Retained earnings	$12.6	$(0.4)	$12.2

The errors discussed above resulted in an overstatement of net earnings of $0.4 million for the year ended December 31, 2018 as detailed in the table below:

(In millions)	As Reported	Adjustment	As Corrected
Rental revenue	$74.4	$(0.3)	$74.1
Net revenue	413.3	(0.3)	413.0
Rental depreciation	34.3	0.1	34.4
Cost of revenue	302.8	0.1	302.9
Gross profit	110.5	(0.4)	110.1
Income from operations	16.2	(0.4)	15.8
Net income	$1.9	$(0.4)	$1.5

NOTE 4 — REVENUE RECOGNITION

Upon the adoption of Topic 606 for its annual period ended December 31, 2019, effective January 1, 2019, the Company recognizes revenue in accordance with two accounting standards: 1) Topic 606 and 2) Topic 840 (which addresses lease accounting). As discussed in section “New Accounting Pronouncements”, Topic 842 will supersede Topic 840 effective January 1, 2021, and the interim reporting periods beginning January 1, 2022.

Under Topic 606, revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the business expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain the benefits from the goods or services.

The majority of the Company’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. For agreements with multiple performance obligations, which are infrequent, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements, the Company generally allocates sales prices to each distinct performance obligation based on the observable selling price.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — REVENUE RECOGNITION (cont.)

In accordance with Topic 606 accounting requirements, the impact of the adoption on the financial statement line items within the accompanying Consolidated Financial Statements as compared to Topic 605 was as follows:

	Year ended December 31, 2019
Consolidated Statements of Operations	As Reported	Balances without adoption of Topic 606	Effect of Changes
Revenues:
New and used equipment sales	244.6	246.1	(1.5)
Service revenue	92.7	92.7	—
Rental equipment sales	42.2	42.6	(0.4)
Cost of revenues:
New and used equipment sales	215.4	216.9	(1.5)
Service revenue	34.6	34.6	—
Rental equipment sales	36.4	36.8	(0.4)
Income from operations	11.7	11.7	—
Net loss	(35.4)	(35.4)	—

Upon adoption, the Company assessed its sale of extended warranty contracts under Topic 606, whereby the Company determined it is acting as an agent in these types of arrangements. As such, the sale of extended warranties are recorded on a net basis. Prior to the adoption of Topic 606, the Company recorded the sale of extended warranties on a gross basis.

Nature of Goods and Services

The following table summarizes the Company’s revenues as presented in the Consolidated Statement of Operations for the year ended December 31, 2019 by revenue type, and by the applicable accounting standard.

	Year ended December 31, 2019
Consolidated Statement of Operations	Topic 840	Topic 606	Total
Revenues:
New and used equipment sales	$1.5	$243.1	$244.6
Parts sales	—	82.7	82.7
Service revenue	—	92.7	92.7
Rental revenue	95.2	—	95.2
Rental equipment sales	—	42.2	42.2

Net revenue	$96.7	$460.7	$557.4

The Company believes that the disaggregation of revenues from contracts to customers as summarized above, together with the discussion below, depicts how the nature, amount, timing and uncertainty of its revenues and cash flows are affected by economic factors.

Leases revenues (Topic 840)

New and used equipment sales:    The Company enters into various equipment sale transactions with certain customers, whereby customers purchase equipment from the Company and then lease the equipment to a third

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — REVENUE RECOGNITION (cont.)

party. In some cases, the Company provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. The Company is precluded from recognizing a sale of equipment when it is obligated or has an option to repurchase or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. For these arrangements, because the Company generally receives the full amount of the consideration at the beginning of the arrangement, the Company initially records deferred revenue for the amount received and recognizes revenue on a pro-rata basis over the term of the contract under Topic 840.

Rental revenue: Owned equipment rentals represent revenues from renting equipment. The Company accounts for these rental contracts as operating leases. The Company recognizes revenue from equipment rentals in the period earned, regardless of the timing of billing to customers. A rental contract includes rates for daily, weekly or monthly use, and rental revenues are earned on a daily basis as rental contracts remain outstanding. Because the rental contracts can extend across multiple reporting periods, the Company records unbilled rental revenues and deferred rental revenues at the end of each reporting period.

Revenues from contracts with customers (Topic 606)

The accounting for the different types of revenues pursuant to Topic 606 are discussed below. Substantially all of the Company’s revenues under Topic 606 are recognized at a point in time rather than over time.

New and used equipment sales: With the exception of bill-and-hold arrangements, the Company’s revenues from the sale of new and used equipment are recognized at the time of delivery to, or pick-up by, the customer, which is when the customer obtains control of the promised good. Under bill-and-hold arrangements, revenue is recognized when all configuration work is complete and the equipment has been set aside for final shipment, at which point the Company has determined control has been transferred. The Company does not offer material rights of return.

Parts sales: Revenues from the sale of parts are recognized at the time of pick-up by the customer for over the counter sales transactions. For parts that are shipped to a customer, the Company elected to use a practical expedient of Topic 606 and treat such shipping activities as fulfillment costs, thereby recognizing revenues at the time of shipment. The Company does not offer material rights of return.

Service revenue: The Company records service revenue primarily from guaranteed maintenance and periodic maintenance contracts with customers. The Company recognizes periodic maintenance service revenues at the time such services are completed, which is when the customer obtains control of the promised service. The Company recognizes guaranteed maintenance service revenues over-time using an input method of costs incurred to estimated costs over the life of the related contract. Revenue recognized from guaranteed maintenance contracts totaled $15.7 million and $13.9 million for the years ended December 31, 2019 and 2018, respectively. The Company also records service revenue from extended warranty contracts whereby the Company performs service on behalf of the Original Equipment Manufacturer (“OEM”) or third-party warranty provider. See Note 4 for further details.

Rental equipment sales: Certain rental agreements contain a rental purchase option, whereby the customer has an option to purchase the rented equipment during the term of the rental agreement. Revenues from the sale of rental equipment are recognized at the time the rental purchase option agreement has been approved and signed by both parties, as the equipment is already in the customer’s possession under the previous rental agreement, and therefore control has been transferred as title has been transferred.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — REVENUE RECOGNITION (cont.)

Contract costs

The Company does not recognize assets associated with the incremental costs of obtaining a contract with a customer that the Company expects to recover (for example, a sales commission). Most of the Company’s revenue is recognized at a point in time or over a period of one year or less, and the Company has used the practical expedient that allows it to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less. The amount of revenue recognized over a period of greater than one year is insignificant.

Receivables and contract assets and liabilities

The Company does not have material contract assets associated with contracts with customers. Contracts with customers do not generally result in material amounts billed to customers in excess of recognizable revenue. Deferred revenue associated with service contracts represents the unearned portion of fees related to guaranteed maintenance contracts for customers covering equipment purchased. These amounts are recognized based on an estimated rate at which the services are provided over the life of the contract. The Company did not recognize material revenues during the year ended December 31, 2019 that were included in the contract liability balance as of the beginning of the period.

Payment terms

The Company’s revenues do not include material amounts of variable consideration under Topic 606. Payment terms may vary by the type of customer, location, and the type of products or services offered. The time between invoicing and when payment is due is not significant, and contracts do not generally include a significant financing component. Contracts with customers do not generally result in significant obligations associated with returns, refunds or warranties. Refer to section “Concentration of Credit Risk” for a discussion on how the Company manages credit risk.

Contract estimates and judgments

The Company’s revenues accounted for under Topic 606 generally do not require significant estimates or judgments as the transaction price is generally fixed and clearly stated in the customer contracts. Contracts generally do not include multiple performance obligations, and accordingly do not require estimates of the standalone selling price for each performance obligation. Substantially all of the Company’s revenues are recognized at a point in time and the timing of the satisfaction of the applicable performance obligations is readily determinable. The Company’s revenues under Topic 606 are generally recognized at the time of delivery to, or pick-up by, the customer.

NOTE 5 — RELATED PARTY TRANSACTIONS

The Company leases a subset of its operating facilities from three real estate entities related through common ownership. Total rent expense under these lease agreements was $4.6 million for the year ended December 31, 2019 and $3.5 million for each of the year ended December 31, 2018. See Note 14 for a schedule of future minimum lease payments under operating leases with both related parties and unrelated third parties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — INVENTORIES

The components of inventories, net, consisted of the following (amounts in millions):

	December 31,
	2019	2018
New equipment	$92.8	$75.9
Used equipment	25.2	18.4
Work in process	3.3	3.5
Parts	24.8	18.5

	$146.1	$116.3
Accumulated depreciation	(7.0)	(5.2)
Inventory reserve	(1.9)	(1.4)

	$137.2	$109.7

Direct labor of $1.2 million incurred for open service orders was capitalized and included in work in process at both December 31, 2019 and 2018. The remaining work in process balance at both December 31, 2019 and 2018 primarily represents materials for open service orders.

NOTE 7 — PROPERTY AND EQUIPMENT

Property and equipment, net, consisted of the following (amounts in millions):

	December 31,
	2019	2018
Rental fleet	$285.1	$223.5
Equipment and leasehold improvements:
Machinery and equipment	3.4	4.5
Autos and trucks	4.6	4.6
Leasehold improvements	7.0	4.8
Office equipment	2.3	1.8
Computer equipment	6.2	5.5

Total Cost	$308.6	$244.7
Less: accumulated depreciation and amortization
Rental fleet	(100.0)	(81.6)
Equipment and leasehold improvements	(12.1)	(10.6)

Total accumulated depreciation and amortization	(112.1)	(92.2)

	$196.5	$152.5

Total depreciation and amortization on property and equipment was $49.8 million and $36.4 million for the years ended December 31, 2019 and 2018, respectively. The Company had assets related to capital leases associated, which are included in the machinery and equipment balance above. Such assets had gross carrying values totaling $3.5 million and $3.3 million, and accumulated amortization balances totaling $1.3 million and $1.7 million, as of December 31, 2019 and 2018, respectively.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — GOODWILL

The following table summarizes the in the carrying amount of goodwill in total and by reportable segment during the years ended December 31, 2018 and 2019, respectively (amounts in millions):

	Industrial Equipment	Construction Equipment	Total
Balance, January 1, 2018	$3.8	$0.9	$4.7
Additions	—	2.9	2.9

Balance, December 31, 2018	$3.8	$3.8	$7.6
Additions	1.0	—	1.0

Balance, December 31, 2019	$4.8	$3.8	$8.6

NOTE 9 — INTANGIBLE ASSETS

The Company reviewed its finite-lived intangible assets for impairment and determined that none of the assets were impaired during the years ended December 31, 2019 and 2018.

The gross carrying amount of intangible assets and accumulated amortization as of December 31, 2019 are as follows (amounts in millions):

	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$5.4	$(2.8)	$2.6
Non-compete agreements	0.4	(0.3)	0.1
Tradenames	0.7	(0.4)	0.3

Total	$6.5	$(3.5)	$3.0

The gross carrying amount of intangible assets and accumulated amortization as of December 31, 2018 are as follows (amounts in millions):

	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$2.5	$(2.5)	$—
Non-compete agreements	0.3	(0.2)	0.1
Tradenames	0.4	(0.4)	—

Total	$3.2	$(3.1)	$0.1

Amortization of intangible assets during each of the years ended December 31, 2019 and 2018 was approximately $0.3 million.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — INTANGIBLE ASSETS (cont.)

As of December 31, 2019, estimated amortization expense for other intangible assets for each of the next five years and thereafter was as follows (amounts in millions):

Years ending December 31,	Amount
2020	$0.3
2021	0.3
2022	0.3
2023	0.3
2024	0.3
Thereafter	1.5

Total	$3.0

NOTE 10 — LINES OF CREDIT AND FLOOR PLANS

On May 1, 2019, the Company amended and restated their credit facility with its first lien lender by entering into the Fourth Amended and Restated First Lien Credit Agreement (“Amended and Restated Credit Agreement”) by and among Alta Enterprises, LLC, NITCO, LLC, the other credit parties named therein, the lenders named therein, JP Morgan Chase Bank, N.A., as Administrative Agent, and the syndication agents and documentation agent named therein.

The Amended and Restated Credit Agreement, among other things, (i) increased the floor plan financing facility with its first lien lender from $50 million to $85 million, (ii) increased the total aggregate amount of indebtedness of all floor plans from $200 million to $220 million, (iii) increased the revolving line of credit borrowing capacity from $40 million to $110 million, (iv) modified the revolving line of credit applicable margin to be based off of average quarterly availability as opposed to the total leverage ratio at the end of each quarter (v) provided for a term loan of $6.0 million, and (vi) modified financial covenants (as defined in the Amended and Restated Credit Agreement.

Line of Credit and Floor Plan — First Lien Lender

The Company has a revolving line of credit with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered equipment inventories. The revolving line of credit has a maximum borrowing capacity of $110 million and interest cost is the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or the CB Floating Rate, depending on the borrowing. As of December 31, 2019, and December 31, 2018, the Company had an outstanding revolving line of credit balance of $72.7 million and $27.8 million, respectively, excluding unamortized debt issuance costs. The effective interest rate was 3.9% at December 31, 2019.

The Company has a floor plan financing facility with its first lien lender through syndication to finance new and used inventory and rental fleet equipment. This floor plan has a maximum borrowing capacity of $85 million. The interest cost for the first lien lender floor plan is LIBOR plus an applicable margin. The effective interest rate at December 31, 2019 was 4.5%. The floor plan is collateralized by substantially all assets of the Company. As of December 31, 2019, and December 31, 2018, the Company had an outstanding balance on their first lien lender floor plan facility of $77.9 million and $47.4 million, respectively, excluding unamortized debt issuance costs.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — LINES OF CREDIT AND FLOOR PLANS (cont.)

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

The Company has floor plan financing facilities with several OEM captive lenders and suppliers for new and used inventory and rental equipment, each with borrowing capacities ranging from $10 million to $82.5 million. Certain floor plans provide for a five to twelve-month interest only or deferred payment period. In addition, certain floor plans provide for interest or principal free terms at the suppliers’ discretion. The Company routinely sells equipment that is financed under OEM captive lender floor plans prior to the original maturity date of the financing agreement. The related OEM captive lender floor plans payable is then paid at the time the equipment being financed is sold.

Included in these financing facilities are two NITCO floor plans with an OEM captive lender that have a combined borrowing capacity of $30 million. The first facility was entered into on May 1, 2019 and financed through Wells Fargo. The second facility was entered into on September 30, 2019 and financed through PNC. These floor plans are either secured by the equipment being financed or substantially all the assets of the Company, as well as operating company guarantees. The interest is LIBOR plus an applicable margin. The effective rates as of December 31, 2019 ranged from 5.3% to 5.8%. As of December 31, 2019 and December 31, 2018, the Company had an outstanding balance on these floor plans of $122.6 million and $129.4 million, respectively, excluding unamortized debt issuance costs.

The total aggregate amount of indebtedness related to floor plan financing activities (including the first lien lender floor plan) cannot exceed $220 million at any time. Total borrowings related to floorplan financing activities as of December 31, 2019 and December 31, 2018 was $200.5 million and $176.9 million, respectively, excluding unamortized debt issuance costs. For the years ended December 31, 2019, and December 31, 2018, the Company recognized interest expense associated with new equipment financed under its floor plan facilities of $2.9 million and $1.9 million, respectively.

Maximum borrowings under the floor plans and the revolving line of credit are limited to $330 million. The total amount outstanding was $272.7 million and $204.6 million, net of debt issuance costs of $0.5 million and $0.1 million, as of December 31, 2019 and December 31, 2018, respectively.

NOTE 11 — LONG-TERM DEBT

Notes Payable

The Company’s Amended and Restated Pledge and Security Agreement was executed in conjunction with their Amended and Restated Credit Agreement that was entered into on May 1, 2019. The Amended and Restated Pledge and Security Agreement was modified to include NITCO as a credit party to the agreement. Except as disclosed in Note 10, there were no other changes to the terms of the Amended and Restated Pledge and Security Agreement.

Notes Payable — Senior Lien Holder

On December 27, 2017, the Company entered into a note payable to a lender with an initial note commitment of $40 million, plus an additional delayed draw note commitment of $20 million. On April 31, 2018 and July 31, 2018, the Company borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw commitment. On May 1, 2019, the Company borrowed an additional $11.5 million against the $20 million delayed draw commitment. The notes bear payment-in-kind (PIK) interest at 10% on any unpaid principal amount from the date of issue through repayment, with all PIK interest added to the outstanding

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — LONG-TERM DEBT (cont.)

principal. The balance at December 31, 2019 includes the initial note commitment of $40 million and delayed draws totaling $20 million, plus PIK interest of approximately

$11.2 million, accrued from the initial funding date through the end of the year. The note is secured by a second priority lien on substantially all of the assets of the Company, including a pledge of equity interests, and matures on June 27, 2023. In connection with the December 27, 2017 note, warrants were issued enabling the purchase of 25% of the common units outstanding on a fully diluted basis at $0.01 per warrant unit. See Note 12 for further discussion on the warrants issued.

Subordinated Debt

On December 27, 2017, the Company entered into notes payable to former shareholders of Alta Equipment Company, Inc., the former parent Company. The notes are unsecured, bear interest at 5%, with rights subordinated to the first lien lender and second lien lender. During the term of the notes, the Company shall pay to holders semi-annual installments of accrued interest only, but maintains the option to capitalize such accrued interest amounts into the principal sum of each note. The notes mature December 2027.

Term Loan

On December 27, 2017, the Company entered into a term loan of $6 million with its first lien lender through syndication, with an initial maturity date of June 2020. In May 2019, the Company retired this loan and entered into a new term loan of $6 million with its first lien lender through syndication, as part of the Amended and Restated Credit Agreement. The term loan matures in May 2021 and is payable in monthly installments of $0.25 million plus interest at LIBOR plus 4%. As of December 31, 2019, the effective interest rate was 5.9%. The loan is collateralized by substantially all assets of the Company and contains related party guarantees.

Notes Payable — OEM Captive Lender

On May 9, 2014, the Company entered into a Master Note Agreement with an OEM captive lender. These notes are payable in monthly installments, with interest ranging from 3.29% to 4.99%. The notes are secured by the specific assets financed and mature at various dates through October 2024.

The Company’s debt consists of the following (amounts in millions):

	December 31,
	2019	2018
Senior lien holder	$71.2	$53.2
OEM captive lender	14.8	18.8
Vehicles	0.0	0.1
Subordinated debt	6.7	6.7
First lien lender — term loan	4.3	3.6

Subtotal	$97.0	82.4
Unamortized debt issuance costs	(2.5)	(3.2)
Debt discount	(0.9)	(1.1)

Total debt	$93.6	78.1
Less: Current maturities of long-term debt, net	(7.1)	(8.0)

Long-term debt, net	$86.5	$70.1

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — LONG-TERM DEBT (cont.)

As of December 31, 2019, the Company was in compliance with the financial covenants set forth in the agreement.

Long term debt maturities, excluding unamortized debt discounts and debt issuance costs, are as follows (amounts in millions):

Years ending December 31,	Amount
2020	$8.1
2021	5.1
2022	3.2
2023	73.4
2024	0.6
Thereafter	6.6

$97.0

NOTE 12 — WARRANTS

The Company granted warrants to purchase 33,333.33 shares of common units in connection with the stock purchase and redemption that occurred on December 27, 2017. The warrants have an exercise price of $0.01 and include a conditional put option, allowing the holder to require the Company to purchase the outstanding warrants, via a settlement upon the following events: (1) upon 75% repayment of senior indebtedness, (2) change in control from a sale transaction, and (3) the maturity of the related debt, which require the Company to settle the warrants in cash. The warrants expire December 27, 2027. The warrants also include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction. On February 14, 2020, B. Riley Principal Merger Corp. (BRPMC), consummated its acquisition of the Company, pursuant to the merger agreement dated December 12, 2019. See Note 22 for further discussion.

During the year ended December 31, 2019, the change in fair value of warrants is included in other income (expense) on the Consolidated Statements of Operations. See Note 18 for more information.

NOTE 13 — CAPITAL LEASES

At December 31, 2019 and 2018, the Company had capital leases payable to financial institutions in the amount of $2.2 million and $1.9 million, respectively. The assets and liabilities under these capital leases are initially recorded at the fair value of the assets under capital lease. The assets are depreciated over the lower of their related lease terms or their estimated useful lives.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — CAPITAL LEASES (cont.)

Minimum future lease payments under capital leases described above for each of the next five years and in the aggregate are as follows (amounts in millions):

Years ending December 31,	Amount
2020	$0.8
2021	0.8
2022	0.4
2023	0.1
2024	0.1

$2.2
Less: current portion presented in Other current liabilities	(0.8)

Long-term capital lease obligation	$1.4

NOTE 14 — COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases buildings and equipment under various operating leases with both related (see Note 5) and unrelated third parties. The leases expire at various dates through June 2034 and contain provisions to renew the leases for additional terms of five to fifteen years. Total lease expense under the third party operating leases for the years ended December 31, 2019 and 2018 was $10.9 million and $8.6 million, respectively. Included in rent expense for 2019 and 2018 is deferred rent expense of $0.7 million, and $0.6 million, respectively, attributable to third party and related party lease agreements with escalating rent payments.

Minimum future payments under the operating leases described above and in Note 5 for each of the next five years and thereafter and in the aggregate are as follows (amounts in millions):

Years ending December 31,	Amount
2020	$15.4
2021	13.2
2022	11.4
2023	9.3
2024	7.9
Thereafter	22.5

$79.7

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — COMMITMENTS AND CONTINGENCIES (cont.)

Future guaranteed purchase obligations under capital leases for each of the next five years and thereafter are as follows (amounts in millions):

Years ending December 31,	Amount
2020	$3.6
2021	2.1
2022	2.5
2023	2.3
2024	1.6
Thereafter	0.4

12.5

Guarantees

At December 31, 2019 and 2018, the Company was party to certain contracts in which it guarantees the performance of lease agreements between various third-party leasing companies. The terms of the guarantees range from three to five years. In the event of a default by a third party lessee, the Company would be required to pay all or a portion of the remaining unpaid lease obligation as specified in the contract. The estimated exposure related to these guarantees was $3.3 million and $2.0 million at December 31, 2019 and 2018, respectively. It is anticipated that the third parties will have the ability to repay the debt without the Company having to honor the guarantee; therefore, no amount has been accrued on the Consolidated Balance Sheets at December 31, 2019 and 2018.

Legal Proceedings

During the years ended December 31, 2019 and 2018, various claims and lawsuits, incidental to the ordinary course of business, are pending against the Company. In the opinion of management, after consultation with legal counsel, resolution of these matters are not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 15 — OPERATING LEASES — LESSOR

The Company leases and subleases lift trucks to customers under operating lease agreements which expire at various dates through 2023. Approximate minimum rentals receivable under such leases for each of the next four years are as follows (amounts in millions):

Years ending December 31,	Amount
2020	$3.6
2021	2.6
2022	1.0
2023	0.1

$7.3

NOTE 16 — SELF INSURED

For the years ended December 31, 2019 and 2018, the Company has a consolidated self-insured group health plan that covers eligible employees. The Companies have accrued health insurance in the amount of

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — SELF INSURED (cont.)

$0.6 million and $0.4 million for both known claims and an estimated amount of claims incurred but not reported at December 31, 2019 and 2018, respectively. Health benefit plan expenses, including benefits paid and insurance premiums, totaled approximately $8.5 million and $8.2 million for the years ended December 31, 2019 and 2018, respectively.

NOTE 17 — EMPLOYEE BENEFIT PLANS

Employee 401(k) Profit Sharing Plan

Substantially all of the Company’s employees are eligible to participate in the Company’s 401(k) and profit-sharing plan. Eligible employees may contribute a percentage of their salary up to the Internal Revenue Service (“IRS”) limit. The Company may contribute a discretionary percentage, up to 8%, of the amount deferred by the employee. The Company may also contribute a discretionary profit sharing amount, as determined annually by the owners and management, to the plan each year. Total contributions to the plan amounted to approximately $1.3 million and $1.1 million for the years ended December 31, 2019 and 2018, respectively. The Company has funded or accrued all calculated contributions as of the Consolidated Balance Sheet date.

Equity Linked Incentive Plan

The Company has a Long-Term Equity Linked Incentive Plan (“the Plan”) to award key employees. The purpose of the Plan is to retain and attract key employees with an opportunity to receive additional compensation in connection with a change in control of the company (“qualifying event”). The plan permits the award of up to 15,686.28 incentive units and 7,843.14 appreciation rights. The Company did not award any incentive units or appreciation rights during the year ended December 31, 2019 or 2018. The awards will fully vest upon the qualifying event. Upon termination of employment for any reason other than death and disability, the awards will be forfeited. At December 31, 2019 there were 12,549 incentive units and 6,275 appreciation rights outstanding.

No expense or liability has been recognized in the accompanying consolidated financial statements as the likelihood of a qualifying event is not probable as of December 31, 2019. See Note 22 for discussion regarding the February 14, 2020 change of control.

NOTE 18 — FAIR VALUE INSTRUMENTS

The carrying value of financial instruments reported in the accompanying Consolidated Balance Sheets for cash, accounts receivable, accounts payable and accrued expenses payable and other liabilities approximate fair value due to the immediate or short-term nature or maturity of these financial instruments. Based upon current borrowing rates with similar maturities, which are Level 2 fair value inputs, the carrying value of lines of credit, long-term debt, and the guaranteed purchase obligations approximates the fair value as of December 31, 2019 and 2018.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis:

The Company has issued warrants, which are measured at fair value on a recurring basis (see Note 12). The Company initially recorded the warrants based on the fair value at the date of grant. The valuation methodology is primarily a market-based approach using participants in the industry of industrial and heavy-equipment retailing, wholesaling, and rental. A range of multiples were established taking company-specific risks into consideration and applied to Alta’s reported EBITDA to derive an implied enterprise value. To derive equity value, interest-bearing debt was removed.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 — FAIR VALUE INSTRUMENTS (cont.)

The Company classifies these warrants as liabilities and remeasures the fair value at each balance sheet date using a market approach.

The preceding methods described may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of December 31, 2019 (amounts in millions):

	Level 1	Level 2	Level 3
Liabilities: Warrants	$—	$—	$29.6

The following table sets forth, by level of hierarchy, the Company’s recurring measures at fair value as of December 31, 2018 (amounts in millions):

	Level 1	Level 2	Level 3
Liabilities: Warrants	$—	$—	$1.7

The following is a summary of changes to level 3 instruments during the year ended December 31, 2019, which were recognized in a separate line item on the Consolidated Statements of Operations (amounts in millions):

Balance, January 1	$1.7
Warrants granted during the period	—
Change in fair value during the period	27.9

Balance, December 31	$29.6

The following table represents the Company’s level 3 financial instruments, the valuation techniques used to measure the fair value of those financial instruments as of December 31, 2019 and 2018, respectively, and the significant unobservable inputs and the ranges of value to those inputs (amounts in millions):

Instrument	Fair Value 12/31/19	Fair Value 12/31/18	Principal Valuation Technique	Significant Unobservable Inputs
Warrants	$29.6	$1.7	Market approach	See above

NOTE 19 — BUSINESS COMBINATIONS

C&M Dahlen Inc.

Alta Construction Equipment IL, LLC entered into an asset purchase agreement on April 13, 2018 to purchase the assets of C&M Dahlen, Inc., d/b/a Elite Heavy Equipment Service (“Elite”). Elite is a provider of field service, preventative maintenance, weld-bore repair, welding and fabrication, component rebuilding, and in-shop repairs in the Spring Grove, Illinois area. The acquisition took place to expand Alta Construction Equipment IL, LLC’s presence in Illinois. Total consideration paid amounted to $4.6 million.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — BUSINESS COMBINATIONS (cont.)

The goodwill of $2.9 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Construction Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on amounts considered recoverable through subsequent collection. The fair value of the property, plant, and equipment was estimated to approximate its acquisition date net book value.

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were approximately $0.1 million.

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Cash	$0.3
Accounts receivable	0.7
Property, plant, and equipment	1.0
Goodwill	2.9

Total Assets	$4.9

Accrued liabilities	(0.3)

Total Liabilities	$(0.3)

Net Assets Acquired	$4.6

Northland Industrial Truck Co., Inc.

On May 1, 2019, the Company purchased the assets of Northland Industrial Truck Co., Inc. for a total purchase price of $65.6 million. In connection with the purchase, NITCO, LLC was created.

The goodwill of $1.0 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Industrial Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on amounts considered recoverable through subsequent collection. The fair value of inventory and property, plant, and equipment were estimated to approximate their respective acquisition date net book values.

Costs and expenses related to the acquisition have been expensed as incurred in operating expenses. Total acquisition costs expensed were approximately $0.3 million.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — BUSINESS COMBINATIONS (cont.)

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Accounts receivable	$13.9
Other current & non-current assets	0.5
Inventory	35.7
Guaranteed purchase obligation asset	9.7
Property, plant, and equipment	18.8
Identifiable intangible assets	3.3
Goodwill	1.0

Total Assets	$82.9

Accounts payable	(5.2)
Guaranteed purchase obligation liability	(9.7)
Capital lease obligations	(1.3)
Other liabilities	(1.1)

Total Liabilities	$(17.3)

Net Assets Acquired	$65.6

The following table reflects the estimated fair values and useful lives of the acquired intangible assets identified based on the Company’s purchase accounting assessments (amounts in millions):

	Fair Value	Life (years)
Customer relationships	$2.9	10
Tradenames	0.3	10
Non-compete agreements	0.1	5

Fair value of intangible assets acquired	$3.3

See Note 9 for the Company’s expected future amortization of intangible assets.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — BUSINESS COMBINATIONS (cont.)

Pro forma financial information

The Company completed the NITCO acquisition on May 1, 2019. Therefore, operating results of NITCO are included in the Company’s condensed Consolidated Statement of Operations from May 1, 2019. Pursuant to “ASC” 805, pro forma disclosures should be reported whenever the year or interim period of the acquisition is presented. Since the NITCO acquisition was completed in the period ended December 31, 2019, the pro forma information below gives effect to the NITCO acquisition as if the acquisition occurred on January 1, 2018.

	Period Ended December 31, 2018 (amounts in millions)
	The Company	NITCO	Total
Total revenues	$413.0	$94.5	$507.5
Net income	$1.5	$2.0	$3.5
Transaction related costs(1)	(0.3)	0.0	(0.3)
Business components not acquired(2)	0.0	(0.1)	(0.1)
Intangible asset amortization(3)	(0.3)	0.0	(0.3)
Interest expense(4)	(2.4)	(0.7)	(3.1)
Elimination of historic interest expense(5)	0.0	1.2	1.2

Pro forma net income (loss)	$(1.5)	$2.4	$0.9

(1)

Reflects non-recurring costs related to the acquisition that were reflected in periods subsequent to December 31, 2018. In accordance with ASC 805, these costs are included in the pro forma amounts as if the transaction had occurred on January 1, 2018. As such, they were incorporated in the pro forma adjustment above.

(2)

Reflects an adjustment to remove components of the business that were included in the historical financial statements that were not acquired; as well as the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the acquisition. As such, the historical financial statements are adjusted for the related impact.

(3)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation analysis.
(4)

Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO on May 1, 2019 and amortization of the associated debt issuance costs. The adjustment reflects the amount recorded for the period as if the refinance occurred on January 1, 2018.

(5)	Reflects the adjustment to remove historical interest expense associated with the NITCO debt that was paid down as a part of the debt refinance.

	Period Ended December 31, 2019 (amounts in millions)
	The Company	NITCO	Total
Total revenues	$557.4	$45.2	$602.6
Net income	$(35.4)	$1.0	$(34.4)
Pro forma adjustments to net income:
Transaction related costs(1)	(0.3)	0.0	(0.3)
Intangible asset amortization(2)	(0.1)	0.0	(0.1)
Interest expense(3)	(1.1)	(0.3)	(1.4)
Elimination of historic interest expense(4)	0.0	0.5	0.5

Pro forma net income (loss)	$(36.9)	$1.2	$(35.7)

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 — BUSINESS COMBINATIONS (cont.)

(1)

Reflects non-recurring costs related to the acquisition that were reflected in the 12-months ended December 31, 2019. In accordance with ASC 805, these costs are to be included in the pro forma amounts as if the transaction had occurred on January 1, 2018. As these costs have been reflected in the table above, they were removed from this period.

(2)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the purchase price allocation analysis.
(3)	Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO on May 1, 2019 and amortization of the associated debt issuance costs.
(4)	Reflects the adjustment to remove historical interest expense associated with the NITCO debt that was paid down as a part of the debt refinance.

NOTE 20 — UNION PENSION PLAN

During the year ended December 31, 2018 the Company began contributing to several multiemployer defined benefit pension plans under collective bargaining agreements that cover certain union represented employees. The risks of participating in such plans are different from the risks of single-employer plans, in the following respects:

(a)	Assets contributed to a multiemployer plan by one employer may be used to provide benefits to employees of other participating employers;

(b)	If a participating employer ceases to contribute to the plan, the unfunded obligations of the plan may be borne by the remaining participating employers; and

(c)

If the Company ceases to have an obligation to contribute to the multiemployer plan in which the Company had been a contributing employer, the Company may be required to pay to the plan an amount based on the underfunded status of the plan and on the history of the Company’s participation in the plan prior to the cessation of its obligation to contribute.

The Company’s participation in multiemployer plans for the annual period ended December 31, 2019 and 2018 is outlined in the table below. For each plan that is individually significant to the Company, the following information is provided:

•

The “Pension Protection Act Zone Status” available is for plan years that ended in 2019 and 2018. The zone status is based on information provided to the Company and other participating employers by each plan and is certified by the plan’s actuary. This indicates the funded status of the plan with the status indicated by the colors of green, yellow, and red with green being the most funded and red being the least funded.

•

The “FIP/RP Status Pending/Implemented” column indicates whether a Funding Improvement Plan, as required under the Code to be adopted by plans in the “yellow” zone, or a Rehabilitation Plan, as required under the Code to be adopted by plans in the “red” zone, is pending or has been implemented as of the end of the plan year.

•

The “Surcharge Imposed” column indicates whether a surcharge was paid during the most recent annual period presented for the Company’s contributions to any plan in the red zone in accordance with the requirements of the Code. The last column lists the expiration dates of the collective bargaining agreements pursuant to which the Company contributed to the plans.

There are no plans where the amount contributed by the Company represents more than 5% of the total contributions to the plan for the years ended December 31, 2019, and 2018.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 — UNION PENSION PLAN (cont.)

Multiple Employer Pension Plans (amounts in thousands):

Pension Fund	EIN	Pension Protection Act Zone Status & Plan Year-End		FIP/RP Status	Contributions of Alta Enterprises, LLC and Subsidiaries		Surcharge Imposed	Expiration Date of Collective- Bargaining Agreement
		2019	2018		2019	2018
Operating Engineers I.U.O.E. Local 37 Pension Trust	52-6128064	Green 12/31/2018	Green 12/31/2017	None	$10	$12	No	3/31/2020

Midwest Operating Engineers Local Union No. 150 Pension Trust Fund	36-6140097	Green 3/31/2019	Yellow 3/31/2018	None	1,186	552	No	5/31/2021

Operating Engineers Local Union No. 324 Pension Fund	38-1900637	Red 4/30/2018	Red 4/30/2018	RP Implemented	745	188	No	9/30/2021

Central Pension Fund of the International Union of Operation Engineers Local Union No. 639	36-6052390	Green 1/31/2019	Green 1/31/2018	None	70	42	No	3/31/2021

					$2,011	$794

NOTE 21 — SEGMENTS

The Company has two reportable segments: Industrial Equipment and Construction Equipment. The Company’s segments are determined based on management structure, which is organized based on types of products sold, as described in the following paragraph. The operating results for each segment are reported separately to the Company’s Chief Executive Officer to make decisions regarding the allocation of resources, to assess the Company’s operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in the states of Michigan, Illinois, and Indiana, as well as parts of the northeastern United States. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in the states of Michigan and Illinois.

The profitability measure used to evaluate segment performance is earnings before taxes, which is the same as net income for the periods presented as the Company is a pass-through entity for tax purposes as discussed in Note 1.

The Company retains various unallocated expense items at the general corporate level, which the Company refers to as “Alta Enterprises” in the table below.

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 — SEGMENTS (cont.)

The following table presents the Company’s results of operations by reportable segment for the year ended December 31, 2019 (amounts in millions):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$151.1	$93.5	$0.0	$244.6
Parts sales	50.1	32.6	—	82.7
Service revenue	66.8	25.9	—	92.7
Rental revenue	38.3	56.9	—	95.2
Rental equipment sales	6.0	36.2	—	42.2

Total revenue	$312.3	$245.1	$0.0	$557.4
Interest expense	4.6	7.8	8.1	20.5
Depreciation and amortization	17.0	33.1	—	50.1
Net income (loss)	$11.6	$(6.1)	$(40.9)	$(35.4)

The following table presents the Company’s results of operations by reportable segment for the year ended December 31, 2018 (amounts in millions):

	Industrial Equipment	Construction Equipment	Alta Enterprises	Total
New and used equipment sales	$92.5	$89.2	$0.0	$181.7
Parts sales	34.7	26.6	—	61.3
Service revenue	44.4	17.2	—	61.6
Rental revenue	29.8	44.3	—	74.1
Rental equipment sales	0.9	33.4	—	34.3

Total revenue	$202.3	$210.7	$0.0	$413.0
Interest expense	3.1	6.0	6.0	15.1
Depreciation and amortization	11.3	25.4	—	36.7
Net income (loss)	$9.5	$(1.3)	$(6.7)	$1.5

The following table presents the Company’s identified assets by reportable segment for the years ended December 31, 2019 and December 31, 2018 (amounts in millions):

	December 31, 2019	December 31, 2018
Segment assets:
Industrial equipment	$207.5	$104.1
Construction equipment	246.0	238.5
Alta Enterprises	0.7	—

Total assets	$454.2	$342.6

NOTE 22 — SUBSEQUENT EVENTS

On February 14, 2020, BRPMC, consummated its acquisition of the Company, pursuant to the merger agreement dated December 12, 2019.

BRPMC was an acquisition company incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — SUBSEQUENT EVENTS (cont.)

businesses. Upon consummation of the acquisition, BR Canyon Merger Sub Corp. (“Merger Sub”), a wholly-owned subsidiary of BRPMC, merged with and into the Company, the separate corporate existence of Merger Sub ceased, and the Company became a wholly owned subsidiary of BPRMC.

The aggregate consideration for the Company was approximately $403 million, consisting of (i) BRPMC’s pay off of the Company’s existing gross debt in the amount of $314 million, (ii) approximately $13 million in cash to the Company’s existing shareholders and (iii) an aggregate of 7,600,000 shares of common stock valued at $10.00 per share issued to the holders of equity and equity-linked securities in the Company. The Company’s existing gross debt includes the fair value of warrants issued in 2017, the terms of which contained a limited call right exercisable by the Company upon consummation of a qualifying change in control event. See Note 12 for further discussion regarding the warrants. See Note 17 for further discussion regarding the equity-linked securities.

The acquisition is accounted for as a reverse recapitalization, in accordance with ASC Topic 805, Business Combinations. The Company has been determined to be the accounting acquirer. Accordingly, the acquisition will be accounted for as if the Company issued stock for the net assets of BRPMC, accompanied by a recapitalization. The net assets of BRPMC will be stated at historical cost, with no goodwill or other intangible assets recognized. Operations prior to the acquisition with be those of the Company.

On February 14, 2020, in connection with BRPMC’s acquisition of the Company, the Company consummated its acquisition of FlaglerCE Holdings, LLC and Flagler Construction Equipment, LLC (together, “Flagler”) to purchase substantially all the assets and certain specified liabilities of Flagler.

On February 14, 2020, also in connection with BRPMC’s acquisition of the Company, the Company consummated its acquisition of Liftech Equipment Companies, Inc. and FMV Associates, LLC (together, the “Liftech”) to purchase substantially all the assets and certain specified liabilities of Liftech.

The combined consideration for the Liftech and Flagler acquisitions totaled approximately $93.3 million, and was financed with the proceeds received in connection with BRPMC’s acquisition of the Company.

Immediately prior to the closing of its acquisition of the Company, BRPMC executed the following equity transactions:

•	Issued to a subsidiary, B. Riley Principal Investments, LLC, (BRPI), 2,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $25,000,000, plus 1,250,000 warrants.

•

Issued to certain institutional and accredited investors (the “PIPE” investors) an aggregate of 3,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $35,000,000, plus an additional 178,947 inducement shares.

•

Transferred to the PIPE investors an aggregate of 1,275,000 inducement warrants. In connection therewith, B. Riley Principal Sponsor Co., LLC (“the Sponsor”) forfeited 178,947 shares of BRPMC common stock to BRPMC for cancellation for no consideration.

•	BRPI and the Sponsor transferred an aggregate of 1,275,000 warrants to BRPMC for no consideration.

On February 3, 2020, BRPMC entered into credit agreements for the purpose of financing the repayment of the Company’s existing debt, a portion of the consideration payable under its acquisition of the Company, and costs and expenses incurred in conjunction with the acquisition and general corporate expenditures. The credit

ALTA EQUIPMENT HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 — SUBSEQUENT EVENTS (cont.)

facilities are comprised of a second lien note purchase agreement in an aggregate principal amount of $155 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million, with $115 million drawn on upon consummation of the acquisition.

Also on February 3, 2020, BRPMC entered into an asset-based revolving floor plan facility that provides for borrowings of up to the lesser of $40 million, less outstanding loans and letters of credit.

On February 7, 2020, the Company entered into a revolving floor plan facility, which consolidated, amended and restated the existing credit facilities with an OEM captive lender to provide for borrowings of up to $82 million.

In connection with the closing of the acquisition on February 14, 2020, BRPMC changed its name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.”

On February 18, 2020, The Company’s shares of common stock and warrants began trading on the NYSE under the symbols “ALTG” and “ALTG WS,” respectively.

On March 3, 2020, the Board of Directors of Alta Equipment Group Inc. authorized and approved a share repurchase program for up to $10 million of the outstanding shares of the Company’s common stock. As of the date of this filing, the Company repurchased approximately 489,300 shares at an aggregate price of approximately $3.0 million under the program.

On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. As of the date of this filing, the Company’s operations have not been significantly impacted, however, the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date as no triggering events or changes in circumstances had occurred as of year-end; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows and financial condition could be negatively impacted, the extent of the impact cannot be reasonably estimated at this time.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Alta Equipment Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alta Equipment Group, Inc. (formerly known as B. Riley Principal Merger Corp.) (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, stockholder’s equity and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2018 to 2020.

New York, NY

March 25, 2020

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

Balance Sheets

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash	$654,488	$49,658
Prepaid expenses	178,037	—

Total current assets	832,525	49,658
Deferred offering costs	—	162,500
Marketable Securities held in Trust Account	145,998,591	—

Total assets	$146,831,116	$212,158

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$1,561,966	$162,500
Payable to related party	99,641	8,279
Income taxes payable	309,000	—
Note payable – related party	—	50,000

Total liabilities	1,970,607	220,779

Class A common stock subject to possible redemption; 13,820,208 shares (at redemption value of approximately $10.12 per share)	139,860,505

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 100,000,000 shares authorized; 1,017,292 shares issued and outstanding (excluding 13,820,208 subject to redemption)	102	—
Class B Common stock, $0.0001 par value; 25,000,000 shares authorized; 3,593,750 issued and outstanding	359	359
Additional paid-in capital	4,999,670	—
Retained earnings (deficit)	(127)	(8,980)

Total stockholders’ equity (deficit)	5,000,004	(8,621)

Total liabilities and stockholders’ equity (deficit)	$146,831,116	$212,158

The accompanying notes are an integral part of these audited financial statements.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

Statements of Operations

	Year Ended December 31,
	2019	2018
Operating costs	$1,934,799	$342

Loss from operations	(1,934,799)	(342)
Other income:
Interest income	2,252,652	—

Income (loss) before provision for income taxes	317,853	(342)
Provision for income taxes	(309,000)	(800)

Net income (loss)	$8,853	$(1,142)

Weighted average shares outstanding, basic and diluted(1)	2,961,370	3,125,000

Basic and diluted loss per common share(2)	$(0.56)	$(0.00)

(1)	Excludes an aggregate of 13,820,208 shares of common stock subject to possible redemption at December 31, 2019.
(2)	Loss per common share — basic and diluted excludes income attributable to common stock subject to possible redemption of $1,676,357 for the year ended December 31, 2019.

The accompanying notes are an integral part of these financial statements.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

Statements of Changes in Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2019 and 2018
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholderss Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance, January 1, 2018	—	$—	3,593,750	$359	$—	$(7,838)	$(7,479)
Net loss for the year ended December 31, 2018	—	—	—	—	—	(1,142)	(1,142)

Balance, December 31, 2018	—	—	3,593,750	359	—	(8,980)	(8,621)
Class A common stock issued net of offering costs of $3,534,723	14,375,000	1,438			140,233,839		140,235,277
Private Placement of Class A common stock issued	462,500	46			4,624,954		4,625,000
Common stock subject to possible redemption	(13,820,208)	(1,382)			(139,859,123)		(139,860,505)
Net income for the year ended December 31, 2019	—	—	—	—	—	8,853	8,853

Balance, December 31, 2019	1,017,292	$102	3,593,750	$359	$4,999,670	$(127)	$5,000,004

The accompanying notes are an integral part of these financial statements.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

Statements of Cash Flows

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net income	$8,853	$(1,142)
Interest earned on investments held in Trust Account	(2,248,591)
Change in operating assets and liabilities:
Prepaid expenses	(178,037)	—
Accounts payable	1,561,966	—
Payable to related party	91,362	800
Income taxes payable	309,000	—

Net cash used in operating activities	(455,447)	(342)

Cash flows from investing activities:
Proceeds deposited in Trust Account	(143,750,000)	—

Net cash used in investing activities	(143,750,000)	—

Cash flows from financing activities:
Proceeds from note payable — related party	19,750	50,000
Repayment of note payable — related party	(69,750)	—
Proceeds from sale of Units in Public Offering	143,750,000	—
Proceeds from sale of Units in Private Placement	4,625,000	—
Payment of underwriting discounts	(2,875,000)	—
Payment of offering costs	(639,723)	—

Net cash provided by financing activities	144,810,277	50,000

Increase in cash	604,830	49,658
Cash, beginning of period	49,658	—

Cash, end of period	$654,488	$49,658

Supplemental disclosures:
Interest paid	$—	$—
Taxes paid	$800	$800

The accompanying notes are an integral part of these financial statements.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS

Organization and General

B. Riley Principal Merger Corp. (the “Company”), a blank check corporation, was incorporated as a Delaware corporation on October 30, 2018. The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On November 14, 2018, GA International Services Corp. (“GA International”), a California corporation, owned by Great American Group, LLC (“Great American”), a wholly owned subsidiary of B. Riley Financial, Inc. (“B. Riley Financial”), merged into the Company. GA International operated as GA International Services, LLC, a former California limited liability company, from the date of its incorporation on October 9, 2012 through November 5, 2018, the date it was converted from a limited liability company to a California corporation. All of the membership interests in GA International Services, LLC were issued to Great American in 2012. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

All activity of the Company includes the activity of GA International as if GA International, which was owned by the Company from inception and activity related to the initial public offering on April 11, 2019 (the “Public Offering”) described below and evaluating prospective acquisition targets for an Initial Business Combination. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering described below. The Company will generate non-operating income in the form of interest or dividend income on cash and cash equivalents from the proceeds derived from the Public Offering and the Private Placement (as defined below).

Public Offering

The Company completed the sale of 12,500,000 Units at an offering price of $10.00 per unit through the Public Offering. B. Riley Principal Sponsor Co., LLC (the “Sponsor”), a Delaware limited liability company, was incorporated on October 11, 2018 as a wholly owned indirect subsidiary of B. Riley Financial. The Sponsor subscribed to purchase an aggregate of 425,000 Units at a price of $10.00 per unit (the “Private Placement Unit”) in a private placement that closed on April 11, 2019 simultaneously with the Public Offering. The sale of the 12,500,000 Units generated gross proceeds of $125,000,000, less underwriting commissions of $2,500,000 (2% of gross proceeds) and other offering costs of $639,723. The Private Placement Units generated $4,250,000 of proceeds.

Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value (each a “public share”), and one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock (each, a “Warrant” and, collectively, the “Warrants” and, with respect to the warrants underlying the Private Placement Units, the “Private Placement Warrants”). One Warrant entitles the holder thereof to purchase one whole share of Class A common stock at a price of $11.50 per share.

The Company granted the underwriters a 45-day option to purchase on a pro rata basis up to 1,875,000 additional units at the initial public offering price less the underwriting discounts and commissions. On April 12, 2019, the Company consummated the closing of the sale of 1,875,000 additional units (“Overallotment Units”) upon receiving notice of the underwriters’ election to exercise their overallotment option, generating additional gross proceeds of $18,750,000 and incurring additional offering costs of $375,000 (2% of gross proceeds) in underwriting fees. Simultaneously with the exercise of the overallotment, the Company consummated the Private

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS (cont.)

Placement of an additional 37,500 Private Placement Units to the Sponsor, generating gross proceeds of $375,000. In addition, as a result of the underwriters’ election to exercise their overallotment option the Founder Shares, as defined in Note 3, were no longer forfeitable.

Note Payable — Related Party

On November 16, 2018, the Sponsor agreed to loan the Company up to $300,000 (see Note 3) to support the Company’s initial formation and operations. At December 31, 2018, $50,000 was outstanding on the loan and such loan was repaid using proceeds from the Public Offering on April 12, 2019.

The Trust Account

Upon completion of the Public Offering and issuance of the Overallotment Units, $143,750,000 of proceeds were deposited in the Trust Account to be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds registered under the Investment Company Act and compliant with Rule 2a-7 thereof that maintain a stable net asset value of $1.00. The balance in the Trust Account at December 31, 2019 was $145,998,591.

Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, the proceeds from the Public Offering may not be released from the Trust Account until the earliest of: (i) the completion of the Initial Business Combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if it does not complete the Initial Business Combination within 18 months from the closing of the Public Offering; or (iii) the redemption of all of the Company’s public shares if the Company is unable to complete the Initial Business Combination within 18 months from the closing of the Public Offering (at which such time up to $100,000 of interest shall be available to the Company to pay dissolution expenses), subject to applicable law. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering and the Private Placement are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account less taxes payable on interest earned on the Trust Account. There is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, provided its public stockholders with the opportunity to redeem all or a portion of their shares upon the completion of the Initial Business Combination, either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. However, in no event would the Company have redeemed its public shares in an amount that would have caused its net tangible assets to be less than $5,000,001. In such case, the Company would not have proceeded with the redemption of its public shares and the related Initial Business Combination, and instead would have searched for an alternate Initial Business Combination.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS (cont.)

If the Company was to hold a stockholder vote or there was a tender offer for shares in connection with an Initial Business Combination, a public stockholder would have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.” See Note 6 — Subsequent Events for the redemption amount.

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company had been unable to complete the Initial Business Combination within 18 months from the closing of the Public Offering, the Company would (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest but less taxes payable (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Letter Agreement

The Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed, among other things (a) to waive their redemption rights with respect to any Founder Shares, Private Placement Shares and any Public Shares held by them in connection with the completion of the Initial Business Combination, (b) to waive their redemption rights with respect to their Founder Shares, Private Placement Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of its public shares if it does not complete an Initial Business Combination within 18 months from the closing of the Public Offering and (c) to vote their Founder Shares and any public shares purchased during or after the Public Offering (including in open market and privately negotiated transactions) in favor of the Initial Business Combination.

Forward Purchase Agreement

B. Riley Principal Investments, LLC (“BRPI”), a Delaware limited liability company and an affiliate of the Sponsor, entered into a forward purchase agreement with the Company to provide for the purchase by it (or its designees) of an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement to close concurrently with the closing of the Initial Business Combination.

The proceeds from the sale of the forward purchase units were available to be used as part of the consideration to the sellers in the Initial Business Combination, to pay expenses in connection with the Initial Business Combination or for working capital in the post-business combination company. The forward purchase was required to be made regardless of whether any Class A common stock was redeemed by the Company’s public stockholders and was intended to provide the Company with a minimum funding level for the Initial

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS OPERATIONS (cont.)

Business Combination. The forward purchaser did not have the ability to approve the Initial Business Combination prior to the signing of a material definitive agreement. The forward purchase units were issued only in connection with the closing of the Initial Business Combination.

The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares and Private Placement Shares held by them if the Company fails to complete the Initial Business Combination within 18 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors or officers acquires shares of Class A common stock in or after the Public Offering, they are entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s remaining stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, under the circumstances, and, subject to the limitations, described herein.

On February 14, 2020, BRPI purchased 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25,000,000 in a private placement concurrently with the close of the Initial Business Combination.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Income (Loss) Per Common Share

Income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company applies the two-class method in calculating

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

earnings per share. Shares of common stock subject to possible redemption at December 31, 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic income (loss) per share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of warrants sold in the Offering and the Private Placement to purchase 7,418,750 shares of Class A common stock, in the calculation of diluted income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. The financial statements have been retroactively adjusted to reflect the stock split for all periods presented.

Reconciliation of Income (Loss) Per Common Share

The Company’s net income is adjusted for the portion of income that is attributable to shares of common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted income (loss) per share is calculated as follows:

	Year Ended December 31,
	2019	2018
Net income (loss)	$8,853	$—
Less: Income attributable to common stock subject to possible redemption	(1,676,357)	—

Adjusted net loss	$(1,667,504)	$—

Weighted average shares outstanding, basic and diluted	2,961,370	3,125,000

Basic and diluted loss per common share	$(0.56)	$(0.00)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions with original maturities of 90 days or less. The Company did not have any cash equivalents as of December 31, 2019 and December 31, 2018.

Cash and Marketable Securities held in Trust Account:

The amounts held in the Trust Account represent proceeds from the Public Offering, the Private Placement, the Sponsor Loan, and accumulated earnings thereon totaling $2,252,652, of which $145,998,591 were invested in United States treasury obligations with original maturities of six months or less. The remaining $654,488 of proceeds were held in cash and money market mutual funds. These assets can only be used by the Company in connection with the consummation of an initial Business Combination, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations. During the years ended December 31, 2019 and 2018, the Company did not withdraw any funds to pay its tax obligations.

Class A Common Stock Subject To Possible Redemption

At discussed in Note 1, all of the 14,375,000 shares of Class A common stock sold as part of the Units in the Public Offering contain a redemption feature. In accordance with FASB ASC 480, “Distinguishing Liabilities

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

From Equity,” redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primary due to their short- term nature.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Deferred offering costs of $162,500 as of December 31, 2018, consisted principally of costs incurred in connection with preparation for the Public Offering. The total offering costs incurred by the Company in connection with the Public Offering was $639,723. These costs and the underwriter discount, of $2,875,000, were charged to capital upon completion of the Public Offering.

Income Taxes

The Company is currently taxed as a corporation for U.S. federal income tax purposes. As a corporation, for tax purposes, the Company is subject to U.S. federal and various state and local income taxes on its earnings. For periods prior to April 11, 2019, the date of the Public Offering, the Company was included in the consolidated tax return of B. Riley Financial (the “Parent”). During this period, the Company calculated its tax liability and provision for income taxes by using a “separate return” method. Under this method the Company was assumed to file a separate return with the tax authority, thereby reporting its taxable income or loss and paying the applicable tax to, or receiving the appropriate refund from, the Parent.

Following changes in ownership on April 11, 2019, the Company deconsolidated from the Parent for tax purposes. Beginning April 11, 2019, the Company files separate corporate federal and state and local income tax returns.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2019 and December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

For the year ended December 31, 2019, the Company recorded income tax expense of $309,000 primarily related to interest income earned on the Trust Account. For the year ended December 31, 2018, the Company recorded income tax expense of $800 related to state income taxes.

Unrecognized Tax Benefits

The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements. There were no unrecognized tax benefits as of December 31, 2019 and December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for interest expense and penalties related to income tax matters as of December 31, 2019 and December 31, 2018. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — RELATED PARTY TRANSACTIONS

Founder Shares

In November 2018, upon the completion of the merger of GA International Services Corp. and the Company, 3,593,750 shares of Class B common stock (the “Founder Shares”) were issued to Great American in

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

exchange for all of the common stock of GA International Services Corp. The financial statement reflects the issuance of these shares retroactively for all periods presented. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the units sold in the Public Offering, the Founder Shares automatically convert into shares of Class A common stock at the time of the Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below, and the holders of the Founder Shares, as described in more detail below, have agreed to certain restrictions and will have certain registration rights with respect thereto. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Public Offering.

The Company’s initial stockholders, officers and directors have agreed, not to transfer, assign or sell any Founder Shares held by them until the earlier to occur of: (i) one year after the completion of the Initial Business Combination, (ii) the last sale price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (iii) the date following the completion of the Initial Business Combination on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the public stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Business Combination Marketing Agreement

The Company engaged B. Riley FBR, Inc. as advisors in connection with its Initial Business Combination to assist it in arranging meetings with its stockholders to discuss a potential business combination and the target business’ attributes, introduce it to potential investors that may be interested in purchasing its securities, assist it in obtaining stockholder approval for its Initial Business Combination and assist it with the preparation of press releases and public filings in connection with the Initial Business Combination. The Company will pay B. Riley FBR, Inc. for such services upon the consummation of the Initial Business Combination a cash fee in an amount equal to 3.5% of the gross proceeds of the Public Offering (exclusive of any applicable finders’ fees which might become payable). Pursuant to the terms of the business combination marketing agreement, the Company paid the cash fee of $5,031,250 and expenses of $102,413 on February 14, 2020, the closing date of the Initial Business Combination.

Administrative Fees

Commencing on the date of the prospectus, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 a month for office space, utilities and secretarial and administrative support. During the year ended December 31, 2019, the Company was charged a total of $86,333 by the Sponsor. Upon completion of the Company’s Initial Business Combination on February 14, 2020, the Company ceased incurring these monthly fees.

Registration Rights

The holders of Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and units that may be issued upon conversion of working capital loans, if any, have registration rights to require the Company to register the resale of any of its securities held by them (in the case of the Founder

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 3 — RELATED PARTY TRANSACTIONS (cont.)

Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement. These holders are also entitled to certain piggyback registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements. The Forward Purchase Agreement has substantially similar registration rights.

Note Payable — Related Party

On November 16, 2018, the Sponsor agreed to loan the Company up to $300,000 to support the Company’s initial formation and operations. At December 31, 2018, $50,000 was outstanding, respectively, on the loan. Additional borrowings prior to the Public Offering increased the note payable balance to $67,950 and the Company repaid the entire note payable using proceeds from the Public Offering on April 12, 2019.

Payable to Related Party

The Company also had an amount payable to Great American of $8,279 at December 31, 2019 and 2018. These amounts primarily reflect expenses relating to income taxes and formation expenses that were paid on behalf of the Company by Great American. The Company also had a payable to the Sponsor in the amount of $91,362 at December 31, 2019 as previously discussed above. The $8,279 amount was paid to Great American and the $91,362 amount was paid to the Sponsor on March 16, 2020.

NOTE 4 — STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 25,000,000 shares of Class B common stock. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. In connection with the Company’s merger with GA International on November 14, 2018, the Company completed a stock split 1 to 3,593,750 shares of Class B common stock on November 19, 2018. At December 31, 2019 and December 31, 2018, there were 3,593,750 shares of Class B common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and December 31, 2018, there were no shares of preferred stock issued or outstanding.

Warrants

Warrants may only be exercised for a whole number of shares. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. The Warrants will become exercisable on the later of

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 — STOCKHOLDERS’ EQUITY (cont.)

(a) 30 days after the completion of the Initial Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company will as soon as practicable, but in no event later than 15 business days, after the closing of the Initial Business Combination, use its best efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective within 60 business days after the closing of the Initial Business Combination and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If the shares issuable upon exercise of the warrants are not registered under the Securities Act by the 60th business day after the closing of the Initial Business Combination, the Company will be required to permit holders to exercise their warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional shares of Class A common stock or securities convertible into or exercisable or exchangeable for shares of Class A common stock for capital raising purposes in connection with the closing of the Initial Business Combination (excluding any issuance of securities under the Forward Purchase Agreement), at an issue price or effective issue price of less

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 — STOCKHOLDERS’ EQUITY (cont.)

than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”)), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the Initial Business Combination, and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the Initial Business Combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. Additionally, in no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit. There will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless if the Company fails to complete an Initial Business Combination within the 18-month time period.

The Private Placement Warrants are identical to the Warrants underlying the units sold in the Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants.

NOTE 5 — FAIR VALUE INSTRUMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — FAIR VALUE INSTRUMENTS (cont.)

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

There were no assets measure on a recurring basis at fair value at December 31, 2018. At December 31, 2019, there were marketable securities in the amount our $145,998,591 with a fair value hierarchy of Level 1 that was used at valuation inputs by the Company to determine such fair value.

NOTE 6 — INCOME TAX

The income tax provision consists of the following:

	December 31, 2019	December 31, 2018
Federal
Current	$309,000	$—
Deferred	—	—
State
Current	—	800
Deferred	—	—
Change in valuation allowance	—	—

Income tax provision expense	$309,000	$800

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2019 and 2018 is as follows:

	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	(254.9)%
Non-deductible Business Combination expenses	76.2%	0%

Income tax provision expense	97.2%	(233.9)%

As of December 31, 2019 and 2018, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. At December 31, 2019 and 2018, the Company did not have any deferred taxes.

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination. The Company considers Louisiana to be a significant state tax jurisdiction.

ALTA EQUIPMENT GROUP INC.

(Formerly known as B. Riley Principal Merger Corp.)

NOTES TO FINANCIAL STATEMENTS

NOTE 7 — SUBSEQUENT EVENTS

On December 12, 2019, the Company entered into the Agreement and Plan of Merger (the “Merger Agreement”) with BR Canyon Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Alta Equipment Holdings Inc., a Michigan corporation (“Alta Holdings”) and Ryan Greenawalt (the “Business Combination”).

On February 11, 2020, the Business Combination was approved by the stockholders of the Company at the special meeting of stockholders. In connection with the Business Combination, 1,049,036 shares of the Company’s Class A common stock were redeemed at a per share price of approximately $10.14.

On February 14, 2020 (the “Closing Date”), the Company consummated the Business Combination, pursuant to which the Company acquired Alta Holdings. In connection with the closing of the business combination (the “Closing”), pursuant to the Merger Agreement, Merger Sub merged with and into Alta Holdings, with Alta Holdings surviving the merger in accordance with the Michigan General Corporation Law as a wholly owned subsidiary of the Company (the “Merger”). Immediately after the Closing, the Company had 29,511,359 shares of common stock outstanding, 16,884,213 of which were held by non-affiliates of the Company.

At the Closing, the Company also consummated the Forward Purchase Agreement and the private placement of 3,500,000 shares of common stock to certain accredited investors in connection with the subscription agreements entered into in connection with the Merger Agreement.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Financial Statements April 30, 2019

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Northland Industrial Truck Co., Inc.

Wilmington, Massachusetts

We have audited the accompanying financial statements of Northland Industrial Truck Co., Inc. (the “Company”), which comprise the balance sheet as of April 30, 2019, and the related statement of operations, stockholders’ equity and cash flows for the six months ended April 30, 2019, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believed that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Industrial Truck Co., Inc., as of April 30, 2019, and the results of its operations and its cash

25 Braintree Hill Office Park • Suite 102 • Braintree, MA 02184 • P:617.471.1120 • F:617.472.7560 27

Church Street • Winchester, MA 01890 • P:781.729.4949 • F:781.729.5247

www.ocd.com

flow for the six months then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 12 to the financial statements, on May 1, 2019, all assets of the Company were purchased by a third party. Our opinion is not modified with respect to that matter.

Certified Public

Accountants Braintree,

Massachusetts

March 9, 2020

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheet

April 30, 2019

Assets
Current Assets:
Cash and equivalents	$3,133,947
Accounts receivable, net of allowance for doubtful accounts of $352,710	14,342,646
Notes receivable, current portion	400,198
Inventories, net of reserve of $387,029	35,392,081
Rental equipment, net of accumulated depreciation of $9,238,366	14,730,734
Prepaid expenses	885,310
Buyback residual assets, current portion	3,901,989

Total Current Assets	72,786,905

Property and Equipment, Net	11,155,475

Buyback residual assets, net of current portion	8,965,608
Other assets	1,642,843
Notes receivable, net of current portion	995,050

Total Assets	$95,545,881

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheet — (Continued)

April 30, 2019

Liabilities and Stockholders’ Equity
Current Liabilities:
Line of credit	$27,605,716
Floorplan notes payable	21,506,512
Current portion of long-term debt	1,123,435
Current portion of obligations under capital lease	1,319,902
Accounts payable	5,211,194
Accrued expenses	2,014,934
Deferred revenues, current portion	7,464,999
Buyback residual obligations, current portion	2,770,456
Deferred rental revenues	267,340

Total Current Liabilities	69,284,488

Deferred revenues, net of current portion	10,742,293
Buyback residual obligations, net of current portion	1,808,476
Long-term debt, net of current portion	4,864,793
Obligations under capital lease, net of current portion	2,160,074

Total Liabilities	88,860,124

Stockholders’ Equity:
Common stock, no par value, 15,000 shares authorized, 69 shares issued and outstanding	346,782
Retained earnings	6,338,975

Total Stockholders’ Equity	6,685,757

Total Liabilities and Stockholders’ Equity	$95,545,881

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statement of Operations

For the Six Months Ended April 30, 2019

Revenue:
New/Allied Revenue	$34,774,517
Used Revenue	6,873,063
Parts/Tires Revenue	9,850,420
Service/Shared Revenue	12,061,629
Rental Revenue	4,582,877

Total Revenue	68,142,506
Cost of Revenue:
Cost of New/Allied Revenue	27,252,481
Cost of Used Revenue	5,081,535
Cost of Parts/Tires Revenue	5,375,921
Cost of Service/Shared Revenue	2,240,026
Cost of Rental Revenue	1,197,616

Total Cost of Revenue	41,147,579
Gross Profit	26,994,927
Operating Expenses	25,821,959

Income from Operations	1,172,968

Other Income (Expense):
Other income	585,337
Interest income	113,450
Interest expense	(1,111,523)

Total Other Expense	(412,736)

Net Income	$760,232

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statement of Stockholders’ Equity

For the Six Months Ended April 30, 2019

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, October 31, 2018	$346,782	$6,841,605	$7,188,387
Distributions	—	(1,262,862)	(1,262,862)
Net income	—	760,232	760,232

Balance, April 30, 2019	$346,782	$6,338,975	$6,685,757

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statement of Cash Flows

For the Six Months Ended April 30, 2019

Cash Flows from Operating Activities:
Net income	$760,232

Adjustments to reconcile net income to net cash applied to operating activities:
Depreciation and amortization	6,472,543
Parts inventory reserve	(10,243)
Bad debts	(30,798)
Changes in assets and liabilities:
Accounts receivable	1,480,022
Inventories	(6,260,867)
Prepaid expenses	(34,996)
Buyback residual assets	(2,951,767)
Acquisition of rental equipment	(2,603,690)
Proceeds from sale of rental equipment	1,155,587
Accounts payable	(508,239)
Accrued expenses	(461,240)
Deferred rental revenues	(27,931)
Deferred revenues	652,436
Buyback residual obligations	999,158

Net Adjustments	(2,130,025)

Net Cash Used in Operating Activities	(1,369,793)

Cash Flows from Investing Activities:
Notes receivable	256,474
Purchases of property and equipment	(1,603,728)
Premium payments on life insurance	(3,343)

Net Cash Used in Investing Activities	(1,350,597)

Cash Flows from Financing Activities:
Floorplan notes payable	4,637,604
Net repayments of long-term debt	(638,312)
Proceeds from borrowing on line of credit	15,107,761
Repayments on line of credit	(12,020,526)
Repayments on due to stockholder	(800,000)
Distributions to stockholders	(1,262,862)
Net proceeds from capital lease agreements	828,522

Net Cash Provided by Financing Activities	5,852,187

Net Change in Cash and Equivalents	3,131,797
Cash and Equivalents, Beginning of Period	2,150

Cash and Equivalents, End of Period	$3,133,947

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 1 — Summary of Significant Accounting Policies

Business Operations

Northland Industrial Truck Co., Inc. (the “Company”) generates revenues through the sale, rental, and servicing of forklift trucks and parts. The Company services its customers from multiple locations throughout New England.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors that management believes to be reasonable under the circumstances. Adjustments to estimates and assumptions are made as facts and circumstances require. As future events and their effects cannot be determined with certainty, actual results may differ from the estimates used in preparing the accompanying financial statements. Significant estimates and assumptions are required as part of determining the value of inventory and accounts and notes receivable, and estimating depreciation and the recoverability of long-lived assets.

Cash and Equivalents

For financial statement purposes, the Company considers all financial instruments with an original maturity of less than three months to be cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Three levels of inputs may be used to measure fair value:

Level 1 —	Values derived from unadjusted quoted prices in active markets for identical assets and liabilities.

Level 2 —

Values derived from observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets in markets that are not active.

Level 3 —	Values derived from unobservable inputs for which there is little or no market data available, thereby requiring the reporting entity to develop its own assumptions.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist mainly of cash and equivalents, accounts receivable, and accounts payable. The Company does not have any financial assets or liabilities that require measurement at fair value on a recurring basis. At April 30, 2019, the adjusted carrying amounts of all financial instruments approximate fair value.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 1 — Summary of Significant Accounting Policies (cont.)

Accounts Receivable

The Company performs ongoing credit evaluations of its customers’ financial condition, and credit is provided to customers in the normal course of business and generally does not require collateral for accounts receivable. Allowance for potential credit losses is determined by considering the financial condition of customers and other economic factors affecting the customers, the Company, and their industries.

Notes Receivable

The Company finances the sale of certain equipment with customers through a note agreement. Credit is provided to customers in the normal course of business, and the notes are secured by the financed equipment.

Inventory Valuation

New equipment and allied equipment inventory are stated at the lower of cost or net realizable value, determined by the specific unit method. Used equipment inventory is stated at the lower of cost or net realizable value. Net realizable value is considered to be the current wholesale market value of the unit as determined by management, which reflects the effects of certain additional predictable costs that will be required for the inventory items to be sold. Such additional costs may include completion, transportation, and disposal. The costs of inventories has been determined under the first-in first-out (“FIFO”) method.

Parts and other shop inventories are generally stated at the manufacturers’ catalog price, which approximates cost. Due to obsolescence and the aging of parts inventories, management has determined a reserve for obsolescence is necessary in the amount of $387,029 as of April 30, 2019.

Property and Equipment

Property and equipment are stated at cost. Equipment acquired through capital leases is stated at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease.

Depreciation is computed using straight-line and accelerated methods over the assets’ estimated useful lives, or if applicable, lease terms. Estimated lives are as follows:

Company vehicles	5 Years
Furniture and fixtures	5 to 7 Years
Leasehold improvements	15 Years
Building	39 Years

Depreciation and amortization are recognized in both “cost of revenue” and “operating expenses” in the Statement of Operations. The costs of routine maintenance and repairs that do not add to the value of the asset or materially extend asset lives are not capitalized.

Rental Equipment

Rental equipment is stated at cost minus depreciation. Depreciation is computed using the straight-line method over the assets’ estimated useful lives, which is determined to be five years. Rental agreements can be short-term (day-to-day, week-to-week, month-to- month) or long-term (beyond one year’s time).

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 1 — Summary of Significant Accounting Policies (cont.)

Revenue Recognition

Revenues related to the sale of equipment and parts are recognized upon shipment. Revenues related to the servicing of equipment are recognized upon the invoicing of services to customers. Revenues related to the rental of equipment are recognized as earned over the duration of the rental contract. Interest income on sales-type leases is computed using the effective interest method over the life of the lease.

Residual Interests

During the period ended April 30, 2019 and prior periods, the Company entered into various sale contracts with certain customers whereby the customers purchased equipment from the Company and then leased the equipment to a third party. In some cases, the Company will agree to re-purchase the equipment back at the end of the third-party lease at a set residual amount set forth in the initial sales contract. The Company records an asset, net of an estimated fair market value reserve, for the residual right of the asset and a liability for the future obligation related to these contracts. At April 30, 2019, residual buyback assets and obligations were $12,867,597 and $4,578,932, respectively.

Deferred Revenues

Deferred revenues represent the unearned portion of income related to guaranteed purchase contracts. Deferred revenues are recognized ratably over the life of the contracts. At April 30, 2019, total deferred revenues relating to these agreements amounted to $18,207,292.

Deferred Rental Revenues

Deferred rental revenues consist of amounts received for rentals related to the following fiscal year. These amounts are recorded as revenue in the applicable period.

Advertising

The Company’s policy is to expense advertising costs as incurred.

Income Taxes

The stockholders have elected, for federal and state income tax purposes, to have the Company taxed as a small business corporation (“S” corporation). This election provides for the net income or loss of the Company to be reported on the personal federal and state income tax returns of the individual stockholders. The Company is taxed at the corporate level for state income tax purposes in accordance with current state tax laws. No provision for deferred taxes is provided in these financial statements due to their lack of materiality.

Accounting principles generally accepted in the United States of America require an entity to assess the probability that a tax position has a more likely than not sustainability after review by tax authorities. If a tax position is deemed not to meet this threshold, any unrecognized tax benefits and costs are estimated and recognized in the period in which the change in judgement occurs.

Tax returns are routinely open for review by the tax authorities for three years from their due date. In certain circumstances, the statute of limitations may remain open indefinitely.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 1 — Summary of Significant Accounting Policies (cont.)

Collection of Taxes on Revenue-Producing Activities

The Company records all sales and other taxes collected as part of a revenue-producing transaction as liabilities on the balance sheet, recording only the sale as revenue (net method).

New Accounting Pronouncements Issued but Not Adopted

Leases — The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (ASU 2016-02) effective for non-public and most not-for- profit entities for fiscal years beginning after December 15, 2020. Implementation of this standard will require lessees to recognize on their balance sheet the rights and obligations resulting from leases categorized as operating leases as assets and liabilities. It provides for an election on leases with terms of less than twelve months to be excluded from this standard. Management is in the process of evaluating this standard and has not yet determined its impact on the financial statements.

Revenue from Contracts with Customers — FASB issued Accounting Standards Update 2014-09 (ASU 2014-09) effective for annual periods beginning after December 15, 2018 for non-public companies. The purpose of the ASU is to remove inconsistencies and weaknesses in current revenue recognition requirements; to provide a more robust framework for addressing revenue recognition issues and to improve comparability of recognition across entities, industries, jurisdictions, and capital markets.

The ASU requires the Company to perform certain specific steps to identify performance obligations and determine transaction prices to establish the appropriate revenue recognition, in addition to improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Management does not expect implementation to have a material impact on the financial statements.

Note 2 — Notes Receivable

Notes receivable represent amounts owed by customers for the sale of equipment. These notes bear interest ranging from 5.54% to 7.45% and mature at various times. The following table illustrates the current portion and receivable:

2019
Total notes receivable	$1,395,248
Less: current portion	(400,198)

Notes receivable, net of current portion	$995,050

The following tables present aging and interest accrual status at April 30, 2019:

	Past Due						Status of Interest Accruals
	30–59 Days Past Due	60–89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Recievables	Financing Receivables Past Due > 90 Days and Still Accruing Interest
Commercial Equipment	$39,298	$892	$2,014	$42,204	$1,353,044	$1,395,248	$18,068

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 2 — Notes Receivable (cont.)

Future annual payments under the notes receivable subsequent to April 30, 2019, are as follows:

Years Ending April 30,	Amount
2020	$400,198
2021	312,608
2022	320,077
2023	321,273
2024	41,092

Total	$1,395,248

Note 3 — Inventories

Inventories at April 30, 2019, consist of the following:

New equipment	$20,430,766
Used equipment	5,580,608
Parts, net of reserve for obsolescence of $387,029	4,337,729
Allied equipment and other	5,042,978

Total Inventories	$35,392,081

Note 4 — Property and Equipment

A summary of the major components of property and equipment at April 30, 2019, is as follows:

Furniture and fixtures	$3,804,828
Company vehicles	4,142,515
Building	4,798,380
Land	1,128,000
Leasehold improvements	2,434,308

16,308,031
Less: accumulated depreciation	5,152,556

Net Property and Equipment	$11,155,475

Note 5 — Other Assets

The Company is the beneficiary of insurance policies on the lives of certain officers. The policies are assigned to their third-party lender and are included in the borrowing base on their line of credit. Subsequent to April 30, 2019, the Company received the full cash surrender value of the insurance policies.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 6 — Debt Obligations

Line of Credit

At April 30, 2019, the Company’s line of credit allowed for maximum borrowings of $28,000,000, subject to specific limitations based upon qualifying assets as defined in the note agreement. Interest at one-month LIBOR at April 30, 2019, (2.48%) plus 2.25%, is due monthly and advances are payable upon demand. The line of credit is secured by all Company assets and is renewable in September 2020. The Company has an informal agreement with the financial institution, which allows it to exceed the maximum credit available from time to time.

Floorplan Notes Payable

At April 30, 2019, notes payable on equipment bear interest at rates ranging from approximately 5% to 8% and are collateralized by specific units and proceeds of the related sales. The notes are due when the units are sold. At April 30, 2019, the maximum credit available under the financing arrangements for units was $35,500,000.

Long-Term Debt

Long-term debt at April 30, 2019, consists of the following:

Note payable with monthly payments of approximately $13,685 including interest at one-month LIBOR plus 2.50%, due April 2023, and a balloon payment of approximately $2,032,000, collateralized by real estate.	$2,266,298
Note payable with monthly payments of approximately $91,100 including interest at one-month LIBOR plus 3%, due August 2020, collateralized by various assets of the Company	1,333,333
Note payable with monthly payments of approximately $7,615 including interest at one-month LIBOR plus 2.50%, due September 2020, and a balloon payment of approximately $1,560,000, collateralized by real estate	1,622,960
Note payable with monthly payments of approximately $4,750 including interest at one-month LIBOR plus 2.50%, due December 2022, and a balloon payment of approximately $688,000, collateralized by real estate	765,637

Total Long-Term Debt	5,988,228
Less: current portion	1,123,435

Total Long-Term Debt, excluding Current Portion	$4,864,793

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 6 — Debt Obligations (cont.)

Long-term debt maturities subsequent to April 30, 2019, are as follows (amounts in thousands):

Years Ending April 30,	Amount
2020	$1,123,435
2021	1,989,592
2022	83,408
2023	2,791,793

Total Debt Maturities	$5,988,228

Note 7 — Operating Leases

The Company leases warehouses and office facilities under operating leases expiring through June 2027. Under these leases, the Company is responsible for all operating costs. Certain of these leases have stipulated annual increases in the base rent. Rent expense for the six months ended April 30, 2019, amounted to $706,969.

Future minimum lease payments under these operating leases subsequent to April 30, 2019, are as follows:

Years Ending April 30,	Amount
2020	$408,255
2021	412,479
2022	153,600
2023	153,600
2024	153,600
2025	486,400

Total minimum lease payments	$1,767,934

The Company owns a warehouse and office facility, subject to an underlying lease with unrelated parties through April 2021. Rental income for the six months ended April 30, 2019, was approximately $181,000, including common area maintenance charges. Future minimum rental income under these leases is as follows:

Years Ending April 30,	Amount
2020	$59,289
2021	25,274

Total	$84,563

Note 8 — Capital Leases

The Company is the lessee of vehicles under capital leases expiring at various dates through May 2023. The capitalized costs and accumulated depreciation included in company vehicles as of April 30, 2019, are as follows:

Company vehicles	$8,254,642
Less: accumulated depreciation	4,669,621

$3,585,021

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 8 — Capital Leases (cont.)

Future minimum payments of capital lease obligations subsequent to April 30, 2019, are as follows:

Years Ending April 30,	Amount
2020	$1,319,902
2021	1,087,976
2022	844,253
2023	566,608
2024	26,205

Total minimum lease payments	3,844,944
Less imputed interest	364,968

Total minimum lease payments, excluding imputed interest	$3,479,976

Note 9 — Retirement Plans

The Company maintains a 401(k) plan for all eligible employees. Contributions during the six months ended April 30, 2019 amounted to $241,353.

Note 10 — Cash Flow Information

Interest paid during the six months ended April 30, 2019, amounted to $1,106,370.

During the six months ended April 30, 2019, vehicles totaling $1,517,756 were acquired under capital lease agreements.

Note 11 — Risks, Uncertainties and Concentrations

Cash

From time to time, the Company’s cash balances fluctuate and may exceed the amount insured by the Federal Deposit Insurance Corporation. Management monitors the financial condition of the banking institution, along with its cash balances, to keep this potential risk to a minimum. As of April 30, 2019, the Company’s uninsured cash balance totaled approximately $5,114,000.

Major Suppliers

The Company purchases a majority of its new forklift trucks and parts inventories from two major suppliers at the prevailing prices charged to all franchised dealers. Approximately 36% of purchases for the six months ended April 30, 2019 were from these suppliers.

Manufacturers’ Influence

The Company sells forklift trucks pursuant to a franchise agreement with Hyster-Yale Group, Inc. The Company also sells construction equipment pursuant to a franchise agreement with JCB. Through the terms and conditions of these franchise agreements, Hyster-Yale Group, Inc. and JCB can exert considerable influence over the operations of the Company. The franchise agreements include provisions for the termination or non- renewal of the manufacturer-company relationship for a variety of causes. The loss of the Company’s franchise

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

April 30, 2019

Note 11 — Risks, Uncertainties and Concentrations (cont.)

agreements would have a material adverse effect on the Company’s business, financial condition, and results of operations. Additionally, as a franchisee, the Company is dependent upon the ongoing successful operations of the manufacturers.

Note 12 — Subsequent Events

On May 1, 2019, substantially all of the net assets of the Company were purchased by Alta Equipment Holdings, Inc. and Subsidiaries for a total purchase price of $65.5 million.

Note 13 — Management’s Acceptance of the Financial Statements

Management has evaluated subsequent events through March 9, 2020, the date for which the financial statements were available for issuance. Management accepted the financial statements and did not identify any events subsequent to April 30, 2019 requiring disclosure in these financial statements, other than the event described in Note 12.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Financial Statements

October 31, 2018 and 2017

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Northland Industrial Truck Co.,

Inc. Wilmington, Massachusetts

We have audited the accompanying financial statements of Northland Industrial Truck Co., Inc. (the “Company”), which comprise the balance sheets as of October 31, 2018 and 2017, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believed that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Industrial Truck Co., Inc., as of October 31, 2018 and 2017, and the results of its

25 Braintree Hill Office Park • Suite 102 • Braintree, MA 02184 • P:617.471.1120 • F:617.472.7560 27 Church Street • Winchester, MA 01890 • P:781.729.4949 • F:781.729.5247 www.ocd.com

operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Subsequent Event

As discussed in Note 13 to the financial statements, on May 1, 2019, all assets of the Company were purchased by a third party. Our opinion is not modified with respect to that matter.

Certified Public Accountants

Braintree, Massachusetts

December 9, 2019

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheets

October 31,

(amounts in thousands)

Assets

	2018	2017
Current Assets:
Cash and equivalents	$2	$6
Accounts receivable, net of allowance for doubtful accounts of $384 and $296, respectively	15,792	14,480
Notes receivable, current portion	409	410
Inventories, net of reserve	35,309	31,118
Rental equipment, net of accumulated depreciation of $7,305 and $6,542, respectively	10,164	10,548
Prepaid expenses	850	654
Buyback residual assets, current portion	3,758	3,328

Total Current Assets	66,284	60,544

Property and Equipment, Net	10,476	6,452

Buyback residual assets, net of current portion	8,637	7,648
Other assets	1,639	1,597
Notes receivable, net of current portion	1,243	1,294

Total Assets	$88,279	$77,535

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Balance Sheets — (Continued)

October 31,

(amounts in thousands)

Liabilities and Stockholders’ Equity

	2018	2017
Current Liabilities:
Line of credit	$24,518	$24,423
Floorplan notes payable	16,869	14,112
Current portion of long-term debt	1,138	1,061
Current portion of obligations under capital lease	1,049	996
Accounts payable	5,719	5,216
Accrued expenses	2,476	2,024
Deferred rental revenues	295	213
Deferred revenues, current portion	6,348	4,888
Buyback residual obligations, current portion	2,166	1,220

Total Current Liabilities	60,578	54,153

Deferred revenues, net of current portion	11,207	10,377
Buyback residual obligations, net of current portion	1,414	797
Long-term debt, net of current portion	5,489	3,559
Due to stockholder	800	800
Obligations under capital lease, net of current portion	1,602	1,524

Total Liabilities	81,090	71,210

Stockholders’ Equity:
Common stock, no par value, 15,000 shares authorized, 69 shares issued and outstanding	347	347
Retained earnings	6,842	5,978

Total Stockholders’ Equity	7,189	6,325

Total Liabilities and Stockholders’ Equity	$88,279	$77,535

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Operations

For the Years Ended October 31,

(amounts in thousands)

	2018	2017
New/Allied Revenue	$62,649	$59,253
Used Revenue	12,793	11,561
Parts/Tires Revenue	19,095	17,448
Service/Shared Revenue	23,388	20,825
Rental Revenue	8,036	6,969

Total Revenue	125,961	116,056
Cost of New/Allied Revenue	48,915	46,643
Cost of Used Revenue	9,204	7,839
Cost of Parts/Tires Revenue	10,594	9,708
Cost of Service/Shared Revenue	3,543	3,672
Cost of Rental Revenue	8,207	7,951

Total Cost of Revenue	80,463	75,813
Gross Profit	45,498	40,243
Operating Expenses	41,973	39,173

Income from Operations	3,525	1,070

Other Income (Expense):
Other income	903	747
Interest income	224	209
Interest expense	(2,048)	(1,569)

Total Other Expense	(921)	(613)

Net Income	$2,604	$457

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Stockholders’ Equity

For the Years Ended October 31, 2018 and 2017

(amounts in thousands)

	Common Stock	Retained Earnings	Total Stockholders’ Equity
Balance, October 31, 2016	$347	$6,489	$6,836
Distributions	—	(968)	(968)
Net income	—	457	457

Balance, October 31, 2017	347	5,978	6,325
Distributions	—	(1,740)	(1,740)
Net income	—	2,604	2,604

Balance, October 31, 2018	$347	$6,842	$7,189

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Statements of Cash Flows

For the Years Ended October 31,

(amounts in thousands)

	2018	2017
Cash Flows from Operating Activities:
Net income	$2,604	$457

Adjustments to reconcile net income to net cash applied to operating activities:
Depreciation and amortization	8,572	6,937
Parts inventory reserve	(82)	(44)
Gain on sale of property and equipment	(149)	(173)
Dividends on life insurance	(36)	(37)
Bad debts	90	249
Changes in assets and liabilities:
Accounts receivable	(1,402)	866
Inventories	(4,109)	(4,171)
Prepaid expenses	(197)	(145)
Buyback residual assets	(5,387)	(5,333)
Proceeds from sale of rental equipment	2,311	2,547
Acquisition of rental equipment	(4,817)	(5,801)
Accounts payable	503	(493)
Accrued expenses	452	99
Deferred rental revenues	82	(12)
Deferred revenues	2,289	3,927
Buyback residual obligations	1,563	1,094

Net Adjustments	(317)	(490)

Net Cash Provided by (Used in) Operating Activities	2,287	(33)

Cash Flows from Investing Activities:
Notes receivable	52	(738)
Purchases of property and equipment	(1,349)	(1,109)
Proceeds from sale of property and equipment	166	173
Premium payments on life insurance	(6)	(5)

Net Cash Used in Investing Activities	(1,137)	(1,679)

Cash Flows from Financing Activities:
Floorplan notes payable	2,757	(128)
Net repayments of long-term debt	(1,105)	(236)
Proceeds from borrowing on line of credit	133,121	116,155
Repayments on line of credit	(133,025)	(115,438)
Proceeds from stockholder	—	400
Proceeds from long-term debt	—	3,000
Distributions to stockholders	(1,740)	(968)
Repayment of obligations under capital lease	(1,162)	(1,073)

Net Cash Provided by (Used in) Financing Activities	(1,154)	1,712

Net Change in Cash and Equivalents	(4)	—
Cash and Equivalents, beginning of period	6	6

Cash and Equivalents, end of period	$2	$6

The accompanying notes are an integral part of the financial statements.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 1 — Summary of Significant Accounting Policies

Business Operations

Northland Industrial Truck Co., Inc. (the “Company”) generates revenues through the sale, rental and servicing of forklift trucks and parts. The Company services its customers from multiple locations throughout New England.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about future events. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of revenues and expenses during the reporting period. Management evaluates the estimates and assumptions on an ongoing basis using historical experience and other factors that management believes to be reasonable under the circumstances. Adjustments to estimates and assumptions are made as facts and circumstances require. As future events and their effects cannot be determined with certainty, actual results may differ from the estimates used in preparing the accompanying financial statements. Significant estimates and assumptions are required as part of determining the value of inventory and accounts and notes receivable, and estimating depreciation and the recoverability of long-lived assets.

Cash and Equivalents

For financial statement purposes, the Company considers all financial instruments with an original maturity of less than three months to be cash equivalents.

Fair Value Measurements

Fair value is defined as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants. Three levels of inputs may be used to measure fair value:

Level 1	—	Values derived from unadjusted quoted prices in active markets for identical assets and liabilities.

Level 2	—	Values derived from observable inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets in markets that are not active.

Level 3	—	Values derived from unobservable inputs for which there is little or no market data available, thereby requiring the reporting entity to develop its own assumptions.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s financial instruments consist mainly of cash and equivalents, accounts receivable, and accounts payable. The Company does not have any financial assets or liabilities that require measurement at fair value on a recurring basis.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 1 — Summary of Significant Accounting Policies (cont.)

Accounts Receivable

The Company performs ongoing credit evaluations of its customers’ financial condition, and credit is provided to customers in the normal course of business and generally does not require collateral for accounts receivable. Allowance for potential credit losses is determined by considering the financial condition of customers and other economic factors affecting the customers, the Company, and their industries.

Notes Receivable

The Company finances the sale of certain equipment with customers through a note agreement. Credit is provided to customers in the normal course of business, and the notes are secured by the financed equipment.

Inventory Valuation

New equipment and allied equipment inventory are stated at the lower of cost or net realizable value, determined by the specific unit method. Used equipment inventory is stated at the lower of cost or net realizable value. Net realizable value is considered to be the current wholesale market value of the unit as determined by management, which reflects the effects of certain additional predictable costs that will be required for the inventory items to be sold. Such additional costs may include completion, transportation and disposal. The costs of inventories has been determined under the first-in first-out (“FIFO”) method.

Parts and other shop inventories are generally stated at the manufacturers’ catalog price, which approximates cost. Due to obsolescence and the aging of parts inventories, management has determined a reserve for obsolescence is necessary in the amount of $397,272 and $315,135 for the years ending October 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is stated at cost. Equipment acquired through capital leases is stated at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease.

Depreciation is computed using straight-line and accelerated methods over the assets’ estimated useful lives, or if applicable, lease terms. Estimated lives are as follows:

Company vehicles	5 Years
Furniture and fixtures	5 to 7 Years
Leasehold improvements	15 Years
Building	39 Years

Depreciation and amortization are recognized in both “cost of revenue” and “operating expenses” in the Statements of Operations. The costs of routine maintenance and repairs that do not add to the value of the asset or materially extend asset lives are not capitalized.

Rental Equipment

Rental equipment is stated at cost. Depreciation is computed using the straight-line method over the assets’ estimated useful lives, which is determined to be five years. Rental agreements can be short-term (day-to-day, week-to-week, month-to-month) or long- term (beyond one year’s time). Estimated useful life of rental equipment is five years.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 1 — Summary of Significant Accounting Policies (cont.)

Revenue Recognition

Revenues related to the sale of equipment and parts are recognized upon shipment. Revenues related to the servicing of equipment are recognized upon the invoicing of services to customers. Revenues related to the rental of equipment are recognized as earned over the duration of the rental contract. Interest income on sales-type leases is computed using the effective interest method over the life of the lease.

Residual Interests

During the years ended October 31, 2018 and 2017, the Company entered into various sale contracts with certain customers whereby the customers purchased equipment from the Company and then leased the equipment to a third party. In some cases, the Company will agree to re-purchase the equipment back at the end of the third party lease at a set residual amount set forth in the initial sales contract. The Company records an asset, net of an estimated fair market value reserve, for the residual right of the asset and a liability for the future obligation related to these contracts. At October 31, 2018, residual buyback assets and obligations were $12,394,613 and $3,579,774, respectively. At October 31, 2017, residual buyback assets and obligations were $10,976,085 and $2,016,537, respectively.

Deferred Revenues

Deferred revenues represent the unearned portion of income related to guaranteed purchase contracts. Deferred revenues are recognized ratably over the life of the contracts. At October 31, 2018 and 2017, total deferred revenue relating to these agreements amounted to $17,554,856 and $15,265,442, respectively.

Deferred Rental Revenues

Deferred rental revenues consist of amounts received for rentals related to the following fiscal year. These amounts are recorded as revenue in the applicable period.

Advertising

The Company’s policy is to expense advertising costs as incurred.

Income Taxes

The stockholders have elected, for federal and state income tax purposes, to have the Company taxed as a small business corporation (“S” corporation). This election provides for the net income or loss of the Company to be reported on the personal federal and state income tax returns of the individual stockholders. The Company is taxed at the corporate level for state income tax purposes in accordance with current state tax laws. No provision for deferred taxes is provided in these financial statements due to their lack of materiality.

Accounting principles generally accepted in the United States of America require an entity to assess the probability that a tax position has a more likely than not (“MLTN”) sustainability after review by tax authorities. If a tax position is deemed not to meet this threshold, any unrecognized tax benefits and costs are estimated and recognized in the period in which the change in judgement occurs.

Tax returns are routinely open for review by the tax authorities for three years from their due date. In certain circumstances, the statute of limitations may remain open indefinitely.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 1 — Summary of Significant Accounting Policies (cont.)

Collection of Taxes on Revenue-Producing Activities

The Company records all sales and other taxes collected as part of a revenue-producing transaction as liabilities on the balance sheet, recording only the sale as revenue (net method).

New Accounting Pronouncements Issued But Not Adopted

Leases — The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2016-02 (ASU 2016-02) effective for non-public and most not-for-profit entities for fiscal years beginning after December 15, 2020. Implementation of this standard will require lessees to recognize on their balance sheet the rights and obligations resulting from leases categorized as operating leases as assets and liabilities. It provides for an election on leases with terms of less than twelve months to be excluded from this standard. Management is in the process of evaluating this standard and has not yet determined its impact on the financial statements.

Revenue from Contracts with Customers — FASB issued Accounting Standards Update 2014-09 (ASU 2014-09) effective for periods beginning after December 15, 2018 for non-public companies. The purpose of the ASU is to remove inconsistencies and weaknesses in current revenue recognition requirements; to provide a more robust framework for addressing revenue recognition issues and to improve comparability of recognition across entities, industries, jurisdictions and capital markets.

The ASU requires the Company to perform certain specific steps to identify performance obligations and determine transaction prices to establish the appropriate revenue recognition, in addition to improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Management does not expect implementation to have a material impact on the financial statements.

Note 2 — Notes Receivable

Notes receivable represent amounts owed by customers for the sale of equipment. These notes bear interest ranging from 5.54% to 7.45% and mature at various times. The following table illustrates the current portion and long term portion of the notes receivable (amounts in thousands):

	2018	2017
Total notes receivable	$1,652	$1,704
Less: current portion	(409)	(410)

Notes receivable, net of current portion	$1,243	$1,294

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 2 — Notes Receivable (cont.)

The following tables present aging and interest accrual status at October 31, 2018 and 2017 (amounts in thousands):

	Past Due						Financing Receivables Past Due > 90 Days and Still Accruing Interest
	30 —59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Financing Receivables
	2018
Commercial Equipment	$4	$1	$3	$8	$1,644	$1,652	$2
	2017
Commercial Equipment	$35	$30	$22	$87	$1,617	$1,704	$22

Future annual payments under the notes receivable subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$409
2020	377
2021	376
2022	429
2023	53
Thereafter	8

Total	$1,652

Note 3 — Inventories

Inventories at October 31, consist of the following (amounts in thousands):

	2018	2017
New equipment	$20,200	$17,212
Used equipment	5,507	5,012
Parts, net of reserve for obsolescence of $397 and $315, respectively	4,553	4,300
Allied equipment and other	5,049	4,594

Total Inventories	$35,309	$31,118

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 4 — Property and Equipment

A summary of the major components of property and equipment at October 31, is as follows (amounts in thousands):

	2018	2017
Furniture and fixtures	$4,435	$3,922
Company vehicles	3,417	3,325
Building	4,792	1,680
Land	1,128	420
Leasehold improvements	2,369	2,249

	16,141	11,596
Less: accumulated depreciation	5,665	5,144

Net Property and Equipment	$10,476	$6,452

Note 5 — Other Assets

The Company is the beneficiary of insurance policies on the lives of certain officers. The policies are assigned to their third-party lender and are included in the borrowing base on their line of credit.

Note 6 — Debt Obligations

Line of Credit

At October 31, 2018 and 2017, the Company’s line of credit allowed for maximum borrowings of $28,000,000, subject to specific limitations based upon qualifying assets as defined in the note agreement. Interest at one-month LIBOR at October 31, 2018 and 2017, (2.26% and 1.23%, respectively) plus 2.25%, is due monthly and advances are payable upon demand. The line of credit is secured by all corporate assets and is renewable in September 2020.

Floorplan Notes Payable

At October 31, 2018 and 2017, notes payable on equipment bear interest at rates ranging from 5.51% to 8.90% and are collateralized by specific units and proceeds of the related sales. The notes are due when the units are sold. At October 31, 2018 and 2017, the maximum financing arrangements is $35,500,000 and $30,500,000, respectively.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 6 — Debt Obligations (cont.)

Long-Term Debt

Long-term debt at October 31, consists of the following (amounts in thousands):

	2018	2017
Note payable with monthly payments of approximately $14 including interest at one-month LIBOR plus 2.50%, due April 2023, and a balloon payment of approximately $2,032, collateralized by real estate.	$2,293	$—
Note payable with monthly payments of approximately $91 including interest at one-month LIBOR plus 3%, due August 2020, collateralized by various assets of the Company.	1,833	2,833
Note payable with monthly payments of approximately $7 including interest at one-month LIBOR plus 2.50%, due September 2020, and a balloon payment of approximately $1,560, collateralized by real estate.	1,648	1,694
Note payable with monthly payments of approximately $5 including interest at one-month LIBOR plus 2.50%, due December 2022, and a balloon payment of approximately $688, collateralized by real estate.	$776	$—
Note payable with monthly payments of $2 including interest at 4.45% due February 2023; collateralized by a truck.	77	93

Total Long-Term Debt	6,627	4,620
Less: current portion	1,138	1,061

Total Long-Term Debt excluding Current Portion	$5,489	$3,559

Long-term debt maturities subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$1,138
2020	2,530
2021	100
2022	104
2023	2,755

Total Debt Maturities	$6,627

Note 7 — Related Party Transactions

Due to Stockholder

Due to stockholder consists of an unsecured demand note bearing interest at 3%. No principal payments were made during the year ended October 31, 2018 or 2017. The stockholder loaned an additional $400,000 to the Company during the year ended October 31, 2017. Under this arrangement, the Company paid interest expense of $24,000 and $19,250 during the years ended October 31, 2018 and 2017, respectively.

Note 8 — Operating Leases

The Company leases warehouses and office facilities under operating leases expiring through June 2027. Under these leases, the Company is responsible for all operating costs. Certain of these leases have stipulated annual increases in the base rent. Rent expense for the years ended October 31, 2018 and 2017, amounted to $1,161,307 and $1,323,308, respectively.

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 8 — Operating Leases (cont.)

Future minimum lease payments under these operating leases subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October, 31,	Amount
2019	$560
2020	410
2021	283
2022	154
2023	154
Thereafter	537

Total minimum lease payments	$2,098

The Company owns a warehouse and office facility, subject to an underlying lease with unrelated parties through April 2021. Rental income for the years ended October 31, 2018 and 2017, was approximately $258,000 and $243,000, respectively, including common area maintenance charges. Future minimum rental income under these leases is as follows (amounts in thousands):

Years Ending October, 31,	Amount
2019	$73
2020	59
2021	25

Total	$157

Note 9 — Capital Leases

The Company is the lessee of vehicles under capital leases expiring at various dates through December 2022. The capitalized costs and accumulated depreciation included in company vehicles as of October 31, are as follows (amounts in thousands):

	2018	2017
Company vehicles	$7,314	$6,750
Less: accumulated depreciation	4,670	4,241

	$2,644	$2,509

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 9 — Capital Leases (cont.)

Future minimum payments of capital lease obligations subsequent to October 31, 2018, are as follows (amounts in thousands):

Years Ending October 31,	Amount
2019	$1,205
2020	980
2021	610
2022	276
2023	1

Total minimum lease payments	3,072
less imputed interest	421

Total minimum lease payments excluding imputed interest	$2,651

Note 10 — Retirement Plans

The Company maintains a 401(k) plan for all eligible employees. Contributions during the years ended October 31, 2018 and 2017, aggregated $363,136 and $342,348, respectively.

Note 11 — Cash Flow Information

During the year ended October 31, 2018, a portion of the cost of real estate totaling $3,112,000 was acquired through advances made by a financial institution.

Interest paid during the years ended October 31, 2018 and 2017, amounted to $2,002,397 and $1,549,366 respectively.

During the years ended October 31, 2018 and 2017, vehicles totaling $1,293,635 and $1,572,845, respectively, were acquired under capital lease agreements.

Note 12 — Risks, Uncertainties and Concentrations

Cash

From time to time, the Company’s cash balances fluctuate and may exceed the amount insured by the Federal Deposit Insurance Corporation. Management monitors the financial condition of the banking institution, along with its cash balances, to keep this potential risk to a minimum. As of October 31, 2018 and 2017, the Company’s uninsured cash balance totaled approximately $963,000 and $206,000, respectively.

Major Suppliers

The Company purchases a majority of its new forklift trucks and parts inventories from two major suppliers at the prevailing prices charged to all franchised dealers. Approximately 36% and 39% of purchases for 2018 and 2017, respectively, were from these suppliers.

Manufacturers’ Influence

The Company sells forklift trucks pursuant to a franchise agreement with Hyster-Yale Group, Inc. The Company also sells construction equipment pursuant to a franchise agreement with JCB. Through the terms and

NORTHLAND INDUSTRIAL TRUCK CO., INC.

Notes to the Financial Statements

October 31, 2018 and 2017

Note 12 — Risks, Uncertainties and Concentrations (cont.)

conditions of these franchise agreements, Hyster-Yale Group, Inc. and JCB can exert considerable influence over the operations of the Company. The franchise agreements include provisions for the termination or non- renewal of the manufacturer-company relationship for a variety of causes. The loss of the Company’s franchise agreements would have a material adverse effect on the Company’s business, financial condition and results of operations. Additionally, as a franchisee, the Company is dependent upon the ongoing successful operations of the manufacturers.

Note 13 — Subsequent Events

On May 1, 2019, all assets of the Company were purchased by Alta Equipment Holdings, Inc. and Subsidiaries for a total purchase price of $65.5 million.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Members
FlaglerCE Holdings, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of FlaglerCE Holdings, LLC (a Delaware limited liability company) and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FlaglerCE Holdings, LLC and Subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Tampa, Florida
February 17, 2020

FlaglerCE Holdings, LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

As of December 31,

(Dollar amounts in thousands)

	2019	2018
ASSETS
CURRENT ASSETS
Cash	$3,994	$1,131
Accounts receivable, less allowance for doubtful accounts of $875 and $782 as of December 31, 2019 and 2018, respectively	12,184	15,948
Inventories	31,314	34,411
Assets held for sale	—	583
Prepaid expenses	830	505

Total current assets	48,322	52,578
Rental equipment, net	49,601	36,464
Property and equipment, net	3,121	2,893
Other assets	11	98

Total assets	$101,055	$92,033

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$8,905	$8,749
Accrued expenses	3,503	4,715
Deferred gain on sale — leaseback	290	290
Equipment financing	79,177	66,246
Current portion of capital lease payable	149	137
Notes payable to related parties	300	3,904
Current portion of long-term debt	8,957	10,842
Liabilities held for sale	37	327

Total current liabilities	101,318	95,210
Long-term portion of capital lease payable, less current portion	175	243
Long-term debt, less current portion	846	555
Other liabilities	2,924	3,330

Total liabilities	105,263	99,338

Commitments and contingencies (see Note 13)
MEMBERS’ DEFICIT
Members’ deficit	(4,208)	(7,305)

Total liabilities and members’ deficit	$101,055	$92,033

FlaglerCE Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31,

(Dollar amounts in thousands)

	2019	2018
Revenue
Equipment and parts sales	$144,422	$117,501
Rental revenue	17,266	14,006
Service revenue	15,342	15,613

Total revenue	177,030	147,120

Cost of revenue
Cost of equipment and parts sales	125,473	99,481
Cost of rental revenue	14,125	11,735
Cost of service revenue	8,469	7,064

Total cost of revenue	148,067	118,280

Gross profit	28,963	28,840
Selling, general and administrative expenses	28,347	23,147

Operating income	616	5,693

Other income (expense)
Other income, net	490	272
Interest expense	(5,379)	(4,373)
Gain on sale of property and equipment	290	290

Total other expense	(4,599)	(3,811)

Net (loss) income from continuing operations	(3,983)	1,882
Discontinued operations (see Note 3)
Loss from discontinued operations	(420)	(4,117)

Net loss	$(4,403)	$(2,235)

FlaglerCE Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

For the years ended December 31, 2019 and 2018

(Dollar amounts in thousands)

	Members’ Contributed Capital										Members’ Accumulated Deficit
	Preferred Units	Preferred Amounts	Class A Units	Class A Amounts	Class B Units	Class B Amounts	Class C Units	Class C Amounts	Total Members’ Units	Total Members Contributed Capital	Class A Amounts	Class B Amounts	Class C Amounts	Total Members’ Accumulated Deficit	Total Members’ Deficit
Balance at December 31, 2017	58,000	$5,800	35,580	$3,915	49,403	$5,324	17,075	$—	102,058	$9,239	$(5,370)	$(14,739)	$—	$(20,109)	$(5,070)
Net loss	—	—	—	—	—	—	—	—	—	—	(936)	(1,299)	—	(2,235)	(2,235)

Balance at December 31, 2018	58,000	5,800	35,580	3,915	49,403	5,324	17,075	—	102,058	9,239	(6,306)	(16,038)	—	(22,344)	(7,305)
Capital contribution	—	—	68,890	2,190	—	—	—	—	68,890	2,190	—	—	—	—	2,190
Conversion of related party debt to equity	—	—	167,033	5,310	—	—	—	—	167,033	5,310	—	—	—	—	5,310
Net loss	—	—	—	—	—	—	—	—	—	—	(3,725)	(678)	—	(4,403)	(4,403)

Balance at December 31, 2019	58,000	$5,800	271,503	$11,415	49,403	$5,324	17,075	$—	337,981	$16,739	$(10,031)	$(16,716)	$—	$(26,747)	$(4,208)

FlaglerCE Holdings, LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31,

(Dollar amounts in thousands)

	2019	2018
Cash flows from operating activities:
Net (loss) income from continuing operations	$(3,983)	$1,882
Net loss from discontinued operations	(420)	(4,117)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization, not included in cost of rental revenue	950	2,094
Depreciation of rental equipment, included in cost of rental revenue	11,992	10,949
Gain on sale — leaseback	(290)	(290)
Provision for uncollectible receivables	242	149
Changes in operating assets and liabilities:
Accounts receivable	3,872	9,775
Inventories	3,312	(14,528)
Prepaid expenses	(325)	204
Rental equipment	(25,069)	6,982
Other assets	87	550
Accounts payable	193	(6,889)
Accrued expenses	194	(2,360)
Other liabilities	(116)	(283)
Cash flows related to floorplan equipment financing:
Borrowings on equipment financing	107,832	119,069
Payments on equipment financing	(95,228)	(125,072)

Net cash provided by (used in) operating activities	3,243	(1,885)

Cash flows from investing activities:
Purchase of property and equipment	(1,178)	(925)

Net cash used in investing activities	(1,178)	(925)

Cash flows from financing activities:
Payments on capital lease	(56)	(460)
Borrowings from related party	300	3,040
Payments to related party	—	(444)
Borrowings on lines of credit	722	753
Payments on lines of credit	(1,712)	(2,726)
Borrowings on long-term debt	464	1,895
Payments on long-term debt	(1,068)	(1,632)
Capital contribution	2,190	—

Net cash provided by financing activities	840	426

Net change in cash	2,905	(2,384)
Cash, beginning of year	1,089	3,473

Cash, end of year	$3,994	$1,089

Summary of non-cash investing and financing transactions:
Assets financed through capital lease	$68	$—

Conversion of related party debt to equity	$5,310	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$5,145	$5,776

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 1 — NATURE OF BUSINESS

FlaglerCE Holdings, LLC (“Holdings”) is a limited liability company organized pursuant to the laws of the State of Delaware. Holdings owns two subsidiaries, Flagler Construction Equipment, LLC (“Flagler”) and FlagTermCo, LLC (“FlagTermCo”), formerly known as PennJersey Machinery, LLC (“PennJersey”). Holdings, Flagler, and FlagTermCo are collectively referred to as the “Company”. As of December 31, 2019, the Company’s primary operating activities include sales, rental and service of heavy construction equipment. The Company conducts business in seven branches in Florida. The Company’s customers operate primarily in the construction, land development, mining and paving industries. Flagler operates under various construction equipment distributorships. These distributor agreements provide the Company with certain exclusive rights to sell the respective manufacturer’s equipment and parts, and perform authorized service within assigned territories, under varying terms, conditions, periods and renewal options. The Company’s principal distributorship agreements with Volvo Construction Equipment N.A. (“Volvo”) end on June 30, 2020.

As discussed in Note 2, on February 14, 2020, the Company executed and completed an Asset Purchase Agreement (“Agreement”) with Alta Construction Equipment Florida, LLC (“Alta” or “Buyer”) in which Alta purchased substantially all of the assets and assumed substantially all of the liabilities of the Company.

NOTE 2 — GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company’s floor plan facility with Volvo Financial Services (“Volvo”) with an aggregate availability of $70,000, expires on June 30, 2020. Additionally, the Company’s floor plan facility and working capital line of credit with Valley National Bank (“VNB”) with an aggregate availability of $5,000 and $9,500, respectively, also expire June 30, 2020.

As of December 31, 2019, the Company is in technical default of certain covenants on its obligations to Volvo and VNB. Additionally, the Company has sustained net losses of $4,403 and $2,235 during the years ended December 31, 2019 and 2018, respectively, and has a members’ deficit of $4,208 and $7,305 as of December 31, 2019 and 2018, respectively. These conditions raise substantial doubt that the Company will continue as a going concern.

As discussed in Note 1, effective February 14, 2020, the Company executed the Agreement with Alta in which Alta purchased substantially all of the assets and assumed substantially all of the liabilities of the Company. The aggregate purchase price was the Asset Value, as defined, minus the Liability Value, as defined, plus $18,000 for a net purchase price of approximately $15,000. Management believes that these actions alleviate the substantial doubt and will enable the Company to continue as a going concern.

NOTE 3 — DISCONTINUED OPERATIONS

On November 16, 2018, the Company sold substantially all of the assets comprising its PennJersey business for $18,687. As a result, the Company has discontinued reporting and classified the assets, liabilities, and operating results of PennJersey as discontinued operations. The remaining assets and liabilities are under the renamed entity, FlagTermCo. The accompanying consolidated balance sheets as of December 31, 2019 and 2018 and consolidated statements of operations for the years then ended, and the related notes to the consolidated financial statements reflect the classification of PennJersey as discontinued operations. Unless otherwise noted, the following notes refer to the Company’s continuing operations.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 3 — DISCONTINUED OPERATIONS (cont.)

The following amounts represent the discontinued assets and liabilities of FlagTermCo and PennJersey as of December 31, 2019 and 2018:

	As of December 31
	2019	2018
Assets
Current assets
Cash overdraft	$—	$(42)
Accounts receivables, net	—	350
Inventories, net	—	215

Total current assets	—	523
Rental equipment, net	—	60

Total assets	$—	$583

Liabilities
Current liabilities
Accounts payable	$37	$—
Equipment financing	—	327

Total current liabilities	—	327

Total liabilities	$37	$327

The following represents results of the discontinued operations of FlagTermCo and PennJersey for the year ended December 31, 2018:

For the year ended December 31, 2018
Sales and rental revenue	$45,847
Cost of sales and rentals	38,771

Gross profit	7,076
Selling, general and administrative expenses	10,526

Operating loss	(3,450)

Other (expense) income
Other (expense) income	112
Interest expense	(779)

Total other expense	(667)

Net loss from discontinued operations	$(4,117)

The Company incurred incremental expenses in connection with the disposal of the business during 2019 resulting in a net loss of $420.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Holdings and its wholly owned subsidiaries Flagler and FlagTermCo. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue consists primarily of equipment and parts revenue, rental revenue, and service revenue.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. The FASB subsequently issued several amendments to the standard, including clarification on principal versus agent guidance, identifying performance obligations, and immaterial goods and services in a contract. ASU 2014-09 and these amendments were codified in Topic 606 which is a comprehensive new revenue recognition model that requires a company to recognize revenue from the transfer of goods or services to customers in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. The updated standard permits the use of either a full retrospective or modified retrospective (with cumulative effect) transition method. The standard was delayed by ASU 2015-14. For nonpublic entities, the updated standard is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. There was no material impact as a result of the Company’s adoption of ASU 2014-09 on January 1, 2019, under the modified retrospective method.

Prior to the adoption of Topic 606, revenue generally was realized or realizable and earned when all of the following criteria were met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured. The Company recognized equipment and parts, and service revenue under this guidance through December 31, 2018.

In accordance with Topic 606, revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services by applying the following steps: (1) identifying the contract(s) with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract, and (5) recognizing revenue when (or as) the Company satisfies a performance obligation. The adoption of Topic 606 as of January 1, 2019 did not impact equipment and parts and service revenues. Rental related revenue is excluded from Topic 606. The following summary details the Company’s revenue and the related timing of revenue recognition by stream for the year ended December 31, 2019.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Equipment and Parts

Revenue from equipment and parts sales, including sales of parts and attachments, and the associated shipping and handling costs, is recognized at the point in time when a sale is made and title and control have been transferred to the buyer; which typically occurs at the same time as when the equipment and/or parts are shipped to or picked up by the customer.

On occasion, the Company may recognize a sale in advance of delivery or customer pick-up if the transaction meets all of the accounting requirements of a bill-and-hold sale. Such customers acknowledge the order via an agreement, request that the Company store the equipment on their behalf, confirm that the customer has taken all risks of ownership, and request that the equipment will be delivered or picked up in no more than two months from the date of sale. In the case of a bill and hold arrangement, revenue is recognized at the time of obtaining such an agreement. During the years ended December 31, 2019 and 2018, sales of $2,929 and $928, respectively, had been recognized in revenue for which delivery had not occurred as of December 31, 2019 and 2018, respectively.

Rental Revenue

Rental revenue, which is excluded from Topic 606, is derived from the rental of the Company’s equipment. Equipment rental agreements generally have 28-day terms and may be renewed at the customer’s option. Rental revenue is recognized under the existing accounting guidance in ASC 840, Leases, over the rental period during both 2019 and 2018.

Service Revenue

Service revenue is generated from maintenance and repairs on equipment and is recognized when the related service is completed and the equipment is available for use by the customer.

The following represents revenue disaggregated by stream and timing:

	For the year ended December 31, 2019
Timing of Revenue Recognition	Equipment and Parts Sales	Rental Revenue	Service Revenue	Total
Recognized at a point in time	$144,422	$—	$15,342	$159,764
Recognized over time	—	17,266	—	17,266

Total Revenue	$144,422	$17,266	$15,342	$177,030

The Company presents sales and other taxes collected from customers on a net basis.

Cash

Flagler has a lockbox account agreement with an equipment finance company that gives the equipment finance company a security interest in all funds received in the lockbox accounts. The equipment finance company can activate their control for all funds to be directed to them in the event of default by Flagler in regards to its equipment financing arrangements. As of the date the consolidated financial statements were available to be issued, no such control had been exercised by the equipment finance company.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount, do not bear interest and are presented net of any allowances for doubtful accounts. Accounts receivable are generally due within 30 days; accounts outstanding longer than the contractual payment terms are considered past due. The Company regularly evaluates all accounts receivable for estimated losses of uncollectible accounts based on historical trends and future expectations. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable and is determined on a specific identification basis by a review of those accounts that are greater than 90 days in arrears. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Accounts receivable also consist of warranty claims due from Volvo and other manufacturers. These warranty claims are included in service revenue, discussed in the revenue recognition section above. Additionally, the Company receives discounts and rebates on equipment from the manufacturer. These rebates are based on certain criteria established by the manufacturer and are specific to each model which are measured and reset on a calendar-year basis. Rebates received for previously sold units are applied to reduce the associated cost of sales. Rebates received for units still in inventory (held for sale and rental) reduce the original acquisition cost. The Company does not foresee any collectability concerns related to these amounts and, accordingly, has not recorded any allowance related to rebate receivables.

Inventories

Inventories consist of equipment and parts held for sale and service work-in-process. Equipment inventory is valued at the lower of cost or net realizable value on a specific identification basis less accumulated depreciation (if the equipment was previously classified as rental equipment as described below). Parts inventory is valued at weighted-average cost. Service work-in-progress (“WIP”) is valued at cost. Substantially all equipment and rental inventory serves as collateral for the floor plan facility (see Note 9).

Rental Equipment

Rental equipment is available for both sale and rent. Rental agreements are generally month-to-month, which may be renewed by the customer, and may include purchase options that are generally at the fair market value of the equipment. Rental equipment is valued at the lower of cost or net realizable value determined on a specific identification basis, net of accumulated depreciation. The depreciation is individually maintained by unit. Such equipment is depreciated based on a percentage of rental revenue earned on the equipment.

Depreciating rental equipment allows for a normal profit margin on the subsequent sale of such equipment and the depreciation methodology accurately reflects the market value of the equipment fleet and eliminates the possibility of equipment cost being greater than market value due to under-utilization of the rental fleet.

Equipment is generally considered inventory, until such time it is rented to a customer. Once the equipment has been rented, it is classified as rental equipment.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Repairs and maintenance that do not extend the useful life of the asset are charged to expense in the year incurred.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Depreciation and amortization of property and equipment is computed using the straight-line method over their useful lives. Leasehold improvements are amortized over the shorter of their useful lives or the lease terms.

Useful lives of property and equipment are as follows:

Years
Leasehold improvements	5 – 10
Office furniture, fixtures and equipment	2 – 7
Shop tools and equipment	3 – 9
Vehicles	2 – 10
Capitalized software	5

Gains or losses on the retirement, sale or disposition of property and equipment are reflected on the accompanying consolidated statements of operations in the year in which the assets are sold.

Long-Lived Assets

The Company reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable through projected undiscounted future operating cash flows or appraised values. There were no impairment losses recognized for long-lived assets for the years ended December 31, 2019 and 2018.

Income Taxes

Holdings, Flagler, and FlagTermCo were created as LLCs and, therefore, do not record or pay any income taxes directly to any taxing authority. Instead, all income tax consequences of these LLCs flow through to each member at its respective share of taxable income or loss. Accordingly, no provision for income taxes is reflected on the accompanying consolidated financial statements.

The Company recognizes the consolidated financial statement impact of uncertain tax positions, if any, only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized on the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitation for certain tax positions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of January 1, 2018, December 31, 2018 and December 31, 2019, the Company had no provisions for uncertain tax positions or for interest or penalties related to uncertain tax positions. As of December 31, 2019, the Company’s open tax years for federal and state tax jurisdictions are from 2016 through 2019.

Shipping and Handling Costs

Shipping and handling costs related to the acquisition of equipment inventories and rental equipment are capitalized and are included in cost of equipment and parts sales when the related equipment is sold or rented.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Parts acquisition shipping costs are charged to cost of equipment and parts sales. Subsequent shipping costs related to customer delivery, rental activity or inter-branch transfers for rentals are charged to cost of sales. Parts acquisition shipping costs totaled approximately $1,485 and $2,100 for the years ended December 31, 2019 and 2018, respectively. Any shipping and handling costs recovered from customers are recorded as revenues, in accordance with ASC 606, as described above. Recovered shipping and handling costs recorded as revenues were approximately $1,268 and $1,637 for the years ended December 31, 2019 and 2018, respectively. These revenues are included within the “equipment and parts revenue” line item on the consolidated statements of operations.

Fair Value of Financial Instruments

The Company adheres to accounting standards which provide guidance for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value on the consolidated financial statements on a recurring basis. The standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standards also establish a framework for measuring fair value and expand disclosures about fair value measurements.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s financial instruments include cash, receivables, accounts payable, accrued expenses, equipment financing and notes payable.

Cash, receivables, accounts payable, accrued expenses and equipment financing are recorded at historical cost which approximates fair value due to the short-term nature of these financial instruments. The carrying value of the Company’s variable rate debt approximates fair value due to variability of the related interest rates. The Company’s fixed-rate notes payable approximates fair value as it is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders.

Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which changes the balance sheet presentation of leases. ASU 2016-02, as updated and amended, requires that lessees recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short-term lease). The standard is effective for nonpublic entities beginning after December 15, 2020 and interim periods beginning the following year. Early adoption is permitted. The new standard allows two choices for transition: a full retrospective transition, which will require application of the new guidance at the beginning of the earliest comparative period presented, or a modified retrospective transition, which requires application of the new guidance as of the effective date. The Company engages in significant leasing activities as both a lessor and as a lessee. The Company is evaluating the impact of this updated standard on its consolidated financial statements.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 4 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows — Classification of Certain Cash Receipts and Cash Payments. This guidance addresses the following eight specific cash flow issues: Debt prepayment or debt extinguishment costs; settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; contingent consideration payments made after a business combination; proceeds from the settlement of insurance claims; proceeds from the settlement of corporate-owned life insurance policies (including bank-owned life insurance policies); distributions received from equity method investees; beneficial interests in securitization transactions; and separately identifiable cash flows and application of the predominance principle. This guidance was effective January 1, 2019 and its adoption did not have an impact on the Company’s financial condition or cash flows.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows Restricted Cash. This guidance addresses the classification and presentation of changes in restricted cash on the statement of cash flows. The amendments in this update require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The amendments in this update do not provide a definition of restricted cash or restricted cash equivalents. This guidance was effective January 1, 2019 and did not have an impact on the Company’s financial condition or cash flows.

The FASB issued guidance (ASU 2016-13) to replace the incurred loss model with an expected loss model, which is referred to as the current expected credit loss (“CECL”) model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loan receivables, held to maturity securities, and debt securities. ASU 2016-13, including certain amendments thereto, is effective for the Company for annual periods beginning after December 15, 2021, including interim periods within those fiscal years. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the impact that the adoption of this guidance will have on its financial condition, results of operations, and cash flows.

NOTE 5 — ACCOUNTS RECEIVABLE, NET

The activity in the allowance for doubtful accounts is as follows for the years ended December 31:

	2019	2018
Balance, beginning of year	$782	$777
Bad debt expense	242	363
Write offs, net of recoveries	(149)	(358)

Balance, end of year	$875	$782

Accounts receivable related to special price consideration incentive reimbursement programs with Volvo and other manufacturers totaled $467 and $236 as of December 31, 2019 and 2018, respectively. Write offs related to these programs are included in cost of equipment and parts sales on the accompanying consolidated statements of operations.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 6 — INVENTORIES

Inventories, net, consist of the following at December 31:

	2019	2018
Equipment inventories	$25,079	$30,512
Parts, WIP and other	6,235	3,899

Total Inventories	$31,314	$34,411

NOTE 7 — RENTAL EQUIPMENT, NET

Rental equipment, net consists of the following at December 31:

	2019	2018
Rental equipment	$63,181	$47,501
Less: Accumulated depreciation for rental service	(13,580)	(11,037)

Rental equipment, net	$49,601	$36,464

Included in cost of rental revenue for the years ended December 31, 2019 and 2018 is depreciation expense on rental equipment of $11,992 and $9,405, respectively.

NOTE 8 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at December 31:

	2019	2018
Leasehold improvements	$1,488	$1,417
Office furniture, fixtures and equipment	655	1,818
Shop tools and equipment	433	1,597
Vehicles	2,226	1,384
Capitalized software	1,800	1,818

Total	6,602	8,034
Less: Accumulated depreciation and amortization	(3,481)	(5,141)

Property and equipment, net	$3,121	$2,893

Depreciation and amortization expense related to property and equipment was $950 and $969 for the years ended December 31, 2019 and 2018, respectively.

In August 2013, the Company entered into a sale-leaseback transaction with Store Capital (“STORE”) whereby the Company sold the property associated with three branches and Flagler leased back the Fort Myers, Davie and Tampa locations. The leases with STORE are classified as operating leases with initial terms of 15 years at a combined monthly rental rate of approximately $190. The leases include options for additional terms and provisions for rental adjustments. Net proceeds from the sale of the Fort Myers, Davie and Tampa locations were $17,027 and the cost and related accumulated depreciation of the locations of $14,429 and $1,754, respectively, were removed from the consolidated balance sheets at the time of the sale. The combined

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 8 — PROPERTY AND EQUIPMENT, NET (cont.)

transaction resulted in a deferred gain of $4,352 with $290 being recognized in 2019 and 2018, on the accompanying consolidated statements of operations. As of December 31, 2019 and 2018, $290 and $290, respectively is included in deferred gain on sale — leaseback. As of December 31, 2019 and 2018, $2,225 and $2,515, respectively, is included in other liabilities on the accompanying consolidated balance sheets and will be recognized over the remaining lease terms.

NOTE 9 — EQUIPMENT FINANCING

Equipment financing consists of the following as of December 31:

	2019	2018
Variable rate note payable to Volvo Financial Services, LLC under a $70,000 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at one-month LIBOR plus 5.65% (retail penetration less than 60%) or 5.40% (retail penetration greater than 60%). Interest rate was 7.15% at December 31, 2019. Note is secured by equipment and rental equipment inventory. Matures June 30, 2020.	$69,782	$61,296
Variable rate note payable to Wells Fargo Commercial Distribution Finance, LLC under a $5,000 floor plan credit agreement, due in monthly installments, with interest-free periods, interest rate at three-month LIBOR plus 6.00% (7.91% at December 31, 2019), was paid off in January, 2020, secured by equipment and rental equipment inventory.	289	607
Variable rate note payable to Valley National Bank under a $5,000 floor plan credit agreement, interest and principal are due as units are sold, interest rate is the greater of 3.50% or one-month LIBOR plus 3.00% (4.76% at December 31, 2019), matures June 30, 2020, secured by equipment inventory and rental inventory.	4,248	3,264
Variable revolving credit facility payable to Red Iron Acceptance, variable interest rate at one-month LIBOR plus 9.00% to 21.90%, due on demand.	463	231
Variable rate note payable to TAKEUCHI under a $5,000 floor plan credit agreement interest free for first nine months, principal due earlier of 180 days or unit reaching 1,000 hours, interest rate one-month LIBOR plus 6.00% (7.76% at December 31, 2019), matures upon demand.	4,395	848

Total	$79,177	$66,246

The Company’s equipment financing is classified as a current liability as much of the collateralized equipment will be sold and the related loans paid in full prior to the final installment dates under the equipment financing agreements. Repayment is based on the liquidation of existing floor plan inventory. Interest expense for equipment financing amounted to $3,972 and $2,699 for the years ended December 31, 2019 and 2018, respectively. The weighted average interest rate in aggregate was 6.9% and 7.6% for the years ended December 31, 2019 and 2018, respectively. The Company’s equipment financing notes contain certain covenants and provisions including debt-to-net-worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related note agreements. As of December 31, 2019, the Company was not in compliance with the Volvo covenants. The equipment financing agreements each contain cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 10 — LONG-TERM DEBT

A summary of long-term debt as of December 31, 2019 and 2018 is as follows:

	2019	2018
Variable rate line of credit payable to Volvo Financial Services under a $7,000 credit agreement. Matured March 31, 2019.	$—	$615
Variable rate line of credit payable to Valley National Bank under a $9,500 credit agreement bearing interest at one-month LIBOR rate plus 3.00% with a 3.50% minimum (4.76% at December 31,2019) interest only due monthly. Matures June 30, 2020. Accounts receivable and inventory that serve as collateral was approximately $7,942, as of December 31, 2019.	8,850	9,225
Fixed rate term loan payable to 36th Street Capital. Matured December 12, 2019.	—	1,002
Fixed rate installment note payable to PNC Equipment Finance, bearing interest at 6.11% for 48 months. Principal and interest payments of $10 due monthly. Matures April 15, 2023.	361	—
Fixed rate installment note payable to GM Financial, bearing interest at 6.49% for 60 months. Principal and interest payments of $1 due monthly. Matures September 21, 2024.	37	—
Subordinated notes:
Fixed rate installment subordinated note payable to SABA Holding Company, a wholly owned subsidiary of Volvo Construction Equipment North America, bearing interest at 1.00%, principal and interest payments due annually based on the profitability of the Company, secured by parts inventories, fixed assets and vehicles. Accrued interest is included in note balance. Matures March 2021.	555	555

Total	9,803	11,397
Less: Current portion	(8,957)	(10,842)

Long-term debt, less current portion	$846	$555

Interest expense on long-term debt amounted to approximately $628 and $779 for the years ended December 31, 2019 and 2018, respectively. The weighted average interest rate in aggregate was 4.6% and 6.3% for the years ended December 31, 2019 and 2018, respectively. The Company’s term loans and variable rate line of credit contain certain covenants and provisions including debt-to-net-worth requirements, tangible net worth requirements, EBIT to interest expense requirements and other covenants, all as defined in the related loan agreements. As of December 31, 2019, the Company was not in compliance with its Volvo equipment financing covenants. The Company’s debt agreements each contain cross default provisions whereby if the Company is in default on one agreement they are considered in default on the other agreements.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 10 — LONG-TERM DEBT (cont.)

Notes payable as of December 31, 2019, mature as follows:

Amount
2020	$8,957
2021	670
2022	121
2023	48
2024	7

Total	$9,803

NOTE 11 — RELATED PARTIES

During 2009, two members of the Company each issued a subordinated note totaling $5,800 to the Company, each bearing fixed interest at 6.25%, with interest due monthly and principal due on demand. During 2011, the subordinated notes were amended to increase the fixed interest rate to 12.00% per year. Effective October 1, 2016, these notes were converted to preferred equity with voting right option which entitled the holder of the preferred units to receive an annual return of 12.00% on the stated value, payable quarterly in arrears. During 2017, one member of the Company advanced a total of $1,350, bearing fixed interest at 12.00%. On October 1, 2018, one member memorialized an agreement to advance the Company up to $2,500. During 2018, this member advanced an incremental $1,000, and the Company repaid $500 to the member. On October 1, 2018, another member of the Company signed an agreement to advance the Company up to $2,500 of which a total of $2,040 had been advanced, bearing fixed interest at 12.00%. As of December 31, 2019 and 2018, respectively, $300 and $3,904 was outstanding under these arrangements. Interest expense related to these subordinated notes and preferred equity totaled approximately $779 and $895 for the years ended December 31, 2019 and 2018, respectively. Accrued interest related to these subordinated notes and preferred equity was $127 and $1,228 at December 31, 2019 and 2018, respectively.

A shareholder in a law firm previously used by the Company for general legal services is the spouse of a member and former officer of the Company. For the years ended December 31, 2019 and 2018, expenses incurred to this law firm related to legal services performed in the ordinary course of business were approximately $0 and $83, respectively. As of December 31, 2019 and 2018, amounts due to this law firm approximated $74 and $81, respectively.

Some of the members of the Company are shareholders of companies that lease office space to the Company on various terms which were terminated in December 2018 and March 2019. For the years ended December 31, 2019 and 2018, rent expense in connection with these leased properties was approximately $99 and $841, respectively.

Additionally, one member is a guarantor on the $9,500 variable line of credit to Valley National Bank.

On February 1, 2019, a rights offering was issued in which two members agreed to purchase $7,500 of new Class A units. The purchase was partially a conversion of debt to equity with $5,310 of related party notes being converted to equity and $2,190 of cash contributions.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 12 — MEMBERS’ EQUITY (DEFICIT)

On June 5, 2008, each member entered into the Limited Liability Company Agreement of Holdings (“Agreement”), which contains member rights information, capitalization amounts, ownership percentages, covenants and liquidation preferences. One member receives guaranteed salaries for managing the Company. Capital calls are not required unless agreed to in writing by the members and approved by the board of directors.

Effective January 1, 2010, the Company amended and restated the Agreement (“Amended Agreement”). The Amended Agreement, among other things, created Class A, B and C Membership Units and automatically converted each member’s outstanding membership interest. No class of Membership Unit shall be liable for the obligations of any other class of Membership Units.

In connection with the Amended Agreement, the Company issued 5,963 Class C Membership Units to one member of the Company, of which 50% vested on December 31, 2010, with the remaining units vesting on December 31, 2011. These units are treated as profits interest within the meaning of the Internal Revenue Code and, as such, no amounts were credited to the capital accounts. During 2011, the Company issued 5,556 Class C Membership Units to each of two members of management. The units vested in one-third increments on each of the first three anniversary dates of the employees’ date of hire. There was no compensation expense associated with the issuance of the Class C Membership Units as the units had no value upon issuance. Class C Membership Units are transferrable once fully vested.

Effective October 1, 2016, the Company amended and restated the Amended Agreement (“Second Amended Agreement”). The Second Amended Agreement, among other things, created a class of Preferred Units whereas each Preferred Unit shall have a stated value of $100.

Under the terms of the Second Amended Agreement, only Class A and B Membership Units have voting privileges. The transferability of Class A and B Membership Units are restricted, even if fully vested. Under the terms of the Second Amended Agreement, allocations of profits, losses and distributions are in the following priorities:

•	Profits and Losses. Profits and losses are allocated in accordance with respective unit ownership percentages.

•	Distributions. Distributions will be made in the order of priority.

•	First, to each Preferred Member in proportion to its respective unrecovered Preferred Unit amount, until the unrecovered Preferred Unit amount with respect to each Preferred Member equals zero.

•	Second, to each Class A Member in proportion to its respective unrecovered Class A Membership Unit Amount until the unrecovered Class A Membership Unit Amount to each Class A Member equals zero;

•	Third, to each Class B Member in proportion to its respective unrecovered Class B Membership Unit Amount until the unrecovered Class B Membership Unit Amount to each Class B Member equals zero;

•	Fourth, the balance to the Members in accordance with their respective percentage interests.

On February 19, 2019, a rights offering was issued as discussed in Note 11.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Leases — Real Property

The Company leases real property under 1 to 15-year non-cancelable operating leases with various terms expiring through 2028. Certain leases contain renewal options and escalation clauses, for which the related rent expense is accounted for on a straight-line basis during the terms of the respective leases. Rental expense under the leases was approximately $3,313 and $3,119 for the years ended December 31, 2019 and 2018, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for operating leases with initial or remaining non-cancelable lease terms greater than one year are as follows:

Amount
2020	$3,197
2021	3,056
2022	2,673
2023	2,673
2024	2,673
Thereafter	8,702

Total	$22,974

Leases — Personal Property and Vehicles

The Company leases office equipment and service vehicles under 3 to 5-year non-cancelable operating leases with various terms expiring through 2022. Rental expense under the leases was approximately $565 and $922 for the years ended December 31, 2019 and 2018, respectively, and is included in selling, general and administrative expenses on the accompanying consolidated statements of operations. Minimum annual rental payments required for vehicle and office equipment leases with initial or remaining non-cancelable lease terms greater than one year are as follows:

Amount
2020	$342
2021	172
2022	48

Total	$562

Retirement Plans

The Company sponsors a 401(k) savings plan (“Savings Plan”) and may make discretionary matching and profit sharing contributions. For the years ended December 31, 2019 and 2018, the Company contributed 100% of an employee’s contribution up to the first 1% of an employee’s salary or wage plus 50% of the amount contributed between 1% and 6% of an employee’s salary or wage. Employees who have completed 90 days of service with the Company are eligible to participate. Contributions made to the Savings Plan and charged to expense amounted to approximately $440 and $343 for the years ended December 31, 2019 and 2018, respectively.

FlaglerCE Holdings, LLC And Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 And 2018

(Dollar Amount In Thousands)

NOTE 13 — COMMITMENTS AND CONTINGENCIES (cont.)

Effective January 1, 2013, the Company established the FlaglerCE Holdings, LLC Supplemental Executive Retirement Plan (“SERP”) to provide a deferred compensation opportunity for a select group of employees. The cash surrender value of the underlying insurance instruments as of December 31, 2019 and 2018, recorded as other assets was approximately $5 and $98, respectively. Long-term deferred compensation of $699 and $815 is included in other liabilities on the accompanying consolidated balance sheets as of December 31, 2019 and 2018, respectively.

Litigation

The Company is party to various legal matters arising in the ordinary course of business. While it is not feasible to determine the outcome of these matters at this time, management does not believe that the ultimate conclusion of these matters will have a material adverse effect on the Company’s consolidated financial statements.

NOTE 14 — CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to significant concentrations of credit risk consist principally of cash and receivables.

The Company maintains cash balances in financial institutions which are insured by the Federal Deposit Insurance Corporation up to $250. At times during the year, balances in these accounts exceeded the federally insured limits; however, the Company has not experienced any losses in such accounts.

No single customer accounted for more than 10% of the Company’s total revenue for the years ended December 31, 2019 and 2018. No single customer accounted for more than 10% of outstanding receivables as of December 31, 2019 or 2018.

The Company’s principal supplier, Volvo, supplies substantially all of the Company’s equipment and parts inventories. The Company utilizes the floor plan financing arrangement discussed in Note 9 to purchase equipment from Volvo.

NOTE 15 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through February 17, 2020, which is the date the consolidated financial statements were available to be issued. Other than the matters disclosed in Notes 1 and 2, no other events have occurred that in the opinion of management warrant disclosure in or adjustment to the accompanying consolidated financial statements.

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except share and per share amounts)	June 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$6.4	$—
Accounts receivable, net of allowances of $5.7 and $4.4 as of June 30, 2020 and December 31, 2019, respectively	120.0	101.2
Inventories, net	206.7	137.2
Prepaid expenses and other current assets	10.0	5.7

Total current assets	343.1	244.1
PROPERTY AND EQUIPMENT, NET	280.3	196.5
OTHER ASSETS
Goodwill	21.7	8.6
Intangible assets, net	17.1	3.0
Other assets	2.1	2.0

Total other assets	40.9	13.6

TOTAL ASSETS	$664.3	$454.2

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Lines of credit, net	$109.3	$72.5
Floor plan payable — new equipment	119.1	87.7
Floor plan payable — used and rental equipment	45.9	112.5
Current portion of long-term debt	7.8	7.1
Accounts payable	49.3	31.1
Customer deposits	7.3	7.2
Accrued expenses	21.5	16.0
Other current liabilities	15.2	9.3

Total current liabilities	375.4	343.4
LONG-TERM LIABILITIES
Long-term debt, net of current portion	137.9	86.5
Capital lease obligations, net of current portion	1.0	1.4
Buyback residual obligations, net of current portion	0.8	0.7
Guaranteed purchase obligation, net of current portion	7.7	9.0
Lease liability, net of current portion	3.1	3.7
Deferred tax liability	17.5	—
Other liabilities	6.7	3.1
Warrant liability	—	29.6

TOTAL LIABILITIES	$550.1	$477.4
CONTINGENCIES — NOTE 11
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, 1,000,000 authorized and no shares outstanding at June 30, 2020	$—	$—
Common stock, $0.0001 par value, 29,511,359 and 7,300,000 shares issued and outstanding at June 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	180.4	—
Treasury stock	(2.9)	—
Retained deficit	(63.3)	(23.2)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	114.2	(23.2)

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share amounts)	2020	2019	2020	2019
Revenues:
New and used equipment sales	$95.1	$61.2	$177.3	$106.0
Parts sales	28.1	20.6	56.8	37.1
Service revenue	28.4	22.7	58.6	39.9
Rental revenue	26.0	22.1	51.2	39.1
Rental equipment sales	14.5	9.3	28.7	16.1

Net revenue	$192.1	$135.9	$372.6	$238.2
Cost of revenues:
New and used equipment sales	83.5	53.5	155.9	93.2
Parts sales	19.4	13.6	39.0	24.5
Service revenue	11.0	8.1	22.4	14.3
Rental revenue	4.5	3.6	9.4	7.1
Rental depreciation	15.0	10.7	27.9	19.2
Rental equipment sales	12.4	7.8	24.6	13.8

Cost of revenue	$145.8	$97.3	$279.2	$172.1
Gross profit	$46.3	$38.6	$93.4	$66.1
General and administrative expenses	43.7	32.8	94.8	58.1
Depreciation and amortization expense	1.7	0.7	2.7	1.3

Total general and administrative expenses	45.4	33.5	97.5	59.4
Income (loss) from operations	$0.9	$5.1	$(4.1)	$6.7
Other income (expense)
Interest expense, floor plan payable — new equipment	(0.3)	(0.8)	(1.3)	(1.5)
Interest expense — other	(5.4)	(4.2)	(10.3)	(8.0)
Other income	0.3	0.3	0.7	0.6
Loss on extinguishment of debt	—	—	(7.6)	—

Total other income (expense)	$(5.4)	$(4.7)	$(18.5)	$(8.9)

(Loss) income before taxes	$(4.5)	$0.4	$(22.6)	$(2.2)
Income tax benefit	(0.4)	—	(1.5)	—

Net (loss) income	$(4.1)	$0.4	$(21.1)	$(2.2)

Basic and diluted (loss) income per share	$(0.14)	$0.05	$(0.88)	$(0.31)
Basic and diluted weighted average common shares outstanding	29,039,177	7,300,000	23,903,579	7,300,000

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY (DEFICIT)

(Unaudited)

	Three Months Ended June 30, 2020
	Common Stock
(amounts in millions, except share amounts)	Number of Shares	Amount	Additional Paid-in Capital	Retained (Deficit)	Treasury Stock	Total Stockholder’s Equity (Deficit)
Balance at March 31, 2020	29,511,359	$—	$178.8	$(47.1)	$(2.9)	$128.8
Net loss	—	—	—	(4.1)	—	(4.1)
Opening deferred tax liabilities under reverse recapitalization	—	—	—	(12.1)	—	(12.1)
Disgorgement of short swing profits	—		1.6	—	—	1.6
Repurchases of common stock	—	—	—	—	—	—

Balance at June 30, 2020	29,511,359	$—	$180.4	$(63.3)	$(2.9)	$114.2

	Three Months Ended June 30, 2019
	Common Stock
(amounts in millions, except share amounts)	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Treasury Stock	Total Stockholder’s Equity (Deficit)
Balance at March 31, 2019	7,300,000	$—	$—	$9.6	$—	$9.6
Net income	—	—	—	0.4	—	0.4

Balance at June 30, 2019	7,300,000	$—	$—	$10.0	$—	$10.0

The accompanying notes are an integral part of these consolidated financial statements.

	Six Months Ended June 30, 2020
	Common Stock
(amounts in millions, except share amounts)	Number of Shares	Amount	Additional Paid-in Capital	Retained (Deficit)	Treasury Stock	Total Stockholder’s Equity (Deficit)
Balance at December 31, 2019	7,300,000	$—	$—	$(23.2)	$—	$(23.2)
Net loss	—	—	—	(21.1)	—	(21.1)
Opening deferred tax liabilities under reverse recapitalization	—	—	—	(19.0)	—	(19.0)
Equity infusion from reverse recapitalization, net of transaction costs	21,911,359	—	175.7	—	—	175.7
Shares issued upon settlement of equity-linked incentive plan	300,000	—	3.1	—	—	3.1
Disgorgement of short swing profits	—	—	1.6	—	—	1.6
Repurchases of common stock	—	—	—	—	(2.9)	(2.9)

Balance at June 30, 2020	29,511,359	$—	$180.4	$(63.3)	$(2.9)	$114.2

	Six Months Ended June 30, 2019
	Common Stock
(amounts in millions, except share amounts)	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings (Deficit)	Treasury Stock	Total Stockholder’s Equity (Deficit)
Balance at December 31, 2018	7,300,000	$—	$—	$12.2	$—	$12.2
Net loss	—	—	—	(2.2)	—	(2.2)

Balance at June 30, 2019	7,300,000	$—	$—	$10.0	$—	$10.0

The accompanying notes are an integral part of these consolidated financial statements.

ALTA EQUIPMENT GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(amounts in millions)	2020	2019
OPERATING ACTIVITIES
Net loss	$(21.1)	$(2.2)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Depreciation and amortization	30.6	20.5
Amortization of debt discount and debt issuance costs	0.6	0.4
Inventory obsolescence	0.9	0.9
Gain on sale of assets	(0.1)	—
Gain on sale of rental equipment	(4.1)	(2.3)
Provision for bad debt	2.1	0.8
Loss on debt extinguishment	7.6	—
(Repayment) accrual of paid-in-kind interest	(11.2)	2.9
Share-based payment	3.1	—
Changes in deferred taxes	(1.5)	—
Changes in:
Accounts receivable	3.2	(8.2)
Inventories	(80.5)	(36.7)
Proceeds from sale of rental equipment	28.7	16.1
Prepaid expenses and other assets	(1.2)	(1.6)
Proceeds from floor plans with manufacturers	176.7	127.7
Payments under floor plans with manufacturers	(192.0)	(133.6)
Accounts payable, accrued expenses, customer deposits, and other current liabilities	3.4	8.3
Leases and other liabilities	0.7	(0.7)

Net cash used in operating activities	$(54.1)	$(7.7)
INVESTING ACTIVITIES
Proceeds from the sale of assets	0.1	—
Expenditures for rental equipment	(23.3)	(14.0)
Expenditures for property and equipment	(2.2)	(1.2)
Expenditures for acquisitions, net of cash acquired	(98.0)	(65.7)

Net cash used in investing activities	$(123.4)	$(80.9)
FINANCING ACTIVITIES
Expenditures for debt issuance costs	(2.7)	—
Extinguishment of floor plans and line of credit	(132.9)	—
Extinguishment of long-term debt	(82.0)	—
Redemption of former shareholder notes payable	(6.7)	—
Extinguishment of warrant liability	(29.6)	—
Proceeds from lines of credit	270.7	88.6
Payments under lines of credit	(152.9)	(38.3)
Proceeds from floor plans with unaffiliated source	46.0	52.5
Payments under floor plans with unaffiliated source	(46.7)	(27.4)
Proceeds from issuance of long-term debt, net	149.4	15.2
Payments on long-term debt	(2.7)	(3.5)
Payments on capital lease obligations	(0.4)	—
Equity proceeds from reverse recapitalization, net	175.7	—
Proceeds from disgorgement of short swing profits	1.6	—
Repurchases of common stock	(2.9)	—

Net cash provided by financing activities	$183.9	$87.1

NET CHANGE IN CASH	6.4	(1.5)
Cash, Beginning of year	—	1.5

Cash, End of period	$6.4	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$20.7	$6.2

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

Alta Equipment Group, Inc. (formerly known as B. Riley Principal Merger Corp.) (individually or as sometimes collectively together with its direct and indirect subsidiaries referred to herein as the “Company”), was incorporated in Delaware on October 30, 2018 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On February 14, 2020, the Company consummated a reverse recapitalization pursuant to which the Company acquired Alta Equipment Holdings, Inc. pursuant to an agreement and plan of merger between the Company, BR Canyon Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Alta Equipment Holdings, Inc. and Ryan Greenawalt. This business merger will be referred to as “reverse recapitalization” throughout this document.

In connection with the reverse recapitalization, Merger Sub merged with and into Alta Equipment Holdings, Inc., with Alta Equipment Holdings, Inc. surviving the reverse recapitalization as a direct, wholly owned subsidiary of the Company, and the Company changed its name from B. Riley Principal Merger Corp. to Alta Equipment Group, Inc.

The Company and Alta Equipment Holdings, Inc. are the holding companies for Alta Enterprises, LLC. Alta Enterprises, LLC is the holding company for Alta Industrial Equipment Michigan; LLC; Alta Industrial Equipment Company, LLC; Alta Industrial Equipment New York, LLC; Alta Construction Equipment, LLC; Alta Construction Equipment Illinois, LLC; Alta Heavy Equipment Services, LLC; NITCO, LLC; Alta Construction Equipment Florida, LLC, and PeakLogix, LLC.

The Company is engaged in the retail sale, service, and rental of lift trucks and construction equipment in the states of Michigan, Illinois, Indiana, Virginia and Florida as well as the Northeastern part of the United States.

Unless the context otherwise requires, the use of the terms “the Company”, “we,” “us,” and “our” in these notes to the unaudited consolidated financial statements refers to Alta Equipment Group Inc. and its consolidated subsidiaries.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements include the consolidated accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All significant intercompany transactions and balances have been eliminated in the preparation of the consolidated financial statements. Certain amounts in the prior year have been reclassified to conform with the presentation in the current year.

The interim financial information is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary to fairly present the information set forth herein. Operating results for the six months ended June 30, 2020 is not necessarily indicative of the results that may be expected for the year ending December 31, 2020, and therefore, the results and trends in these interim consolidated financial statements may not be the same for the entire year. These interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements and related notes in our Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2020 (the “Registration Statement”), from which the consolidated balance sheet amounts as of December 31, 2019 were derived.

There have been no material changes in the Company’s significant accounting policies as compared to the significant accounting policies described in the Registration Statement on Form S-1, filed on March 25, 2020.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization characterized the outbreak of COVID-19 as a global pandemic and recommended containment and mitigation measures. Subsequent to this characterization international, federal, state, and local public health and governmental authorities have taken extraordinary measures to contain and combat the outbreak and spread of COVID-19. These actions include travel restrictions, local quarantines, “stay-at-home” orders, and similar mandates for many individuals to substantially restrict daily activities and for many businesses to drastically reduce or cease customary operations.

The Company’s response to the global COVID-19 pandemic has been measured, swift and determined with an emphasis on health and safety, operating costs and liquidity. Consistent with the actions taken by governmental authorities, virtually all of our sales and back office operations employees began working remotely in mid-March in order to reduce the spread of COVID-19. Broadly, as the Company was deemed “essential” by state and local governments, our facilities were able to remain open, albeit at reduced capacity during the beginning of the second quarter. As of June 30, 2020, all of our branches are fully operational although some of our administrative employees continued to work remotely. Despite the Company remaining operational during the second quarter of 2020, certain segments of our customer base were negatively impacted by COVID-19 and, as such, our revenues were negatively impacted as well. To mitigate the impact of reduced revenues, the Company implemented various cost savings measures in the second quarter of 2020. These cost savings measures were temporary in nature and were minimized as increased demand for our products and services returned toward the end of the quarter.

COVID-19’s impact on our second-half 2020 financial results and beyond will depend on future developments, such as the duration and scope of the outbreak and the potential for future “shelter in place” orders that could impact our employees, customers and suppliers. Although we’ve seen improvements as a result of the easing of various restrictions, we expect our full year 2020 results to be adversely affected by COVID-19.

We believe we have sufficient liquidity to fund our operations as we work through the COVID-19 recovery. However, if there are future “shelter in place” orders or similar measures taken in the geographies that we operate in and the demand for our products and services is adversely impacted, we may take additional actions to further reduce costs and/or seek additional financing.

Use of Estimates

The COVID-19 outbreak has caused significant disruptions to national and global economies. Our businesses are designated as critical infrastructure companies by the government and, as such, have remained open. We have instituted various initiatives throughout the company as part of our business continuity programs, and we are working to mitigate risk when disruptions occur. While we continue to expect this situation to be temporary, and we believe we have successfully navigated the second quarter of 2020, any longer-term impacts of COVID-19 (or a future pandemic of its nature) is currently difficult to predict with certainty.

The nature of our business requires that we make estimates and assumptions in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. The COVID-19 outbreak has an impact on the approach to these estimates and assumptions and will continue to do so. Any increased severity of the COVID outbreak and the related future financial impacts cannot be estimated at this time. Our estimates at the end of the second quarter assumed no material impact from the disruptions caused by COVID-19.

The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts COVID-19 as of June 30, 2020 and through the date of this report. The accounting matters assessed included, but were not limited to, the Company’s allowance for doubtful accounts, inventory and related reserves and the carrying value of goodwill and other long-lived assets. While there was no material impact to the Company’s consolidated financial statements as of and for the quarter ended June 30, 2020, the Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in material impacts to the Company’s consolidated financial statements in future reporting periods.

Impairment of Long-lived Assets

The Company evaluates long-lived assets, such as property and equipment and intangible assets subject to amortization, for impairment annually and whenever events or changes in circumstances indicate that the carrying value of any asset group may not be recoverable.

If the estimated future cash flow (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. When reviewing long-lived assets for impairment, the Company groups long-lived assets with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. After evaluating and weighing all relevant events and circumstances, the Company concluded that it was not necessary to perform an interim impairment test for the long-lived assets as of and for the period ended June 30, 2020.

Goodwill

Pursuant to the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 350, Intangibles-Goodwill and Other (“ASC 350”), goodwill is recorded as the excess of the consideration transferred plus the fair value of any non-controlling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired.

The Company evaluates goodwill for impairment at least annually, or more frequently if triggering events occur or other impairment indicators arise which might impair recoverability. Impairment of goodwill is evaluated at the reporting unit level. A reporting unit is defined as an operating segment (i.e. before aggregation or combination), or one level below an operating segment (i.e. a component). A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component.

After evaluating and weighing all relevant events and circumstances, the Company concluded there was no triggering event that constitutes the need to perform a goodwill impairment test for the period ended June 30, 2020. It should be noted that at March 31, 2020, the Company’s share price reduction as a result of the ongoing COVID-19 pandemic during the first quarter of 2020, was determined to be a triggering event for impairment testing under ASC 350. The Company performed an interim quantitative impairment analysis and the fair value of reporting units was determined based on valuation techniques using the best available information, primarily cash flow projections. We determined no goodwill impairment existed for the period ended March 31, 2020.

Offering Costs and Transaction Expenses

The Company incurred costs directly attributable to its initial public offering, such as underwriter, registration and filing fees along with direct incremental legal, accounting, and professional fees relating to the Business Combination. The Company evaluated all the fees and approximately $2.6 million of expenses were recorded as an offset against proceeds of the reverse recapitalization. As of December 31, 2019, there were $0.7 million deferred as prepaid expenses and other current assets in our accompanying Consolidated Balance Sheets. These were deferred until completion of the reverse recapitalization, at which time $0.4 million were reclassified to additional paid-in capital as a reduction of the proceeds. Recurring and other incremental organizational costs including accounting and legal fees that were not directly attributable to the offering were expensed as incurred.

Income Taxes

The Company is a newly formed corporation for the income tax purposes. Alta Enterprises, LLC was historically and remains a partnership for federal income tax purposes, with each partner being separately taxed on its share of taxable income (loss). There is no federal income tax expense (benefit) reflected in the Company’s financial statements for any period prior to the reverse recapitalization on February 14, 2020. As the activity resides in Alta Enterprises, LLC, the income tax impact to the Company represents the current income tax calculated at the Consolidated Return level, (“Alta Equipment Group, Inc and Subsidiaries”), and the deferred impact of the interest in the lower tier partnership.

When looking at the Consolidated Return filer, and considering the operating entity is a 100% owned partnership, the Company uses the guidance in FASB ASC Topic 740 — Income Taxes, asset and liability method of accounting for income taxes, under which deferred tax assets and liabilities are recognized for the future tax consequences of (i) temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and (ii) operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are based on enacted tax rates applicable to the future period when those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period the rate change is enacted. Deferred income tax assets are subject to valuation allowance considerations to recognize only amounts that are more likely than not to be ultimately realized.

Equity and Warrants

In conjunction with the reverse recapitalization, the Company made changes to its capital stock. The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of 201,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of common stock, (the “Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2020, no shares of preferred stock issued have been issued. As a result of the reverse recapitalization, the shares issued to Alta Equipment Holdings, Inc. shareholders in connection with the transaction are reflected as if they were issued and outstanding beginning on January 1, 2019.

As of June 30, 2020, there were warrants outstanding to acquire 8,668,750 shares of the Company’s Common Stock. These warrants were issued in connection with the equity infusion related to reverse recapitalization. The Warrants entitle the registered holder to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to certain adjustments. The warrants will expire five years after the completion of our initial reverse recapitalization or earlier upon redemption or liquidation.

New Accounting Pronouncements

Recent Accounting Pronouncements Adopted in 2020

Fair Value Measurement — Disclosure Framework (Topic 820)

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU eliminates, modifies, and adds certain disclosure requirements on fair value measurements. Entities are no longer required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, but public companies are required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. For public companies, this ASU is effective for financial statements issued for annual periods beginning after December 15, 2019, and interim periods within those annual periods, with early adoption permitted. Entities were permitted to early adopt any eliminated or amended disclosures and delay adoption of the additional disclosure requirements until the effective date. We adopted this ASU on the effective date of January 1, 2020. The adoption of this accounting standard update has not had a material impact on our on our consolidated financial statements and disclosures.

Pronouncements Not Yet Adopted

Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”) that replaces the existing leasing guidance. Topic 842 establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This guidance also expands the requirements for lessees to record leases embedded in other arrangements and the required quantitative and qualitative disclosures surrounding leases. Accounting guidance for lessors is largely unchanged.

The Company is still assessing the impact Topic 842 will have on its future revenue and expenses. The new accounting standard is effective for the annual reporting period ended December 31, 2022 with an effective date of January 1, 2022, and the interim reporting periods beginning January 1, 2023. Early adoption is permitted. Management is currently assessing the impact the adoption of this standard will have on the Company’s consolidated financial statements as well as the available transition methods.

Financial Instruments — Credit Losses (Topic 326)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This standard prescribes an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which is intended to result in the timely recognition of losses. Under the CECL model, entities will estimate credit losses over the entire contractual term of the instrument from the date of initial recognition of the financial instrument.

Measurement of expected credit losses is to be based on relevant forecasts that affect collectability. The scope of financial assets within the CECL methodology is broad and includes trade receivables from certain revenue transactions and certain off-balance sheet credit exposures. Different components of the guidance require modified retrospective or prospective adoption. As amended by ASU 2019-10, the ASU 2016-13 is effective for the annual reporting period beginning on or after December 15, 2022. The Company believes ASU 2016-13 will only have applicability to the Company’s receivables from revenue transactions, or trade receivables, except those arising from rental revenues as ASU 2016-13 does not apply to receivables arising from operating leases. The Company is currently evaluating whether the new guidance, while limited to our non-operating lease trade receivables, will have an impact on the consolidated financial statements or existing internal controls.

NOTE 3 — REVENUE RECOGNITION

Revenues are recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the business expects to be entitled to in exchange for those goods or services. Control is transferred when the customer has the ability to direct the use of and obtain the benefits from the goods or services. The majority of the Company’s sales agreements contain performance obligations satisfied at a point in time when control is transferred to the customer. For agreements with multiple performance obligations, which are rare, judgment is required to determine whether performance obligations specified in these agreements are distinct and should be accounted for as separate revenue transactions for recognition purposes. In these types of agreements, the Company generally allocates sales prices to each distinct performance obligation based on the observable selling price.

The Company enters into various equipment sales transactions with certain customers, whereby customers purchase equipment from the Company and then lease the equipment to a third party. In some cases, the

Company provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. The Company is precluded from recognizing a sale of equipment if it guarantees the repurchase of the sold equipment back or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. Rather, these transactions are accounted for in accordance with ASC 840, Lease Accounting (“Topic 840”).

The lease liability, with respect to the aforementioned sale transactions, represents the net proceeds upon the equipment’s initial transfer. These amounts, excluding the guaranteed residual value, are recognized into rental revenue on a pro-rata basis over the leased contract period up to the first exercise date of the guarantee. At June 30, 2020 and December 31, 2019, the total lease liability relating to these various equipment sale transactions amounted to $4.6 million and $5.5 million, respectively. The Company also recognized a liability for its guarantee to repurchase the equipment at the residual amounts of $11.0 million and $12.5 million as of June 30, 2020 and December 31, 2019, respectively.

The Company also enters into various rental agreements whereby owned equipment is leased to customers. Revenue from the majority of rental agreements is recognized over the term of the agreement in accordance with Topic 840. A rental contract includes rates for daily, weekly or monthly use, and rental revenues are earned on a daily basis as rental contracts remain outstanding. Because the rental contracts can extend across multiple reporting periods, the Company records unbilled rental revenues and deferred rental revenues at the end of each reporting period. Unbilled rental revenues are included as a component of “Accounts receivable” on the Consolidated Balance Sheets. Rental equipment is also purchased outright (“rental conversions”). Rental revenue and revenue attributable to rental conversions, are recognized in “Rental revenue” and “Rental equipment sales” on the Consolidated Statements of Operations, respectively.

The Company also enters into contracts with customer where it provides automated equipment installation and system integration services. Revenue from the installation services are recognized over time as the performance obligation is satisfied, determined by the percentage of completion or input method, measured by the percentage of costs incurred to the estimated total costs for each contract.

Deferred Revenue

The Company recognizes deferred revenue with respect to service sales, rental agreements and automated equipment installation and system integration services. Deferred revenue with respect to service sales represents the unearned portion of fees related to guaranteed maintenance contracts for customers covering equipment purchased. These amounts are recognized based on an estimated rate at which the services are provided over the life of the contract. The Company also recognizes deferred revenue related to rental agreements. Total deferred revenue relating to service sales agreements, rental agreements and automated equipment installation and system integration services as of June 30, 2020 and December 31, 2019 was $10.9 million and $4.7 million, respectively.

Disaggregation of Revenues

The following table summarizes the Company’s disaggregated revenues as presented in the Consolidated Statement of Operations for the three months and six months ended June 30, 2020 and 2019 by revenue type, and by the applicable accounting standard.

	Three months ended June 30, 2020			Three months ended June 30, 2019
	Topic 840	Topic 606	Total	Topic 840	Topic 606	Total
Revenues:
New and used equipment sales	$—	$95.1	$95.1	$—	$61.2	$61.2
Parts sales	—	28.1	28.1	—	20.6	20.6
Service revenue	—	28.4	28.4	—	22.7	22.7
Rental revenue	26.0	—	26.0	22.1	—	22.1
Rental equipment sales	—	14.5	14.5	—	9.3	9.3

Net revenue	$26.0	$166.1	$192.1	$22.1	$113.8	$135.9

	Six months ended June 30, 2020			Six months ended June 30, 2019
	Topic 840	Topic 606	Total	Topic 840	Topic 606	Total
Revenues:
New and used equipment sales	$—	$177.3	$177.3	$—	$106.0	$106.0
Parts sales	—	56.8	56.8	—	37.1	37.1
Service revenue	—	58.6	58.6	—	39.9	39.9
Rental revenue	51.2	—	51.2	39.1	—	39.1
Rental equipment sales	—	28.7	28.7	—	16.1	16.1

Net revenue	$51.2	$321.4	$372.6	$39.1	$199.1	$238.2

The Company believes that the disaggregation of revenues from contracts to customers as summarized above, together with the discussion below, depicts how the nature, amount, timing and uncertainty of its revenues and cash flows are affected by economic factors.

Leases revenues (Topic 840)

New and used equipment sales: The Company enters into various equipment sale transactions with certain customers, whereby customers purchase equipment from the Company and then lease the equipment to a third party. In some cases, the Company provides a guarantee to repurchase the equipment back at the end of the lease term between the customer and third party lessee at a set residual amount set forth in the initial sales contract or pay the customer for the deficiency, if any, between the sale proceeds received for the equipment and the guaranteed minimum resale value. The Company is precluded from recognizing a sale of equipment when it is obligated or has an option to repurchase or guarantees the resale value of the equipment to the customer for contracts determined to be operating leases. For these arrangements, because the Company generally receives the full amount of the consideration at the beginning of the arrangement, the Company initially records deferred revenue for the amount received and recognizes revenue on a pro-rata basis over the term of the contract under Topic 840.

Rental revenue: Owned equipment rentals represent revenues from renting equipment. The Company accounts for these rental contracts as operating leases. The Company recognizes revenue from equipment rentals in the period earned, regardless of the timing of billing to customers. A rental contract includes rates for daily, weekly or monthly use, and rental revenues are earned on a daily basis as rental contracts remain outstanding. Because the rental contracts can extend across multiple reporting periods, the Company records unbilled rental revenues and deferred rental revenues at the end of each reporting period.

Revenues from contracts with customers (Topic 606)

Accounting for the different types of revenues pursuant to Topic 606 are discussed below. Substantially all of the Company’s revenues under Topic 606 are recognized at a point in time rather than over time.

New and used equipment sales: With the exception of bill-and-hold arrangements, the Company’s revenues from the sale of new and used equipment are recognized at the time of delivery to, or pick-up by, the customer, which is when the customer obtains control of the promised good. Under bill-and-hold arrangements, revenue is recognized when all configuration work is complete and the equipment has been set aside for final shipment, at which point the Company has determined control has been transferred. The Company does not offer material rights of return. The Company recognized $0.5 million in revenues for the year-to-date period ended June 30, 2020 from automated equipment installation and system integration services as performance obligation was satisfied over time using the cost-to-cost input method, based on contract costs incurred to date to total estimated contract costs.

Parts sales: Revenues from the sale of parts are recognized at the time of pick-up by the customer for over the counter sales transactions. For parts that are shipped to a customer, the Company elected to use a practical expedient of Topic 606 and treat such shipping activities as fulfillment costs, thereby recognizing revenues at the time of shipment. The Company does not offer material rights of return.

Service revenue: The Company records service revenue primarily from guaranteed maintenance and periodic maintenance contracts with customers. The Company recognizes periodic maintenance service revenues at the time such services are completed, which is when the control of the promised services is transferred over to the customer. The Company recognizes guaranteed maintenance service revenues over-time using an input method of costs incurred to estimated costs over the life of the related contract. Revenue recognized from guaranteed maintenance contracts totaled $7.8 million and $7.2 million for the year-to-date period ended June 30, 2020 and 2019, respectively. The Company also records service revenue from warranty contracts whereby the Company performs service on behalf of the Original Equipment Manufacturer (“OEM”) or third-party warranty provider.

Rental equipment sales: The Company also sells rental equipment from our rental fleet, these sales are recognized at the time of delivery to, or pick-up by, the customer, which is when the customer obtains control of the promised good. In some cases, certain rental agreements contain a rental purchase option, whereby the customer has an option to purchase the rented equipment during the term of the rental agreement. Revenues from the sale of rental equipment are recognized at the time the rental purchase option agreement has been approved and signed by both parties, as the equipment is already in the customer’s possession under the previous rental agreement, and therefore control has been transferred as title has been transferred.

Contract costs

The Company does not recognize assets associated with the incremental costs of obtaining a contract with a customer that the Company expects to recover (for example, a sales commission). Most of the Company’s revenue is recognized at a point in time or over a period of one year or less, and the Company has used the practical expedient that allows it to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the Company otherwise would have recognized is one year or less. The amount of the costs associated with the revenue recognized over a period of greater than one year is insignificant.

Receivables and contract assets and liabilities

The Company has contract assets associated with contracts with customers. Contracts with customers do not generally result in material amounts billed to customers in excess of recognizable revenue. Deferred revenue associated with service contracts represents the unearned portion of revenue related to guaranteed maintenance contracts for customers covering equipment purchased. These amounts are recognized based on an estimated rate at which the services are provided over the life of the contract.

Payment terms

The Company’s revenues do not include material amounts of variable consideration under Topic 606. Payment terms may vary by the type of customer, location, and the type of products or services offered. The time between invoicing and when payment is due is not significant, and contracts do not generally include a significant financing component. Contracts with customers do not generally result in significant obligations associated with returns, refunds or warranties.

Contract estimates and judgments

The Company’s revenues accounted for under Topic 606 generally do not require significant estimates or judgments as the transaction price is generally fixed and clearly stated in the customer contracts. Contracts generally do not include multiple performance obligations, and accordingly do not require estimates of the standalone selling price for each performance obligation. Substantially all of the Company’s revenues are recognized at a point in time and the timing of the satisfaction of the applicable performance obligations is readily determinable. The Company’s revenues under Topic 606 are generally recognized at the time of delivery to, or pick-up by, the customer.

NOTE 4 — RELATED PARTY TRANSACTIONS

The Company leases a subset of its operating facilities from three real estate entities related through common ownership. Total rent expense under these lease agreements for both the six months ended June 30, 2020 and June 30, 2019 was $2.4 million and for both the three months ended June 30, 2020 and June 30, 2019 was $1.1 million.

NOTE 5 — INVENTORIES

The components of inventories, net, consisted of the following (amounts in millions):

	June 30,	December 31,
	2020	2019
New equipment	$145.5	$92.8
Used equipment	34.3	25.2
Work in process	3.9	3.3
Parts	33.0	24.8

Gross Inventory	$216.7	$146.1
Accumulated depreciation	(7.2)	(7.0)
Inventory reserve	(2.8)	(1.9)

	$206.7	$137.2

Direct labor of $1.3 million and $1.2 million incurred for open service orders were capitalized and included in work in process at both June 30, 2020 and December 31, 2019. The remaining work in process balances as of June 30, 2020 and December 31, 2019 primarily represent parts applied to open service orders.

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment, net, consisted of the following (amounts in millions):

	June 30,	December 31,
	2020	2019
Rental fleet	$377.7	$285.1
Equipment and leasehold improvements:
Machinery and equipment	4.5	3.4
Autos and trucks	6.1	4.6
Leasehold improvements	8.2	7.0
Office equipment	2.5	2.3
Computer equipment	8.2	6.2

Total Cost	$407.2	$308.6
Less: accumulated depreciation and amortization
Rental fleet	(113.1)	(100.0)
Equipment and leasehold improvements	(13.8)	(12.1)

Total accumulated depreciation and amortization	(126.9)	(112.1)

	$280.3	$196.5

Total depreciation and amortization on property and equipment was $28.4 million and $19.2 million for the six months ended June 30, 2020 and 2019 and $14.6 million and $10.1 million for the three months ended June 30, 2020 and 2019, respectively. The Company had assets related to capital leases, which are included in the machinery and equipment balance above. Such assets had gross carrying values totaling $3.9 million and $3.5 million, and accumulated amortization balances totaling $1.9 million and $1.3 million, as of June 30, 2020 and December 31, 2019, respectively. Of the $377.7 million and $285.1 million of gross cost of rental fleet, $16.3 million and $18.4 million were represented by GPO assets as of June 30, 2020 and December 31, 2019, respectively.

NOTE 7 — GOODWILL

The following table summarizes the changes in the carrying amount of goodwill in total and by reportable segment as of June 30, 2020 and December 31, 2019 (amounts in millions):

	Industrial Equipment	Construction Equipment	Total
Balance, December 31, 2019	$4.8	$3.8	$8.6
Additions	8.1	5.0	13.1

Balance, June 30, 2020	$12.9	$8.8	$21.7

See Note 14, Business Combinations for further information.

NOTE 8 — INTANGIBLE ASSETS

The gross carrying amount of intangible assets and accumulated amortization as of June 30, 2020 and December 31, 2019 were as follows (amounts in millions):

	June 30, 2020			December 31, 2019
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	$17.7	$(1.9)	$15.8	$5.4	$(2.8)	$2.6
Non-compete agreements	0.2	—	0.2	0.4	(0.3)	0.1
Tradenames	1.3	(0.2)	1.1	0.7	(0.4)	0.3

Total	$19.2	$(2.1)	$17.1	$6.5	$(3.5)	$3.0

Amortization of intangible assets were $0.6 million and $0.7 million for the three and six months ended June 30, 2020 and $0.0 million and $0.1 million for the three and six months ended June 30, 2019, respectively.

The Company concluded there was no triggering event that constitutes the need to perform a finite-lived intangible assets for impairment for the period ended June 30, 2020.

NOTE 9 — LINES OF CREDIT AND FLOOR PLANS

Effective February 14, 2020, the Company amended and restated its credit facility with its first lien lender by entering into the Fifth Amended and Restated ABL First Lien Credit Agreement (“Amended and Restated Credit Agreement”) and the facility thereunder, the “ABL Facility”) by and among Alta Equipment Group Inc. and the other credit parties named therein, the lenders named therein, JP Morgan Chase Bank, N.A., as Administrative Agent, and the syndication agents and documentation agent named therein.

In connection with the Amended and Restated Credit Agreement, the Company amended and restated its floor plan facility with its first lien lender by entering into the Fifth Amended and Restated Floor Plan First Lien Credit Agreement (“Floor Plan Credit Agreement” and the facility thereunder, the “Floor Plan Facility”) by and among Alta Equipment Group Inc. and the other credit parties named therein, the lender JP Morgan Chase Bank, N.A., as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

The Amended and Restated Credit Agreement, among other things, (i) moved the $85 million floor plan financing facility of the Fourth Amended and Restated First Lien Credit Agreement out of syndication and into the Floor Plan Credit Agreement, (ii) increased the total aggregate amount of indebtedness of all floor plans from $220 million to $225 million, (iii) increased the revolving line of credit borrowing capacity from $110 million to $300 million, and (iv) modified certain financial covenants.

The Floor Plan Credit Agreement, among other things, (i) modified the floor plan financing facility with its first lien lender from $85 million to $40 million, and (ii) modified certain financial covenants.

Line of Credit and Floor Plan — First Lien Lender

The Company has an ABL Facility with its first lien holder with advances on the line being supported by eligible accounts receivable, parts, and otherwise unencumbered new and used equipment inventory and rental equipment. The ABL Facility has a maximum borrowing capacity of $300 million and interest cost is the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or the CB Floating Rate, depending on the borrowing. As of June 30, 2020, the Company had an outstanding ABL Facility balance of $110.8 million, excluding unamortized debt issuance costs. The effective interest rate was 2.0% at June 30, 2020.

The Company has Floor Plan Facility with its first lien lender to finance new and used inventory and rental fleet equipment. This Floor Plan Facility has a maximum borrowing capacity of $40 million. The interest cost for the first lien lender floor plan facility is LIBOR plus an applicable margin. The effective interest rate at June 30, 2020 was 2.9%. The floor plan is collateralized by substantially all assets of the Company. As of June 30, 2020, the Company had an outstanding balance on their first lien lender floor plan facility of $29.0 million, excluding unamortized debt issuance costs.

In relation to information regarding to our former line of credit and floor plans as of December 31, 2019, please refer to the “Lines of Credit and Floor Plans” footnote in our Registration Statement on Form S-1, filed with the SEC on March 25, 2020.

Original Equipment Manufacturer (“OEM”) Captive Lenders and Suppliers’ Floor Plans

The Company has floor plan financing facilities with several OEM captive lenders and suppliers for new and used inventory and rental equipment, each with borrowing capacities ranging from $10 million to $82.0 million. Primarily, the Company utilizes the facilities for purchases of new equipment inventories. Certain floor plans provide for a five to twelve-month interest only or deferred payment periods. In addition, certain floor plans provide for interest and principal free terms at the suppliers’ discretion. The Company routinely sells equipment that is financed under OEM captive lender floor plans prior to the original maturity date of the financing agreement. When this occurs, the related OEM captive lender floor plan payable becomes due to be paid at the time the equipment being financed is sold.

With the recent acquisitions, the Company’s floor plan financing facilities with its OEM capital lenders and suppliers were amended to include the new locations and new entities. The floor plan financing facilities are secured by the equipment being financed, and contain operating company guarantees. The interest is LIBOR plus an applicable margin. The effective rates, excluding the favorable effect of interest-subsidies, as of June 30, 2020 ranged from 3.1% to 4.2%. As of June 30, 2020, the Company had an outstanding balance on these floor plans of $136.1 million.

The total aggregate amount of indebtedness related to floor plan financing activities (including the first lien lender floor plan) facility cannot exceed $225.0 million at any time. Total borrowings related to floorplan financing as of June 30, 2020 was $165.1 million excluding unamortized debt issuance costs. For the six months ended and three months ended June 30, 2020 the Company recognized interest expense associated with new equipment financed under its floor plan facilities of $1.3 million and $0.3 million.

Maximum borrowings under the floor plans and ABL Facility are limited to $525 million. The total amount outstanding as of June 30, 2020 was $275.9 million, exclusive of debt issuance and deferred financings costs of $1.6 million.

NOTE 10 — LONG-TERM DEBT

In connection with the reverse recapitalization, the Company entered into a new Note Purchase Agreement (the “Term Loan”) dated as of February 3, 2020, for the purposes of, among other things, (i) financing the reverse recapitalization, (ii) financing the acquisitions of Flagler and Liftech; and (iii) providing for the repayment and refinance of a portion of the Company’s prior existing debt.

Notes Payable — Senior Lien Holder

On December 27, 2017, the Company entered into a Note Purchase Agreement (the “Prior Note Purchase Agreement”) with a lender with an initial note commitment of $40 million, plus an additional delayed draw note commitment of $20 million. On April 31, 2018 and July 31, 2018, the Company borrowed $3.5 million and $5 million, respectively, against the $20 million delayed draw commitment. On May 1, 2019, the Company borrowed an additional $11.5 million against the $20 million delayed draw commitment. The notes were subject to payment-in-kind (PIK) interest at 10% on any unpaid principal amount from the date of issue through repayment, with all PIK interest added to the outstanding principal. The balance at December 31, 2019 included the initial note commitment of $40 million and delayed draws totaling $20 million, plus PIK interest of approximately $11.2 million, accrued from the initial funding date through the end of the year. The note was secured by a second priority lien on substantially all of the assets of the Company, including a pledge of equity interests, and were to mature on June 27, 2023. In connection with the December 27, 2017 note, warrants were issued enabling the purchase of 25% of the common units outstanding on a fully diluted basis at $0.01 per warrant unit.

On February 14, 2020, in connection with the reverse recapitalization and in conjunction with entering into the Amended and Restated Credit Agreement and Term Loan, the Company repaid this note payable in full, completely discharging the Company of any obligations to the lender.

Subordinated Debt

On December 27, 2017, the Company entered into notes payable to former shareholders of Alta Equipment Company, Inc., the Company’s former parent Company. The notes were unsecured, were subject to interest at 5%, with rights subordinated to the first lien lender and second lien lender. During the term of the notes, the Company paid holders’ semi-annual installments of accrued interest but maintained the option to capitalize such accrued interest amounts into the principal sum of each note. The notes were to mature December 2027.

On February 14, 2020, in connection with the reverse recapitalization, and in conjunction with entering into the Amended and Restated Credit Agreement and Term Loan, the Company repaid in full the subordinated debt to the former shareholders of Alta Equipment Company and terminated all commitments and discharged all guarantees related to those agreements. As of June 30, 2020, the Company has no subordinated debt on its Consolidated Balance Sheet.

Term Loan

On February 14, 2020, the Company entered into a Note Purchase Agreement which comprised of a term loan in an aggregate principal amount of $155.0 million with its second priority lien lender through syndication, with an initial maturity date of August 2025. In connection with the new Term Loan, the Company retired the Prior Note Purchase Agreement. The term loan is payable, at the lender’s option, in quarterly installments of $1.9 million plus interest at LIBOR plus 8%. As of June 30, 2020, the effective interest rate was 9.8%. The Term loan is collateralized by substantially all assets of the Company.

As of June 30, 2020, outstanding borrowings under the term loan were $145.7 million, which included $7.4 million deferred financing costs and original issue discounts.

Notes Payable — OEM Captive Lender

On May 9, 2014, the Company entered into a Master Note Agreement with an OEM captive lender. These notes were payable in monthly installments, with interest ranging from 3.29% to 4.99%. The notes were secured by the specific assets financed and were to mature at various dates through October 2024.

On February 14, 2020, in connection with the reverse recapitalization, the Company repaid in full the balance of the notes payable to the OEM captive lender. As of June 30, 2020, there were no notes payable to an OEM captive lender on our Consolidated Balance Sheet.

Extinguishment of Debt

In accordance with ASC Topic No. 470-50, “Debt — Modifications and Extinguishments” (Topic No. 470), the transactions noted above were determined to be an extinguishment of the existing debt and an issuance of new debt. As a result, the Company recorded a loss on the extinguishment of debt in the amount of $7.6 million in the line item “Loss on Extinguishment of Debt” in its Consolidated Statements of Operations. Of the $7.6 million loss on the extinguishment of debt, $3.9 million represented early call premiums that the Company paid to the holders of its Senior Lien Notes and OEM Captive Lender as a result of repurchasing both notes prior to their maturity. The remaining balance represented the write off of deferred financing fees related to the extinguishment of these debt facilities.

The Company’s long-term debt consists of the following (amounts in millions):

	June 30,	December 31,
	2020	2019
Term Loan	$153.1	$—
Senior lien holder	—	71.2
OEM captive lender	—	14.8
Subordinated debt	—	6.7
First lien lender — term loan	—	4.3

Subtotal	$153.1	$97.0
Unamortized debt issuance costs	(2.2)	(2.5)
Debt discount	(5.2)	(0.9)

Total debt	$145.7	$93.6
Less: Current maturities of long-term debt, net	(7.8)	(7.1)

Long-term debt, net	$137.9	$86.5

As of June 30, 2020, the Company was in compliance with the financial covenants set forth in its debt agreements.

Promissory Note

On June 12, 2020, the Company acquired PeakLogix. As part of this acquisition agreement, the Company incurred a $1.0 million unsecured one-year promissory note at an interest rate of 6.0% on the unpaid principal sum. Due to the short-term nature of the note, this liability was included in “Other current liabilities” on the Consolidated Balance Sheet as of June 30, 2020.

NOTE 11 — CONTINGENCIES

Guarantees

As of June 30, 2020, and December 31, 2019, the Company was party to certain contracts in which it guarantees the performance of agreements between various third-party financial institutions. The terms of the guarantees range from three to five years. In the event of a default by a third-party lessee, the Company would be required to pay all or a portion of the remaining unpaid obligations as specified in the contract. The estimated exposure related to these guarantees was $2.5 million and $3.3 million at June 30, 2020 and December 31, 2019, respectively. It is anticipated that the third parties will have the ability to repay the debt without the Company having to honor the guarantee; therefore, no amount has been accrued on the Consolidated Balance Sheets at June 30, 2020 and December 31, 2019.

Legal Proceedings

During the six months ended June 30, 2020 and June 30, 2019, various claims and lawsuits, incidental to the ordinary course of business, were pending against the Company. In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on the Company’s consolidated financial statements.

NOTE 12 — INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates in effect for the year in which the difference is expected to reverse. Additionally, the impact of changes in the tax rates and laws on deferred taxes, if any, is reflected in the financial statement in the period of enactment. The deferred tax liabilities and assets for the Company represent the difference between the financial statement and tax basis of the partnership interest in Alta Enterprises, LLC. As such, the Company is using the single line item approach.

The income tax benefit for the three and six months ended June 30, 2020 and 2019 consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Federal taxes-current	$—	$—	$—	$—
Federal taxes-deferred	0.4	—	1.2	—
State taxes-current	—	—	—	—
State taxes-deferred	—	—	0.3	—

	$0.4	$—	$1.5	$—

The Company recorded an income tax benefit of $0.4 million and $0 for the three months ended June 30, 2020 and 2019, income tax benefit of $1.5 million and $0 for the six months ended June 30, 2020 and 2019 respectively. For the period ended June 30, 2019, the Company was not in existence and therefore does not have a comparable period. The income tax benefit covers the period starting with the reverse recapitalization on February 14, 2020 through the period ended June 30, 2020. The income tax results from the period January 1, 2020 through the day prior to the reverse recapitalization will be recognized by the predecessor. The income tax benefit of $0.4 million and $1.5 for the three months and six months ended June 30, 2020, respectively, was primarily driven by the level of pre-tax loss of $6.8 million for the period from February 14, 2020 to June 30, 2020. The effective income tax rate for the period from February 14, 2020 to June 30, 2020 of 22.7% was affected by non-deductible expenses and state income taxes.

As of June 30, 2020, the Company had $17.4 million of net deferred tax liabilities. As discussed above, this represents the GAAP to tax difference in the basis of the underlying partnership, Alta Enterprises, LLC. This basis difference mirrors the GAAP to tax differences within the partnership, which primarily relate to property and equipment assets and other temporary items where the tax basis differs from the GAAP carrying amounts.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, includes various income and payroll tax provisions, modifications to federal net operating loss rules, business interest deduction limitations, and bonus depreciation eligibility for qualified improvement property. At this time, we plan to take advantage of both the payroll tax deferral and the employee retention credit. We are currently evaluating the full impact of these provisions and recent IRS guidance, but note that any portion of accrued payroll tax not paid out by December 31, 2020 may not be deductible for income tax purposes in 2020. Further evaluation is required to determine the current year impact. With regard to the Employee Retention Credit, as this only impacts payroll taxes which are recorded in pre-tax income, there would be no impact on the income tax provision.

NOTE 13 — FAIR VALUE INSTRUMENTS

The carrying value of financial instruments reported in the accompanying Consolidated Balance Sheets for cash, accounts receivable, accounts payable and accrued expenses payable and other liabilities approximate fair value due to the immediate or short-term nature or maturity of these financial instruments. Based upon current borrowing rates with similar maturities, which are Level 2 fair value inputs, the carrying value of lines of credit, long-term debt, and the guaranteed purchase obligations approximates the fair value as of June 30, 2020 and December 31, 2019.

The following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis:

The Company granted warrants to purchase 33,333.33 shares of common units in connection with the stock purchase and redemption that occurred on December 27, 2017. The warrants had an exercise price of $0.01 and included a conditional put option, allowing the holder to require the Company to purchase the outstanding warrants, via a settlement upon the following events: (1) upon 75% repayment of senior indebtedness, (2) change in control from a sale transaction, and (3) the maturity of the related debt, which required the Company to settle the warrants in cash. The warrants were to expire December 27, 2027. The warrants also included a limited call right, where in the event of a sale transaction, the Company had the right to redeem, in cash, all the warrants simultaneously at the per common share price equal to the price set for the sale transaction.

On February 14, 2020, the Company consummated its reverse recapitalization.

The Company recorded the warrants issued based on the fair value at the date of grant and re-measured at each balance sheet date. The fair value of warrants classified as liabilities at the date of grant was estimated using a market approach. The market-based approach valuation methodology was primarily a using participants in the industry of industrial and heavy-equipment retailing, wholesaling, and rental. A range of multiples was established taking company-specific risks into consideration and applied to Alta’s reported EBITDA to derive an implied enterprise value. To derive equity value, interest-bearing debt was removed.

The preceding methods described produced a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believed its valuation methods to be appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could have resulted in a different fair value measurement at the reporting date.

The Company redeemed all the warrants outstanding upon closing of the reverse recapitalization on February 14, 2020 and as of June 30, 2020, there were no warrant liabilities on the Consolidated Balance Sheet.

PeakLogix

The purchase agreement for the PeakLogix acquisition provides for earn-out payments of a minimum of $2.0 million up to $3.7 million which can be earned through June 30, 2025 based on meeting certain financial targets. The initial earn-out liability was recorded at net present value based on a probability weighted range of outcomes analysis. This analysis considered the earn-out payment thresholds, the minimum and maximum range of earn-out payments per the agreement and the expected future cash flows of PeakLogix. The earn-out will be remeasured at each balance sheet date using this approach and any resulting increase or decrease will be reflected in the income statement. Going forward, volatility in the amount of PeakLogix’s actual results and forecasted scenarios could impact the fair value of this contingent consideration.

The contingent consideration liability represents the fair value of the future earn-out liability that the Company may be required to pay in conjunction with the acquisition of PeakLogix.

The following table sets forth, by level of hierarchy, the provisional fair value of contingent liability for the earn-out consideration at net present value as of June 30, 2020, which was presented in “Other liabilities” on the Consolidated Balance Sheet:

	June 30, 2020
	Level 1	Level 2	Level 3
Liabilities: Contingent consideration	$—	$—	$2.3

NOTE 14 — BUSINESS COMBINATIONS

PeakLogix

On June 12, 2020, the Company acquired all the assets of PeakLogix for a total purchase cash consideration of $5.7 million, which was paid out of available funds. Additional consideration includes $1.0 million in an unsecured one-year promissory note at 6% and earn-out payment of a minimum $2.0 million up to a cap of $3.7 million to be paid out to former owners based on meeting certain financial targets through-out 5-year earn-out period. In connection with the purchase, PeakLogix LLC was created.

The estimated fair values of assets acquired, and liabilities assumed are provisional and are based on the information that was available as of the balance sheet date. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practical but no later than one year from the acquisition date. The Company expects the goodwill recognized to be 100% deductible for income tax purposes.

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Cash	$3.0
Accounts Receivable	4.6
Inventory	0.4
Other assets	0.2
Property and equipment	0.2
Goodwill	6.1

Total Assets	$14.5

Accounts payable	(1.5)
Accrued expenses	(0.1)
Other current liabilities	(3.9)

Total Liabilities	$(5.5)

Net Assets Acquired	$9.0

Assets acquired net of cash	$6.0

The following table summarizes the components of the purchase price at 6/12/2020:

Cash consideration paid	$5.7
Promissory Note	1.0
Earn-out liability	2.3

Total purchase price	$9.0

Flagler

On February 14, 2020, in connection with the reverse recapitalization, the Company consummated its acquisition of Flagler for a total purchase price of $75.8 million, which was paid out of funds from the closing of the reverse recapitalization.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the fair value of the assets acquired, and liabilities assumed have been recorded at the acquisition date of acquisition in our consolidated financial statements and may be subject to adjustment pending completion of final valuation.

The fair value of accounts receivable was determined based on the acquisition date net book value and an evaluation of amounts deemed recoverable through subsequent collection. The fair value of inventory and property, plant, and equipment were estimated to approximate their respective acquisition date net book values.

The Company expects the goodwill recognized to be 100% deductible for income tax purposes. Costs and expenses related to the acquisition have been expensed as incurred in operating expenses.

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Cash	$0.4
Accounts Receivable	15.1
Inventory	37.5
Prepaid and other assets	0.5
Property and equipment	50.7
Intangible Assets	14.0
Goodwill	5.0

Total Assets	$123.2

Floor plan payable	(29.0)
Accounts payable	(14.0)
Accrued expenses	(4.1)
Other liabilities	(0.3)
Total Liabilities	$(47.4)

Net Assets Acquired	$75.8

Assets acquired net of cash	$75.4

It should be further noted that, upon the acquisition’s close, the Company established additional floorplan borrowings for new equipment on its Floor Plan Facility with its first lien lender in the amount of $1.2 million.

Liftech

On February 14, 2020, in connection with the reverse recapitalization, the Company consummated its acquisition of Liftech for a total purchase price of $18.4 million adjusted for the $1.5 million working capital, which was paid out of funds from the closing of the reverse recapitalization. The $1.5 million working capital will be settled in the third quarter of 2020.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the fair value of the assets acquired, and liabilities assumed have been recorded at the acquisition date in our consolidated financial statements and may be subject to adjustment pending completion of final valuation.

The fair value of accounts receivable was determined based on the acquisition date net book value and an evaluation of amounts deemed recoverable through subsequent collection. The fair value of inventory and property, plant, and equipment were estimated to approximate their respective acquisition date net book values.

The Company expects the goodwill recognized to be 100% deductible for income tax purposes. Costs and expenses related to the acquisition have been expensed as incurred in operating expenses.

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Accounts receivable	$4.4
Inventory	9.6
Other current & non-current assets	1.0
Property, plant, and equipment	5.9
Intangible Assets	0.7
Goodwill	2.0

Total Assets	$23.6

Floor plan payable	(3.5)
Accounts payable and accrued expenses	(1.6)
Other liabilities	(0.1)

Total Liabilities	$(5.2)

Net Assets Acquired	$18.4

It should be further noted that, upon the acquisition’s close, the Company established additional floorplan borrowings for new equipment on its Floor Plan Facility with its first lien lender in the amount of $2.5 million.

Northland Industrial Truck Co., Inc.

On May 1, 2019, the Company purchased the assets of Northland Industrial Truck Co., Inc., or NITCO, for a total purchase price of $65.6 million. In connection with the purchase, NITCO, LLC was created.

The goodwill of $1.0 million arising from the acquisition consists largely of an assembled workforce and is expected to be deductible for income tax purposes. The total balance of goodwill was allocated to the Industrial Equipment segment.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets and liabilities assumed are recorded at the date of acquisition at their respective fair values.

The fair value of accounts receivable was determined based on the acquisition date net book value and an evaluation of amounts deemed recoverable through subsequent collection. The fair value of inventory and property, plant, and equipment were estimated to approximate their respective acquisition date net book values.

The following table summarizes the net assets acquired from the acquisition (amounts in millions):

Accounts receivable	$13.9
Other current & non-current assets	0.5
Inventory	35.7
Guaranteed purchase obligation asset	9.7
Property, plant, and equipment	18.8
Identifiable intangible assets	3.3
Goodwill	1.0

Total Assets	$82.9

Accounts payable	(5.2)
Guaranteed purchase obligation liability	(9.7)
Capital lease obligations	(1.3)
Other liabilities	(1.1)

Total Liabilities	$(17.3)

Net Assets Acquired	$65.6

Pro forma financial information

The Company completed the Flagler acquisition on February 14, 2020. Therefore, operating results of Flagler are included in the Company’s Consolidated Statement of Operations from February 14, 2020. Pursuant to ASC 805, pro forma disclosures should be reported whenever the year or interim period of the acquisition is presented. Since the Flagler acquisition was completed in the period ended March 31, 2020, the pro forma information below gives effect to the Flagler acquisition as if the acquisition occurred on January 1, 2020.

	6 Months ended June 30, 2020
	The Company	Flagler	Total
Total revenues	$372.6	$25.8	$398.4
Net (loss) income	$(21.1)	$(0.1)	$(21.2)

Pro forma financial information

The Company completed the NITCO acquisition on May 1, 2019. Therefore, operating results of NITCO are included in the Company’s Consolidated Statement of Operations from May 1, 2019. Pursuant to ASC 805, pro forma disclosures should be reported whenever the year or interim period of the acquisition is presented. Since the NITCO acquisition was completed in the period ended December 31, 2019, the pro forma information below gives effect to the NITCO acquisition as if the acquisition occurred on January 1, 2019.

The Company, for this presentation, prorated NITCO pro forma financial information presented in our Registration Statement on Form S-1, filed with the SEC on March 25, 2020.

	6 Months ended June 30, 2019				3 Months ended June 30, 2019
	The Company	NITCO	Flagler	Total	The Company	NITCO	Flagler	Total
Total revenues	$238.2	$45.2	$91.4	$374.8	$135.9	$11.5	$49.6	$197.0
Net (loss) income	$(2.2)	$1.0	$(1.4)	$(2.6)	$0.4	$(0.2)	$(1.5)	$(1.3)

The Liftech and PeakLogix acquisitions were not deemed material for proforma financial information disclosure.

NOTE 15 — SEGMENTS

The Company has two reportable segments: Industrial Equipment and Construction Equipment. The Company’s segments are determined based on management structure, which is organized based on types of products sold, as described in the following paragraph. The operating results for each segment are reported separately to the Company’s Chief Executive Officer to make decisions regarding the allocation of resources, to assess the Company’s operating performance and to make strategic decisions.

The Industrial Equipment segment is principally engaged in operations related to the sale, service, and rental of lift trucks in Michigan, Illinois, Indiana and New York, as well as parts of the northeastern United States. As of June 12, 2020, the Industrial Equipment segment also includes PeakLogix. The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in Michigan, Illinois and Florida.

The Construction Equipment segment is principally engaged in operations related to the sale, service, and rental of construction equipment in Michigan and Illinois.

The Company retains various unallocated expense items at the general corporate level, which the Company refers to as “Corporate” in the table below. Corporate holds corporate debt and has minor activity all together. During the first quarter 0f 2020, Corporate incurred $7.6 million in debt extinguishment fees, $7.6 million in transaction costs and other expenses associated with the reverse recapitalization. During the second quarter of 2020, Corporate primarily incurred expenses associated with consulting and legal fees, acquisition costs and interest expense.

The following table presents the Company’s results of operations by reportable segment for the six months ended June 30, 2020 (amounts in millions):

	Industrial Equipment	Construction Equipment	Corporate	Total
New and used equipment sales	$94.0	$83.3	$—	$177.3
Parts sales	27.0	29.8	—	56.8
Service revenue	38.4	20.2	—	58.6
Rental revenue	22.0	29.2	—	51.2
Rental equipment sales	8.3	20.4	—	28.7

Total revenue	$189.7	$182.9	$—	$372.6
Interest expense	2.9	5.1	3.6	11.6
Depreciation and amortization	10.6	20.0	—	30.6
Net income (loss)	$5.1	$(6.2)	$(20.0)	$(21.1)

The following table presents the Company’s results of operations by reportable segment for the three months ended June 30, 2020 (amounts in millions):

	Industrial Equipment	Construction Equipment	Corporate	Total
New and used equipment sales	$51.7	$43.4	$—	$95.1
Parts sales	12.0	16.1	—	28.1
Service revenue	17.8	10.6	—	28.4
Rental revenue	10.5	15.5	—	26.0
Rental equipment sales	3.1	11.4	—	14.5

Total revenue	$95.1	$97.0	$—	$192.1
Interest expense	1.4	2.7	1.6	5.7
Depreciation and amortization	5.4	11.3	—	16.7
Net income (loss)	$3.6	$(3.8)	(3.9)	$(4.1)

The following table presents the Company’s results of operations by reportable segment for the six months ended June 30, 2019 (amounts in millions):

	Industrial Equipment	Construction Equipment	Corporate	Total
New and used equipment sales	$56.8	$49.2	$—	$106.0
Parts sales	21.4	15.7	—	37.1
Service revenue	28.2	11.7	—	39.9
Rental revenue	14.9	24.2	—	39.1
Rental equipment sales	1.8	14.3	—	16.1

Total revenue	$123.1	$115.1	$—	$238.2
Interest expense	2.0	3.9	3.6	9.5
Depreciation and amortization	6.7	13.8	—	20.5
Net income (loss)	$3.1	$(0.9)	$(4.4)	$(2.2)

The following table presents the Company’s results of operations by reportable segment for the three months ended June 30, 2019 (amounts in millions):

	Industrial Equipment	Construction Equipment	Corporate	Total
New and used equipment sales	$35.3	$25.9	$—	$61.2
Parts sales	12.4	8.2	—	20.6
Service revenue	16.4	6.3	—	22.7
Rental revenue	9.0	13.1	—	22.1
Rental equipment sales	1.8	7.5	—	9.3

Total revenue	$74.9	$61.0	$—	$135.9
Interest expense	1.1	1.9	2.0	5.0
Depreciation and amortization	4.0	7.4	—	11.4
Net income (loss)	$2.4	$0.4	(2.4)	$0.4

The following table presents the Company’s identified assets by reportable segment for the period ending June 30, 2020 and December 31, 2019 (amounts in millions):

	June 30, 2020	December 31, 2019
Segment assets:
Industrial equipment	$236.8	$207.5
Construction equipment	414.8	246.0
Corporate	12.7	0.7

Total assets	$664.3	$454.2

NOTE 16 — SUBSEQUENT EVENTS

On July 1, 2020, the Company closed its acquisition of Hilo Equipment & Services, distributor of material handling equipment with three branches in the New York City metro area. Under the terms of the agreement, the purchase price at close was $17.3 million in cash and potential earn out payments tied to post closing performance of the Hilo business.

On July 31, 2020, the Company announced its entry into a definitive agreement to acquire Martin Implement Sales, Inc., a privately held premium distributor of construction and agricultural equipment in the greater Chicago area. The acquisition is expected to close during the third quarter of 2020.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to be Paid
SEC registration fee	$
FINRA fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

•	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

The Registrant’s certificate of incorporation provides for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Founder Shares and Subscription Agreements

In connection with our initial formation in 2012, a wholly-owned subsidiary of B. Riley Financial which is the parent of our Sponsor was issued all of our outstanding equity. On November 19, 2018, prior to the consummation of the IPO, we conducted a 1:3,593,750 stock split and reclassification of our common stock, resulting in our sole stockholder owning 3,593,750 founder shares. On March 12, 2019, 20,000 founder shares were transferred to each of Patrick J. Bartels, Jr., James L. Kempner, Timothy M. Presutti and Robert Suss, our then-independent directors, at their par value, and on April 4, 2019, the remaining 3,513,750 founder shares were contributed to our Sponsor. The number of founder shares outstanding was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after the IPO. Up to 468,750 founder shares were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised so that our initial stockholders would maintain ownership of founder shares representing 20% of our common stock after the IPO excluding the private placement shares underlying the private placement units. As the underwriters exercised their over-allotment option in full, such shares were not forfeited.

The initial stockholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of one year after the completion of a business combination or earlier if, subsequent to a business combination, (i) the last reported closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (ii) the date on which we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, subject to certain limited exceptions.

In connection with our entry into the subscription agreements with the PIPE investors, the Sponsor forfeited 178,947 founder shares to us for cancellation upon consummation of the business combination. Upon the consummation of the business combination, the Sponsor forfeited an additional 1,470,855 founder shares to us for cancellation.

Two affiliates of B. Riley Financial, BRCPOF and BRPI, are PIPE investors and purchased $6,850,000 and $1,000,000, respectively, of our shares of common stock at a price of $10.00 per share, or 685,000 and 100,000 shares, respectively. BRPI did not receive any incentive shares or warrants in respect of its subscription.

Forward Purchase Agreement

At the time of our IPO, we entered into the forward purchase agreement which provided for the purchase, immediately prior to the closing of the business combination, by BRPI, an affiliate of the Sponsor, or its designees of $25,000,000 of our units at a price of $10.00 per unit, or an aggregate of 2,500,000 units, each comprised of one forward purchase share and one-half of one forward purchase warrant. In connection with the closing of the business combination and the subscription agreements with the PIPE investors, BRPI or its designees transferred 1,275,000 forward purchase warrants to us for no consideration.

Howell Acquisition

We issued 650,000 shares of our common stock to the selling securityholders in connection with the closing of the Howell Acquisition. The shares were issued in reliance on Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

2.1	Merger Agreement, dated as of December 12, 2019, by and among B. Riley Principal Merger Corp., BR Canyon Merger Sub Corp., Alta Equipment Holdings, Inc. and Ryan Greenawalt (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 13, 2019).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-A (File No. 001-38864) filed by the Company on February 14, 2020).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form 8-A (File No. 001-38864) filed by the Company on February 14, 2020).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Form 8-A (File No. 001- 38864) filed by the Company on February 14, 2020).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Form 8-A (File No. 001-38864) filed by the Company on February 14, 2020).

4.3	Warrant Agreement, dated April 8, 2019, between the B. Riley Principal Merger Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on April 11, 2019).

5.1	Opinion of Howard & Howard Attorneys PLLC

10.1	Fifth Amended and Restated ABL First Lien Credit Agreement, dated February 3, 2020, among the B. Riley Principal Merger Corp., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 4, 2020).

10.2	Note Purchase Agreement, dated February 3, 2020, among B. Riley Principal Merger Corp., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, the purchasers party thereto, and U.S. Bank National Association, as Administrative Agent (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 4, 2020).

10.3	Fifth Amended and Restated Floor Plan First Lien Credit Agreement, dated February 3, 2020, among B. Riley Principal Merger Corp., Alta Equipment Holdings, Inc., Alta Enterprises, LLC, Alta Construction Equipment Illinois, LLC, Alta Heavy Equipment Services, LLC, Alta Industrial Equipment Michigan, LLC, Alta Construction Equipment, L.L.C., Alta Industrial Equipment Company, L.L.C., NITCO, LLC, Alta Construction Equipment Florida, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 4, 2020).

10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on December 13, 2019).

Exhibit No.	Description

10.5	Letter Agreement, dated April 8, 2019, by and among the Company, its officers, its directors and B. Riley Principal Sponsor Co., LLC (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on April 11, 2019).

10.6	Registration Rights Agreement, dated April 8, 2019, by and among the Company, B. Riley Principal Sponsor Co., LLC and the Company’s independent directors (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on April 11, 2019).

10.7	Registration Rights Agreement, dated February 14, 2020, by and among the Company and Ryan Greenawalt, Robert Chiles, Anthony Colucci, Craig Brubaker, Alan Hammersley, Richard Papalia, Paul Ivankovics and Jeremy Cionca (incorporated by reference to Exhibit 10.2 of the Form 8-A (File No. 001- 38864) filed by the Company on February 14, 2020).

10.8	Forward Purchase Agreement, dated April 8, 2019, by and between the Company and B. Riley Principal Investments, LLC (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on April 11, 2019).

10.9	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 14, 2020).

10.10	Amendment to Subscription Agreement, dated February 12, 2020, by and between the Company and B. Riley Principal Investments, LLC (incorporated by reference to Exhibit 10.7 of the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 14, 2020).

10.11	Alta Equipment Group Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Annex C to the Definitive Proxy Statement filed by the Company on January 23, 2020).

10.12	Registration Side Letter — Howell Share Consideration

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K (File No. 001-38864) filed by the Company on February 14, 2020).

23.1	Consent of UHY LLP

23.2	Consent of George Johnson & Company

23.3	Consent of Marcum LLP

23.4	Consent of O’Connor & Drew, P.C.

23.5	Consent of Grant Thornton LLP

23.6	Consent of Howard & Howard Attorneys PLLC (included in Exhibit 5.1 to the Registration Statement).

24.1	Powers of Attorney (included on the signature page of the Registration Statement).

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

(b)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(a)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livonia, State of Michigan, on October 26, 2020.

ALTA EQUIPMENT GROUP INC.

By:	/s/ Ryan Greenawalt

Name:	Ryan Greenawalt
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ryan Greenawalt, Anthony Colucci and each of them, as his true and lawful attorney in fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

/s/ Ryan Greenawalt Ryan Greenawalt	Chief Executive Officer and Director (principal executive officer)	October 26, 2020

/s/ Anthony Colucci Anthony Colucci	Chief Financial Officer (principal financial officer and principal accounting officer)	October 26, 2020

/s/ Zachary Savas Zachary Savas	Director	October 26, 2020

/s/ Daniel Shribman Daniel Shribman	Director	October 26, 2020

/s/ Andrew Studdert Andrew Studdert	Director	October 26, 2020

/s/ Katherine White Katherine White	Director	October 26, 2020